As filed with the Securities and Exchange Commission on January 16, 2007.

Registration No___________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADVANCED BIOENERGY, LLC

(Name of Registrant Specified in Its Charter)

Delaware	2860	20-2281511
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Address and telephone number of Principal Executive Offices)

Revis L. Stephenson III

Chairman and Chief Executive Officer

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David M. Vander Haar	Kirstin P. Salzman
Peter J. Ekberg	Jeff P. Bennett
Jonathan R. Zimmerman	Blackwell Sanders Peper Martin LLP
Faegre & Benson LLP	4801 Main Street
2200 Wells Fargo Center	Suite 1000
90 South Seventh Street	Kansas City, Missouri 64112
Minneapolis, Minnesota 55402-3901	Phone: (816) 983-8316
Phone: (612) 766-7000	Fax: (816) 983-8080
Fax: (612) 766-1600

Approximate Date of Commencement of Proposed Sale to the Public:

As soon as practicable after the effective date of this registration statement and all other conditions to the transaction described herein have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Units to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Membership Units	1,228,547	Not applicable	$11,051,205(2)	$1,182

(1)                                  Determined pursuant to Section 6(b) of the Securities Act of 1933.

(2)                                  Computed in accordance with Rule 457(f) under the Securities Act of 1933, based upon the book value of Heartland Producer, LLC’s interests in Heartland Grain Fuels, L.P. as of September 30, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall have filed a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

of

Advanced BioEnergy, LLC

1,228,547 Limited Liability Company Membership Units

Advanced BioEnergy, LLC (“ABE”), HGF Acquisition, LLC, a wholly-owned subsidiary of ABE (“HGF Acquisition”), Heartland Grain Fuels, L.P. (“HGF”), Dakota Fuels, Inc. (“DF”), Heartland Producers, LLC (“HP”), South Dakota Wheat Growers Association (“SDWG”), and Aventine Renewable Energy, Inc. (“Aventine”) have agreed to the combination of HGF with ABE (the “Combination”), pursuant to the terms and conditions of the Partnership Interest and Stock Purchase Agreement by and among ABE, HGF Acquisition, HGF, HP, SDWG and DF dated November 7, 2006 (the “Purchase Agreement”) and a separate Partnership Interest Purchase Agreement by and among ABE, HGF Acquisition, Aventine, HGF, HP, SDWG and DF.  The Combination will be effected in three steps:  In the first step, which closed on November 8, 2006, HGF Acquisition exchanged $7,847,465 in cash and 1,271,452 membership units of ABE (“ABE Units”) for all of the limited partnership interests of HGF (the “HGF Partnership Interests”) owned by SDWG and $218,430 in cash for all of the common stock of DF (“DF Common Stock”) owned by SDWG.  In the second step, which also closed on November 8, 2006, HGF Acquisition exchanged $842,105 in cash and 131,579 ABE Units for all of the HGF Partnership Interests owned by Aventine.  If the HP members approve the HP Transaction (defined below) and all the other conditions to the closing of the HP Transaction set forth in the Purchase Agreement are satisfied, in the third step, HGF Acquisition will exchange $7,584,260 in cash and 1,228,547 ABE Units for all of the HGF Partnership Interests owned by HP , and will exchange $209,864 in cash for all of the DF Common Stock owned by HP, and HP will then distribute substantially all of the consideration received in such transaction to its members (the exchange and distribution are referred to together as the “HP Transaction”).

INFORMATION STATEMENT

of

Heartland Producers, LLC

For a Special Meeting of Members

To Be Held on ____________, 2007

The HP Transaction cannot be completed unless it is approved by the affirmative vote of two-thirds of the HP members voting on the matter regardless of the number of capital units of HP owned by each member.  HP’s Board of Managers has scheduled a special meeting for HP members to vote on the HP Transaction, and other proposals, as follows:

_________________, 2007 __________ a.m., local time ______________ ______________

We are not asking you for a proxy and you are requested not to send us a proxy.

This Prospectus/Information Statement gives you detailed information about the Combination and the HP Transaction.  We encourage you to read this entire Prospectus/Information Statement carefully, including the section titled “Risk Factors” beginning on page 10.

There is no public or other market for the ABE Units.  ABE does not anticipate such a market will develop.

This Prospectus/Information Statement is first being mailed to HP members on or about ________, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the ABE Units to be issued under this Prospectus/Information Statement or determined if this Prospectus/Information Statement is truthful or complete.  Any representation to the contrary is a criminal offense.

Dated _________ ___, 2007

HEARTLAND PRODUCERS, LLC

38469 133rd Street

Aberdeen, South Dakota 57401-8406

____________, 2007

Dear Member:

You are cordially invited to attend a special meeting of members (the “Special Meeting”) of Heartland Producers, LLC (“HP”) which will be held at ______________, on __________,  _____________, ___ 2007, at _____________________.

At the Special Meeting, you will be asked to approve (1) the exchange by HP of its limited partnership interests in Heartland Grain Fuels, L.P. (“HGF”) for $7,584,260 in cash and 1,228,547 membership units of Advanced BioEnergy, LLC (“ABE”) and of its common stock in Dakota Fuels, Inc. (“DF”) for $209,865 in cash pursuant to the terms of the Partnership Interest and Stock Purchase Agreement by and among ABE, HGF Acquisition, LLC, a wholly-owned subsidiary of ABE, HGF, HP, South Dakota Wheat Growers Association and DF dated November 7, 2006 (the “Purchase Agreement”), and (2) the subsequent distribution by HP of substantially all of the consideration received in such transaction to its members (the exchange and distribution are referred to together as the “HP Transaction”).

You will also be asked to approve the dissolution and winding up of HP pursuant to its operating agreement and South Dakota law following the consummation of the HP Transaction (the “HP Dissolution”).  There will be no vote on the HP Dissolution at the Special Meeting if the HP Transaction is not approved.

You will also be asked to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

The HP Transaction will not be completed unless all of the conditions to closing as set forth in the Purchase Agreement are satisfied or waived, including the approval of the HP Transaction by two-thirds of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  Likewise, the HP Dissolution will not be completed unless the HP Transaction is approved and consummated, and the HP Dissolution is approved by the affirmative vote of two-thirds of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  The proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.

The HP Transaction is part of a larger transaction involving the combination of HGF with ABE.  You are encouraged to read and carefully review the entire Prospectus/Information Statement included with this letter for a complete understanding of the entire transaction.

HP’s Board of Managers (the “HP Board”) carefully reviewed and considered the terms and conditions of the HP Transaction and the HP Dissolution.  Based on its review, the HP Board, by unanimous vote, (1) determined that the terms of the HP Transaction and the HP Dissolution are in the best interests of HP and its members and (2) approved the HP Transaction, the HP Dissolution and the transactions contemplated thereby.

The HP Board unanimously recommends that you vote “FOR” the HP Transaction, “FOR” the HP Dissolution, if the HP Transaction is approved, and “FOR” the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

Voting by written ballot on the proposals to be considered at the Special Meeting will not be permitted.  Therefore, if you would like to vote on the proposals, it is important that you attend the Special Meeting.

On behalf of the HP Board, I would like to express my appreciation for your interest in HP and urge you to vote “FOR” the HP Transaction, “FOR” the HP Dissolution if the HP Transaction is approved, and “FOR” the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.  We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ Craig Schaunaman

Craig Schaunaman Chairman, Heartland Producers, LLC Board of Managers

HEARTLAND PRODUCERS, LLC

38469 133rd Street

Aberdeen, South Dakota 57401-8406

NOTICE OF SPECIAL MEETING OF MEMBERS

To Be Held on __________, ____________, 2007

TO THE MEMBERS OF

HEARTLAND PRODUCERS, LLC:

NOTICE IS HEREBY GIVEN that a special meeting of members (the “Special Meeting”) of Heartland Producers, LLC (“HP”) will be held at ___________, on _________, ______________, 2007, at the ______________________for the following purposes:

1.             To approve the exchange of the limited partnership interests of Heartland Grain Fuels, L.P. (“HGF”) and common stock of Dakota Fuels, Inc. (“DF”) owned by HP for an aggregate of $7,794,124 in cash and 1,228,547 membership units of Advanced BioEnergy, LLC (“ABE”) pursuant to the terms and conditions of the Partnership Interest and Stock Purchase Agreement by and among ABE, HGF Acquisition, LLC, a wholly-owned subsidiary of ABE, HGF, HP, South Dakota Wheat Growers Association and DF dated November 7, 2006, and the subsequent distribution by HP of substantially all of the consideration received in such transaction to the members of HP (the exchange and distribution are referred to together as the “HP Transaction”).

2.             To approve the dissolution and winding up of HP pursuant to its operating agreement and South Dakota law following the consummation of the HP Transaction, if the HP Transaction is approved (the “HP Dissolution”).

3.             To adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

All of the above matters are more fully discussed in the accompanying Prospectus/Information Statement, which we urge you to read carefully.  HP is not aware of any other matters that will come before the Special Meeting.

HP’s Board of Managers has fixed the close of business on ______________, 2007 as the record date for the determination of HP members entitled to notice of and vote at the Special Meeting and any adjournment thereof, and only HP members of record at such time will be so entitled to vote on the above matters.  The record books of HP will remain open between the record date and the date of the Special Meeting.

Your vote is very important.  Approval of the HP Transaction and, if the HP Transaction is approved, the HP Dissolution will require the affirmative vote of two-thirds of the HP members voting on each matter, regardless of the number of capital units of HP owned by each member.  Approval of a proposal to adjourn the Special Meeting, if necessary, for the purpose described above requires the affirmative vote of a majority of the HP members voting on the matter, regardless of the number of capital units owned by each member.

Voting by written ballot on the proposals to be considered at the Special Meeting will not be permitted.  Therefore, if you would like to vote on the proposals, it is important that you attend the Special Meeting.

By Order of the Board of Managers, /s/ Jay Kusler Jay Kusler Secretary, Heartland Producers, LLC

Dated: ________________, 2007

Table of Contents

You should rely only on information contained in this Prospectus/Information Statement.  None of HP, HGF or ABE has authorized anyone to provide you with different information.  You should assume that the information contained in this Prospectus/Information Statement is accurate only as of the date on the front page of this Prospectus/Information Statement, regardless of the time of delivery of this Prospectus/Information Statement, the closing of the HP Transaction or the consummation of the HP Dissolution.  ABE’s and HGF’s  business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this Prospectus/Information Statement.

Throughout this Prospectus/Information Statement, we refer to various trademarks, service marks and trade names that are used in the business of ABE or HGF.  Other trademarks and service marks appearing in this Prospectus/Information Statement are the property of their respective holders.

More Information
Summary Relating to the HP Transaction, HP Dissolution and Special Meeting
Risk Factors
Forward-Looking Statements
The Special Meeting
Proposal 1: The HP Transaction
Proposal 2: The HP Dissolution
Proposal 3: The Adjournment of the Special Meeting
The Purchase Agreement
Selected Financial Data for ABE
Selected Financial Data for HGF
Unaudited Pro Forma Consolidated Financial Information
Unit Data for ABE and HGF
Description of ABE’s Business, Properties and Legal Proceedings
Description of HGF’s Business
Management’s Discussion and Analysis or Plan of Operations for ABE
Management’s Discussion and Analysis or Plan of Operations for HGF
Market for ABE Units and Distributions
Market for HGF Partnership Interests and Distributions
Quantitative and Qualitative Disclosures About Market Risk for HGF
Directors and Executive Officers of ABE
Certain Relationships and Related Transactions for ABE
Security Ownership of Certain Beneficial Owners of ABE
Indemnification for Securities Act Liabilities
Description of ABE Units
Summary of the ABE Operating Agreement
Federal Income Tax Consequences of Owning ABE Units
Comparison of the Rights of ABE Members and HGF Partners
Legal Matters
Experts
Transfer Agent
Additional Information
Other Matters
Where You Can Find More Information
Financial Statements

ANNEXES

A	Third Amended and Restated Operating Agreement of Advanced BioEnergy, LLC
B

Partnership Interest and Stock Purchase Agreement dated as of November 7, 2006, by and among Advanced BioEnergy, LLC, HGF Acquisition, LLC, Heartland Grain Fuels, L.P., Heartland Producers, LLC, South Dakota Wheat Growers Association and Dakota Fuels, Inc

C	Annual Report on Form 10-KSB of Advanced BioEnergy, LLC for the fiscal year ended September 30, 2006

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MORE INFORMATION

This Prospectus/Information Statement is accompanied by a copy of the Annual Report on Form 10-KSB (“Form 10-KSB”) of Advanced BioEnergy, LLC (“ABE”) for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission (“SEC”) on December 29, 2006.  The Form 10-KSB is attached hereto as Annex C and includes important business and financial information about ABE.  You should carefully review and consider the information in the Form 10-KSB.

SUMMARY RELATING TO THE HP TRANSACTION, HP DISSOLUTION

AND SPECIAL MEETING

This summary highlights selected information contained in this Prospectus/Information Statement related to the combination (the “Combination”) of HGF with ABE, pursuant to the terms and conditions of the Partnership Interest and Stock Purchase Agreement by and among ABE, HGF Acquisition, LLC, a wholly-owned subsidiary of ABE (“HGF Acquisition”), Heartland Grain Fuels, L.P. (“HGF”), Heartland Producers, LLC (“HP”), South Dakota Wheat Growers Association (“SDWG”), and Dakota Fuels, Inc. (“DF”) dated November 7, 2006 (the “Purchase Agreement”) and pursuant to a separate Purchase Agreement by and among ABE, HGF Acquisition, Aventine Renewable Energy, Inc. (“Aventine”), HGF, HP, SDWG and DF (the “Aventine Purchase Agreement”).  In addition, the summary highlights information in this Prospectus/Information Statement related to the distribution by HP of the cash and membership units of ABE (the “ABE Units”) HP will receive as consideration in exchange for its limited partnership interest in HGF (“HGF Partnership Interest”) and its common shares of DF (“DF Common Stock”) pursuant to the terms of the Purchase Agreement (the exchange and distribution are referred to together as the “HP Transaction”) and the dissolution and winding up of HP pursuant to its operating agreement and South Dakota law following the consummation of the HP Transaction (the “HP Dissolution”).  The summary may not contain all of the information that is important to you.  To understand the Combination, the HP Transaction and the HP Dissolution more completely, you should carefully read this entire Prospectus/Information Statement, including the annexes, and the other documents to which HP refers you.

THE COMPANIES

Advanced BioEnergy, LLC

Formed on January 4, 2005, ABE was, prior to the acquisition of its interest in HGF, a development-stage company engaged in the biofuels business with no prior operating history.  ABE is currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska, known as the Nebraska plant.  ABE also is planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Argos or Rochester, Indiana, known as the Indiana plant, and a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant.  ABE currently owns approximately 53% of the HGF Partnership Interests and owns 51% of the DF Common Stock.  ABE is also considering biofuel opportunities in other locations.  ABE has filed a registration statement with the SEC on Form SB-2 to raise up to $100 million of equity (the “Offering”) to partially fund HGF’s Aberdeen plant expansion, the construction of the Indiana plant, working capital needs, additional planning for the Minnesota plant and expenses of the Offering.  ABE’s principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.  ABE’s telephone number is (866) 794-5424 or (763) 226-2101.   ABE also maintains a corporate office at 137 N. 8th Street, Geneva, Nebraska 68361.  See “Description of Business” in the Form 10-KSB attached hereto as Annex C for more information about ABE.

HGF Acquisition, LLC

HGF Acquisition is a wholly-owned subsidiary of ABE formed on October 4, 2006 solely for the purpose of engaging in the Combination.  HGF Acquisition has not engaged in any business activity other than in connection with the Combination.  HGF Acquisition’s principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.  HGF Acquisition’s telephone number is (866) 794-5424 or (763) 226-2101.

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Heartland Grain Fuels, L.P.

HGF is a Delaware limited partnership established in 1991.  Through its general partner, DF, HGF currently owns and operates a nine million gallons per year ethanol production facility in Aberdeen, South Dakota and a 30 million gallons per year ethanol production facility in Huron, South Dakota.  The Aberdeen, South Dakota facility is currently adding an adjacent facility to increase its production capacity to 49 million gallons per year.  HGF’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

Heartland Producers, LLC

HP is a South Dakota limited liability company formed in January 2002 to invest in and operate HGF.  HP currently owns approximately 46% of the HGF Partnership Interests and 49% of the DF Common Stock.  HP has no other significant assets other than its ownership interest in HGF and DF.  HP’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

Dakota Fuels, Inc.

DF is a Delaware corporation established in 1991 as the general partner of HGF.  DF owns approximately 1% of HGF and has no assets other than its ownership interest in HGF.  Currently, ABE owns 51% of the DF Common Stock and HP owns 49% of the DF Common Stock.  DF’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

THE COMBINATION

The Combination will be effected in three steps, two of which have already been completed, as described below.  If the HP members approve the HP Transaction and the HP Transaction is consummated, HGF will become a wholly-owned subsidiary of ABE.  See “Proposal 1:  The HP Transaction—The Combination” below for more information about the Combination.

The First Step:  The SDWG Transaction

On November 8, 2006, HGF Acquisition exchanged $7,847,465 in cash and 1,271,452 ABE Units for all of the HGF Partnership Interests owned by SDWG and exchanged $218,430 in cash for all of the DF Common Stock owned by SDWG pursuant to the Purchase Agreement (the “SDWG Transaction”).  In addition, at the closing of the SDWG Transaction, $7,794,124 in cash and 1,228,547 ABE Units, representing the consideration that HP will receive if the HP members approve the HP Transaction and the HP Transaction is consummated, were put into an escrow account to ensure that the consideration will be available at a closing of the HP Transaction.  See “Proposal 1:  The HP Transaction—The Combination—First Step: The SDWG Transaction and the Earnings Distribution” below for more information about the SDWG Transaction.

The Second Step:  The Aventine Transaction

Pursuant to the terms of the Aventine Purchase Agreement, on November 8, 2006, HGF Acquisition exchanged $842,105 in cash and 131,579 ABE Units for all of the HGF Partnership Interests owned by Aventine.  See “Proposal 1:  The HP Transaction — The Combination — Second Step:  The Aventine Transaction” below for more information.

The Third Step:  The HP Transaction

If the HP Transaction is approved by the HP members, HGF Acquisition will exchange $7,584,260 in cash and 1,228,547 ABE Units for all of the HGF Partnership Interests owned by HP, and will exchange $209,864 in cash for all of the DF Common Stock owned by HP and HP will distribute substantially all of the consideration received in such transaction to the HP members.  See “Proposal 1:  The HP Transaction — The Combination — Third Step:  The HP Transaction” below for more information.

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THE HP DISSOLUTION

If the HP members approve the HP Transaction and the HP Transaction is consummated, HP will distribute substantially all of the consideration it receives in exchange for its HGF Partnership Interests and DF Common Stock.  After such distributions, HP will only have assets sufficient to pay its obligations and liabilities and will have no business purpose.  Therefore, HP is requesting that its members approve the HP Dissolution, to be effective on a date determined by HP’s Board of Managers (the “HP Board”)  after the distribution of substantially all of the consideration received as a result of the HP Transaction.  Upon the effectiveness of the HP Dissolution, the HP Board will proceed diligently to wind up the affairs of HP and make any final distribution to the HP members.  See “Proposal 2: The HP Dissolution” below for more information about the HP Dissolution.

REASONS FOR THE COMBINATION AND HP TRANSACTION

In the course of reaching its decision to approve the HP Transaction and to recommend that the HP members approve the HP Transaction, the HP Board considered a number of factors in its deliberations.  These factors are discussed below in “Proposal 1: The HP Transaction—HP’s Reasons for the Combination and HP Transaction.”

RECOMMENDATION OF THE HP BOARD

The HP Board has carefully reviewed and considered the HP Transaction and has determined that the HP Transaction is in the best interests of HP and its members.  As a result, the HP Board unanimously recommends that you vote “FOR” the approval of the HP Transaction.  The HP Board also carefully reviewed and considered the HP Dissolution and unanimously recommends that you vote “FOR” the HP Dissolution.

VOTE REQUIRED

The affirmative vote of two-thirds of the HP members voting on the matter is required to approve the HP Transaction, regardless of the number of capital units of HP owned by each member.  The HP Transaction is not contingent upon the approval at the Special Meeting of any other proposal presented to the HP members.

Likewise, the affirmative vote of two-thirds of the HP members voting on the matter is required to approve the HP Dissolution, regardless of the number of capital units of HP owned by each member.  The HP Dissolution, however, is contingent upon the approval of the HP Transaction; unless the HP Transaction is approved by the affirmative vote of two-thirds of the HP members voting on the matter, the HP Dissolution will not be submitted to the HP members for their approval at the Special Meeting.

The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution, requires the affirmative vote of a majority of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  No notice of the time and place of an adjourned meeting is required to be given to HP members other than announcement at the Special Meeting of such time and place.

Members of the HP Board who are also members of HP, comprising 1.6% of the total HP members, are entitled to vote at the Special Meeting.  Such persons have informed HP that they intend to vote “FOR” the approval of the HP Transaction and “FOR” the HP Dissolution.

VOTING

HP members represented in person at the Special Meeting will be entitled to vote with respect to the proposals at the Special Meeting.  Each HP member is entitled to one vote, regardless of the number of capital units of HP owned by such member.  Written ballots will not be permitted to vote on the proposals of the Special Meeting.

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INTERESTS OF CERTAIN PERSONS IN THE COMBINATION AND HP TRANSACTION

In considering the recommendation of the HP Board to vote in favor of the HP Transaction, you should be aware that there are provisions of other agreements that will result in certain benefits to entities or individuals that are not available to HP or its members.  The HP Board was aware of, and considered, these interests and the potential conflicts arising from such interests in its deliberations on the merits of the HP Transaction and in approving the HP Transaction.  HP members should take these benefits into account in deciding whether to vote for the approval of the HP Transaction.  These interests are more fully discussed below in “Proposal 1: The HP Transaction—Interests of Certain Persons in the Combination and HP Transaction.”

Grain Origination Agreement

At the closing of the SDWG Transaction, ABE entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the ethanol manufacturing plants currently operated by HGF.  SDWG and its affiliates have also entered into other agreements with HGF in the ordinary course of business.  SDWG exchanged its HGF Partnership Interests and its DF Common Stock with HGF Acquisition on November 8, 2006 for an aggregate of $8,065,895 in cash and 1,271,452 ABE Units.  As a result, SDWG owns approximately 14.8% of ABE and will own approximately 12.9% of ABE if the HP Transaction is consummated (assuming no other issuances of ABE Units).  In connection with the proposed Offering, ABE has filed with the SEC a registration statement on Form SB-2 for the offer of between 2,000,000 and 5,000,000 ABE Units.  Assuming consummation of the HP Transaction and closing of the Offering, SDWG will own approximately 10.7% of ABE if the minimum ABE Units are sold in the Offering and approximately 8.6% of ABE if the maximum ABE Units are sold in the Offering.

Employment Agreement with Bill Paulsen

At the closing of the SDWG Transaction, ABE entered into an employment agreement with Bill Paulsen, who was extensively involved in negotiating certain terms of the Combination.  Prior to the consummation of the HP Transaction, Mr. Paulsen will maintain his responsibilities associated with being general manager of HGF and will also assume certain responsibilities for ABE.  Pursuant to the employment agreement, Mr. Paulsen will receive an annual base salary, will be eligible for an annual bonus and will receive certain other benefits, including the right to participate in employee benefit plans and programs of ABE.  In addition, in the event Mr. Paulsen’s employment by ABE is terminated for any reason other than for cause (as defined in the employment agreement), by Mr. Paulsen as a result of his resignation for good reason (as defined in the employment agreement), the failure of ABE to assign the employment agreement to a successor, or the failure of such successor to explicitly assume and agree to be bound by the employment agreement, Mr. Paulsen is entitled to receive severance pay.

Ethanol Marketing Agreement Amendment

At the closing of the Aventine Transaction, Aventine and HGF agreed to an amendment to their existing ethanol marketing agreement to extend the term of the agreement, to amend the timing of the payment and the commission to be paid by HGF, and to include certain confidentiality provisions.  Aventine exchanged its HGF Partnership Interests with HGF Acquisition on November 8, 2006 for an aggregate of $842,105 in cash and 131,579 ABE Units.  As a result Aventine owns less than 5% of ABE and its ownership will be further diluted if the HP Transaction is consummated or if ABE sells additional ABE Units in the Offering.

CONDITIONS TO CLOSING THE HP TRANSACTION

Before the HP Transaction can be completed, a number of conditions must be satisfied or waived, including, but not limited to, the following:

•                  certain representation and warranties of the parties must be accurate as of the closing date of the HP Transaction;

•                  the approval of the HP Transaction by two-thirds of the HP members voting on the matter, regardless of the number of capital units owned by each member;

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•                  the Form S-4 registering the ABE Units being distributed to the HP members pursuant to the HP Transaction must have been declared effective by the SEC and no stop-orders shall have been issued with respect thereto; and

•                  the performance in all material respects of certain obligations of the parties.  See “The Purchase Agreement—Conditions to Closing” below for more information about the conditions to closing the HP Transaction.

TERMINATION OF OBLIGATIONS WITH RESPECT TO THE HP TRANSACTION

The obligations of ABE and HP with respect to the HP Transaction may be terminated at any time prior to the closing of the HP Transaction without terminating the rights and obligations of SDWG and ABE pursuant to the Purchase Agreement by (1) either ABE or HP giving written notice to the other party if the HP members do not approve the HP Transaction; (2) ABE giving written notice to HP of the failure of HP to satisfy any of the conditions to closing the HP Transaction; or (3) HP giving written notice to ABE of the failure of ABE or HGF Acquisition to satisfy any conditions to closing the HP Transaction.

If either party terminates the Purchase Agreement and as a result the HP Transaction does not close, ABE and HP have agreed to take all action necessary, including amendments to the governing documents of DF, to cause the board of directors of DF to be increased from four to five members.  ABE and HP agree that so long as HP owns at least 49% of the DF Common Stock and HGF Acquisition owns at least 51% of the DF Common Stock, two of the directors of DF will be elected by HP, two of the directors of DF will be elected by HGF Acquisition and one of the directors of DF will be an independent director satisfactory to both HP and HGF Acquisition.  See “The Purchase Agreement—Termination of the Obligations with Respect to the HP Transaction” below for more information.

FEES AND EXPENSES

Subject to certain exceptions, all fees and expenses incurred in connection with the Combination will be paid by the party incurring such fees and expenses, whether or not the HP Transaction is consummated.  See “The Purchase Agreement—Fees and Expenses” below for more information.

FEDERAL OR STATE REGULATORY FILINGS REQUIRED IN CONNECTION WITH THE COMBINATION AND HP TRANSACTION

None of ABE, HGF Acquisition or HP is aware of any regulatory approvals needed in order to complete the Combination or the HP Transaction.

ACCOUNTING TREATMENT

The Combination will be accounted for as a “purchase,” as that term is used under generally accepted accounting principles (“GAAP”), for accounting and financial reporting purposes. Under purchase accounting, tangible and identifiable intangible assets and liabilities of HGF as of the closing of the Aventine Transaction and SDWG Transaction will be recorded at their respective fair values and added to those of ABE. Any excess of the consideration paid by ABE for the HGF Partnership Interests over the fair values is recorded as goodwill. Financial statements of ABE issued after the Combination would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of HGF.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE HP TRANSACTION

In the HP Transaction, for Federal income tax purposes, HP will be treated as (1) selling a portion of its HGF Partnership Interest in a taxable transaction, (2) contributing a portion of its HGF Partnership Interest in exchange for ABE Units in a tax-free exchange and (3) selling its DF Common Stock.  Because HP is treated as a partnership for Federal income tax purposes, HP will not incur any Federal income tax liability with respect to the taxable portion of the HP Transaction.  Instead, you, as a member of HP, will have to report your proportionate

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share of HP’s income or gain on your personal income tax returns and, depending upon the rest of the items reported on your personal Federal income tax return, you may incur Federal income tax liability.  HP’s distribution of the cash proceeds and ABE Units received in the HP Transaction will not likely give rise to the recognition of gain or loss by you.  See “Proposal 1:  The HP Transaction—Material United States Federal Income Tax Consequences of the HP Transaction” below for more information.

DISSENTERS’ RIGHTS

Under South Dakota law, the HP members are not entitled to any dissenters’ rights with respect to the HP Transaction.

QUESTIONS AND ANSWERS ABOUT THE HP TRANSACTION, THE HP DISSOLUTION AND THE SPECIAL MEETING

Q:                                  Why am I receiving this Prospectus/Information Statement?

A:                                   HP has entered into the Purchase Agreement with ABE and HGF Acquisition pursuant to which HP has agreed to exchange its HGF Partnership Interests and DF Common Stock with HGF Acquisition for an aggregate of $7,794,124 in cash and 1,228,547 ABE Units.  HP’s obligation to consummate this transaction is conditioned upon the approval of two-thirds of the HP members voting on the matter, regardless of the number of capital units owned by each member, and the satisfaction of certain other conditions.  In addition, if the HP Transaction is approved, you are being asked to approve the HP Dissolution after the consummation of the HP Transaction.  The HP Board is providing this Prospectus/Information Statement to give you information for use in determining how to vote on the proposals submitted to the HP members at the Special Meeting.  You should read this Prospectus/Information Statement and the annexes carefully.

Q.                                   When and where will the Special Meeting be held?

A.                                   The Special Meeting will be held on ____ , _____________, 2007 at _________, local time, at ___________________________________________.

Q.                                   Who is entitled to vote at the Special Meeting?

A.                                   Only members of record as of the close of business on ______________, 2007 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.  Each HP member is entitled to one vote with respect to each matter submitted to members at the Special Meeting, regardless of the number of capital units of HP owned by such member.

Q:                                  What matters will be voted on at the Special Meeting?

A:                                   You will vote on a proposal to approve the HP Transaction, and if the HP Transaction is approved, a proposal to approve the HP Dissolution.  You will also be asked to vote on a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

Q:                                  What constitutes a quorum for the Special Meeting?

A:                                   The presence in person of 21 HP members at the Special Meeting will constitute a quorum in order to transact business.

Q:                                  What happens if I do not vote in person at the Special Meeting?

A:                                   Assuming that a quorum is established at the Special Meeting, the failure to vote in person at the Special Meeting will have no effect on the proposals to be voted on at the Special Meeting.

Q:                                  May I vote by written ballot?

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A:                                   No.  Voting by written ballot on the proposals to be considered at the Special Meeting will not be permitted.  Therefore, if you would like to vote on the proposals, it is important that you attend the Special Meeting.

Q:                                  What vote of the HP members is required to approve the HP Transaction?

A:                                   Assuming that a quorum is established at the Special Meeting, to approve the HP Transaction, two-thirds of the HP members voting on the matter must vote “FOR” the approval of the HP Transaction, regardless of the number of capital units of HP owned by each member.  There are currently 317 HP members entitled to vote at the Special Meeting.  Members of the HP Board who are also members of HP, comprising 1.6% of the total HP members, are entitled to vote at the Special Meeting.  Such persons have informed HP that they intend to vote “FOR” the approval of the HP Transaction.

Q:                                  Does the HP Board recommend approval of the HP Transaction?

A:                                   Yes.  The HP Board has carefully reviewed and considered the HP Transaction and has determined that the HP Transaction is in the best interests of HP and its members.  As a result, the HP Board unanimously recommends that you vote “FOR” the approval of the HP Transaction.

Q:                                  Is the HP Transaction contingent upon approval at the Special Meeting of any other proposals to be voted upon at the Special Meeting?

A:                                   No.

Q:                                  How are the SDWG Transaction and the Aventine Transaction affected by the HP member vote on the HP Transaction?

A:                                   The SDWG Transaction and the Aventine Transaction were consummated on November 8, 2006 and will not be affected by the HP member vote on the HP Transaction.

Q:                                  What will happen to HGF as a result of the HP Transaction?

A:                                   If the HP Transaction is consummated, HGF Acquisition will own all of the HGF Partnership Interests and all of the DF Common Stock and as a result, HGF will become a wholly-owned subsidiary of ABE.

Q:                                  What will happen to HP’s HGF Partnership Interests and HP’s DF Common Stock if the HP Transaction is consummated?

A:                                   HP will receive $7,584,260 and 1,228,547 ABE Units (of which 49,143 ABE Units will be placed in escrow to secure certain of HP’s indemnification obligations pursuant to the Purchase Agreement) from HGF Acquisition in exchange for its HGF Partnership Interests and $209,864 in exchange for its DF Common Stock.  The 1,228,547 ABE Units will represent approximately 12.5% of the outstanding ABE Units, assuming no additional ABE Units have been issued in the Offering or otherwise, and will represent 10.4% and 8.3% of the outstanding ABE Units, assuming that the minimum number of ABE Units and the maximum number of ABE Units, respectively, are issued in the Offering.  If the HP Transaction is consummated, HP will also be entitled pursuant to an amendment to HGF’s Agreement of Limited Partnership (the “HGF Partnership Agreement”) to allocations of profits or loss and credits from HGF as if it had become a member of ABE at the closing of the SDWG Transaction, and to distributions, if any, on the same basis.

Q:                                  Will the HP Transaction be taxable to HP?

A.                                   For Federal income tax purposes, HP will be treated as (1) selling a portion of its HGF Partnership Interest in a taxable transaction, (2) contributing a portion of its HGF Partnership Interest in exchange for ABE Units in a tax-free exchange and (3) selling its DF Common Stock.  Because HP is treated as a partnership

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for Federal income tax purposes, HP will not incur any Federal income tax liability with respect to the taxable portion of the HP Transaction.  See “Proposal 1:  The HP Transaction—Material United States Federal Income Tax Consequences of the HP Transaction.”

Q:                                  Will the HP Transaction be taxable to me?

A:                                   Because HP is treated as a partnership for Federal income tax purposes, you, as a member in HP, will have to report your proportionate share of HP’s income or gain on your personal income tax returns and, depending upon the rest of the items reported on your personal income tax return, you may incur Federal income tax liability.  HP’s distribution of the cash proceeds and ABE Units received in the HP Transaction will not likely give rise to the recognition of gain or loss by you.  See “Proposal 1:  The HP Transaction—Material United States Federal Income Tax Consequences of the HP Transaction.”

Q:                                  When do you expect the HP Transaction to be completed?

A:                                   Assuming the HP members approve the HP Transaction, the parties anticipate that the HP Transaction will be consummated as soon as possible after the Special Meeting.  In addition to obtaining the approval of the HP members, HP and ABE must satisfy certain other closing conditions, and neither HP nor ABE can assure you that all such conditions will be satisfied or, if satisfied, the date by which they will be satisfied.  See “The Purchase Agreement—Conditions to Closing” below for more information.

Q:                                  What happens if the HP Transaction is not consummated?

A:                                   If the HP members do not approve the HP Transaction or if the HP Transaction is not consummated after approval by the HP members, HP will continue to own its HGF Partnership Interests and DF Common Stock and continue to have the same rights and privileges that it currently has under the HGF Partnership Agreement.  Additionally, HP will have the same rights as a shareholder of DF as it currently has pursuant to DF’s certificate of incorporation and bylaws, except that pursuant to the Purchase Agreement, ABE and HP have agreed that if the HP Transaction does not close, the parties will appoint a fifth member to the board of directors of DF that is mutually agreeable to both parties.

Q:                                  What will happen to my capital units in HP if the HP Transaction is consummated?

A:                                   You will continue to own your capital units in HP.  The only difference is that your capital units will represent an ownership interest in cash and ABE Units received by HP in the HP Transaction until such cash and ABE Units are distributed to the HP members rather than an ownership interest in HGF.

Q:                                  Why does the Purchase Agreement provide for an escrow period and what is the purpose of the escrow?

A:                                   Pursuant to the terms of the Purchase Agreement, HP and SDWG are required to indemnify ABE for certain breaches of representations, warranties and covenants made by them in the Purchase Agreement.  In general, this indemnification obligation lasts until May 8, 2007.  If the HP Transaction is consummated, 49,143 of the 1,228,547 ABE Units HP receives as a result of the HP Transaction will be retained in escrow to secure its indemnification obligations until May 8, 2007.  On that date any of the 49,143 ABE Units remaining in escrow will be delivered to HP unless there are pending unresolved claims.  See “The Purchase Agreement—Indemnification and Escrow” below for more information.

Q:                                  Will there be a distribution of the consideration received in the HP Transaction?

A:                                   If the HP Transaction is approved and consummated, HP intends to distribute to the HP members their pro rata share of substantially all of the cash and ABE Units received at the closing of the HP Transaction.  HP intends to retain a portion of the cash consideration to pay the obligations and liabilities of HP related to its operations and the HP Transaction.  Before you receive your pro rata portion of the consideration, however, you will be required to return to HP an executed signature page to the ABE Third Amended and Restated

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Operating Agreement (the “ABE Operating Agreement”), which restricts the transfer of ABE Units.  ABE will also place a restrictive legend on ABE Unit certificates.   You will be provided with additional information on how to return a signature page after the Special Meeting.  As soon as practicable after May 8, 2007, which is the date the escrow period provided for in the Purchase Agreement is terminated, HP will distribute to the HP members their pro rata share of any ABE Units released from escrow.  See “Proposal 1: The HP Transaction—The Combination” below for more information about the distribution of consideration received in the HP Transaction.

Q:                                  What vote of the HP members is required to approve the HP Dissolution?

A:                                   Assuming that a quorum is established at the Special Meeting, to approve the HP Dissolution, two-thirds of the HP members voting on the matter must vote “FOR” the HP Dissolution, regardless of the number of capital units of HP owned by each member.  There are currently 317 HP members entitled to vote at the Special Meeting.  Members of the HP Board who are also members of HP, comprising 1.6% of the total HP members, are entitled to vote at the Special Meeting.  Such persons have informed us that they intend to vote “FOR” the approval of the HP Dissolution.

Q:                                  Does the HP Board recommend approval of the HP Dissolution?

A:                                   Yes.  The HP Board carefully reviewed and considered the HP Dissolution and unanimously recommends that you vote “FOR” the HP Dissolution.

Q:                                  Why is the HP Board recommending the approval of the HP Dissolution?

A:                                   If the HP members approve the HP Transaction and HP distributes substantially all of the consideration it receives in exchange for its HGF Partnership Interests and DF Common Stock to the HP members, HP will no longer have any business purpose.

Q:                                  Is the HP Dissolution contingent upon approval at the Special Meeting of any other proposals to be voted upon at the Special Meeting?

A:                                   Yes.  A vote on the HP Dissolution will only be taken if the HP Transaction is approved.

Q:                                  When do you expect the HP Dissolution to be completed?

A:                                   If approved, the HP Board currently expects that the HP Dissolution will be completed as soon as practicable following May 8, 2007, which is the date the escrow period provided for in the Purchase Agreement is terminated.  Thereafter, HP will distribute the ABE Units remaining in HP’s escrow account to its members and the HP Board will wind up the affairs of HP, make any final distribution to the HP members, and file articles of termination with the South Dakota Secretary of State terminating the existence of HP.  See “Proposal 2: The HP Dissolution” below for more information.

Q:                                  What happens if the HP Transaction is approved and consummated, but the HP Dissolution is not approved?

A:                                   If the HP Transaction is approved and consummated, HP intends to distribute the consideration it receives in exchange for its HGF Partnership Interest and DF Common Stock regardless of whether the HP Dissolution is approved, retaining a portion of the cash consideration to pay the obligations and liabilities of HP related to its operations and the HP Transaction.  If the HP Dissolution is not approved, HP Members will continue to own an interest in HP; however, HP will have no assets other than the cash retained to satisfy its obligations and liabilities.  Further, the amount of cash HP will need to retain from the consideration received as a result of the HP Transaction will in all likelihood need to be increased to pay the ongoing administrative expenses related to maintaining the existence of HP, such as tax preparation expenses.

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Q:                                  Will the HP Dissolution be taxable to me?

A:                                   HP’s distribution of the cash proceeds and ABE Units received in the HP Transaction to you will not likely give rise to the recognition of gain or loss by you.  See “Proposal 1:  The HP Transaction—Material United States Federal Income Tax Consequences of the HP Transaction.”

Q:                                  Whom should I contact if I have additional questions?

A:                                   For more information, you should contact Craig Schaunaman at _____________________.  HP will also hold an informational meeting for HP members in Aberdeen, South Dakota and Huron, South Dakota prior to the Special Meeting in order to answer questions you may have.  You will receive additional information regarding the time and place of the informational meetings.

RISK FACTORS

RISKS RELATED TO THE HP TRANSACTION

The HP members may not approve the HP Transaction.

If the HP members do not approve the HP Transaction, HP will remain a limited partner in HGF owning approximately 46% of HGF, will continue to own 49% of the DF Common Stock and will have the right to appoint two of five directors of the board of DF, the general partner of HGF.  If the HP members do not approve the HP Transaction, HP and ABE have agreed to take all necessary action to expand the board and appoint a fifth independent director who is acceptable to each of them, but it is possible that they will not be able to reach agreement on a fifth director or recruit or retain a fifth director.  If HP and ABE are not able to recruit or retain a fifth director, there is the possibility that there could be deadlocks on the board of DF which could adversely affect HGF’s business and operations.  If a fifth director is appointed, actions could be taken by the board of DF that are not supported by the HP designees to the board of DF.

Even if the HP members approve the HP Transaction, the parties to the Purchase Agreement may fail to consummate the HP Transaction.

The consummation of the HP Transaction is subject to certain closing conditions.  While it is intended that the HP Transaction will be consummated as soon as possible after the HP members approve the transaction, there can be no assurance that the conditions required to consummate the HP Transaction will be satisfied or waived.  To the extent that the parties fail to consummate the HP Transaction, the costs and expenses of the failed transaction, together with the loss of potential revenue and the distraction to management’s efforts to operate HGF, could materially and adversely affect the business, results of operations and financial condition of HGF.  Furthermore, if the HP Transaction is not consummated and HP continues as a partner with ABE there is no guarantee that HGF will be operated in accordance with past practices or that the members of the DF board designated by HP will be able to change past practices if they believe that is warranted, which could have a material adverse effect on HGF and the value of HP’s ownership interest in HGF.

ABE may not realize the anticipated benefits of acquiring HGF.

ABE entered into the Purchase Agreement to, among other objectives, create a combined company that will serve as a more effective ethanol producer and that will achieve operating efficiencies. Achieving the anticipated benefits of the Combination is subject to uncertainties, including whether ABE can integrate HGF in an efficient and effective manner and general competitive factors in the marketplace.  Failure to achieve these anticipated benefits could result in increased costs, decreases in expected revenues and diversion of ABE management’s time and energy and could materially and adversely impact HGF’s and ABE’s business, financial condition and results of operations.

The Combination may adversely affect ABE’s financial results.

ABE is accounting for the Combination using purchase accounting.  As a result, ABE has acquired substantial goodwill and will be subject to impairment testing under GAAP.  ABE may be required to take non-recurring charges, including write downs of significant amounts of intangible assets with indefinite lives or goodwill.  ABE’s business, results of operations and financial condition may be harmed by such charges.

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The pro forma adjustments reflected in the pro forma financial information included in “Unaudited Pro Forma Consolidated Financial Information” are based on certain estimates and assumptions as of September 30, 2006.  The actual adjustments upon the consummation of the HP Transaction will depend on a number of factors, including changes in the estimated fair value of net assets and the measurement date for purposes of measuring the fair value of the ABE Units issued as consideration to effect the Combination. Therefore, the actual adjustments may be different from the adjustments made to prepare the unaudited pro forma consolidated financial information and such differences may be material.

SDWG may have a conflict of interest in decision making related to its ownership of ABE Units.

At the closing of the SDWG Transaction, HGF entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota ethanol plants of HGF, including the Aberdeen plant expansion.  As a result of the closing of the SDWG Transaction, SDWG became a holder of 14.8% of ABE Units and has the right to name one representative to the ABE board of directors. The grain origination agreement with SDWG was negotiated in connection with the SDWG Transaction and may or may not be as favorable to HGF as the terms generally available from an unaffiliated third party. The grain origination agreement and other agreements previously entered into in the ordinary course of business between HGF, on one hand, and SDWG and/or its affiliates, on the other hand, could cause SDWG to have a conflict of interest in decision making related to its ownership of ABE Units.

Certain persons have financial interests in the Combination and the HP Transaction that are different from, or in addition to, the interests of HP and its members.

There are provisions of the Purchase Agreement and other agreements entered into in connection with the Combination that will result in certain benefits to entities or individuals that are not available to HP or its members.  For example, at the closing of the SDWG Transaction, (1) HGF entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota ethanol manufacturing plants of HGF, including the Aberdeen plant expansion, and (2) ABE entered into an employment agreement with Bill Paulsen, who was extensively involved in negotiating certain terms of the Combination.   In addition, at the closing of the Aventine Transaction, Aventine and HGF agreed to an amendment to their existing ethanol marketing agreement to extend the term of the agreement, to amend the timing of the payment and the commission to be paid by HGF, and to include certain confidentiality provisions.  These interests may create potential conflicts of interest and cause these persons to view the Combination and the HP Transaction differently than you may view it as an HP member.  Please see “Proposal 1: The HP Transaction — Interests of Certain Persons in the Combination and HP Transaction” for information about these financial interests.

RISKS RELATED TO ABE’S BUSINESS

ABE was a development-stage company and until recently had no operating history, which could result in errors in management and operations causing a reduction in the value of an investment in ABE.

ABE was recently formed and until the SDWG Transaction and Aventine Transaction had no history of operations.  ABE cannot provide assurance that it can manage the HGF operations or its start-up activities effectively, and any failure to manage the HGF operations or to complete these start-up activities effectively could delay the Aberdeen plant expansion or commencement of ABE’s proposed plant operations.  A delay in these start-up operations is likely to further delay ABE’s ability to generate revenue from these plants and satisfy its debt obligations.  ABE’s proposed operations are subject to all the risks inherent in the establishment of a new business enterprise.  ABE anticipates a period of significant growth, involving the construction and start-up of operations of the ethanol plants and the expansion of the Aberdeen plant.  This period of growth and the start-up or expansion of the ethanol plants will likely present substantial challenges to ABE.  If ABE fails to manage its start-up effectively, you could lose all or a substantial part of the value of the ABE Units to be distributed by HP if the HP Transaction is approved and consummated.

ABE may not be able to develop or expand its business as planned.

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In addition to the HGF facilities acquired through the Combination, ABE plans to grow its business by investing in new or other existing ethanol plants.   ABE has an approximately 53% ownership interest in HGF, which owns two existing plants, the Aberdeen and Huron plants, and has begun building an additional plant adjacent to its current plant in Aberdeen.  ABE currently has one ethanol plant under construction and two ethanol plants in development.  Constructing ethanol plants is subject to a number of risks, any of which could prevent ABE from commencing operations at a particular plant as expected or at all, including zoning and permitting matters, adverse weather, defects in materials and workmanship, labor and material shortages, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties.  Moreover, ABE will need substantial additional capital to expand its business, but it may not obtain this needed capital or such capital may not be available to ABE on acceptable terms.  If ABE is not able to develop or expand its business as planned, the value of the ABE Units to be distributed by HP if the HP Transaction is approved and consummated may decline.  If the HP Transaction is not approved and HGF is not able to develop or expand the Aberdeen plant as planned, the value of HP’s investment in HGF may decline.

ABE has little to no experience in the ethanol industry, which increases the risk of its inability to expand, build and operate the ethanol plants.

ABE’s current board of directors and management team are experienced in business generally but few of these individuals have any experience in raising capital from the public, operating ethanol plants, building ethanol plants or governing and operating a public company.  With the exception of Dale Locken, who was recently appointed to the ABE board as a representative of SDWG, no members of ABE’s board of directors have expertise in the ethanol industry.  Revis L. Stephenson III, ABE’s chief executive officer, and Richard Petersen, ABE’s chief financial officer, also have no prior experience in the ethanol industry.  In addition, certain directors are presently engaged in other activities that impose substantial demands on their time and attention.  An investment in ABE requires a willingness to entrust all aspects of ABE’s management to its board of directors and current management team.

ABE will depend on Fagen, Inc. and ICM, Inc. for expertise in beginning operations and any loss of these relationships could cause ABE delay and added expense, placing it at a competitive disadvantage.

ABE will be dependent on its relationships with Fagen, Inc. and ICM, Inc. and their employees. Any loss of these relationships may prevent ABE from commencing operations at the proposed plants, including the Aberdeen plant expansion, and result in the failure of its business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays.  Unforeseen expenses and delays may reduce ABE’s ability to generate revenue and obtain profitability and may significantly damage its competitive position in the ethanol industry which may impair the value of an investment in ABE.

If ABE fails to finalize critical agreements, such as the design-build agreements for the Indiana and Minnesota plants, ethanol and distillers grains marketing agreements and utility supply agreements, or if the final agreements are unfavorable when compared to what ABE currently anticipates, ABE’s projects may fail or be harmed in ways that reduce the value of an investment in ABE.

Investors in ABE should be aware that this Prospectus/Information Statement makes reference to documents or agreements that are not yet final or executed and plans that have not been implemented.   In some instances these documents or agreements are not even in draft form.  The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described.  These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

ABE’s existing debt financing agreements contain, and its future debt financing agreements may contain, restrictive covenants that limit distributions and impose restrictions on the operation of its business.  ABE’s failure, or the failure of any of its subsidiaries, to comply with applicable debt financing covenants and agreements could have a material adverse effect on its business, results of operations and financial condition.

ABE will need a significant amount of additional debt financing to complete its projects and operate its ethanol plants following construction, but ABE may not be able to obtain additional debt financing on acceptable

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terms or at all.  The use of debt financing makes it more difficult for ABE to operate because it must make principal and interest payments on the indebtedness and abide by covenants contained in its debt financing agreements.  The level of ABE’s debt may have important implications on its operations.

The terms of ABE’s existing debt financing agreements contain, and any future debt financing agreement it enters into may contain, financial, maintenance, organizational, operational and other restrictive covenants.  If ABE is unable to comply with these covenants or service its debt, ABE may lose control of its business and be forced to reduce or delay planned capital expenditures, sell assets, restructure its indebtedness or submit to foreclosure proceedings, all of which could result in a material adverse effect upon its business, results of operations and financial condition.  ABE’s debt arrangements may also include subordinated debt, which may contain even more restrictions and be on less favorable terms than its senior debt.  To secure subordinated debt, ABE may have to give the lender warrants, put rights, conversion rights, the right to take control of its business in the event of a default or other rights and benefits as the lender may require. This could further dilute an ownership interest in ABE.

ABE may secure its debt financing directly or through the wholly-owned subsidiaries it has established to operate each of its ethanol plants. Regardless of the structure, ABE’s debt financing arrangements will likely contain various covenants and agreements and may contain cross-acceleration and cross-default provisions.  Under these provisions, a default or acceleration of one debt agreement will result in the default and acceleration of ABE’s other debt agreements (regardless of whether ABE was in compliance with the terms of such other debt agreements), providing the lenders under such other debt agreements the right to accelerate the obligations due.  Accordingly, a default, whether by ABE or any of its subsidiaries, could result in all of ABE’s outstanding debt becoming immediately due and payable.  The application of cross-acceleration or cross-default provisions means that ABE’s compliance, and its subsidiaries’ compliance, with applicable debt covenants and agreements will be interdependent and one default (including a default by one of ABE’s subsidiaries) could have a material adverse effect on ABE’s business, results of operations and financial condition.

For a description of ABE’s existing debt arrangements, see “Management’s Discussion and Analysis or Plan of Operation for Advanced BioEnergy, LLC — Liquidity and Capital Resources,” and “Management’s Discussion and Analysis or Plan of Operation for Heartland Grain Fuels — Liquidity and Capital Resources” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

ABE’s lack of business diversification could result in the devaluation of ABE Units if its revenues from its primary products decrease.

ABE expects its business to primarily consist of ethanol and distillers grains production and sales.  ABE does not have any other lines of business or other potential sources of revenue.  ABE’s lack of business diversification could impair the value of an investment in ABE if ABE is unable to generate revenues by the production and sale of ethanol and distillers grains because ABE does not currently expect to have any other lines of business or alternative revenue sources.

ABE has a history of losses and may not ever operate profitably.

For the period of January 4, 2005 through September 30, 2006, ABE incurred an accumulated net loss of approximately $2.0 million.  There is no assurance that ABE will be successful in its efforts to build and operate ethanol plants.  Even if ABE successfully meets all of these objectives, there is no assurance that ABE will be able to operate profitably.

ABE is dependent on certain key personnel, and the loss of any of these persons may prevent ABE from implementing its business plan in an effective and timely manner.

ABE’s success depends largely upon the continued services of its executives officers and other key personnel, including operational executives.  Any loss or interruption of the services of one or more of its executive officers or these key personnel could result in its inability to manage its operations effectively or pursue its business strategy.

ABE has to recruit and retain qualified employees to operate the plants successfully.

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ABE’s success will depend in part on its ability to attract and retain qualified personnel at competitive wage and benefit levels.  ABE must hire qualified managers, accounting, human resources and other personnel.  ABE operates in rural areas with low unemployment.  There is no assurance that ABE will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those it has assumed in its projections.  If ABE is unsuccessful in this regard, it may not be competitive with other ethanol plants and an investment in ABE may lose value.

ABE has recently completed the acquisition of an approximate 53% interest in HGF, will acquire the balance of the interest in HGF if the HP Transaction is approved and consummated and may pursue other strategic combinations, which could have an adverse impact on its business.

ABE has recently completed the acquisition of an approximate 53% interest in HGF and will acquire 100% of the interests in HGF if the HP Transaction is approved and consummated.  ABE periodically considers acquisitions and ABE may from time to time acquire complementary companies or businesses.  Combinations or acquisitions may result in difficulties in assimilating acquired companies, and may result in the diversion of ABE’s capital and its management’s attention from other business issues and opportunities.  ABE may not be able to successfully integrate companies that it acquires, including their personnel, financial systems, distribution, operations and plant operating procedures.  If ABE fails to successfully integrate acquired companies, its business could suffer.  In addition, the integration of any acquired business, and its financial results, into ABE’s may adversely affect ABE’s operating results.

RISKS RELATED TO ABE’S FINANCING PLAN

The growth of ABE’s business will be dependent upon the availability of adequate capital.

The growth of ABE’s business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by ABE’s business and the availability of equity and debt financing.  To date, ABE has relied on equity capital and debt financing to commence construction of the Nebraska plant.  HGF also has significant indebtedness.  There can be no assurance that ABE’s operations will generate positive cash flow or that ABE will be able to obtain equity or debt financing necessary to complete or even start ABE’s other projects on acceptable terms or at all.  In addition, there can be no assurance that either ABE or HGF will be able to secure the financing needed to complete the Aberdeen expansion.  ABE’s and HGF’s credit facilities contain provisions that restrict its ability to incur additional indebtedness or make substantial asset sales that might otherwise be used to finance expansion and construction.  Security interests in certain of ABE’s and HGF’s assets, which may further limit their access to certain capital markets or lending sources, secure their obligations under the credit facilities.  As a result, there can be no assurance that ABE will be able to finance current expansion and construction plans, including the Aberdeen expansion.

ABE may not obtain the equity or debt financing necessary to construct and operate the ethanol plants, which could result in the failure of these projects and ABE.

ABE will need to obtain significant equity and debt financing to fully capitalize the Aberdeen plant expansion, the Indiana plant and the Minnesota plant.  The Offering is on a best efforts basis and there is no assurance that the Offering will be successful or, even if successful, will raise sufficient equity to fund the Aberdeen plant expansion and the construction of the Indiana plant.  ABE will need to raise equity in addition to the equity sought in the Offering to fund the construction of the Minnesota plant.  ABE has entered into loan agreements establishing senior credit facilities for construction of the Nebraska plant and HFG has entered into loan agreements establishing senior credit facilities for the Aberdeen plant expansion, but these lenders are only obligated to lend the funds for construction if certain conditions are satisfied.  ABE has no commitments for debt financing for the Indiana plant or the Minnesota plant.  To the extent that ABE cannot obtain adequate financing, it will be unable to complete current expansion and construction plans which will cause the value of an investment in ABE to decline.

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Any agreements with lenders may require ABE to abide by restrictive loan covenants that may hinder its ability to operate.

In order to implement its business plan, ABE will incur substantial debt service requirements.  ABE’s debt load and service requirements, and the restrictive loan covenants accompanying the debt, including any subordinated debt, could have important consequences that could hinder ABE’s ability to operate, including its ability to:

•                  incur additional indebtedness;

•                  make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•                  make distributions to ABE unitholders, or redeem or repurchase its units;

•                  make certain types of investments;

•                  create liens on its assets;

•                  utilize the proceeds of asset sales; and

•                  merge or consolidate or dispose of all, or substantially all, of its assets.

In the event that ABE is unable to pay its debt service obligations, ABE’s creditors could force it to (a) reduce or eliminate distributions to ABE unitholders (even for funding income tax payments on ABE’s income) or (b) reduce or eliminate needed capital expenditures.   It is possible that ABE could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of its debt.  In the event that ABE is unable to refinance its indebtedness or raise funds through asset sales, sales of equity or otherwise, its ability to operate the plants would be greatly affected and it may be forced to liquidate.

If ABE does not raise sufficient funding in the Offering, it is unlikely that ABE will complete the Aberdeen plant expansion or construct the Indiana plant.

ABE estimates that it will need at least $36.0 million in equity funding to complete the Aberdeen plant expansion, $55.0 million in equity funding to build the Indiana plant and substantial additional equity funding to build the Minnesota plant.  While ABE is not seeking to raise sufficient funds to build the Minnesota plant in the Offering, there can be no assurance that it will raise a sufficient amount in the Offering to complete the Aberdeen plant expansion or construct the Indiana plant.  If ABE fails to raise the required amounts, it is unlikely that it will locate other sources of capital that will allow it to complete the Aberdeen plant expansion or construct the proposed plants.

RISKS RELATED TO CONSTRUCTION OF THE ETHANOL PLANTS

ABE may not be able to secure a design-build agreement for the construction of the Indiana plant.

ABE has entered into a letter of intent with ICM for the construction of the Indiana plant.  There is no guarantee that ABE will enter into a definitive design-build agreement with ICM to design and build the ethanol plant.  If ABE is not able to execute a definitive design-build agreement with ICM, it may not be able to finance the project or find a design-build company willing to work on the project, which may reduce the value of ABE Units.

ABE may not be able to secure a design-build agreement for the construction of the Minnesota plant.

ABE has an oral agreement with Fagen to enter into a design-build agreement for the design and construction of the Minnesota plant.  No definitive agreement has been executed, and the parties might not agree to terms.  If ABE is not able to execute a definitive design-build agreement with Fagen, it may not be able to finance the Minnesota plant or find a design-build company willing to work on the project, which may decrease the value of an investment in ABE.

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ABE expects to be highly dependent on ICM, Inc. to complete the expansion of HGF’s Aberdeen plant.

HGF has entered into a lump-sum design-build agreement with ICM to construct a 40 million gallons per year fuel grade ethanol plant.  The construction of this plant is currently under way with completion expected during the first calendar quarter of 2008.  HGF expects to be highly dependent upon ICM for its expertise in the ethanol industry during the construction and for timely completion of the plant.  If the expansion is built and does not operate as expected, HGF’s right to rely on ICM to remedy any deficiencies or defects will be limited by its contracts.  If the ethanol plant does not operate as expected, HGF’s business may be materially harmed without adequate remedy against its design-build contractors.

ABE expects to be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the Indiana and Minnesota plants.

ABE has a letter of intent with ICM to design and build the Indiana plant, and it expects to enter into a definitive design-build agreement with ICM for the Indiana plant.  ABE has an oral agreement with Fagen to enter into a design-build agreement for the design and construction of the Minnesota plant, although no definitive agreement has been executed and the parties might not agree to terms and execute an agreement.  ABE expects that Fagen will use ICM technology in the Minnesota plant. Therefore, ABE expects to be highly dependent upon Fagen and ICM for their expertise within the ethanol industry, and any loss of the relationship with either company could place ABE at a competitive disadvantage.  ABE will depend on Fagen and ICM for timely completion of the plants; however, their involvement with other projects could delay the commencement and start-up operations of ABE’s projects.  If either company were to terminate its relationship with ABE, ABE might not be able to secure a suitable replacement and its business would be materially harmed.  If the plants are built and do not operate as ABE expects, its right to rely on Fagen or ICM to remedy any deficiencies or defects will be limited by its contracts with them.  If the ethanol plants do not operate as expected, ABE’s business may be materially harmed without an adequate remedy against its design-build contractors.

ABE will depend on Fagen, Inc. and ICM, Inc. to design and build its Nebraska plant, and their failure to perform could force ABE to abandon business, hinder its ability to operate profitably or decrease the value of an investment in ABE.

ABE has entered into a lump-sum design-build agreement with Fagen and a license agreement with ICM to design and build the Nebraska plant.  ABE has also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC  for certain engineering and design work on the Nebraska plant.  Fagen Engineering, LLC and Fagen, Inc. are both owned by Roland “Ron” Fagen.  Fagen Engineering, LLC provides engineering services for projects constructed by Fagen, Inc.

ABE expects to be highly dependent upon Fagen’s and ICM’s experience and ability to train personnel in operating the Nebraska plant.  If the Nebraska plant is built and does not operate to the level anticipated by ABE in its business plan, ABE will rely on Fagen and ICM to adequately address any deficiency.  There is no assurance that Fagen and/or ICM will be able to address a deficiency in an acceptable manner. Their failure to address deficiencies could cause ABE to halt or discontinue production of ethanol, which could damage its ability to generate revenues and reduce the value of ABE Units.

ABE may need to increase cost estimates for construction of the ethanol plants, and these increases could result in devaluation of ABE Units if ethanol plant construction requires additional capital.

ABE has based its capital needs on a design for the Nebraska plant that will cost approximately $98.0 million (not including approximately $2 million allowance for change orders) with additional start-up and development costs of approximately $51.6 million for a total project completion cost of approximately $151.6 million, but there is no assurance that the final cost of the plant will not be higher.  ABE has based its capital needs on a design for the Aberdeen plant for a total project completion cost, including start-up and development costs, of approximately $78.0 million, but there is no assurance that the final cost of the plant will not be higher.  ABE has based its capital needs on a design for the Indiana plant that will cost approximately $175.0 million, including additional start-up and development costs, but there is no assurance that the final cost of the plant will not be higher.  ABE has not determined the estimated cost of the Minnesota plant.

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There is no assurance that there will not be design changes or cost overruns associated with the construction of the plants.  Initially, ABE expected the Nebraska plant to cost approximately $142.0 million and the Indiana plant to cost approximately $165.0 million, each including start-up and development costs.  These costs have increased significantly.  The rising price of steel could affect the final cost of construction and completion dates of the ethanol plants.  Steel is a significant material utilized in the construction of ethanol plants.  Due to the significant cost of steel, ABE’s contractors are not able to provide a firm estimate of the construction costs until immediately prior to commencement of construction.  Steel prices are highly volatile and have increased significantly in recent months, in part due to steel shortages.  Advances and changes in technology may require changes to ABE’s current plans in order to remain competitive.  ABE may determine that it is necessary to change the design of the plants in order to implement new technology.  Any significant increase in the estimated construction cost of the new or expanded plants could delay ABE’s ability to generate revenues from these plants and reduce the value of ABE Units because ABE’s revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of ABE Units if ABE’s production and sale of ethanol and its co-products are similarly delayed.

ABE currently expects its Nebraska plant to be operating in September 2007, the Aberdeen plant expansion to be completed in the first calendar quarter of 2008 and its Indiana plant to be operating in the first calendar quarter of 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions or other events that delay the construction schedule. ABE does not have an estimated completion date for the Minnesota plant.  Changes in interest rates or the credit environment or changes in political administrations at the Federal, state or local level that result in policy changes towards ethanol or these projects could cause construction and operational delays.  If it takes longer to construct the plants than anticipated, ABE’s ability to generate revenue from them would be delayed and it would be difficult for ABE to meet its debt service obligations. This will likely reduce the value of ABE Units.

Defects in plant construction could result in devaluation of ABE Units if ABE’s plants do not produce ethanol and its co-products as anticipated.

There is no assurance that defects in materials and/or workmanship in the plants will not occur.  Under the terms of the design-build agreement with Fagen for construction of the Nebraska plant, Fagen warrants that the material and equipment furnished to build the plant will be new, of good quality and free from material defects in material or workmanship at the time of delivery, and Fagen is required to correct all defects in material or workmanship for a period of one year after substantial completion of the plant.  ABE expects such terms to be included in the design-build agreements for construction of the Minnesota plant as well.  Under the terms of the design-build agreement with ICM for construction of the Aberdeen plant expansion, ICM warrants that the completed plant will achieve certain performance criteria over a seven-day test period, and ICM is required to make such changes in design, construction or equipment as required to meet the criteria.  ICM agrees to correct certain defects in material or workmanship for a period of one year after satisfaction of the performance criteria over a seven-day test period.  At this time, ABE does not know what warranty, if any, it will receive from ICM for construction of the Indiana plant.  Notwithstanding any warranties, defects in material or workmanship may still occur and could delay the commencement of operations, or, if such defects are discovered after operations have commenced, could cause ABE to halt or discontinue the plants’ operation.  Halting or discontinuing plant operations could delay ABE’s ability to generate revenues from these plants and reduce the value of ABE Units.

The Indiana and Minnesota plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay ABE’s ability to generate revenue from these plants.

ABE has not completed environmental studies of the land that it intends to use to build the Indiana and Minnesota plants.  ABE may determine that this land contains environmental hazards that will make construction costly or impossible, which could lead ABE to suspend development or construction of the plants or require ABE to purchase more expensive land on which to build the plants.  Fagen and ICM are not responsible for any hazardous conditions encountered at the plant site.  Upon encountering a hazardous condition, Fagen or ICM will suspend work in the affected area.  If ABE receives notice of a hazardous condition, it must correct the condition prior to

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continuing construction.  The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of ABE’s resources to correct the condition.  In addition, Fagen or ICM will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition.  If ABE encounters any hazardous conditions during construction that require time or money to correct, such event could delay ABE’s ability to generate revenues from these plants and reduce the value of ABE Units.

Any delay or unanticipated cost in providing rail infrastructure to the plants could significantly impact ABE’s ability to operate the plants and reduce the value of ABE Units.

HGF does not have an approved rail plan from Burlington Northern Santa Fe Railroad to cover the increased shipments that will be generated by the Aberdeen plant after the expansion is complete.  Rail service is available in Fairmont, Nebraska from the Burlington Northern Santa Fe Railroad.  ABE’s budget currently includes $7.1 million in rail infrastructure costs associated with the Nebraska plant.  Increased costs for rail access or a delay in obtaining rail access could significantly impact ABE’s ability to operate the plant since it expects to ship most or all of its ethanol and distillers grains by rail.  As a result, the value of an investment in ABE could decline.

Similarly, access to the proposed Indiana and Minnesota sites by rail service is critical to the success of these plants.  Any delay in obtaining rail access, or inability to obtain rail access, could significantly impact ABE’s ability to operate those plants.

If ABE were not able to obtain the required zoning and permits to build at the proposed sites for the Indiana and Minnesota plants, it may not be able to proceed with those plants.

The proposed sites in Indiana are zoned for agricultural use, and ABE anticipates it will need a zoning change to construct an ethanol plant on either of these sites.   Based on current Rice County zoning requirements, the proposed site for the Minnesota plant may need to be rezoned as well, and a conditional use permit will likely be required.   Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code.   If ABE is not able to have the land rezoned and obtain the required permits, it will not be able to build the Indiana and Minnesota plants at their proposed sites and will attempt to find other locations to build the plants; however, this may prove unsuccessful.  No assurance can be given that ABE will be successful in getting the proposed sites rezoned or that it will obtain the required permits.

ABE’s lack of a completion bond or other performance guaranty for construction of its Nebraska plant or the Aberdeen plant expansion could lead to potentially adverse effects and reduce the value of an investment in ABE.

Completion bonds or performance guaranties are not required under the terms of HGF’s financing arrangements for the Aberdeen plant expansion or ABE’s financing arrangements for the Nebraska plant.  While ABE believes it has sufficient cash on hand and debt financing in place to cover construction and related start-up costs for the Nebraska plant and that, if the Offering is successful, the minimum offering proceeds in the Offering will be sufficient to capitalize the Aberdeen plant expansion, there is no guaranty of the completion of either facility and the lack of any completion bond or other performance guaranty could have an adverse effect on an investment in ABE.

RISKS RELATED TO ETHANOL PRODUCTION

ABE may have difficulty obtaining enough corn to operate the plants profitably.

There may not be an adequate supply of corn produced in the areas surrounding HGF’s South Dakota plants and ABE’s proposed plants to satisfy ABE’s requirements.  Even if there is an adequate supply of corn and ABE makes arrangements to purchase it, ABE could encounter difficulties finalizing the sales transaction and securing delivery of the corn.  If ABE does not obtain corn in the quantities it plans to use, it may not be able to operate its plants at full capacity.  If the price of corn in ABE’s local markets is higher than the national average, ABE’s profitability may suffer and it may incur significant losses from operations. As a result, ABE’s ability to make a profit may decline, causing a reduction in the value of an investment in ABE.

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ABE’s financial performance will be dependent on corn prices and market prices for ethanol and distillers dried grains, and the value of an investment in ABE may be directly affected by changes in these market prices.

ABE’s results of operations and financial condition will be significantly affected by the cost and supply of corn and by the selling price for ethanol and distillers grains, which are commodities. Changes in the price and supply of these commodities are subject to and determined by market forces over which ABE has no control. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to ABE. Significant variations in actual growing conditions from normal growing conditions may adversely affect ABE’s ability to procure corn for the ethanol plants. Additionally, competition for corn origination from other ethanol plants or other buyers may increase ABE’s cost of corn and harm its financial performance. ABE purchases its corn in the cash market and from time to time hedges corn price risk through futures contracts, options and over-the-counter instruments to reduce short-term exposure to price fluctuations.  There is no assurance that ABE’s hedging activities will successfully reduce the risk caused by price fluctuation, which may leave ABE vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond ABE’s control. ABE may incur these costs and they may be significant.

Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow ABE to pass through increased corn costs to its customers. There is no assurance that ABE will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, this pricing may reduce ABE’s ability to generate positive net revenues and harm its profitability because of the higher cost of operating and could potentially lead to the loss of some or all of an investment in ABE. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production, creating lower profits.

ABE’s revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, the level of government support and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease ABE’s ethanol sales and reduce revenues, causing a reduction in the value of an investment in ABE.

ABE believes that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income, which would decrease ABE’s revenues and investors could lose some or all of their investment as a result.

ABE’s ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Adequate energy and water is critical to ethanol plant operations. ABE has not yet entered into any definitive agreements to obtain energy and water resources for the Indiana and Minnesota plants, and ABE may have to pay more than it expects to access sufficient energy and water resources. As a result, ABE’s ability to make a profit may decline.

ABE expects to depend on natural gas energy to power the ethanol plants.

ABE intends to use natural gas as the power source for its ethanol plants. Natural gas costs traditionally represent approximately 15% of the total cost of production of ethanol. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and November 30, 2006, the price per million British thermal

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units of natural gas based on the New York Mercantile Exchange (NYMEX), known as a MMBtu, has ranged from a low of $1.83 to a high of $15.38. On November 29, 2006, the price of the NYMEX future contract for January 2007 delivery settled at $8.871 per MMBtu. Any increase in the price of natural gas could lead to an increase in operating cost.

ABE will depend on others for sales of its products, which may place it at a competitive disadvantage and reduce profitability.

HGF and ABE currently have agreements with third-party marketing firms to market all of the ethanol produced at HGF’s South Dakota plants and the ethanol ABE plans to produce at the Nebraska plant, and ABE may hire a third-party marketing firm to market all of the ethanol it plans to produce at its other plants. ABE currently expects to market a portion of its own distillers grains generated by the Nebraska, Indiana and Minnesota plants locally by selling to local livestock, poultry and swine markets. ABE has contracted with Commodity Specialist Company to market and sell a portion or all of its distillers grains generated by the Nebraska plant, although it has retained the right to independently market its wet distillers grains and modified wet distillers grains and solubles. HFG has a contract with Dakotaland Feeds, LLC whereby Dakotaland Feeds markets locally the sale of distillers grains produced at the South Dakota plants. As a result, ABE expects to be dependent on the ethanol marketer and any distillers grains marketer it engages. There is no assurance that ABE will be able to enter into contracts with any ethanol marketer for the ethanol at its Indiana and Minnesota plants or distillers grains marketer on terms that are favorable to it. If the ethanol or distillers grains marketer breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains ABE produces, ABE will not have any readily available means to sell its products. ABE’s lack of a sales force and reliance on third parties to sell and market its products may place it at a competitive disadvantage. ABE’s failure to sell all of its ethanol and distillers grains may result in less income from sales, reducing its revenue stream, which could reduce the value of an investment in ABE.

ABE does not have experience marketing ethanol and distillers grains, and it might be unsuccessful in selling any of the products it undertakes to market on its own.

ABE currently expects to market a portion of its own distillers grains generated by its Nebraska, Indiana and Minnesota plants locally by selling to local livestock, poultry and swine markets, and it may market the ethanol produced at the Indiana and Minnesota plants on its own.  ABE does not have any experience marketing ethanol and distillers grains, which may make it difficult to sell these products at a desirable price or at all. ABE’s failure to sell all of its ethanol and distillers dried grains feed products may result in less income from sales, reducing its revenue stream, which could reduce the value of an investment in ABE.

ABE has no current plans to sell the raw carbon dioxide it produces to a third-party processor, resulting in the loss of a potential source of revenue.

At this time, ABE has no agreement to sell the raw carbon dioxide it produces. ABE cannot provide any assurances that it will sell its raw carbon dioxide at any time in the future. If ABE does not enter into agreements to sell its raw carbon dioxide, ABE will have to emit it into the air. Although emission of carbon dioxide does not violate current laws, this will result in the loss of a potential source of revenue.

Changes and advances in ethanol production technology could require ABE to incur costs to update its ethanol plants or could otherwise hinder its ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Any advances and changes may make the ethanol production technology installed in ABE’s plants less desirable or obsolete. These advances could also allow ABE’s competitors to produce ethanol at a lower cost than ABE. If ABE is unable to adopt or incorporate technological advances, its ethanol production methods and processes could be less efficient than its competitors, which could cause its plants to become uncompetitive or completely obsolete. If ABE’s competitors develop, obtain or license technology that is superior to ABE’s or that makes its technology obsolete, ABE may be required or it may determine that it is in the best interests of ABE to incur significant costs to enhance or acquire new technology so that its ethanol production remains competitive. Alternatively, ABE may be required to seek third-party licenses, which could also result in significant expenditures. ABE cannot guarantee or assure that

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third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact ABE’s financial performance by increasing its operating costs and reducing its net income, all of which could reduce the value of an investment in ABE.

There is currently a shortage of rail cars to transport ethanol.  If ABE is not able to obtain rail cars at favorable prices, it may not be able to operate profitably.

ABE currently expects to transport a substantial amount of the ethanol produced at its plants by rail, which requires a sufficient supply of specialized rail cars.  There is currently a shortage of adequate rail cars, and rail car manufacturers have informed ABE that there is a significant backlog on rail car orders; therefore, it may be costly to obtain rail cars in a timely fashion or rail cars may not be available at all.  If demand for rail cars remains high, ABE may be required to pay higher prices than it currently anticipates to purchase rail cars, which would limit its ability to make a profit and cause its sales to decline.  Moreover, if ABE does not obtain rail cars in the quantities it plans to use, ABE may not be able to operate its plants at full capacity, which could cause a decline in the value of its units.

RISKS RELATED TO THE ETHANOL INDUSTRY

Competition from the advancement of technology may lessen the demand for ethanol and negatively impact ABE’s profitability, which could reduce the value of an investment in ABE.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, ABE may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact ABE’s profitability, causing a reduction in the value of an investment in ABE.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for ABE to produce ethanol on a cost-effective basis and could reduce the value of an investment in ABE.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, ABE may not be able to compete effectively. ABE does not believe it will be cost-effective to convert the existing South Dakota plants or the ethanol plants it is proposing to build into plants that will use cellulose-based biomass to produce ethanol. If ABE is unable to produce ethanol as cost effectively as cellulose-based producers, its ability to generate revenue will be negatively impacted and an investment in ABE could lose value.

Volatility in gasoline selling price and production cost may reduce ABE’s gross margins.

Ethanol is utilized both as a fuel additive to reduce vehicle emissions and as an octane enhancer to improve the octane rating of the gasoline with which it is blended.  Therefore, the supply and demand for gasoline impacts

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the price of ethanol, and ABE’s business and future results of operations may be materially adversely affected if gasoline demand or price decreases.

Competition in the ethanol industry could limit ABE’s growth and harm its operating results.

The market for ethanol and other biofuels is highly competitive. ABE’s current and prospective competitors include many large companies that have substantially greater market presence, name recognition and financial, marketing and other resources than ABE does.  ABE competes directly or indirectly with large companies, such as Archer-Daniels-Midland Company and Cargill, Inc., and with other companies that are seeking to develop large-scale ethanol plants and alliances. As of June 2006, the top ten producers accounted for approximately 46% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association.  Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry due in part to their ability to attract sufficient supplies of corn at relatively low prices.  Pressure from ABE’s competitors could require ABE to reduce its prices or increase its spending for marketing, which would erode its margins and could have a material adverse effect on its business, financial condition and results of operations.

Commencement of ethanol plant construction by other parties prior to ABE in the areas where it intends to build plants could force ABE to abandon one or more of its proposed plants.

At present, there are many individuals and groups that are attempting to build ethanol plants throughout the U.S.  If a third party begins construction on a plant in or around the area of one of ABE’s proposed plants, lenders may not be willing to fund the debt ABE would need to build in the area.  In addition, Fagen, ICM and other plant builders often refuse to construct plants nearby other ethanol plants.  This could cause ABE to abandon or relocate one of its proposed plants, which could have a material adverse effect on its business, financial condition and results of operations.

As domestic ethanol production continues to grow, ethanol supply may exceed demand, causing ethanol prices to decline and the value of an investment in ABE to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, ABE expects domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, ABE would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits, causing the value of an investment in ABE to be reduced.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol, which could affect ABE’s ability to market its product and reduce the value of an investment in ABE.

Certain individuals believe that use of ethanol will have a negative impact on retail prices of gasoline. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol ABE produces, which could negatively affect its profitability.

Ethanol imported from Caribbean basin countries may be a less expensive alternative to ABE’s ethanol, which would cause ABE to lose market share and reduce the value of an investment in ABE.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive

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alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean basin countries may affect ABE’s ability to sell its ethanol profitably, which would reduce the value of an investment in ABE.

Ethanol imported from Brazil may be a less expensive alternative to ABE’s ethanol, which would cause ABE to lose market share and reduce the value of an investment in ABE.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect ABE’s ability to sell its ethanol profitably, which would reduce the value of an investment in ABE.

RISKS RELATED TO REGULATION AND GOVERNMENTAL ACTION

Loss of or ineligibility for favorable tax benefits for ethanol production could hinder ABE’s ability to operate at a profit and reduce the value of an investment in ABE.

The ethanol industry and ABE’s business are assisted by various Federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS will begin at 4 billion gallons per year in 2006, increasing to 7.5 billion gallons per year by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and ABE’s revenues by making it more costly or difficult for ABE to produce and sell ethanol. If the Federal tax incentives are eliminated or sharply curtailed, ABE believes that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of an investment in ABE.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005, the size limitation on the production capacity for small ethanol producers increased from 30 million to 60 million gallons. Because ABE intends to build plants with the capacity to annually produce 100 million gallons of ethanol each, ABE does not expect to qualify for this tax credit, which could hinder its ability to compete with other plants that will receive the tax credit.

The state of Nebraska has established a production tax credit for newly constructed facilities in production prior to June 30, 2004. As the program is currently structured, ABE is not eligible for these production tax credits since its Nebraska plant did not become operational by the June 30, 2004 production deadline. The program is scheduled to expire on June 30, 2012. ABE’s inability to qualify for this production tax credit may make it more difficult to compete with other facilities in Nebraska that are eligible to receive the tax credit. This could negatively impact ABE’s profitability, causing a reduction in the value of an investment in ABE.

HGF has historically received incentive payments from the State of South Dakota in the amount of $700,000 to $800,000 per year. This incentive has terminated for the Aberdeen plant, and HGF does not expect to receive this incentive for the Aberdeen plant expansion and anticipates that the incentive for the Huron plant will terminate in 2011. The reduction in the incentive payments will reduce HGF’s profitability absent an increase in revenue, which may, in turn, result in a decrease in the value of the ABE Units.

A change in environmental regulations or violations thereof could result in the devaluation of ABE Units and a reduction in the value of an investment in ABE.

ABE is subject to extensive air, water and other environmental regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of its employees, and ABE will need to obtain a number

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of environmental permits to construct and operate the plants. In addition, it is likely that ABE’s debt financing for its plants will be contingent on ABE’s ability to obtain the various environmental permits that it will require.

ABE is in the process of applying for the permits necessary for construction and operation of its Nebraska plant and the Aberdeen plant expansion and has received some of these permits. ABE has not yet applied for the necessary permits for the Indiana and Minnesota plants.  If for any reason any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Permit conditions could also restrict or limit the extent of ABE’s operations. There are no assurances that ABE will be able to obtain and comply with all necessary permits to construct and continue to operate its ethanol plants. Failure to comply with all applicable permits and licenses could subject ABE to future claims or increase costs and materially adversely affect its business and results of operations.

Each ethanol plant ABE operates or intends to operate is subject to environmental regulation by the state in which the plant is located and by the U.S. Environmental Protection Agency. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts on the environment.  A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.  ABE may be liable for the investigation and cleanup of environmental contamination at each of the properties that it owns or operates and at off-site locations where ABE arranges for the disposal of hazardous substances.  If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, ABE may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources.  ABE may also be subject to related claims by private parties, including its employees and property owners or residents near its plants, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those plants. Additionally, the hazards and risks associated with producing and transporting ABE’s products (such as fires, natural disasters, explosions, abnormal pressures and blowouts) may also result in personal injury claims by third parties or damage to property owned by ABE or by third parties. ABE could sustain losses for uninsurable or uninsured events, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury to third parties or damage to property owned by ABE or third parties or other losses that are not fully covered by insurance could have a material adverse effect on ABE’s business, results of operations and financial condition.

Additionally, environmental laws and regulations, both at the Federal and state level, are subject to change and changes can be made retroactively. Consequently, even if ABE obtains the required permits, it may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce its profitability and cause the loss of some or all of an investment in ABE.

Delays in E85 pump certifications could decrease the market for ethanol and decrease production of flexible fuel vehicles, causing ethanol prices to decline and the value of an investment in ABE to be reduced.

While demand for ethanol may increase as a result of increased consumption of E85 fuel (a blend of 85% ethanol and 15% unleaded gasoline) in flexible fuel vehicles, there are some problems certifying pumps to dispense E85 fuel.  In high concentrations, the alcohol in ethanol can corrode some types of metal, such as aluminum, and damage conventional rubber fittings and hoses.

Under some state laws, service stations will be required to have Underwriters Laboratories, Inc., known as UL, certified E85 pumps in the future.  UL is a private product-safety group used by fire marshals and state agencies.  At this time, UL has not certified any pumps to dispense E85 and in October 2006, it suspended its approval of various internal pump components while it completes its review.  After UL suspended approval of pump components, the fire marshal in Columbus, Ohio closed two service stations in the city.  UL estimates that it could take from six months to two years to finish its review of E85 pumps.

Should UL fail to approve pump components in the future, it could decrease the market for ethanol and reduce the value of an investment in ABE.

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RISKS RELATED TO ABE’S OFFERING

ABE is undertaking a “best efforts” Offering, which means it may not receive sufficient funds to undertake any of the projects, other than the Nebraska plant, discussed in this Prospectus/Information Statement.

Pursuant to a separate registration statement filed on Form SB-2 with the SEC and certain states, ABE intends to undertake a “best efforts” Offering to raise equity to expand the Aberdeen plant, increase its working capital, construct the Indiana plant and continue planning the Minnesota plant.  Based on its business plan and current construction cost estimates, ABE believes it will need to raise approximately $175.0 million in debt and equity for construction and start-up expenses relating to the Indiana plant and substantial additional debt and equity to construct and start-up the Minnesota plant.  ABE will need to raise at least $40.0 million in the Offering in order to close on funds that will permit it to incur debt financing to complete construction of the Aberdeen plant expansion.  There is a risk that ABE may not be able to sell sufficient ABE Units in the Offering to meet the minimum offering amount of $40.0 million or, if the minimum offering amount is met, to raise the equity capital portion of the financing necessary to construct the Indiana plant or to raise sufficient funds to undertake the planning of the Minnesota plant.  Even if ABE raises the $100.0 million of maximum proceeds in the Offering, ABE will not have sufficient funds to finance the construction of the Minnesota plant.  At the time of the Special Meeting, HP members may not know the amount of capital, if any, that ABE will be able to raise in its “best efforts” Offering.

ABE has limited experience in selling securities and no one has agreed to assist it or purchase any ABE Units that it cannot sell itself in the “best efforts” Offering, which may result in the failure of the Offering.

ABE is making the Offering on a “best efforts” basis and it will not use an underwriter or placement agent.  ABE has no firm commitment from any prospective buyer to purchase ABE Units and there can be no assurance that the Offering will be successful.  ABE plans to offer ABE Units directly to investors.  ABE plans to advertise in local media and by mailing information to area residents.  It may also hold informational meetings.  ABE’s management has significant responsibilities in their primary occupations in addition to trying to raise capital.  Most of its executive officers and directors have limited or no broker-dealer experience and most have limited or no experience with public offerings of securities.  There can be no assurance that ABE will be successful in securing investors for the Offering.

RISKS RELATED TO ABE’S UNITS

There has been no independent valuation of the ABE Units, which means that the units may be worth less than the value attributed to them in the Combination.

The parties agreed that the value of the ABE Units issued in the Combination was $20.00 per unit.  We determined that value without independent valuation and this value is not based on perceived market value, book value or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the ABE Units. The ABE Units may have a value significantly less than $20.00 per unit and there is no guarantee that the ABE Units will ever obtain a value equal to or greater than the value attributed to them in the Combination.

No public trading market exists for ABE Units and ABE does not anticipate the creation of such a market, which means that it will be difficult to liquidate an investment in ABE.

There is currently no established public trading market for ABE Units, and an active trading market will not develop as a result of the Combination.  In order for ABE to maintain its partnership tax status, ABE unitholders may not trade their ABE Units on an established securities market or readily trade the ABE Units on a secondary market (or the substantial equivalent thereof).  Therefore, ABE does not expect to apply for listing of its units on any securities exchange.  As a result, investors in ABE should not expect to readily sell their ABE Units.

The transferability of ABE Units is significantly restricted.

The ABE Units are subject to substantial transfer restrictions pursuant to the ABE Operating Agreement.  In addition, transfers of the ABE Units may be restricted by Federal and state securities laws.  As a result, investors

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in ABE may not be able to liquidate their investments in the ABE Units and, therefore, may be required to assume the risks of investments in ABE for an indefinite period of time, which may be the life of ABE.  ABE has not developed an exit strategy.

To help ensure that a secondary market does not develop, the ABE Operating Agreement prohibits transfers without the approval of ABE’s board of directors and ABE will place a restrictive legend on ABE Unit certificates.   See “Summary of the ABE Operating Agreement” and “Description of ABE Units.”  ABE’s board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly traded partnership rules under the tax code, which include, without limitation, the following:

•                  transfers by gift to the member’s descendants;

•                  transfer upon the death of a member;

•                  transfers between family members; and

•                  transfers that comply with the “qualifying matching services” requirements.

There is no assurance that an investor in ABE will receive cash distributions, which could result in an investor receiving little or no return on the investment.

Distributions are payable at the sole discretion of ABE’s board of directors, subject to the provisions of the Delaware Limited Liability Company Act, the ABE Operating Agreement and the requirements of ABE’s creditors.  Cash distributions are not assured, and ABE may never be in a position to make distributions.  See “Description of ABE Units.”  ABE’s board of directors may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion, the construction or acquisition of additional plants or other company opportunities.  This means that investors in ABE may receive little or no return on their investment and be unable to liquidate their investment due to transfer restrictions and lack of a public trading market.  This could result in a reduction in the value of or the loss of an investment in ABE.

The presence of ABE members holding 25% or more of the outstanding ABE Units is required to take action at a meeting of ABE members.

In order to take action at a meeting, a quorum of ABE members holding at least 25% of the outstanding ABE Units must be represented in person, by proxy or by mail ballot.  See “Summary of the ABE Operating Agreement.”  Assuming a quorum is present, ABE members take action by a vote of the majority of the ABE Units represented at the meeting and entitled to vote on the matter. The requirement of a 25% quorum protects ABE from actions being taken when less than 25% of the members have considered the matter being voted upon.  However, this also means that the ABE unitholders of a minority of outstanding ABE Units could pass a vote and take an action which would then bind all ABE unitholders. Conversely, the requirement of a 25% quorum also means that ABE members will not be able to take actions which may be in the best interests of ABE if ABE cannot secure the presence in person, by proxy or by mail ballot of ABE members holding 25% or more of the outstanding ABE Units.

Members in ABE have limited voting rights.

Members in ABE cannot exercise control over ABE’s daily business affairs and implement changes in its policy.  Subject to the provisions in the ABE Operating Agreement, ABE’s board of directors may modify ABE’s business plans without member consent.

In addition to the election of directors, members in ABE may vote only in a limited number of specific instances.  These situations consist of the following matters, which require the affirmative vote of a majority of ABE’s membership voting interests:

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•                  disposition of substantially all of ABE’s assets through merger, exchange or otherwise, except for dissolution of ABE or transfer of its assets to a wholly-owned subsidiary;

•                  issuances of more than 20 million ABE Units;

•                  causing ABE to acquire debt or equity of any director or its affiliates, or otherwise making loans to a director or its affiliates in excess of $500,000; or

•                  amendments to the ABE Operating Agreement (other than amendments that would modify the limited liability of a member or alter the member’s economic interest, which require a two-thirds vote of the membership voting interests adversely affected).

Except for a decree of judicial dissolution, dissolution requires the vote of 75% of ABE’s membership voting interests.

ABE Units will be subordinate to ABE debts and other liabilities, resulting in a greater risk of loss for investors.

The ABE Units are unsecured equity interests and are subordinate in right of payment to all of ABE’s current and future debt.  In the event of ABE’s insolvency, liquidation, dissolution or other winding up of its affairs, all of ABE’s debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the ABE Units.  In the event of ABE’s bankruptcy, liquidation, or reorganization, all ABE Units will be paid ratably with all of ABE’s other equity holders, and there is no assurance that there would be any remaining funds after the payment of all of ABE’s debts for any distribution to the holders of the ABE Units.

ABE Units will be diluted in value and will be subject to further dilution in value.

To date, 7,165,600 of the outstanding ABE Units have been issued at a price less than $20.00 per unit.  The presence of these previously issued ABE Units will dilute the relative ownership interests of the ABE Units issued pursuant to the Combination because these earlier investors received a relatively greater share of equity for less consideration.  As a result, investors who receive ABE Units in the Combination will incur immediate and substantial dilution in the value of their ABE Units.  The ABE Units issued or to be issued in the Combination were or will be issued for consideration that the parties to the Purchase Agreement valued at $20 per unit, but neither ABE nor HP obtained an independent valuation of HGF or the ABE Units in connection with the Combination.  As a result, if the value of the ABE Units received in the Combination proves to be less than $20 per unit, investors who receive ABE Units in the Combination may incur additional dilution in the value of their units.

ABE may, in the future, issue ABE Units at less than $20 per unit, adopt a unit incentive plan or otherwise grant ABE Units, options, warrants or other securities in order to attract and retain key personnel to operate its plants and to provide incentives to key management, consultants, directors and officers.  These actions, if taken, could lower the value of ABE Units and cause additional dilution to an investment in ABE and a reduction in an ABE investor’s equity interest.

ABE may decide to build or acquire additional ethanol plants or undertake additional business ventures, which could affect its profitability and result in the loss of a portion or all of an investment in ABE.

In the future, ABE may explore the possibility of building or acquiring additional ethanol plants or undertaking unrelated business ventures.  If ABE decides to take advantage of these opportunities, it might issue additional equity, which could dilute the ABE Units issued as consideration in the Combination and cause ABE to incur additional significant debt obligations in order to fund the new construction or venture.  Any proposed additional plants or ventures may also impose substantial additional demands on the time and attention of ABE’s executive officers and directors.  If ABE decides to build or acquire additional plants or undertake other business ventures, ABE may not be successful, which could lead to an unrecoverable investment by ABE and investors in ABE could lose a portion or all of their investment.  Even if ABE is successful, the profitability of the operations of those additional plants and ventures will affect the value of an investment in ABE.

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RISKS RELATED TO TAX ISSUES

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE IMPACT THAT YOUR PARTICIPATION IN ABE MAY HAVE ON YOUR FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO YOUR MEMBERSHIP IN ABE.

YOU ARE STRONGLY ENCOURAGED TO CAREFULLY REVIEW “FEDERAL INCOME TAX CONSEQUENCES OF OWNING ABE UNITS” ON PAGE 76 FOR A DISCUSSION OF THE FEDERAL INCOME TAX PROVISIONS THAT MAY AFFECT YOUR OWNERSHIP OF ABE UNITS.

IRS classification of ABE as a corporation rather than as a partnership or ABE’s conversion to a corporation would result in higher taxation and reduced profits, which could reduce the value of an investment in ABE.

ABE is a Delaware limited liability company that has elected to be taxed as a partnership for Federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of ABE Units. However, if for any reason the IRS would successfully determine that ABE should be taxed as a corporation rather than as a partnership, or if ABE elects to be organized as a corporation it will be subject to Subchapter C of the Internal Revenue Code of 1986, as amended (the “Code”) and ABE would be taxed on its net income at rates of up to 35% for Federal income tax purposes, and all items of its income, gain, loss, deduction and credit would be reflected only on its tax returns and would not be passed through to the holders of the ABE Units. If ABE were to be taxed as a corporation for any reason, distributions ABE makes to investors will be treated as ordinary dividend income to the extent of ABE’s earnings and profits, and the payment of dividends would not be deductible by ABE, thus resulting in double taxation of ABE’s earnings and profits. If ABE pays taxes as a corporation, it will have less cash to distribute to its unitholders.  See “Federal Income Tax Consequences of Owning ABE Units — Partnership Status” for additional details.

The IRS may classify an investment in ABE as a passive activity, resulting in an inability to deduct losses associated with the investment.

It is likely that an investor’s interest in ABE will be treated as a “passive activity” for tax purposes. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be a “passive activity,” then the investor’s allocated share of any loss ABE incurs will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of ABE’s losses that are passed through to such investor.  See “Federal Income Tax Consequences of Owning ABE Units — Deductibility of Losses; Basis, At Risk and Passive Loss Limitations” for additional details.

Income allocations assigned to an investor’s ABE Units may result in taxable income in excess of cash distributions, which means the investor may have to pay income tax on his, her or its  investment with personal funds.

Investors will be required to pay tax on their allocated shares of ABE’s taxable income.  An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions ABE may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict ABE’s ability to pay cash distributions, or ABE’s decision to retain the cash generated by the business to fund its operating activities and obligations. Accordingly, investors are likely to be required to pay some or all of the income tax on their allocated shares of ABE’s taxable income with personal funds.

An IRS audit could result in adjustments to ABE’s allocations of income, gain, loss and deduction, causing additional tax liability to its members.

The IRS may audit ABE’s income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging ABE’s

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allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on the investor’s tax returns. Any of these events could result in additional tax liabilities, penalties and interest to the investor, and the cost of filing amended tax returns.  See “Federal Income Tax Consequence of Owning Units — Audit of Income Tax Returns” for additional details.

To the extent that ABE holds United States real property, non-U.S. investors may be subject to U.S. Federal income tax (including withholding tax) in connection with the disposition of ABE Units, and U.S. investors selling ABE Units may be required to certify as to their status in order to avoid withholding.

A non-U.S. holder of ABE Units will generally be subject to withholding of U.S. Federal income tax with respect to distributions made by ABE.  Moreover, a non-U.S. holder of ABE Units not otherwise subject to U.S. Federal income tax on gain from the sale or other disposition of ABE Units may nevertheless be subject to U.S. Federal income tax (including withholding) with respect to such sale or other disposition if ABE holds United States real property at the time of the sale or disposition.

If ABE elects to be reorganized as a corporation rather than a limited liability company, a non-U.S. holder of ABE Units will generally be subject to withholding of U.S. Federal income tax with respect to distributions made by ABE that are treated as dividends for U.S. Federal income tax purposes.  In addition, if ABE elects to be reorganized as a corporation, a non-U.S. holder of ABE Units not otherwise subject to U.S. Federal income tax on gain from the sale or other disposition of ABE Units may nevertheless be subject to U.S. Federal income tax (including withholding) with respect to such sale or other disposition if ABE is, or has been, a United States real property holding corporation at any time within the five-year period preceding the disposition (or the non-U.S. holder’s holding period if shorter). Generally, a corporation is a U.S. real property holding corporation if at any time the fair market value of its U.S. real property interests as defined in the Code and applicable Treasury Department Regulations (the “Regulations”) equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

RISKS RELATED TO CONFLICTS OF INTEREST

ABE’s directors have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to ABE’s business.

ABE’s directors have other management responsibilities and business interests apart from ABE’s business. Therefore, ABE’s directors may experience conflicts of interest in allocating their time and services between ABE and their other business responsibilities.

ABE’s directors, officers or other affiliates may hold a substantial percentage of ABE’s Units, which may result in a conflict of interest between their responsibilities to ABE and their own personal interests.  Conflicts of interest may arise if the directors and officers, or other affiliates, either individually or collectively, hold a substantial percentage of the ABE Units because of their position to substantially influence ABE’s business and management.

ABE’s directors Revis L. Stephenson III (who is also ABE’s chief executive officer) and Robert W. Holmes each hold a substantial percentage of outstanding ABE Units.  Mr. Stephenson currently owns a total of 299,000 of ABE Units while Mr. Holmes is the beneficial owner of 145,000 ABE Units, including 115,000 units held through the Holmes Residuary Trust.  These totals include restricted ABE Units transferred to Mr. Stephenson and Mr. Holmes pursuant to a project development fee agreement  To date, ABE has issued Mr. Stephenson and Mr. Holmes an aggregate of 125,000 restricted ABE Units in exchange for their efforts to organize and develop ABE.  These 125,000 ABE Units are subject to certain restrictions on ownership including a lock-up agreement impairing the transfer of these units until May 10, 2008.  Mr. Stephenson may be entitled under this agreement to additional ABE Units, currently estimated at 26,580 ABE Units, up to 1% of the difference between $1.25 million and the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds $1.25 million.

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ABE entered into deferred unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, ABE’s chief executive officer and chief operating officer, respectively, pursuant to their employment agreements.  For each additional ethanol production or co-production facility ABE acquires or builds on or prior to April 3, 2009 in addition to the Nebraska plant, Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, has the right to receive one ABE Unit per 1,000 gallons of ethanol production capacity acquired or built, and Gales Holdings, Inc., an entity owned by Mr. Gales, has the right to receive 0.15 ABE Units per 1,000 gallons of ethanol production capacity acquired or built.  The maximum grant under these agreements will be 300,000 and 45,000 ABE Units, respectively.

ABE’s director Robert W. Holmes is the current president of one of ABE’s depositories, Timberwood Bank, located in Tomah, Wisconsin.

Larry Cerny, ABE’s secretary and a member of ABE’s board of directors, is the co-founder and chairman of the board of Geotechnical Services, Inc.,  a geotech and environmental engineering firm.  ABE has engaged Geotechnical Services to perform soil testing, geotechnical investigation services and a phase I environmental site assessment update for the site of the Nebraska plant.

The agreements with Messrs. Stephenson and Gales, ABE’s relationship with an affiliate of Mr. Holmes and ABE’s agreement with an affiliate of Mr. Cerny were not negotiated at arm’s length and may or may not be as favorable to ABE as those generally available from an unaffiliated third party.  In addition, these arrangements could cause Messrs. Stephenson, Gales, Holmes and Cerny conflicts of interest in decision making related to ABE’s financing plan.  These conflicts could threaten ABE’s ability to capitalize projects if these directors put their personal interests ahead of ABE’s best interests related to funding projects.

At the closing of the SDWG Transaction, HGF entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of HGF’s South Dakota plants, including the Aberdeen plant expansion.  Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became of member of ABE’s board of directors.  The grain origination agreement could cause Mr. Locken a conflict of interest in decision making related to the operation of the South Dakota plants.

ABE may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put their financial interests ahead of ABE’s.

Most of the cost of ABE’s projects will be paid to Fagen, Inc. and ICM, Inc. for the design and construction of the Nebraska, Indiana and Minnesota plants and the Aberdeen plant expansion.  Fagen and ICM may experience conflicts of interest that cause them to put their financial interest in the design and construction of ABE’s plants ahead of ABE’s best interests.  For example, they may seek high profit margins or seek additional funds to complete construction in lieu of absorbing certain costs.  In addition, because of the extensive roles that Fagen and ICM will have in the construction and operation of the plants, it may be difficult or impossible for ABE to enforce claims that it may have against them.  Such conflicts of interest may reduce ABE’s profitability and the value of the ABE Units.

Fagen, ICM and their affiliates may also have conflicts of interest with ABE because employees or agents of Fagen and ICM are involved as owners, creditors, builders and designers and in other capacities with other ethanol plants in the United States.  ABE cannot require Fagen or ICM to devote their full time or attention to ABE’s activities.  As a result, Fagen and ICM may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to ABE’s plants.

If the HP Transaction is not consummated, the amount HP may obtain in the future for its HGF Partnership Interest may be less than the consideration it would receive in the Combination, and HP’s ability to transfer its HGF Partnership Interest will be restricted by HGF’s Agreement of Limited Partnership.

The consideration ABE has agreed to deliver to HGF’s partners in the Combination may represent a premium over the amount a party would be willing to pay for HP’s HGF Partnership Interest and DF Common Stock because ABE will obtain control of HGF if the HP Transaction is consummated.  If the HP members fail to approve the HP Transaction or if the HP Transaction is approved but is not consummated, HP will continue to own a minority interest in HGF.  Therefore, a future acquiror, other than ABE, will not be able to obtain control of HGF by purchasing HP’s HGF Partnership Interest and DF Common Stock and, therefore, would not likely be willing to pay a premium for HP’s HGF Partnership Interest.  Further, a future acquiror may impose a discount to the fair market value of HP’s HGF Partnership Interest and DF Common Stock to reflect the fact that it will only be acquiring a non-controlling interest in HGF.  In addition, pursuant to the terms of HGF’s Agreement of Limited Partnership, HP’s ability to transfer its HGF Partnership Interest is restricted.  For example, ABE has a right of first refusal to purchase HP’s HGF Partnership Interest in the event that HP finds a willing purchaser of such interest.  This right of first refusal, along with the other transfer restrictions in the HGF Agreement of Limited Partnership, may make it difficult for HP to identify a person willing to purchase its HGF Partnership Interest.

FORWARD-LOOKING STATEMENTS

Throughout this Prospectus/Information Statement, we make “forward-looking statements” that involve future events, future performance of ABE and HGF and their expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the heading “Risk Factors,” but may be found in

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other locations as well, including the material in the Form 10-KSB attached hereto as Annex C. These forward-looking statements generally relate to ABE’s or HGF’s plans and objectives for future operations and are based upon management’s estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

•                  ABE was a development-stage company until recently and has only begun to generate revenue with the acquisition of a non-controlling ownership interest in HGF;

•                  ABE may not have available capital to complete the plants discussed in this Information Statement/ Prospectus;

•                  ABE may not successfully integrate HGF;

•                  cash distributions depend upon ABE’s future financial and operational performance and will be affected by debt covenants, reserves and operating expenditures;

•                  ABE’s future plant operations are subject to construction risks and fluctuations in the prices of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology and government support and regulations;

•                  ABE is very dependent on Fagen and ICM for the construction, design and technology for its plants and any loss of its relationships with Fagen and ICM may cause ABE to delay or abandon the projects;

•                  conflicts of interest may arise in the future between ABE, its members, its directors and the companies upon which it will depend;

•                  the ABE Units are subject to a number of transfer restrictions and no public market exists for the ABE Units and none is expected to develop; and

•                  members’ voting rights are limited and ABE is managed by a board of directors and officers.

You should read this Prospectus/Information Statement completely and with the understanding that actual future results may be materially different from what is expected. The forward-looking statements contained in this Information Statement/Prospectus have been compiled as of the date +hereof and should be evaluated with consideration of any changes occurring after the date of this Prospectus/Information Statement. Except as required under Federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

THE SPECIAL MEETING

GENERAL INFORMATION

This Prospectus/Information Statement is provided to the HP members in connection with the Special Meeting to be held on ______________ ___, 2007 at _____________ local time, at ___________________.

MATTERS TO BE CONSIDERED

At the Special Meeting, the HP members will consider and vote upon the proposal to approve the HP Transaction, the proposal to approve the HP Dissolution (if the HP Transaction is approved) and the proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

WHO MAY VOTE AT THE SPECIAL MEETING

Only members of record as of the close of business on _________ ___, 2007 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.  As of the close of business on the Record Date, there

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were 317 HP members.  Each HP member is entitled to one vote with respect to each matter submitted to members at the Special Meeting, regardless of the number of capital units of HP owned by such member.

HOW TO VOTE

HP members may only vote in person at the Special Meeting.  Voting by written ballot on the proposals to be considered at the Special Meeting will not be permitted.  Therefore, if you would like to vote on the proposals, it is important that you attend the Special Meeting.

QUORUM AND VOTE REQUIRED

The presence in person of 21 HP members will constitute a quorum at the Special Meeting.  If a quorum is not present, it is expected that the Special Meeting will be adjourned or postponed to enable a quorum to be established.  Approval of each of the HP Transaction and HP Dissolution (if the HP Transaction is approved) requires the affirmative vote of two-thirds of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  Approval of the proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution requires the affirmative vote of a majority of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  Votes cast at the Special Meeting will be tabulated by the inspectors appointed for the Special Meeting who will determine whether or not a quorum is present.

The proposals to be considered at the Special Meeting are of great importance to HP.  Accordingly, you are urged to read and carefully consider the information presented in this Prospectus/Information Statement and to attend the Special Meeting to vote in person.

ABSTENTIONS

Assuming a quorum is established, abstentions from voting will have no effect on the approval of proposals to be voted on at the Special Meeting

OTHER MEETING MATTERS AND ADJOURNMENT

The HP Board does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting.

If the Special Meeting is adjourned for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution, no notice of the time and place of the adjourned meeting is required to be given to the HP members other than the announcement at the Special Meeting of such time and place.  The affirmative vote of a majority of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member, is required to approve such adjournment.

EXPENSES AND SOLICITATION

The cost of soliciting votes pursuant to this Prospectus/Information Statement will be borne by HP.  In addition to soliciting HP members by mail, certain of HP’s managers, officers and employees, without additional remuneration, may solicit votes in person or by telephone or other means of electronic communication.  HP will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses.

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PROPOSAL 1: THE HP TRANSACTION

THE COMPANIES

Advanced BioEnergy, LLC

Formed on January 4, 2005, ABE was, prior to the acquisition of its HGF Partnership Interests, a development-stage company engaged in the biofuels business with no prior operating history.  ABE is currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska.  ABE also is planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Argos or Rochester, Indiana and a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota. ABE currently owns approximately 53% of the HGF Partnership Interests and owns 51% of the DF Common Stock. ABE is also considering biofuel opportunities in other locations.  ABE has filed a registration statement with the SEC on Form SB-2 to raise up to $100 million of equity in the Offering to partially fund HGF’s Aberdeen plant expansion, the construction of the Indiana plant, working capital needs, additional planning for the Minnesota plant and expenses of the Offering.  ABE’s principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.  ABE’s telephone number is (866) 794-5424 or (763) 226-2701.   ABE also maintains a corporate office at 137 N. 8th Street, Geneva, Nebraska 68361.  See “Description of ABE’s Business” below for more information about ABE.

HGF Acquisition, LLC

HGF Acquisition is a wholly-owned subsidiary of ABE formed on October 4, 2006 solely for the purpose of engaging in the Combination.  HGF Acquisition has not engaged in any business activity other than in connection with the Combination.  HGF Acquisition’s principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.  HGF Acquisition’s telephone number is (866) 794-5424 or (763) 226-2101.

Heartland Grain Fuels, L.P.

HGF is a Delaware limited partnership established in 1991.  Through its general partner, DF, HGF currently owns and operates a 9 million gallons per year ethanol production facility in Aberdeen, South Dakota and a 30 million gallons per year ethanol production facility in Huron, South Dakota.  The Aberdeen, South Dakota facility is currently adding an adjacent facility to increase its production capacity to 49 million gallons per year.  HGF’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

Heartland Producers, LLC

HP is a South Dakota limited liability company formed in January 2002 to invest in and operate HGF.  HP currently owns approximately 46% of the HGF Partnership Interests and 49% of the DF Common Stock.  HP has no other significant assets other than its ownership interest in HGF and DF, the general partner of HGF.  HP’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

Dakota Fuels, Inc.

DF is a Delaware corporation established in 1991 as the general partner of HGF.  DF owns approximately 1% of HGF and has no assets other than its ownership interest in HGF.  Currently, ABE owns 51% of the DF Common Stock and HP owns 49% of the DF Common Stock.  DF’s executive offices are located at 38469 133rd Street, Aberdeen, South Dakota 57401 and its telephone number is (605) 225-0520.

THE COMBINATION

On November 7, 2006, ABE, HGF Acquisition, HGF, SDWG, HP, DF and Aventine entered into agreements that, assuming the satisfaction of all closing conditions, including the approval of the HP Transaction by the HP members, will result in a combination of HGF and ABE with the limited partners of HGF receiving cash and

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ABE Units in exchange for their HGF Partnership Interests and HP and SDWG receiving cash for their DF Common Stock.  The Combination was structured as a three-step transaction.  Each of these steps is described in more detail below.  The first two steps have already been completed and as a result ABE, through its wholly-owned subsidiary, HGF Acquisition, owns approximately 53% of the HGF Partnership Interests and 51% of the DF Common Stock.

First Step:  The SDWG Transaction and the Earnings Distribution

On November 7, 2006, ABE, HGF Acquisition, HGF, SDWG, HP and DF entered into the Purchase Agreement that governs the terms of the exchange with HGF Acquisition of the HGF Partnership Interests and the DF Common Stock owned by both SDWG and HP.  Due to HP’s need to obtain HP member approval, its desire to distribute the consideration received in the transaction to its members and certain restrictions imposed upon the Combination by applicable securities laws, the parties decided it was in their best interests to close the SDWG Transaction prior to the HP members voting on the HP Transaction.  Therefore, on November 8, 2006, SDWG exchanged its HGF Partnership Interests, representing 47.9% of the HGF Partnership Interests, and its DF Common Stock, representing 51% of the DF Common Stock, with HGF Acquisition for an aggregate of $8,065,895 in cash and 1,271,452 ABE Units.  In addition, at the closing of the SDWG Transaction, $7,794,124 in cash and 1,228,547 ABE Units, representing the consideration that HP will receive if the HP members approve the HP Transaction and the HP Transaction is consummated, were put into an escrow account with Wells Fargo Bank, NA (“Wells Fargo”) to ensure that the consideration will be available at the closing of the HP Transaction.

Pursuant to the terms of the Purchase Agreement, the representations and warranties and the indemnification obligations of SDWG and HP are the same in all material respects, except that the indemnification obligations of each party with respect to HGF are based on their pro rata share of the total consideration received under the Purchase Agreement.  HP, however, will only have indemnification obligations if the HP members approve the HP Transaction and the HP Transaction is consummated.  The representations and warranties and the indemnification obligations of HP are summarized below under the headings “The Purchase Agreement—Representations and Warranties” and “The Purchase Agreement—Indemnification and Escrow.”  To satisfy SDWG’s indemnification obligations under the Purchase Agreement, ABE withheld 50,857 of the 1,271,452 ABE Units payable to SDWG at the closing of the SDWG Transaction and deposited such units into an escrow account with Wells Fargo.  Subject to certain exceptions, SDWG’s indemnification obligations pursuant to the Purchase Agreement do not arise until ABE has suffered an aggregate of $500,000 in damages and are capped at the value of the ABE Units held in the escrow account (which the parties have agreed is $20.00 per ABE Unit).  ABE may only recover the ABE Units held in such account in satisfaction of indemnification claims against SDWG and, if the closing of the HP Transaction occurs, HP.  The Purchase Agreement provides that, with certain exceptions, SDWG’s representations, warranties and covenants only survive for six months after closing of the SDWG Transaction and, therefore, all of the ABE Units withheld at the closing of the SDWG Transaction and remaining in escrow on May 8, 2007 will be released to SDWG on such date unless there are pending unresolved claims.

Under the terms of the Purchase Agreement, ABE has agreed to cause HGF to be operated in the ordinary course of business until the HP members vote on the HP Transaction.  In addition, ABE has agreed to cause HGF to complete the expansion of HGF’s Aberdeen facility in accordance with the current expansion plans.

On November 7, 2006, DF amended its credit agreements with CoBank, ACB (“CoBank”), and HGF amended its credit agreements with DF, to increase aggregate funds available to HGF under those agreements from $21.75 million to $42 million.  Immediately prior to the closing of the SDWG Transaction, DF and HGF borrowed approximately $16 million under their respective credit agreements to fund both the Distribution (as defined below) and the deposit into escrow of the cash portion of the consideration HP will receive if the HP Transaction is consummated.  After borrowing the $16 million described above, HGF had approximately $4.5 million available under its credit agreements to fund the expansion of its Aberdeen facility.  See “Management’s Discussion and Analysis or Plan of Operation for Heartland Grain Fuels — Liquidity and Capital Resources” in the Form 10-KSB attached hereto as Annex C.  If the HP members fail to approve the HP Transaction, the $7,794,124 million held in escrow, which represents the cash portion of the consideration HP would have received if the HP Transaction had been consummated, will be used by HGF and DF to pay down the amounts owed to CoBank; however, HGF will still be obligated to repay when due the $8,757,400 million borrowed to fund the Distribution.

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Prior to the closing of the SDWG Transaction, HGF made a one-time distribution to its partners in the aggregate amount of $8,757,400 million representing their proportionate share of  HGF’s earnings from January 1, 2006 through and including November 8, 2006, the closing date of the SDWG Transaction (the “Distribution”).  You should have already received your pro rata portion of the Distribution.  If you have not, please contact Bill Paulsen at 605-226-9102.

As part of the closing with SDWG, HGF executed a new grain origination agreement with SDWG and ABE executed an employment agreement with Bill Paulsen.  The terms of both of these agreements are summarized below under the heading “Interests of Certain Persons in the Combination and HP Transaction.” In addition, SDWG entered into an investors rights agreement with ABE that provides SDWG with certain registration rights with respect to the ABE Units it received and provides that so long as SDWG continues to own at least 50% of the ABE Units issued to it at the closing of the SDWG Transaction, ABE will nominate, and require its directors and executive officers to vote in favor of, a representative of SDWG to the ABE board of directors until the earlier of three years after the date of the closing of the SDWG Transaction or immediately prior to the date that ABE consummates its initial public offering.  Dale Locken, the chief executive officer of SDWG, has been elected to the ABE board of directors as the initial SDWG representative.

Second Step:  The Aventine Transaction

On November 7, 2006, ABE, HGF Acquisition, HGF, SDWG, HP, DF and Aventine entered into the Aventine Purchase Agreement governing the Aventine Transaction.   Due to the small percentage of HGF owned by Aventine and certain timing considerations, the parties decided it was in their best interests to enter into a separate, less complex agreement with Aventine and to close on the Aventine Transaction simultaneously with the closing of the SDWG Transaction. Therefore, on November 8, 2006, Aventine exchanged its HGF Partnership Interests, representing 5% of the HGF Partnership Interests, with HGF Acquisition for $842,105 in cash and 131,579 ABE Units.

Pursuant to the Aventine Purchase Agreement, each of SDWG, HP, DF and Aventine waived certain rights of first refusal that each had under the HGF Partnership Agreement as a result of the Combination and Aventine waived certain rights that it had under its current Ethanol Marketing Agreement with HGF as a result of the transactions contemplated by the Aventine Purchase Agreement.  Pursuant to the Aventine Purchase Agreement, Aventine gave limited representations and warranties to ABE and HGF Acquisition and has no indemnification obligations with respect to the business and operations of HGF, as compared to the indemnification obligations of SDWG and HP under the Purchase Agreement.

At the closing of the Aventine Transaction, Aventine and HGF agreed to an amendment to their existing ethanol marketing agreement to extend the term of the agreement, to amend the timing of payment and the commission to be paid by HGF, and to include certain confidentiality provisions.

Third Step:  The HP Transaction

As described above, on November 7, 2006, HP entered into the Purchase Agreement.  Due to the terms of HP’s operating agreement, HP is required to submit the HP Transaction to a vote of its members.  If the HP Transaction is approved by two-thirds of the HP members voting on the matter at the Special Meeting contemplated by this Prospectus/Information Statement and the other conditions to closing of the HP Transaction as described under the heading “The Purchase Agreement—Conditions to Closing” are satisfied, HP will exchange its HGF Partnership Interests, representing approximately 46% of the HGF Partnership Interests, and its DF Common Stock, representing 49% of the DF Common Stock, for $7,794,124 in cash and 1,228,547 ABE Units.  The 1,228,547 ABE Units will represent approximately 12.5% of the outstanding ABE Units, assuming no additional ABE Units have been issued in the Offering or otherwise, and will represent 10.4% and 8.3% of the outstanding ABE Units, assuming that the minimum number of ABE Units and the maximum number of ABE Units, respectively, are issued in the Offering.  The material terms and provisions of the Purchase Agreement relating to HP are described below under the heading “The Purchase Agreement.”  If the HP Transaction is consummated, 49,143 of the 1,228,547 ABE Units payable to HP at the closing of the HP Transaction will be retained in an escrow account with Wells Fargo.  Subject to certain exceptions, HP’s indemnification obligations pursuant to the Purchase Agreement do not arise until ABE has suffered an aggregate of $500,000 in damages and will be capped at the value of the ABE Units

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held in the escrow account (which the parties have agreed is $20.00 per ABE Unit).  ABE may only recover the ABE Units held in such account in satisfaction of indemnification claims against SDWG and HP.  The Purchase Agreement provides that, with certain exceptions, HP’s representations, warranties and covenants only survive for six months after the closing of the SDWG Transaction and, therefore, subject to certain conditions, all of the ABE Units deposited on behalf of HP remaining in escrow on May 8, 2007 will be released to HP on such date unless there are pending unresolved claims.

Furthermore, if the HP Transaction closes, the investors rights agreement between SDWG and ABE, described above, provides that a representative of HP may attend each ABE board meeting in a nonvoting observer capacity and will be entitled to receive all of the materials presented to the ABE board of directors until the earlier of three years after the date of the closing of the SDWG Transaction or immediately prior to the date that ABE consummates its initial public offering.  Craig Schaunaman will serve as the initial HP representative.  If Mr. Schaunaman is unwilling or unable to serve as the HP representative, SDWG will designate, in its sole discretion, another individual to serve as the HP representative.

If the HP Transaction closes, HP currently intends to distribute to its members as soon as practicable their pro rata share of substantially all of the $7,794,124 in cash and all of the 1,179,404 ABE Units received at the closing.  HP intends to retain a portion of the cash consideration to pay the obligations and liabilities of HP related to its operations and the HP Transaction.  Prior to delivering a HP member its pro rata share of the ABE Units received in the HP Transaction, however, HP must receive from the member an executed signature page pursuant to which such person agrees to be bound by all of the terms and conditions of the ABE Operating Agreement, which restricts the transfer of ABE Units.  ABE will also place a restrictive legend on ABE Unit certificates. You will be provided with additional information on how to return a signature page after the Special Meeting.  Please see the discussion under the heading “Summary of the ABE Operating Agreement” and “Description of ABE Units” for a summary of the material terms of the ABE Operating Agreement.  A complete copy of the ABE Operating Agreement is attached as Annex A.

As soon as practicable on or after May 8, 2007, HP will distribute to its members their pro rata share of any ABE Units released from the escrow account.

If the HP members do not approve the HP Transaction or if the HP Transaction is not consummated after approval by the HP members, HP will continue to own its HGF Partnership Interests and DF Common Stock and continue to have the same rights and privileges that it currently has under the HGF Partnership Agreement.  In addition, HP will have the same rights as a shareholder of DF as it currently has pursuant to DF’s certificate of incorporation and bylaws, except that pursuant to the terms of the Purchase Agreement, ABE and HP have agreed that if the closing of the HP Transaction does not occur that they take all action necessary to cause the DF board of directors to be increased from four to five members, two of whom will be elected by HP, two of whom will be elected by HGF Acquisition, and one of whom will be an independent director satisfactory to both HP and HGF Acquisition.

BACKGROUND OF THE COMBINATION

During 2005 and 2006, HGF expanded its Huron facility to 30 million gallons per year and began evaluating the feasibility of expanding its Aberdeen facility.  As part of this evaluation, HGF’s management considered and analyzed various methods of funding the Aberdeen expansion including by raising additional capital from its existing partners and from third-party investors.  In the spring of 2005, HGF’s management had preliminary discussions with an existing ethanol producer to explore its interest in forming a joint venture with HGF to undertake the Aberdeen expansion.  The third party indicated that it had no interest at that time.

After many months of study and analysis, in November 2005, the board of directors of DF, which included certain members of HP’s board of directors, acting in its capacity as the general partner of HGF, decided that it was in the best interests of HGF and its partners to expand HGF’s Aberdeen facility by building a new 40 million gallons per year facility along side its existing 9 million gallons per year facility.  The DF board instructed HGF’s management to begin actively pursuing this expansion, including contacting potential contractors and exploring ways of financing the expansion.  At such time, the DF board felt that the Aberdeen expansion was in the best

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interests of HGF and its partners due to the recent increased demand for, and resulting profitability of, ethanol and the additional demand for corn it would create in the South Dakota area.

In January 2006, HGF began to more closely investigate the possible methods of funding the Aberdeen expansion.  As part of this process, Bill Paulsen, general manager of HGF, contacted CoBank about providing the debt financing needed to complete the expansion.  CoBank preliminarily indicated that it would be willing to provide the requisite debt financing as long as HGF was able to secure additional equity capital.  HGF’s management also began exploring possible sources for the requisite equity capital, including HGF’s existing partners and third-party investors.  As part of this process, Mr. Paulsen contacted HGF’s legal counsel and instructed them to begin analyzing possible methods of seeking additional capital from HGF’s existing partners.

Mr. Paulsen also contacted ABE to determine ABE’s interest in investing in HGF in the event that it needed capital in addition to that raised from its existing partners.  ABE’s strategy was and is to establish a multi-plant presence across the United States to ensure access to a variety of markets for ethanol and co-products, capitalize on transportation and logistics advantages and reduce the impact of drought or disease in one part of the country that could affect the supply of corn and sale of its products.  A fundamental part of ABE’s strategy is to take a comprehensive and geographically diverse approach to ethanol production while maintaining a commitment to the local communities in which its plants operate.  Because an investment in HGF would fit in well with its overall strategy, ABE expressed a strong interest in providing equity capital to HGF.  At the time the parties did not discuss any specific investment terms.  Instead, over the course of the next several months, they stayed in contact and continued discussions.

During the first half of 2006, HGF’s management also identified and investigated several other existing and newly formed ethanol companies that it felt would have the resources necessary to provide financing to HGF and had a business model and philosophy compatible to that of HGF.  HGF systemically contacted each company to determine its interest in investing in the Aberdeen expansion and determined that none of the potential investors had a present interest.  HGF’s management again contacted the ethanol producer it had contacted in the spring of 2005 to explore its interest in a joint venture.  Discussions between HGF and this party continued for several months.  In May 2006, the DF board met with the president and vice president of this party at which time the party expressed a strong interest in pursuing a potential transaction with HGF.  Despite this stated interest, this party continuously delayed taking the steps needed to pursue negotiations and an ultimate transaction with HGF.  Therefore, after several weeks of repeated efforts to engage this party, DF concluded that a transaction with this party was not a viable option.

During the spring of 2006, HGF also received several unsolicited inquiries from various investment groups, from both the U.S. and Canada, about acquiring HGF for cash.  As a part of examining these inquiries, DF concluded that it was important that any transaction with a third party (A) provide HGF’s partners an opportunity to continue and/or expand their investment in ethanol, (B) result in HGF remaining a vital member of the business communities in Aberdeen and Huron and (C) be as tax efficient as possible for HGF’s members.  Because these unsolicited inquiries would result in (1) HGF’s partners no longer having a meaningful ownership interest in a business producing ethanol, (2) a third party with no significant ties or commitment to the South Dakota corn producing community owning the Aberdeen and Huron facilities, and (3) a taxable transaction for HGF’s partners, DF determined not to pursue them.

During this same period, DF determined that while it likely could obtain additional capital from its existing partners, obtaining additional capital from HP would potentially require HP to restructure its ownership which would be costly and time consuming.  Therefore, along with continuing efforts to raise capital from its existing partners, DF’s management continued its efforts to find a compatible third-party investor.

In the early spring of 2006, Mr. Donald E. Gales, chief operating office and president of ABE, and Revis L. Stephenson III, chief executive officer of ABE, discussed with the board of ABE the possibility of an investment transaction or business combination with HGF.  At the time, ABE was a development-stage company and had no currently operating ethanol production facilities.  The ABE board expressed interest in pursuing discussions with

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HGF and its partners for a number of reasons including (1) that the addition of HGF’s ethanol production facilities to ABE would provide ABE with operating ethanol production facilities sooner than ABE would otherwise be able to develop, (2) that the location of HGF’s facilities in South Dakota was deemed favorable from a geographic perspective, (3) that the culture and values held by HGF and its partners was consistent with those held by ABE, (4) the desire by the HGF partners to continue their ownership in a company committed to owning and producing ethanol and (5) that the ethanol production gallons could potentially be obtained at a price favorable to ABE building such capacity on its own.  The fact that Mr. Gales had been the president of SDWG from December, 1998 until August, 2002 and was very familiar with the operations of HGF and many of the persons working at HGF and otherwise providing services to or for HGF, including Mr. Paulsen, also weighed favorably in the board’s discussions.  As a result of these discussions, the board of ABE authorized Messrs. Stephenson and Gales to continue discussions with HGF about a possible investment transaction or business combination between HGF and ABE, and to report back to the board with additional information and proposed transaction terms.

On May 4, 2006, Messrs. Stephenson and Gales met in person with representatives of SDWG, HP and DF and discussed a preliminary proposal whereby ABE would combine with HGF and continue the Aberdeen expansion rather than simply investing in HGF.  As part of this proposed transaction, HGF’s members would receive both cash and equity of ABE, and HGF would be able to distribute a portion of its 2006 earnings to its partners.  After this meeting, representatives of SDWG, HP and DF discussed at length on several occasions, both formally and informally, the proposal submitted by ABE.  Specifically, they discussed the fact that a combination with ABE would allow HGF’s partners to continue their investment in ethanol at the same time allowing them to obtain a cash return on their investment in HGF.  Further, combining with ABE would allow HGF to become part of a potentially larger company with planned ethanol production throughout the Midwest, would allow HGF to benefit from certain economies of scale and would allow HGF’s partners to mitigate risks associated with weather and marketing.  These representatives expressed a strong interest in the ABE proposal and directed Mr. Paulsen to continue to pursue the proposal; however, the representatives also concluded that HGF should continue to develop its own, stand-alone plan to finance the Aberdeen expansion and to continue the business of HGF in case it was not able to agree upon an acceptable transaction with ABE or find alternative investors.

Throughout May and into June 2006, representatives of HGF and ABE continued to discuss a potential transaction.  On May 15, 2006, Messrs. Stephenson and Gales met with representatives of SDWG, HP and DF to discuss different ways to value a business combination transaction between ABE and HGF.  Included among the different valuation methodologies considered were book value, cost of replacing the respective party’s then-current assets, value of present and expected cash flows and value of comparable public companies.  To further facilitate the parties’ negotiations, the parties considered obtaining an independent third-party report regarding the values of the two entities.  However, each of the parties determined that a suitable report could not be obtained on terms, and on a time frame, that would be beneficial to the parties’ negotiations and determination of the appropriate relative value of the two entities.  Accordingly, the parties ultimately determined not to obtain a third-party report.  Instead, the parties continued negotiations based on their own independent assessment of the relative values of the two entities.  In July 2006, HGF executed a construction contract with ICM for the construction of the Aberdeen plant expansion.

On June 8, 2006, Messrs. Stephenson and Gales again met with representatives of HGF, SDWG, HP and DF to discuss ABE’s proposal for the combination of ABE and HGF and its tentative plans for financing this combination.  Following this meeting, on June 20, 2006, the board of directors of DF met and discussed in detail the ABE proposal, the discussions conducted to date with other potential investors and/or merger partners with HGF, and the efforts undertaken by HGF to raise additional capital from its existing partners.  With respect to the ABE proposal, they viewed favorably the fact that the terms of the proposed combination with ABE would allow HGF’s partners to continue to own equity in a potentially larger ethanol production company, which included HGF’s facilities, while allowing HGF’s partners to obtain a cash return on their investment to date from both the cash portion of the Combination consideration and the distribution of year-to-date earnings, which were at historic highs.  The board also took considerable time discussing all of HGF’s efforts to date to seek additional equity capital through a joint venture, from third-party investors or from its existing partners.  With respect to HGF’s efforts to find a joint venture partner or third-party investor, the board believed that HGF had investigated and sought out all potential candidates that had the resources to complete a transaction with HGF and that had a business philosophy similar to that of HGF.  Further, they concluded based on discussions that had occurred with other existing and newly formed ethanol

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companies during the spring of 2006 that such companies had no current interest in pursuing a joint venture with HGF, or an investment in HGF, to complete the Aberdeen expansion.  Finally, they determined that seeking capital exclusively from HGF’s existing partners would be costly and time consuming due to the potential need to restructure the ownership of HP.  The board concluded that it was in HGF’s best interest to execute an agreement to negotiate exclusively with ABE to determine if an acceptable business relationship could be forged and instructed HGF’s management to negotiate the terms of a possible business combination with ABE.  On June 20, 2006, HGF executed an exclusivity agreement with ABE.

Negotiations continued through July and early August of 2006.  After numerous lengthy telephone conferences and in-person meetings between various representatives of SDWG, HP and DF and the management of HGF, on the one hand, and Messrs. Stephenson and Gales of ABE, on the other, on August 14, 2006, the parties reached a general consensus on the principal economic terms of a combination between HGF and ABE.

Between August and November 2006, the parties spent considerable time conducting financial and legal diligence on each other.  To assist in this process, HGF hired Brad Perry, an independent consultant, to assist with its financial diligence on ABE and Blackwell Sanders Peper Martin LLP to assist with its legal diligence. ABE received legal counsel from Faegre & Benson LLP. During this period, ABE and HGF also negotiated, during numerous telephone conferences and in person meetings:

•                  the structure and timing of a transaction, including strategies to obtain required third party consents to the Combination, including that of Aventine;

•                  the specific terms and conditions of a definitive purchase agreement, including appropriate representations, warranties, indemnification provisions, exclusivity provisions and break-up fees; and

•                  the specific terms and conditions of the investor rights agreement with SDWG, the grain origination agreement between SDWG and HGF pursuant to which SDWG would continue to supply the grain to the HGF facilities, an employment agreement between ABE and Mr. Paulsen, and the escrow agreement.

In early October 2006, Messrs. Stephenson and Paulsen and Dale Locken met with Ron Miller, chief executive officer for Aventine, and Jim Redding, also of Aventine, about Aventine’s interest in becoming a party to the proposed agreement and amending the terms of the marketing agreement that HGF had with Aventine to market the ethanol produced by HGF.  On October 31, 2006, Aventine indicated that it would agree to (1) exchange its interests in HGF to ABE on substantially similar terms as the SDWG Transaction and (2) an amendment to its existing ethanol marketing agreement with HGF subject to review of definitive transaction documents.

Regular updates and extensive discussion of the proposed Combination occurred at meetings of the ABE board in June, August and September 2006 and on October 10 and October 24, 2006.  At its October 24, 2006 meeting, the ABE board discussed extensively the terms and conditions of the proposed Combination, the benefits and risks of the proposed Combination, including the possible impact of the transaction on the timing of the Offering and the financing needs of ABE and HGF, and required regulatory reviews.  After extensive discussion, ABE’s board authorized management to continue with negotiations of a potential transaction.

On October 16, 2006, the board of directors of each of SDWG and HP met separately to discuss the proposed transaction.  After a lengthy presentation of the terms of the transaction and extensive discussion among each board’s members and consultation with outside legal advisors, each board unanimously and independently approved each entity selling its HGF Partnership Interest and DF Common Stock to ABE on substantially the same terms described in the Purchase Agreement, subject to negotiation and finalization of definitive agreements.  The HP Board’s reasons for ultimately approving the combination are described in more detail under “HP’s Reasons for the Combination and the HP Transaction.”  As part of this approval, the boards of each of SDWG and HP authorized each respective entity to waive certain rights each had to purchase the other’s interest in HGF in the event either received an offer from a third party to purchase such interest.  Further, the HP Board expressly authorized SDWG to

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sell its HGF Partnership Interest and DF Common Stock prior to the HP members voting on whether to approve the HP Transaction.

On November 3, 2006, the board of directors of ABE met again to discuss the proposed transaction.  After a lengthy presentation of the terms of the proposed transaction and extensive discussion among the board members and consultation with ABE’s outside legal advisors, the board of ABE unanimously approved proceeding with Combination, subject to negotiation and finalization of definitive agreements.  On November 7, 2006, the ABE board unanimously approved the purchase of all of the HGF Partnership Interests and DF Common Stock owned by SDWG and HP on the terms described in the Purchase Agreement and the purchase of all of the HGF Partnerships Interests owned by Aventine on the terms described in the Aventine Purchase Agreement.  The reasons of the ABE board for approving the Combination are described in more detail under “ABE’s Reason for the Combination and the HP Transaction.”

As part of the transaction, DF agreed to amend its credit agreement with CoBank and HGF agreed to amend its credit agreement with DF to enable HGF to borrow money to fund the distribution of HGF’s 2006 profits contemplated by the terms of the transaction and to fund the escrow of the cash portion of the consideration HP will receive if the HP Transaction is consummated.  The board of directors of DF, and SDWG and HP, as limited partners of HGF, approved this borrowing by HGF on November 7, 2006.

After many months of negotiation, on November 7, 2006, the respective parties executed the Purchase Agreement and the Aventine Purchase Agreement, and on November 8, 2006, the SDWG Transaction and the Aventine Transaction closed.

HP’S REASONS FOR THE COMBINATION AND HP TRANSACTION

The HP Board has determined that the HP Transaction is advisable and in the best interests of HP and its members.  The HP Board believes that the HP Transaction presents an opportunity for the HP members to receive a reasonable return on their initial investment in HP, through both the initial cash distribution of 2006 earnings made to the HP members in November contemporaneous with the closing of the SDWG Transaction, and the cash portion of the purchase price HP will receive for HP’s HGF Partnership Interests and DF Common Stock, substantially all of which will be distributed to HP’s members if the HP Transactions is approved and consummated.  At the same time, HP’s members will receive an ownership interest in a geographically diversified  ethanol production company through the distribution of ABE Units received by HP.  Accordingly, the HP Board has approved the HP Transaction.  In reaching its decision to approve the HP Transaction and recommend its approval by HP’s members, the HP Board consulted with HGF’s management, as well as its legal and financial advisors, and considered a number of factors, including, but not limited to, those discussed below.

Financial Considerations.   The HP Board considered the financial terms of the HP Transaction based on, among other things, the following factors:

•                  By agreeing to the Combination, HGF’s limited partners, including HP, were able to receive a cash distribution based on HGF’s operations through November 8, 2006.  HP distributed approximately $3,800,000 to its members in November 2006.  Without a transaction with ABE, this Distribution would not have been possible in light of the Aberdeen expansion.  Further, this Distribution allowed HGF’s limited partners to benefit from the fact that during 2006 ethanol prices were at historic highs.

•                  The Combination will allow HP and the other limited partners of HGF to receive cash in an amount in excess of their initial investment in HGF while maintaining an investment in an ethanol company and was structured in a manner that allows HP to distribute ABE Units and substantially all of the cash to be received by HP to HP’s members if the HP Transaction is approved and consummated.

Strategic Considerations.   The HP Board also considered a number of a strategic advantages of the HP Transaction in comparison to investing in HGF as a stand-alone strategy, including, but not limited to the following factors:

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•                  The HP Board believes that the Combination with ABE will allow HGF to achieve additional economies of scale that are difficult to achieve with just two plants in North-Central South Dakota.

•                  The HP Board believes that by being part of ABE, which is building ethanol plants in other Midwest states, the risks associated with an investment in ethanol, including risks associated with drought and marketing, by HP’s members should be mitigated.

Social Considerations.   The HP Board also considered the social and economic effect of the Combination as a whole on the HP members and the HGF employees, suppliers and customers and the South Dakota community, in general, including, but not limited to the following factors:

•                  In the Purchase Agreement, ABE agreed to use commercially reasonable efforts to complete the Aberdeen expansion in accordance with previously established plans.

•                  The expansion of the Aberdeen plant will help bring additional employment to the Aberdeen area.

•                  The expansion of the Aberdeen plant will likely increase the demand for corn in the areas surrounding the plant.

While the HP Board considered the foregoing and other factors individually, the HP Board did not collectively assign any specific or relative weight to the factors considered and did not make any determination with respect to any individual factor.  The HP Board collectively made its determination with respect to the HP Transaction based on the unanimous conclusion reached by its members that the HP Transaction is fair and in the best interests of HP and its members, in light of the factors that each of them considered appropriate.  The foregoing discussion of the information and factors considered by the HP Board is not intended to be exhaustive.

ABE’S REASONS FOR THE COMBINATION AND THE HP TRANSACTION

The ABE board has determined that the Combination is advisable and in the best interests of ABE and its members.  The board of ABE believes that the Combination provides ABE with ethanol production capacity in a geographically attractive location, with partners that share the same values and philosophy as that held by ABE, and on financial terms that are attractive to ABE.  Accordingly, the board of ABE has approved the Combination.  In reaching its decision to approve the Combination, the board of ABE consulted with ABE’s management, as well as its legal and financial advisors, and considered a number of factors, including, but not limited to, those discussed below:

•                  ABE would acquire ethanol production capacity and immediate revenues as a result of the transaction sooner than it otherwise would through its construction of ethanol plants;

•                  the financial terms of the Combination and the board’s conclusion that the Combination will add significant value to ABE;

•                  the fact that HGF’s plants would help implement ABE’s strategy of establishing plants in diverse geographic locations;

•                  the location of HGF’s plants near corn growers and the long-standing relationship that HGF has with SDWG to supply corn that will continue with ABE’s ownership of HGF;

•                  the knowledgeable and experienced employees of HGF;

•                  the fact that HGF is in the midst of an expansion plan that is intended to make its operations more profitable;

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•                  management’s familiarity with HGF and its operations, as well as the satisfactory results of ABE’s due diligence investigation;

•                  SDWG’s and HP’s willingness to become owners of ABE Units, and the belief by the ABE board that having local producers with ownership interest in the outcome of ABE’s ethanol production facilities provides a competitive advantage; and

•                  the ethanol marketing agreement with Aventine.

ABE’s board also considered the risks of the proposed Combination, including the possibility that the HP Transaction would not be approved or consummated and that it could delay or otherwise adversely impact the Offering and ABE’s ability to obtain debt and equity financing necessary to pursue ABE’s business plans, but concluded that the prospective benefits of the Combination outweighed these risks.

While ABE’s board considered the foregoing and other factors individually, the board did not collectively assign any specific or relative weight to the factors considered and did not make any determination with respect to any individual factor.  ABE’s board collectively made its determination with respect to the Combination based on the unanimous conclusion reached by its members that the Combination is fair to and in the best interests of ABE and its members, in light of the factors that each of them considered appropriate.  The foregoing discussion of the information and factors considered by the ABE board is not intended to be exhaustive.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION AND HP TRANSACTION

In considering the recommendation of the HP Board to vote “For” the HP Transaction, you should be aware that there are provisions of the Purchase Agreement and other agreements that will result in certain benefits to entities or individuals that are not available to HP or its members.  The HP Board was aware of and considered these interests and the potential conflicts arising from such interests in its deliberations on the merits of the HP Transaction and in approving the HP Transaction.  HP members should take these benefits into account in deciding whether to vote “For” the approval of the HP Transaction.

Grain Origination Agreement

At the closing of the SDWG Transaction, HGF entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the ethanol manufacturing plants currently operated by HGF.  SDWG and its affiliates have also entered into other agreements with HGF in the ordinary course of business.  SDWG exchanged its HGF Partnership Interests and its DF Common Stock with HGF Acquisition on November 8, 2006 for an aggregate of $8,065,895 in cash and 1,271,452 ABE Units.  As a result, SDWG owns approximately 14.8% of ABE and will own approximately 12.9% of ABE if the HP Transaction is consummated (assuming no other issuances of ABE Units).  In connection with the proposed Offering, ABE has filed with the SEC a registration statement on Form SB-2 for the offer of between 2,000,000 and 5,000,000 ABE Units.  Assuming consummation of the HP Transaction and closing of the Offering, SDWG will own approximately 10.7% of ABE if the minimum ABE Units are sold in the Offering and approximately 8.6% of ABE if the maximum ABE Units are sold in the Offering.

Employment Agreement with Bill Paulsen

ABE has entered into an employment agreement with Bill Paulsen, who was extensively involved in the negotiations of the Combination   The employment agreement requires Mr. Paulsen to maintain his responsibilities associated with being general manager of HGF until the closing of the HP Transaction.  Pursuant to the employment agreement, Mr. Paulsen will receive an annual base salary of $165,000.  In addition, for each complete calendar year that Mr. Paulsen is employed by ABE, he is eligible to receive an annual bonus determined by the ABE board of directors for production employees.  Mr. Paulson will also receive (i) the right to participate in all ABE employee benefit plans and programs; (ii) use of an automobile; (iii) 20 days’ paid vacation time off to be taken with the approval of the CEO or his designee, at such times so as not to disrupt the operations of ABE; and (iv) certain other customary benefits.

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As part of the employment agreement, Mr. Paulsen has agreed that (a) he will not divulge certain confidential information or know-how or trade secret information regarding ABE; (b) he will not compete with ABE during his employment or during an 18-month period thereafter; (c) he will not solicit employees of ABE during his employment or during a 12-month period thereafter; (d) he will not solicit customers or suppliers of ABE during his employment or during the 24-month period thereafter; and (e) he will disclose to, and give all rights and ownership to, ABE in any improvements, inventions or copyrightable material he conceives during his employment and relating to ABE’s business.

In the event of termination of Mr. Paulsen’s employment by ABE for any reason other than for cause (as defined in the employment agreement), by Mr. Paulsen as a result of his resignation for good reason (as defined in the employment agreement), the failure of ABE to assign the employment agreement to a successor, or the failure of such successor to explicitly assume and agree to be bound by the employment agreement, Mr. Paulsen will receive as severance pay a lump sum payment equal to 12 months of his then current base salary and normal benefits.  Such severance pay is conditioned upon Mr. Paulsen’s execution of a general release related to his employment or termination of that employment.

Ethanol Marketing Agreement Amendment

At the closing of the Aventine Transaction, Aventine and HGF agreed to an amendment to their existing ethanol marketing agreement to extend the term of the agreement to amend the timing of the payment and the commission to be paid by HGF, and to include certain confidentiality provisions.  Aventine exchanged its HGF Partnership Interests with HGF Acquisition on November 8, 2006 for an aggregate of $842,105 in cash and 131,579 ABE Units.  As a result Aventine owns less than 5% of ABE and its ownership will be further diluted if the HP Transaction is consummated or if ABE sells additional ABE Units in the Offering.

FEDERAL OR STATE REGULATORY FILINGS REQUIRED IN CONNECTION WITH THE COMBINATION AND HP TRANSACTION

The Combination, including the HP Transaction, is not subject to the notification and filing requirements under the Hart-Scott-Rodino Act of 1976, as amended, and the related rules of the Federal Trade Commission.  None of ABE, HGF Acquisition, HGF, SDWG, HP or DF is aware of any regulatory approvals needed in order to complete the HP Transaction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE HP TRANSACTION

The following is a summary of the material United States Federal income tax consequences of the HP Transaction to HP and to you, as members of HP.  This summary does not purport to be a complete description of all of the Federal income tax consequences of ABE’s acquisition of interests in HGF from HP and does not address all of the U.S. Federal income tax consequences that may be relevant to your particular circumstances, if you are subject to special rules, including, but not limited to non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, cooperatives, pass-through entities and investors in such entities, and HP members who hold their capital units of HP as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax.

The following U.S. Federal income tax discussion is included for general information only, and is based upon the Code, existing Regulations, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect.

In the HP Transaction, HP will exchange HGF Partnership Interests for cash and ABE Units and HP will exchange DF Common Stock for cash.  Generally, the contribution of property to a partnership in exchange for a partnership interest does not give rise to the recognition of gain or loss to the person contributing property to the partnership or to the partnership granting the interest.  However, if as part of the contribution, the contributing partner receives a cash distribution (or a deemed cash distribution due to a reduction in the partner’s share of partnership liabilities), the transaction is treated in part as a disguised sale, with the contributing partner being treated as selling in a taxable transaction a portion of the contributed assets.

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Thus, for Federal income tax purposes, HP will be treated in the HP Transaction as (1) selling a portion of its HGF Partnership Interest to ABE in a taxable transaction, (2) contributing a portion of its HGF Partnership Interest to ABE in exchange for ABE Units in a tax-free exchange and (3) selling its DF Common Stock.  Because HP is treated as a partnership for Federal income tax purposes, HP will not incur any Federal income tax liability with respect to the taxable portion of the HP Transaction.  Instead, you, as a member in HP, will have to report your proportionate share of HP’s income or gain on your personal income tax returns and, depending upon the rest of the items reported on your personal Federal income tax return, may incur Federal income tax liability.

With respect to HP’s exchange of a portion of its HGF Partnership Interest for cash, HP will recognize gain or loss in an amount equal to the difference between the cash received and HP’s Federal income tax basis in the portion of its HGF Partnership Interest deemed sold.  If the partnership interest is held as a capital asset, gain or loss on a partnership interest sale generally is treated as capital gain or loss, and will be long-term capital gain or loss if the partner’s holding period for his partnership interest exceeds one year.  However, to the extent that a portion of the gain or loss is attributable to Code section 751 hot assets, which includes unrealized receivables, inventory items and depreciation recapture, such portion of the selling partner gain or loss will be treated as giving rise to ordinary income or loss.

HP owns its HGF Partnership Interest and its DF Common Stock as capital assets and has owned these for more than one year.  Thus, HP should recognize long-term capital gain or loss on the portion of the HP Transaction treated as a taxable sale.  Based upon the purchase price allocation in the Purchase Agreement, HP does not anticipate that any significant portion of its gain or loss on the taxable portion of the HP Transaction related to its sale of the HGF Partnership Interest will be treated as ordinary income.

Because HP is treated as a partnership for Federal income tax purposes, HP will not incur any Federal income tax liability with respect to the taxable portion of the HP Transaction.  Instead, you, as a member in HP, will have to report your proportionate share of HP’s income or gain on your personal income tax returns.  The gain or loss reportable by you will be the same character as reported by HP.  The maximum Federal income rate for long-term capital gains of noncorporate taxpayers generally is 15%.  The maximum Federal income tax rate for ordinary income of noncorporate taxpayers generally is 35%.  Capital losses are subject to limitations.

With respect to HP’s contribution of the remainder of its HGF Partnership Interest in exchange for ABE Units, HP will not recognize any gain or loss and HP’s basis in such ABE Units will be based upon HP’s basis in the contributed HGF Partnership Interest.  If as part of the tax-free exchange, HP’s share of  ABE liabilities are less than its share of HGF’s liabilities prior to the exchange, HP will be treated as receiving a deemed cash distribution in the amount of such excess.  Generally, a partner does not recognize gain on a distribution unless the cash distribution exceeds the partner’s basis in its partnership interest.  HP does not anticipate that any “deemed or actual” cash distribution to HP as part of the HP Transaction will give rise to any gain by HP.

The transfer of the HGF Partnership Interests by SDWG and Aventine will result in a termination of HGF for Federal income tax purposes.  As a result, HGF will have a short tax year ending as of November 8, 2006.  Because HGF has a calendar year, which matches up with HP’s tax year, the short year should not affect the timing of when HP reports its share of HGF’s income and when you report such income.

If the HP Transaction is completed, HP intends to distribute proportionally to you, its members, its ABE Units and substantially all of its cash.  Generally, a partner only recognizes gain on the liquidation of a partnership if and to the extent the money distributed to the partner exceeds such partner’s basis in the partnership.  Generally, such gain will be treated as capital gain, and will be capital gain if the partner had a holding period of more than one year with respect to such partnership interest.  A partner may only recognize loss on the liquidation of a partnership if the partner only receives cash, unrealized receivables and inventory, and may only recognize loss to the extent that the partner’s basis exceeds the amount of the distributed cash, unrealized receivables and inventory.  In certain cases, marketable securities are treated as cash for purposes of the above computations.  Based, in part, on ABE’s representations in the Purchase Agreement, the ABE Units should not be treated as marketable securities for purposes of computing the tax consequences of HP’s liquidation.

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Your basis in your HP capital units will be increased by the amount of your share of the gain recognized by HP on its deemed sale of  a portion of its HGF Partnership Interest and DF Common Stock in the HP Transaction.  As a result, your basis should be increased significantly.  As long as your basis in HP exceeds the cash distribution (or deemed cash distribution) made to you on HP’s liquidation, you will not recognize any gain on HP’s liquidation.  In the case of a member whose interest was acquired upon HP’s formation, HP does not anticipate that such member will recognize any gain as a result of HP’s liquidation. Your basis in the distributed ABE Units will be equal to your basis in your HP capital units, after such basis has been reduced for any cash distributions. You will not be able to recognize any loss on HP’s liquidation.

HP’s liquidation will result in the termination of a tax year for HGF and HP.  HP will be allocated its distributive share of HGF income or loss for the short taxable period preceding the disposition of its HGF Partnership Interest.    Pursuant to the Purchase Agreement, if the HP Transaction is completed, such income or loss shall be computed on the basis of the income or loss that would have been reported if HP had become a member of ABE as of November 8, 2006.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF.  YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS).

DISSENTERS’ RIGHTS

Under South Dakota law the HP members are not entitled to any dissenters’ rights with respect to the HP Transaction.  Therefore, if you vote against, or don’t vote for, the HP Transaction and the HP Transaction is approved and consummated, you will receive the same consideration as other HP members.

The HP Board unanimously recommends that you vote “FOR” the HP Transaction.

PROPOSAL 2: THE HP DISSOLUTION

If the HP members approve the HP Transaction and the HP Transaction is consummated, HP will distribute substantially all of the consideration it receives in exchange for its HGF Partnership Interests and DF Common Stock.  After such distribution, HP will only have assets sufficient to pay its obligations and liabilities and will have no business purpose.  Therefore, HP is requesting that its members approve the HP Dissolution, to be effective on a date determined by the HP Board after the distribution of substantially all of the consideration received as a result of the HP Transaction.

Upon the effectiveness of the HP Dissolution, the HP Board will proceed diligently to wind up the affairs of HP and make any final distribution to the HP members.  The costs of the HP Dissolution will be paid by HP and will reduce the amount of any final distribution.  In order to wind up the affairs of HP, the HP Board will take full account of HP’s assets and liabilities.

The assets of HP will be applied and distributed first, to discharge all debts and liabilities of HP, next, to establish any reserves deemed necessary by the HP Board for any contingent liabilities or obligations of HP, and finally, to the HP members ratably in proportion to the credit balances in their respective capital accounts.  No HP member with a deficit capital account balance will be obligated to contribute such amount to HP in order to bring the capital account to zero.  Upon completion of the distribution of HP assets, the HP Board will file articles of termination with the South Dakota Secretary of State terminating the existence of HP.

The HP Board intends to take all actions required by South Dakota law in order to dispose of all claims against HP.  However, certain claims may not be barred unless a claimant fails to commence a proceeding to enforce a claim against HP within five years after the publication date of HP’s notice of dissolution.  If a claim is not barred and all assets of HP have been distributed to the former HP members, the claim may be enforced against a former HP member to the extent of the former HP member’s proportionate share of the claim or HP’s assets distributed to

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the HP member in liquidation, whichever is less.  In no event will a former HP member’s liability for all claims exceed the total amount of assets distributed to the former HP member.

The HP Board unanimously recommends that you vote “FOR” the HP Dissolution.

PROPOSAL 3: THE ADJOURNMENT OF THE SPECIAL MEETING

The Special Meeting may be adjourned for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the HP members voting on the matter, regardless of the number of capital units of HP owned by each member.  HP is soliciting votes in favor of adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

The HP Board unanimously recommends that you vote “FOR” the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional votes in favor of the HP Transaction and the HP Dissolution.

THE PURCHASE AGREEMENT

This section of the Prospectus/Information Statement provides a summary of the material provisions of the Purchase Agreement, which is the definitive agreement governing the HP Transaction.  This summary, however, may not contain all of the information that is important to you.  The HP Board urges you to carefully read the entire Purchase Agreement, which is attached to this Prospectus/Information Statement as Annex B.

CLOSING OF THE HP TRANSACTION

If the HP members approve the HP Transaction and the other conditions to the closing of the HP Transaction, as set forth in the Purchase Agreement, have either been satisfied or waived, HP, ABE and HGF Acquisition will consummate the HP Transaction by exchanging the HGF Partnership Interests and DF Common Stock owned by HP for cash and ABE Units as described below.  As a result of the closing of the HP Transaction, ABE, through its wholly-owned subsidiary HGF Acquisition, will own 100% of the HGF Partnership Interests and 100% of the outstanding DF Common Stock of DF, the general partner of HGF.

PURCHASE PRICE

Upon the closing of the HP Transaction, HGF Acquisition will exchange $7,584,260 in cash and 1,228,547 ABE Units (49,143 of which will be held in escrow, see “Indemnification and Escrow” below) for HP’s HGF Partnership Interests and exchange $209,864 in cash for HP’s DF Common Stock.  See “Proposal 1: The HP Transaction—The Combination” above for a more complete description of the consideration received by SDWG and Aventine in the Combination.

REPRESENTATIONS AND WARRANTIES

The Purchase Agreement contains representations and warranties of each party to the agreement which are summarized below.  With certain exceptions, all representations and warranties of the parties survive the closing of the SDWG Transaction until May 8, 2007.

The Purchase Agreement contains customary representations and warranties by HGF as to, among other things:

•                  the organization, good standing and partnership power of HGF;

•                  the ownership of HGF;

•                  authorizations, consents and governmental approvals necessary to effectuate the Combination;

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•                  the accuracy of HGF’s financial statements;

•                  tax matters;

•                  the absence of certain changes or events since August 31, 2006;

•                  title to properties;

•                  intellectual property;

•                  employees, employee benefits and labor and employment matters;

•                  bank accounts;

•                  material contracts;

•                  orders, commitments and returns made in the ordinary course;

•                  compliance with laws;

•                  labor matters, including discrimination;

•                  trade regulations

•                  insider transactions;

•                  insurance;

•                  accounts receivable;

•                  legal proceedings;

•                  subsidiaries;

•                  environmental matters; and

•                  suspension or termination of acquisition negotiations with parties other than ABE.

Subject to certain limitations and conditions, SDWG and HP have agreed to severally indemnify ABE and HGF Acquisition against damages caused by any breach of the representations and warranties made by HGF.  See “Indemnification and Escrow” below.

The Purchase Agreement also contains customary representations and warranties by each of SDWG, HP  and DF as to, among other things:

•                  the organization and good standing of each of SDWG, HP and DF;

•                  authorizations, consents and governmental approvals necessary to effectuate the Combination;

•                  legal proceedings;

•                  suspension or termination of acquisition negotiations with parties other than ABE;

•                  SDWG’s acquisition of the ABE Units for investment; and

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•                  ownership of the HGF Partnership Interests and DF Common Stock.

The representations and warranties of SDWG, HP and DF are several and not joint.  As a result, one party will not be responsible for the breaches of another party.

In addition, the Purchase Agreement contains customary representations and warranties by ABE and HGF Acquisition as to, among other things:

•                  the organization, good standing and limited liability company power of each of ABE and HGF Acquisition;

•                  ABE’s capitalization;

•                  authorizations, consents and governmental approvals necessary to effectuate the Combination;

•                  ABE’s filings with the SEC;

•                  tax matters;

•                  the absence of certain changes or events since June 30, 2006;

•                  title to properties;

•                  intellectual property;

•                  employees, employee benefits and labor and employment matters;

•                  material contracts;

•                  compliance with laws;

•                  labor matters, including discrimination;

•                  insider transactions;

•                  employees, independent contractors and consultants;

•                  insurance;

•                  legal proceedings;

•                  subsidiaries;

•                  environmental matters;

•                  interim operations of HGF Acquisition;

•                  valid issuance of ABE Units;

•                  availability of financing to pay the cash consideration required pursuant to the Purchase Agreement and the related fees and expenses; and

•                  ABE’s solvency.

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The representations and warranties in the Purchase Agreement are complicated and not easily summarized.  You are urged to read carefully in their entirety the sections of the Purchase Agreement entitled “Representations and Warranties of HGF,” “Representations and Warranties of DF, SDWG and HP” and “Representations and Warranties of ABE and Acquisition Sub” in Annex B to this Prospectus/Information Statement.

COVENANTS OF HGF, SDWG AND HP

The Purchase Agreement contains numerous covenants whereby HGF, SDWG and/or HP agree to take, or refrain from taking, certain actions as well as to cause, allow or prevent certain events or circumstances following the execution of the Purchase Agreement.  Some of these covenants have been satisfied as a result of the closing of the SDWG Transaction and as a result are not summarized in this Prospectus/Information Statement.  You are urged to read carefully the sections of the Purchase Agreement entitled “Pre-Closing Covenants of HGF, SDWG and HP” in Annex B to this Prospectus/Information Statement for a full understanding of these covenants.

Pursuant to the Purchase Agreement, HP agreed to use its commercially reasonable efforts to satisfy all conditions precedent to the consummation of the HP Transaction.

COVENANTS OF ABE AND HGF ACQUISITION

ABE and HGF Acquisition have agreed to the following covenants:

•                  to notify HP of any events occurring after the closing of the SDWG Transaction that would cause a breach of certain representations or warranties made by ABE and HGF Acquisition in the Purchase Agreement;

•                  until the termination of the Purchase Agreement or the closing of the HP Transaction, among other things, to conduct ABE’s business in the ordinary course in substantially the same manner as previously conducted, to use all reasonable efforts consistent with past practice and policies to preserve intact ABE’s present business organization, to the end that ABE’s goodwill and ongoing business will be unimpaired as of the closing of the HP Transaction;

•                  to notify HP of any event or occurrence not in the ordinary course of ABE’s business;

•                  to allow HP access to certain information of ABE until the closing of the HP Transaction;

•                  to cause HGF to be operated in the ordinary course of business consistent with past practices and to cause HGF to be treated as a partnership for tax purposes;

•                  to use ABE’s commercially reasonable efforts to obtain, prior to the closing of the HP Transaction, all necessary consents and approvals;

•                  to use its commercially reasonable efforts to satisfy all conditions precedent to the consummation of the HP Transaction;

•                  to notify HP of any material claim or proceeding threatened against ABE or any of its officers, directors, employees or partners; and

•                  to use commercially reasonable efforts to complete the previously planned expansion of HGF’s Aberdeen facility on the general terms and conditions contemplated under the current expansion plans.

NO SOLICITATION

The Purchase Agreement provides that until the Purchase Agreement is terminated, none of HGF, DF, SDWG or HP will take, or will permit their respective representatives to take, any action to solicit, support or facilitate any inquiry, proposal or offer from, furnish any information to, or afford access to the properties, books or

49

records of HGF to any person (other than ABE) regarding any transaction involving the acquisition of HGF or any partnership interests in HGF.  In addition, HGF agreed to, and agreed to cause all of its representatives to, immediately cease and cause to be terminated all discussions and negotiations, if any, with any parties with respect to any proposed acquisition transaction involving HGF.

CONDITIONS TO CLOSING

Conditions to Closing the SDWG Transaction

Before the SDWG Transaction was consummated, a number of conditions were satisfied or waived.  As a result, these closing conditions are not summarized in this Prospectus/Information Statement.  You are urged to read carefully the sections of the Purchase Agreement entitled “Condition To First Closing and Second Closing” in Annex B to this Prospectus/Information Statement for a full understanding of these conditions.

Conditions to Closing the HP Transaction

The obligations of HP and ABE to consummate the HP Transaction are subject to the satisfaction or waiver of the following conditions:

•                  the absence of any stop order issued with respect to the registration statement registering the ABE Units issuable pursuant to the Purchase Agreement and the absence of any suspension of qualification of the ABE Units issuable pursuant to the Purchase Agreement;

•                  the compliance by ABE with all applicable state securities laws related to the distribution of ABE Units to HP members;

•                  the approval of the HP Transaction by two-thirds of the HP members voting on the matter, regardless of the number of capital units owned by each member;

•                  the truth and correctness of certain representations and warranties of HP as of the date of the Purchase Agreement and as of the closing date of the HP Transaction, including those with respect to:

•                                          the due organization and valid existence of HP;

•                                          the enforceability of the Purchase Agreement against HP;

•                                          the absence of certain litigation affecting HP’s ability to consummate the HP Transaction; and

•                                          the unencumbered ownership of the HGF Partnership Interests and the DF Common Stock by HP;

•                  the truth and correctness of certain representations and warranties of ABE and HGF Acquisition as of the date of the Purchase Agreement and as of the closing date of the HP Transaction, including those with respect to:

•                                          the due organization and valid existence of ABE and HGF Acquisition;

•                                          the capital structure of ABE;

•                                          the authority of ABE and HGF Acquisition to enter into the Purchase Agreement and to consummate the HP Transaction;

•                                          the enforceability of the Purchase Agreement against ABE and HGF Acquisition;

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•                                          the fact that the consummation of the HP Transaction will not conflict with the organizational documents of ABE or HGF Acquisition, any material contract to which ABE is a party or any law known to ABE;

•                                          the receipt of necessary consents and approvals by ABE and HGF Acquisition to consummate the HP Transaction;

•                                          the accuracy of ABE’s filings with the SEC;

•                                          the fact that ABE is not taxed as a corporation under the Code;

•                                          the validity of the ABE Units issued pursuant to the Purchase Agreement; and

•                                          the solvency of ABE;

•                  the execution by HP and delivery to ABE of a counterpart signature page to the ABE Operating Agreement; and

•                  the performance by HP and ABE of all their respective obligations under the Purchase Agreement.

The conditions described above must be satisfied or waived before the HP Transaction can be consummated.

TERMINATION OF THE OBLIGATIONS WITH RESPECT TO THE HP TRANSACTION

The obligations of ABE and HP with respect to the HP Transaction may be terminated at any time prior to the HP Transaction:

•                  by either ABE or HP giving written notice to the other party if the HP Transaction is not approved by the HP members;

•                  by ABE giving written notice to HP of the failure of HP to satisfy any of the conditions to closing the HP Transaction described in “The Purchase Agreement—Conditions to Closing the HP Transaction” above; or

•                  by HP giving written notice to ABE of the failure of ABE or HGF Acquisition to satisfy any of the conditions to closing the HP Transaction described above in “The Purchase Agreement—Conditions to Closing the HP Transaction.”

If either ABE or HP terminates any obligations to effect the closing of the HP Transaction under the Purchase Agreement and as a result the HP Transaction does not close, ABE and HP have agreed to take all action necessary, including amendments to the governing documents of DF, to cause the board of directors of DF to be increased from four to five members.  ABE and HP agree that so long as HP owns at least 49% of the DF Common Stock and HGF Acquisition owns at least 51% of the DF Common Stock, two of the directors of DF will be elected by HP, two of the directors of DF will be elected by HGF Acquisition and one of the directors of DF will be an independent director satisfactory to both HP and HGF Acquisition.

INDEMNIFICATION AND ESCROW

Each of DF and SDWG, and if the HP Transaction is consummated, HP will severally (not jointly) indemnify and hold harmless ABE and its representatives (collectively, “ABE Indemnified Parties”) against any and all losses, costs, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs) (collectively, “Damages”), directly or indirectly arising out of or resulting from:

51

•                  the failure of any representation or warranty made by HGF to be true and correct as of the date of the Purchase Agreement and the closing date of the SDWG Transaction (except in the case of any representation or warranty which by its terms speaks only as of a specific date);

•                  the failure of certain certifications made by HGF to be true and correct as of the date such certificate is delivered to ABE; or

•                  the breach of any of the covenants or agreements made by HGF in the Purchase Agreement with respect to periods prior to the closing of the SDWG Transaction.

SDWG and, if the HP Transaction is consummated, HP will severally (not jointly) indemnify and hold harmless the ABE Indemnified Parties against all Damages, directly or indirectly arising out of or resulting from:

•                  the failure of any representation or warranty made by such party to be true and correct as of the date of the Purchase Agreement and the closing date of the SDWG Transaction  (in the case of SDWG) or the closing date of the HP Transaction (in the case of HP) (except in the case of any representation or warranty which by its terms speaks only as of a specific date); or

•                  the breach of any of the covenants or agreements made by such party in the Purchase Agreement.

ABE will indemnify and hold harmless SDWG and, if the HP Transaction is consummated, HP and their respective representatives (collectively, “HGF Indemnified Parties”) from and against all Damages directly or indirectly arising out of or resulting from:

•                  the failure of any representation or warranty made by ABE or HGF Acquisition to be true and correct as of the date of the Purchase Agreement and the date of closing the SDWG Transaction (except in the case of any representation or warranty which by its terms speaks only as of a specific date);

•                  the failure of certain certifications made by ABE or HGF Acquisition to be true and correct as of the date such certificate is delivered to ABE;

•                  the breach of any of the covenants or agreements made by ABE or HGF Acquisition in the Purchase Agreement or the breach of any covenants or agreements made by HGF following the closing of the SDWG Transaction; or

•                  in the case of HP or HGF Indemnified Parties whose claim arises through HP, any failure the following representations or warranties to be true as of the closing of the HP Transaction:

•                  the due organization and valid existence of ABE and HGF Acquisition;

•                  the capital structure of ABE;

•                  the authority of ABE and HGF Acquisition to enter into the Purchase Agreement and to consummate the HP Transaction;

•                  the enforceability of the Purchase Agreement against ABE and HGF Acquisition;

•                  the fact that the consummation of the HP Transaction will not conflict with the organizational documents of ABE or HGF Acquisition, any material agreement to which ABE is a party or any law known to ABE;

•                  receipt of necessary consents and approvals by ABE and HGF Acquisition to consummate the HP Transaction;

•                  the accuracy of ABE’s filings with the SEC;

52

•                  the fact that ABE is not taxed as a corporation under the Code;

•                  the validity of the ABE Units issued pursuant to the Purchase Agreement; and

•                  the solvency of ABE.

At the closing of the SDWG Transaction, ABEwithheld and deposited into an escrow account 50,857 ABE Units issuable to SDWG in connection with the SDWG Transaction to satisfy SDWG’s indemnification obligations under the Purchase Agreement.  In addition, at the closing of the HP Transaction, ABE will withhold and deposit into an escrow account 49,143 ABE Units issuable to HP in connection with the HP Transaction to satisfy HP’s indemnification obligations under the Purchase Agreement.  These ABE Units will be held in an escrow account for a period of six months following the closing of the SDWG Transaction to secure the indemnification obligations of HP and SDWG described above.

Subject to certain limitations, none of SDWG and HP, on the one hand, or ABE, on the other hand, will have any indemnification obligations under the Purchase Agreement unless the aggregate damages suffered by the other party exceeds $500,000.  In addition, subject to certain limitations, the indemnification obligations of SDWG and HP, on the one hand, and ABE, on the other, are each capped at the aggregate value of the ABE Units held in the escrow account, or $2,000,000, and subject to certain limitations, the indemnification obligations of SDWG and HP can only be satisfied by delivering the ABE Units held in escrow to ABE.  With certain exceptions, the indemnification obligations of SDWG and HP will survive until May 8, 2007.  Therefore, subject to certain conditions, all of the ABE Units remaining in escrow on that date will be released.

FEES AND EXPENSES

All fees and expenses incurred in connection with the Purchase Agreement and the Combination will be paid by the party incurring such fees and expenses, whether or not the HP Transaction is consummated.

SELECTED FINANCIAL DATA FOR ABE

The following table summarizes important financial information from ABE’s September 30, 2005 and September 30, 2006 audited consolidated financial statements.

The following table sets forth ABE’s selected consolidated financial data as of the dates and for the periods indicated.  You should read this data together with “Management’s Discussion and Analysis or Plan of Operation for Advanced BioEnergy,” included in the Form 10-KSB attached hereto as Annex C.  The selected consolidated statement of operations data for the period from inception to September 30, 2005 and for the year ended September 30, 2006 and the selected consolidated balance sheet data as of September 30, 2005 and as of September 30, 2006 have been derived from ABE’s audited consolidated financial statements, which are included in the Form 10-KSB attached hereto as Annex C.  Historical results are not necessarily indicative of the results of operations to be expected for future periods.

	From Inception (January 4, 2005) to September 30, 2005	Year Ended September 30, 2006
Consolidated Statement of Operations Data:
Revenues	$—	$—
Operating expenses	(914,232)	(2,601,674)
Loss from operations	(914,232)	(2,601,674)
Other income (expense)	—	1,483,337
Loss accumulated during the development stage	$(914,232)	$(1,118,337)

Weighted average units outstanding	362,794	3,717,635
Net loss per unit — basic and diluted	$(2.52)	$(0.30)

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	September 30, 2005	September 30, 2006
Consolidated Balance Sheet Data:
Assets
Current assets:
Cash and cash equivalents	$893,587	$10,814,561
Prepaid expenses	58,230	130,518
Other receivable	2,358	151,750
Total current assets	954,175	11,096,829
Property and equipment:
Land	—	1,460,051
Office equipment	38,685	313,254
Leasehold improvement	8,513	10,113
Construction in process	—	38,156,059
	47,198	39,939,477
Less accumulated depreciation	(2,275)	(30,534)
	44,923	39,908,943
Other assets:
Cash for plant construction	—	32,500,000
Land option deposits	30,000	62,500
Other assets	26,400	3,400
Financing costs	354,013	1,219,736
Intangible	—	2,811,531
	410,413	36,597,167
Total assets	$1,409,511	$87,602,939
Liabilities and members’ equity
Current liabilities	$199,645	$16,052,671
Long-term debt	—	7,000,000
Members’ capital
Contributed member’s equity	3,174,098	66,820,932
Deficit accumulated during development stage	(914,232)	(2,032,569)
Unearned compensation	(1,050,000)	(238,095)
	1,209,866	64,550,268
Total liabilities and members’ equity	$1,409,511	$87,602,939

SELECTED FINANCIAL DATA FOR HGF

The following table summarizes important financial information from the audited financial statements of HGF for the years ended December 31, 2005, December 31, 2004 and December 31, 2003, included in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C, as well as the unaudited financial statements of HGF for the nine months ended September 30, 2006 and September 30, 2005, included in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.  The table also includes financial information from the unaudited financial statements of HGF for the seven months ended July 31, 2001, year ended July 31, 2002 and five months ended December 31, 2002.  HGF changed its fiscal year to July 31 in 2001 and to December 31 in 2002.  As a result, the information in the table with respect to these year ends cannot be compared to the information reported for the most recent three years.

The following table sets forth HGF’s selected financial data as of the dates and for the periods indicated.  You should read this data together with “Management’s Discussion and Analysis or Plan of Operation for Heartland Grain Fuels,” included in the Form 10-KSB attached hereto as Annex C, and HGF’s financial statements, included elsewhere in this Prospectus/Information Statement.  The selected statement of operations data for the nine months ended September 30, 2006 and September 30, 2005 and the selected consolidated balance sheet data as of September 30, 2006 and as of September 30, 2005 have been derived from HGF’s unaudited financial statements, which are included elsewhere in this Prospectus/Information Statement.  Historical results are not necessarily indicative of the results of operations to be expected for future periods.

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	Year Ended						Nine Months Ended
Statement of	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	July 31,	July 31,	Sept. 30,	Sept. 30,
Operations Data:	2005	2004	2003	2002	2002	2001	2006	2005
Sales
Ethanol	$31,995,848	$30,306,276	$25,781,426	10,715,076	23,495,107	15,892,188	$35,130,730	$23,941,198
By-Products	4,505,088	5,965,623	5,539,353	2,327,044	4,959,608	2,865,625	2,870,303	3,532,808
Total Sales	36,500,936	36,042,939	31,320,779	13,042,120	28,454,715	18,757,813	38,001,033	27,474,006
Cost of Sales
Raw Materials	27,078,478	28,992,147	26,043,412	11,434,073	21,821,400	13,418,186	21,645,962	20,501,438
Utilities	874,758	879,041	824,185	327,949	815,198	456,224	733,353	664,150
Repairs & Maintenance	562,161	586,349	668,489	330,525	724,068	450,391	492,297	379,178
Lease	59,674	60,816	59,725	22,208	48,118	5,374	61,359	36,428
Personnel Costs	2,157,682	1,936,286	1,846,426	687,963	1,596,129	927,444	1,688,608	1,460,728
Depreciation	1,728,772	1,860,067	1,840,568	895,231	2,134,392	1,227,250	2,046,579	1,350,000
Interest	418,044	510,168	406,411	159,599	605,199	638,178	929,722	318,110
Insurance	228,246	330,053	344,864	125,732	285,718	137,077	224,359	160,471
Property Taxes	232,765	225,137	241,851	92,719	194,274	115,844	168,659	176,782
Permits & Fees	33,814	31,394	56,799	46,166	19,150	10,129	21,691	11,912
Advertising & Promotion	35,823	15,235	17,292	2,128	13,719	5,606	24,967	25,223
Other	42,917	35,204	107,876	185,353	654,557	251,497	57,426	44,274
Total Cost of Sales	33,453,134	35,461,897	32,457,898	14,309,646	28,911,922	17,643,200	28,094,982	25,128,694

Gross Income (Loss) on Sales	3,047,802	581,042	(1,137,119)	(1,267,526)	(457,207)	1,114,613	9,906,051	2,345,312
Other Income	765,168	1,366,983	1,637,567	421,120	2,468,581	1,099,342	631,838	494,035

Total Gross Income (Loss)	3,812,970	1,948,025	500,428	(846,406)	2,011,374	2,213,955	10,537,889	2,839,347
General & Administrative Expenses	147,725	147,948	175,338	148,687	206,631	240,071	186,654	115,181
Operating Income (Loss)	3,665,245	1,800,077	325,090	(995,093)	1,804,743	1,973,884	10,351,235	2,724,166
Patronage Dividend Income	139,482	86,733	73,960	0	100,787	90,018	52,594	80,902
Net Income (Loss)	$3,804,727	$1,886,810	$399,050	(995,093)	1,905,530	2,063,902	$10,403,829	$2,805,068

Balance Sheet Data:	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2002	July 31, 2002	July 31, 2001	Sept. 30, 2006	Sept. 30, 2005
ASSETS:
CURRENT ASSETS
Total Current Assets	$2,747,942	$5,567,808	$3,080,647	2,285,564	2,026,676	4,002,774	$6,004,619	$5,036,511

PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441	96,441	96,441	96,441	96,441	96,441	96,441
Buildings	10,428,733	10,415,525	9,933,220	9,933,220	9,926,218	9,788,500	10,050,908	9,950,957
Process Equipment	19,116,532	18,835,747	18,218,164	17,947,694	17,538,363	17,026,368	19,907,988	19,477,423
Office Equipment	231,292	207,920	188,583	170,779	149,327	150,914	268,115	236,073
	29,872,998	29,555,633	28,436,408	28,148,134	27,710,349	27,062,223	30,323,452	29,760,894
Accumulated Depreciation	(16,478,179)	(14,749,407)	(12,889,340)	(11,056,152)	(10,160,921)	(8,084,543)	(18,524,758)	(16,099,406)
Undepreciated Cost	13,394,819	14,806,226	15,547,068	17,091,982	17,549,428	18,977,680	11,798,694	13,661,488
Construction in Process	6,209,291	—	797,167	757,820	389,318	9,881	29,668,206	2,023,193
Net Property, Plant & Equipment	19,604,110	14,806,226	16,344,235	17,849,802	17,938,746	18,987,561	41,466,900	15,684,681

OTHER ASSETS
Total Other Assets	1,137,076	1,023,592	951,988	918,521	896,690	689,844	1,167,425	1,094,953

TOTAL ASSETS	$23,489,128	$21,397,626	$20,376,870	21,053,887	20,862,112	23,680,179	$48,638,944	$21,816,145

LIABILITIES:
CURRENT LIABILITIES
Total Current Liabilities	$2,606,766	$3,067,771	$2,424,526	3,351,250	1,356,943	3,296,227	$6,308,573	$2,807,887

LONG-TERM LIABILITIES
Total Long-Term Liabilities	5,755,820	6,008,040	7,517,339	7,666,682	8,474,121	11,258,434	18,000,000	4,881,375

PARTNERS’ EQUITY
Total Partners’ Equity	15,126,542	12,321,815	10,435,005	10,035,955	11,031,048	9,125,518	24,330,371	14,126,883

TOTAL LIABILITIES AND
PARTNERS’ EQUITY	$23,489,128	$21,397,626	$20,376,870	21,053,887	20,862,112	23,680,179	$48,638,944	$21,816,145

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statements of operations for the year ended September 30, 2006 are based on the historical financial statements of ABE and HGF.  The unaudited pro forma consolidated financial statements give effect to (a) the Aventine Transaction and the SDWG Transaction, which closed on November 8, 2006 and is referred to as transaction # 1, and (b) the acquisition of HP’s HGF Partnership Interests and DF Common Stock in the HP Transaction, which has not yet closed and is referred to as transaction #2, based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.  The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting as if the transactions had been completed as of October 1, 2005 for purposes of the condensed consolidated statements of operations.

The unaudited pro forma consolidated financial statements present the combination of historical financial statements of ABE and HGF adjusted to give effect (a) to the incurrence of $13.0 million of debt by HGF, (b) to the payment of a cash distribution of $8,757,400 by HGF to its partners related to its 2006 earnings and (c) to the closing of  the HP Transaction.  The unaudited pro forma consolidated financial statements were prepared using (1) the audited consolidated financial statements of ABE for the year ended September 30, 2006 included in this Prospectus/Information Statement, (2) the unaudited consolidated financial statements of HGF included in this Prospectus/Information Statement for the nine-month period ended September 30, 2006 and (3) the unaudited financial statements of HGF for the three months ended December 31, 2005, which are not included in this Prospectus/Information Statement.

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Since ABE issued 1,403,031 ABE Units to effect the initial closings under the Combination with SDWG and Aventine, and will issue 1,228,547 additional ABE Units to effect the closing under the HP Transaction, the business combination has been accounted for as an equity purchase.  As a result, the fair value of ABE Units issued and outstanding as of the date of the transactions, along with debt assumed by ABE and other transaction costs have been allocated to the underlying tangible and intangible assets and liabilities of HGF based on their respective fair market values, with any excess allocated to goodwill. The preliminary pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets and liabilities of HGF.  Certain assumptions have been made with respect to the fair market value of identifiable intangible assets as more fully described in the accompanying notes to the unaudited pro forma consolidated financial statements. As of the date of this filing, ABE has commenced the appraisals necessary to arrive at the fair market value of the assets for GAAP reporting purposes and liabilities of HGF and the related allocations of purchase price. Once the appraisals necessary to finalize the required purchase price allocation have been completed, the final allocation of purchase price will be determined.  The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and this difference may be material.

The management of ABE is implementing a plan to integrate the operations of ABE and HGF.  Both companies are engaged in the biofuels business. As a result, ABE expects to fully integrate the two businesses.  In connection with the plan to integrate the operations of the two companies, ABE’s management anticipates that certain non-recurring charges, such as branding and signage costs, will be incurred in connection with this integration. Such charges are estimated to be between $150,000 and $250,000 as of the date of this filing.  Any such charge could affect the combined results of operations in the period in which such charges are recorded. The unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transactions. In addition, the unaudited pro forma consolidated financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the transactions.  The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the combined results of operations or financial condition of the companies that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the companies. The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical financial statements and accompanying notes of the companies included elsewhere in this Prospectus/Information Statement.

Unaudited Pro Forma Consolidated Financial Information - Statements of Operations (condensed)
Twelve Months Ended September 30, 2006

	Advanced BioEnergy, LLC & Subsidiaries	Heartland Grain Fuels, L.P.	Transaction #1 Pro Forma Adjustments	Notes	Effect of Transaction #1 Advance BioEnergy, LLC and Heartland Grain Fuel, LP Pro Forma	Transaction #2 Pro Forma Adjustments	Notes	Advance BioEnergy, LLC and Heartland Grain Fuel, LP Pro Forma
Sales Revenue
Ethanol	$—	$43,071,481	$—		$43,071,481	$—		$43,071,481
Distiller	—	3,728,580	—		3,728,580	—		3,728,580
Program payments	—	756,850	—		756,850	—		756,850
Total net revenues	—	47,556,911	—		47,556,911	—		47,556,911
Cost of revenue	—	34,611,422	869,715	A-1	35,481,137	571,056	A-1	36,052,193

Gross profit	—	12,945,489	(869,715)		12,075,774	(571,056)		11,504,718

General & administrative expenses	2,601,674	750,065	—		3,351,739	—		3,351,739

Income (loss) from operations	(2,601,674)	12,195,424	(869,715)		8,724,035	(571,056)		8,152,979

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Other income (expense)
Other income, including gains	12,000	237,721	—		249,721	—		249,721
Rent income	2,750	—	—		2,750	—		2,750
Interest income	1,517,738	—	—		1,517,738	—		1,517,738
Interest expense	(49,151)	(1,029,657)	(429,485)	A-2	(1,508,293)	(643,015)	A-4	(2,151,308)

Net income before minority interest	(1,118,337)	11,403,488	(1,299,200)		8,985,951	(1,214,071)		7,771,880

Minority interest	—	—	(5,323,698)	A-3	(5,323,698)	5,323,698	A-5	—

Net income (loss)	$(1,118,337)	$11,403,488	$(6,622,898)		$3,662,253	$4,109,627		$7,771,880

Basic and diluted — Earnings (loss) per unit	$(0.30)				$0.72			$1.22

Weighted average number of units outstanding	3,717,635				5,120,666			6,349,213

Unaudited Pro Forma Consolidated Financial Information - Statements of Operations (condensed)

Twelve Months Ended September 30, 2006

Notes:
A-1	To reflect incremental depreciation expense from the increase to fair value of the Property, Plant and Equipment acquired in the transaction.

A-2	Incremental interest assuming the financing of transaction #1 including the member distribution and acquisition costs but excluding the closing of transaction #2 or funding of the escrow agreement.

	Total projected borrowing	$13,000,000
	Less escrowed funds	(7,794,124)
		5,205,876
	Effective interest rate	8.250%
		$ 429,485

A-3	To reflect minority interest in net income

A-4	To reflect the incremental interest from the second closing

	Escrowed funds	$ 7,794,124
	Effective interest rate	8.250%
		$ 643,015

A-5	Eliminate minority interest

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Unaudited Pro Forma Consolidated Financial Information - Balance Sheet (condensed)
September 30, 2006

	Advanced Bio Energy, LLC & Subsidiaries	Heartland Grain Fuels, L.P.	Transaction #1 Pro Forma Adjustments	Notes	Effect of Transaction #1 Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma	Transaction #2 Pro Forma Adjustments	Notes	Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma
Assets
Current assets
Cash & cash equivalents	$10,814,561	$2,488,339	$(26,159,524)	B-1	$143,376	$—		$143,376
			13,000,000	B-1
Accounts receivable	151,750	2,096,716	—		2,248,466			2,248,466
Prepaid expenses	130,518	25,189	—		155,707	—		155,707
Inventory	—	1,394,375	—		1,394,375	—		1,394,375
Total current assets	11,096,829	6,004,619	(13,159,524)		3,941,924	—		3,941,924

Property, plant & equipment, net	39,908,943	41,466,900	12,424,499	B-2	93,800,342	10,877,262	B-7	104,677,604

Other assets
Investment in unconsolidated affiliates	—	602,734	—		602,734	—		602,734
Cash for plant construction	32,500,000	—	—		32,500,000	—		32,500,000
Other assets	65,900	564,691	7,794,124	B-3	8,424,715	(7,794,124)	B-8	630,591
Financing and deferred costs	1,219,736	—	—		1,219,736	—		1,219,736
Goodwill	—	—	16,941,363	B-2	16,941,363	14,217,589	B-7	31,158,952
Intangible	2,811,531	—	—		2,811,531	—		2,811,531
Total other assets	36,597,167	1,167,425	24,735,487		62,500,079	6,423,465		68,923,544

Total assets	$87,602,939	$48,638,944	$24,000,462		$160,242,345	$17,300,727		$177,543,072

Liabilities, partners’ & members’ equity
Current liabilities
Accounts payable and accrued expenses	$16,052,671	$3,308,573	$—		$19,361,244	$—		$19,361,244
Current portion of long-term liabilities	—	3,000,000	—		3,000,000	—		3,000,000

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Total current liabilities	16,052,671	6,308,573	—		22,361,244	—		22,361,244

Long-term liabilities	7,000,000	18,000,000	13,000,000	B-1	38,000,000	—		38,000,000

Minority interest	—	—	7,270,213	B-4	7,270,213	(7,270,213)	B-9	—

Members’ and partners’ equity
Partners’ capital	—	24,330,371	(24,330,371)	B-5	—	—		—
Members’ capital	64,550,268		28,060,620	B-6	92,610,888	24,570,940	B-10	117,181,828
Total members’ and partners’ equity	64,550,268	24,330,371	3,730,249		92,610,888	24,570,940		117,181,828

Total liabilities, members’ and partners’ equity	$87,602,939	$48,638,944	$24,000,462		$160,242,345	$17,300,727		$177,543,072

Unaudited Pro Forma Consolidated Financial Information - Balance Sheet (condensed)

September 30, 2006

B-1	Adjustment to recognize the cash consideration paid to complete transaction #1, including the costs of the acquisition, and funding the escrow for the second closing
	The cash proceeds were determined as follows
	Liquidating distributions to HGF partners prior to closing	$8,757,400
	Purchase of SDWG’s interest in HGF	7,847,465
	Purchase of SDWG’s interest in Dakota Fuels (DF)	218,430
	Purchase of Aventine interest in HGF	842,105
	Funding of escrow for purchase of HP’s interest in HGF and DF	7,794,124
	Estimated transaction costs	700,000
	Total cash consideration	26,159,524
	Less available cash	(13,159,524)
	Additional borrowings	$13,000,000

B-2	Allocation of the purchase price for transaction #1

	Total cash consideration	$26,159,524
	Less equity distribution prior to purchase	(8,757,400)
	Less funds held in escrow for second closing	(7,794,124)
		9,608,000

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	Issuance of 1,403,031 ABE Units at $20 per unit	28,060,620
	Total purchase price of 53.31518% interest in HGF	37,668,620

	Historical equity of HGF	24,330,371
	Less distribution prior to acquisition	(8,757,400)
	Adjusted equity	15,572,971
	46.68482% minority interest	7,270,213
	Historical cost of assets	8,302,758
	Purchase price in excess of historical cost	$29,365,862

	The preliminary allocation of the step up is as follows
	Property, plant and equipment	$12,424,499
	Goodwill	16,941,363
		$29,365,862

B-3	Record the escrowed funds as a deposit

B-4	Record the minority interest

B-5	Elimination of historical equity of HGF

B-6	Record the issuance of 1,403,031 ABE Units at $20/unit

B-7	Allocation of the purchase price for transaction #2

	Funds released from escrow	$7,794,124
	1,228,547 ABE Units at $20 per unit	24,570,940
	Total purchase price of 46.68482% interest in HGF	32,365,064
	Pro forma minority interest	7,270,213
	Purchase price in excess of historical cost	25,094,851

	The preliminary allocation of the step up is as follows
	Property, plant and equipment	$10,877,262
	Goodwill	14,217,589
		$25,094,851

B-8	Reflect the release of the escrowed funds

B-9	Eliminate the minority interest

B-10	Record the issuance of 1,228,547 ABE Units at $20/unit

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UNIT DATA FOR ABE AND HGF

Year Ended
September 30,
2006 (1)
ABE historical per unit data:
Basic and diluted loss per unit	(0.30)
Tangible book value per unit	8.45
Cash dividends declared per unit	—

	Year Ended	Nine Months
	December 31,	Ended
	2005	September 30, 2006
HGF historical per unit data (2):
Basic and diluted earnings per unit	38,047.27	104,038.29
Tangible book value per unit	151,265.42	243,303.71
Cash dividends declared per unit	10,000.00	12,000.00

Year Ended
September 30,
2006
Unaudited pro forma per units data:
Combined earnings per ABE Unit basic and diluted (3)	1.22

Basic and diluted earnings per equivalent HGF unit (4)	32,212.35

Tangible book value per ABE Unit	8.29

Tangible book value per equivalent HGF unit (4)	218,157.82

(1)                                  September 30, 2006 is ABE’s fiscal year.

(2)                                  HGF is a limited partnership and does have any shares or units issued or outstanding, thus per unit data was shown based on a 1% ownership interest.

(3)                                  The unaudited pro forma earnings per unit amounts are calculated by totaling historical net income (loss) (after giving effect to pro forma adjustments of both transactions) of ABE and HGF and dividing the resulting amount by the weighted average pro forma shares of ABE.

(4)                                 HGF is a limited partnership and does have any shares or units issued or outstanding, thus the pro forma per unit data was shown based on pro forma units issued related to a 1% ownership interest.

DESCRIPTION OF ABE’S BUSINESS, PROPERTIES AND LEGAL PROCEEDINGS

Please see “Description of Business,” “Description of Properties” and “Legal Proceedings” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

DESCRIPTION OF HGF’S BUSINESS

Please see “Description of Business” and “Description of Properties” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS FOR ABE

Please see “Management’s Discussion and Analysis or Plan of Operations for Advanced BioEnergy” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS FOR HGF

Please see “Management’s Discussion and Analysis or Plan of Operations for Heartland Grain Fuels” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

MARKET FOR ABE UNITS AND DISTRIBUTIONS

Please see “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

MARKET FOR HGF PARTNERSHIP INTERESTS AND DISTRIBUTIONS

There is no established public trading market for the HGF Partnership Interests and such interests are subject to restrictions on transfer under the HGF Partnership Agreement.

Distributions by HGF are payable at the discretion of DF, on a quarterly basis, subject to restrictions under the HGF Partnership Agreement and Delaware law.  Non-liquidating cash distributions are payable on a quarterly basis at the discretion of DF based on available cash and reserves necessary for future expenditures, including working capital, maintenance and repairs, replacement of property, debt service and future investments, subject to the Delaware Revised Uniform Limited Partnership Act.  Non-liquidating distributions, if made by DF, will be made within 45 days following the end of each fiscal quarter, to HGF’s partners in accordance with their HGF Partnership Interests.  The Delaware Revised Uniform Limited Partnership Act limits distributions to the extent that HGF’s liabilities to unsecured creditors exceed the fair value of its assets.  Liquidating distributions, to the extent funds remain following payment to HGF’s creditors and setting up of reserves for the winding up of HGF’s business, will be made to HGF’s partners in accordance with their respective capital account balances.

Historically, HGF has made pro rata cash distributions to its partners during the first quarter of each fiscal year in an amount based on available cash and reserves necessary for future expenditures.  HGF distributed an aggregate of $540,750 to its partners with respect to income for each of fiscal years 2004 and 2005.  In addition, pursuant to the Purchase Agreement, on November 8, 2006, HGF distributed $8,757,400 to its partners with respect to estimated fiscal year 2006 income through the closing of the SDWG Transaction and the Aventine Transaction.  Pursuant to HGF’s credit arrangement with DF and CoBank, HGF is effectively prohibited, without the consent of CoBank, from making any additional distributions to its partners, except for up to an additional $942,600 with respect to fiscal year 2006 income.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK FOR HGF

HGF considers market risk to be the impact of adverse changes in market prices on its results of operations. HGF is subject to significant market risk with respect to the price of ethanol and corn.  In 2005, sales of ethanol represented 88% of HGF’s total sales and corn costs represented 50.6% of HGF’s total cost of sales.  In general, ethanol prices are affected by the supply and demand for gasoline, the availability of other fuel oxygenates and the regulatory climate.  The price of corn is affected by weather conditions and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors.  Traditionally, HGF has not been able to pass along increased corn costs to its ethanol customers.  At December 29, 2006, the price per gallon of ethanol and the price per bushel of corn on the Chicago Board of Trade (the “CBOT”) were $2.42 and $3.90, respectively.

HGF is also subject to market risk with respect to its supply of natural gas that is consumed in the ethanol production process.  Natural gas costs represented 20.9% of HGF’s cost of sales for 2005.  The price of natural gas

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is affected by weather conditions and general economic, market and regulatory factors.  At December 29, 2006, the price of natural gas on the New York Mercantile Exchange (the “NYMEX”)was $6.30 per MMBtu.

To reduce price risk caused by market fluctuations in the cost of corn and natural gas, HGF, from time to time, enters into forward purchase contracts.  As of September 30, 2006, HGF had entered into forward purchase contracts for 10.5 million bushels of corn, representing approximately 73% of its corn requirements through September 30, 2007, and 90,000 MMBtu of natural gas, representing approximately 25% of its natural gas requirements through March 31, 2007.  HGF has fixed the purchase price under its corn forward purchase contracts at an average price per bushel equal to $3.52.  As of December 31, 2006, HGF had not entered into any transaction in an effort to mitigate risks associated with changes in the price of ethanol.

The following represents a sensitivity analysis that estimates HGF’s annual exposure to market risk with respect to its corn and natural gas requirements and ethanol sales.  Market risk is estimated as the potential impact on operating income resulting from a hypothetical 10.0% change in the fair value of HGF’s corn and natural gas requirements and ethanol sales (based on average prices for 2006), net of corn and natural gas forward contracts used to hedge market risk with respect to HGF’s corn and natural gas requirements.  The results of this analysis, which may differ from actual results, are as follows:

	Estimated Volume(1)		Hypothetical Change in	Average	Change in Annual Operating Income
	(in millions)	Units	Price	Price(2)	(in millions)
Corn	3.6	bushels	10.0%	$2.60	$1.0
Natural Gas	0.27	MMBtu	10.0%	$6.97	$0.2
Ethanol	39.0	gallons	10.0%	$1.95	$7.6

(1)                                  The volume of corn is based on entering into forward contracts for 73% of HGF’s estimated 14.4 million bushel annual requirement.  The volume of natural gas is based on entering into forward contracts for 25% of HGF’s estimated 360,000 MMBtu annual requirement.  The volume of ethanol is based on the current aggregate capacity of the Aberdeen and Huron plants.  HGF expects that as its production capacity increases, HGF will be exposed to additional market risk with respect to corn, natural gas and ethanol prices.

(2)                                  The average price for corn and natural gas represents the average closing price on the CBOT and NYMEX, respectively, during 2006.  The average price for ethanol represents the net sales price HGF received from Aventine during 2006, which is net of certain handling costs, including transportation, tariffs, government taxes and assessments, insurance and inventory carrying costs.

HGF is also subject to interest rate risk in connection with borrowings under its loan arrangement with DF and CoBank that are not subject to a fixed rate of interest.  Borrowings under the DF/CoBank loan agreements bear interest at the rate of interest established by CoBank from time to time plus .25%, the total of which was 8.5% as of December 31, 2006.  As of December 31, 2006, HGF had borrowed $41.0 million under the DF/CoBank loan agreements, $37.25 million of which is subject to variable interest rates.  A hypothetical change of 100 basis points in the interest rate applicable under the DF/CoBank loan agreements would increase/decrease HGF’s annual interest expense by $372,500.

DIRECTORS AND EXECUTIVE OFFICERS OF ABE

Please see “Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act” and “Executive Compensation” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR ABE

Please see “Certain Relationships and Related Transactions” in the Form 10-KSB attached to this

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Prospectus/Information Statement as Annex C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF ABE

The following table sets forth, as of January 1, 2007, the ownership of ABE Units by each member whom ABE knows to own beneficially more than 5% of the outstanding ABE Units, each director, each executive officer and all executive officers and directors as a group.  At the close of business on January 1, 2007, there were 8,613,481 ABE Units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such ABE Units and the mailing address for each person listed in the table is 10201 Wayzata Blvd., Suite 250, Minneapolis, MN 55305.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding ABE Units(1)
			Prior to Offering	Assuming Minimum Units Sold in Offering	Assuming Maximum Units Sold in Offering	Pro Forma Assuming Minimum Units Sold in Offering	Pro Forma Assuming Maximum Units Sold in Offering
Non-Employee Directors:
Robert Bettger	38,000		*	*	*	*	*
Larry L. Cerny	30,000	(2)	*	*	*	*	*
Richard Hughes	34,000	(3)	*	*	*	*	*
John E. Lovegrove	43,000	(4)	*	*	*	*	*
Troy Otte	34,500		*	*	*	*	*
Keith Spohn	20,000	(5)	*	*	*	*	*
Robert W. Holmes	145,000	(6)	1.7%	1.4%	1.1%	1.2%	1.0%
Dale Locken	1,271,452	(7)	14.8%	12.0%	9.3%	10.7%	8.6%

Executive Officers:
Revis L. Stephenson III	299,000	(8)	3.5%	2.8%	2.2%	2.5%	2.0%
Donald E. Gales	19,350	(9)	*	*	*	*	*
Richard Peterson	—		*	*	*	*	*
Executive officers and directors as a group (11 persons)	1,934,302		22.4%	18.1%	14.2%	16.3%	13.0%

Other beneficial owners:
South Dakota Wheat Growers Association 110 6th Avenue SE Aberdeen, SD 57402	1,271,452		14.8%	12.0%	9.3%	10.7%	8.6%

Heartland Producers, LLC 1715 S. 8th Street Aberdeen, SD 57401	1,228,547	(10)	12.5%	10.4%	8.3%	10.4%	8.3%

Ethanol Capital Partners, LP Rockefeller Center, 7th Floor 1230 Avenue of the Americas New York, NY 10020	500,000		5.8%	4.7%	3.7%	4.2%	3.4%

*                     Less than 1%.

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(1)             Includes the ABE Units issued to the directors and officers through the commencement of the Offering.  Assumes no additional purchases in the Offering.  The pro forma columns assuming the minimum and maximum are purchased in the Offering include 1,228,547 ABE Units to be issued to HP in the HP Transaction.

(2)             ABE Units are owned by the Larry L. Cerny Trust, and Larry L. Cerny, ABE’s director, is the creator of the trust.

(3)             ABE Units are owned jointly with Kay Hughes.  Certain of these ABE Units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the ABE Units.

(4)             Includes ABE Units owned jointly with Patrice Lovegrove.  Certain of these ABE Units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the ABE Units.

(5)             Includes ABE Units owned jointly with Shirley Spohn.  Certain of these ABE Units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the ABE Units.

(6)             Includes 115,000 ABE Units held in the name of the Holmes Residuary Trust, and Robert Holmes, ABE’s director, is the creator of the trust. Of these 115,000 ABE Units, 25,000 were issued under a development fee agreement and subject to forfeiture under the terms of that agreement. Also includes 5,000 ABE Units held in the name of Susan Holmes as custodian for the minor child Ethan Holmes.

(7)             Includes 1,271,452 ABE Units owned by SDWG.  Mr. Locken serves on the board of directors of SDWG.  Mr. Locken disclaims beneficial ownership of these ABE Units.

(8)             Includes 39,000 restricted ABE Units issued under a restricted unit agreement to an affiliate of Mr. Stephenson and 40,000 restricted ABE Units that ABE expects will be issued to an affiliate of Mr. Stephenson upon successful completion of the Offering and the determination by ABE’s board that ABE is reasonably likely to be able to finance the Aberdeen plant expansion. Also includes 100,000 ABE Units issued under a development fee agreement and subject to forfeiture under the terms of that agreement. The development fee agreement further provides that if the actual project cost for the Nebraska plant exceeds $125 million, Mr. Stephenson is entitled to receive additional ABE Units valued at 1% of the difference between the actual project cost and $125 million. Based on the current estimated cost of the Nebraska plant at $151,580,000, Mr. Stephenson will be entitled to receive 26,580 additional ABE Units; these 26,580 ABE Units are not included in the table.  The table also does not include up to 221,000 restricted ABE Units that may be issued to an affiliate of Mr. Stephenson pursuant to a restricted unit agreement.

(9)             Includes 5,850 restricted ABE Units issued under a restricted unit agreement to an affiliate of Mr. Gales and 6,000 restricted ABE Units that ABE expects will be issued to an affiliate of Mr. Gales upon successful completion of the Offering and the determination by ABE’s board that ABE is reasonably likely to be able to finance the Aberdeen plant expansion.  Does not include up to 30,000 restricted ABE Units  to be issued to Mr. Gales between April 7, 2007 and April 7, 2011 as a signing bonus under Mr. Gales’ employment agreement.  The table also does not include up to 33,150 restricted ABE Units that may be issued to an affiliate of Mr. Gales pursuant to a restricted unit agreement.

(10)       Includes in the pro forma columns 1,228,547 ABE Units to be issued to HP on consummation of the HP Transaction.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The ABE Operating Agreement provides that none of ABE’s directors or members will be liable to ABE for any breach of their fiduciary duty except in certain circumstances. This could prevent both ABE and its unitholders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or Federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, ABE has been advised that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

No director of ABE shall be personally liable to ABE or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for

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the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the certificate of formation, operating agreement, or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or misconduct. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, ABE, its receiver, or its trustee (however, in the case of a receiver or trustee, only to the extent of company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of ABE. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under Federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director, including a derivative suit, ABE must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by ABE in contradiction of the Delaware Limited Liability Company Act. ABE may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether ABE would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a limited liability company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations and liabilities if the operating agreement provides. The ABE Operating Agreement provides that no member or director of ABE shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

DESCRIPTION OF ABE UNITS

An investor in ABE is both a holder of ABE Units and a member of the limited liability company at the time of acceptance of the investment.  ABE elected to organize as a limited liability company rather than a corporation because it wishes to qualify for partnership tax treatment for Federal and state income tax purposes with ABE’s earnings or losses passing through to its members and subject to taxation at the member level.  See “Federal Income Tax Consequences of Owning ABE Units.”  As a unitholder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the ABE Units and to certain other rights, such as the right to vote at ABE member meetings.  In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own ABE Units and retain economic rights such as the right to the distributions.  However, termination of the membership would result in the loss of other rights such as the right to vote at ABE member meetings.

ABE UNITS

Ownership rights in ABE are evidenced by ABE Units. There is one class of membership units in ABE. ABE cannot issue any other class of units with preferred rights without amendment of its operating agreement, which requires approval of ABE’s members.  As of the date of this Prospectus/Information Statement, there are 8,613,481 ABE Units outstanding and 821 unitholders.  Each ABE Unit represents a pro rata ownership interest in ABE’s capital, profits, losses and distributions. Unitholders who are also members have the right to vote and participate in ABE’s management as provided in the operating agreement. ABE maintains a membership register at ABE’s principal office setting forth the name, address, capital contribution and number of ABE Units held by each member.

RESTRICTIVE LEGEND ON MEMBERSHIP CERTIFICATE

If the HP Transaction is approved, HP intends to distribute ABE Units to its members.  As a condition to becoming a member of ABE, you will be required to agree to take the ABE Units subject to the ABE Operating Agreement and to sign a signature page to the ABE Operating Agreement.  ABE will place restrictive legends on your membership certificate or any other document evidencing ownership of ABE Units.  The language of the legend will be similar to the following:

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“The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and Federal law and the terms and conditions set forth in the Operating Agreement as agreed to by each member.

The securities represented by this certificate may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.”

VOTING LIMITATIONS

Each member is entitled to one vote per ABE Unit owned. Members may vote ABE Units in person or by proxy at a meeting of the members, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

LOSS OF MEMBERSHIP RIGHTS

Although ABE is managed by its directors, the ABE Operating Agreement provides that certain transactions, such as amending its operating agreement or dissolving the company, require member approval. An investor in ABE is both a holder of ABE Units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:

•                  to receive a share of ABE’s profits and losses;

•                  to receive distributions of ABE’s assets, if and when declared by ABE’s directors;

•                  to participate in the distribution of ABE’s assets in the event ABE is dissolved or liquidated;

•                  to access information concerning ABE’s business and affairs at ABE’s place of business; and

•                  to vote on matters coming before a vote of the members.

The ABE Operating Agreement provides that if a member’s membership is terminated, then the former member will lose all of its rights to vote ABE Units and the right to access information concerning ABE’s business and affairs at its place of business. Under the ABE Operating Agreement, information that will be available exclusively to members includes state and Federal tax returns and a current list of the names, addresses and capital account information of each member and unitholder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by ABE.

Investors whose membership has been terminated but who continue to own ABE Units will continue to have the right to a share of ABE’s profits and losses and the right to receive distributions of ABE’s assets and to participate in the distribution of ABE’s assets in the event ABE is dissolved or liquidated.  These unitholders will also have access to company information that is periodically submitted to the SEC. See “Additional Information.”

Membership interests may be terminated in accordance with the Delaware Limited Liability Company Act if a member makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, seeks reorganization, liquidation or similar relief under any law, or seeks or consents to the appointment of a trustee, receiver or liquidator. Membership may also be terminated under the Delaware Limited Liability Company Act 120 days after a proceeding is commenced against a member seeking reorganization, liquidation or similar relief or 90 days after a trustee, receiver or liquidator is appointed without the consent of a member. In addition, a member who is an individual will cease to be a member upon the member’s death or if the member has been declared incompetent by a court of law. If a member is a corporation, trust, limited liability company or partnership, it will cease to be a member at the time its existence is terminated. If a member is an estate, then its membership will terminate when the

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fiduciary of the estate distributes all of the ABE Units. Accordingly, it is possible to be a unitholder of ABE, but not a member.

If a member transfers his, her or its ABE Units and the transfer is permitted by the ABE Operating Agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of ABE only if the transferee:

•                  agrees to be bound by the ABE Operating Agreement;

•                  pays or reimburses ABE for legal, filing and publication costs that ABE incurs relating to admitting such transferee as a new member, if any;

•                  delivers, upon ABE’s request, any evidence of the authority such person or entity has to become a member of ABE; and

•                  delivers, upon ABE’s request, any other materials needed to complete the transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he, she or it does not comply with these requirements. The restrictive legend on ABE’s membership certificates and the language of the ABE Operating Agreement will alert subsequent transferees of ABE Units as to the restrictions on transferability of ABE Units and the events by which a member may lose membership rights.  Investors who transfer ABE Units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when ABE Units are transferred to a third party.

DISTRIBUTIONS

Distributions are payable at the discretion of ABE’s board of directors, subject to the provisions of the Delaware Limited Liability Company Act, the ABE Operating Agreement and the requirements of ABE’s creditors. ABE’s board has no obligation to distribute profits, if any, to members. Following completion of ABE’s seed capital private placement, the initial board of directors authorized a unit distribution to all of ABE’s unitholders equal to two ABE Units for every one ABE Unit issued and outstanding.  In addition, ABE made distributions of restricted ABE Units to ABE’s project development consultant and two of ABE’s directors in exchange for project development services.  ABE intends to issue deferred ABE Units to two executive officers to compensate them for work performed for the company pursuant to their employment agreements.  ABE has not made any cash distributions since ABE’s inception.

Unitholders are entitled to receive distributions of cash or property if and when a distribution is declared by ABE’s directors. Non-liquidating distributions will be made to investors in proportion to the number of ABE Units investors own as compared to all ABE Units that are then issued and outstanding.  (Liquidating distributions will be made to investors based on their respective capital account balances.)  ABE’s directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, subject to any loan covenants or restrictions with ABE’s senior and subordinated lenders, ABE intends to distribute an amount approximating the additional Federal and state income tax attributable to investors as a result of profits allocated to investors.  The Delaware Limited Liability Company Act also limits distributions to the extent that ABE’s liabilities to unsecured creditors exceed the fair value of ABE’s assets.

Subject to any loan covenants or restrictions with ABE’s senior and subordinated lenders, ABE also anticipates distributing a portion of ABE’s net cash flow to its members in proportion to the ABE Units held and in accordance with the ABE Operating Agreement. By net cash flow, ABE means its gross cash proceeds received less any portion, as determined by ABE’s directors in their sole discretion, used to pay or establish reserves for ABE’s expenses, debt payments, capital improvements, replacements and contingencies. ABE’s board may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion.

Cash distributions are not assured, and ABE may never be in a position to make distributions. Whether ABE will be able to generate sufficient cash flow from its business to make distributions to members will depend on numerous factors, including:

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•                  successful and timely completion of construction of ABE’s currently planned ethanol plants;

•                  distributions from HGF declared by the board of DF, HGF’s general partner;

•                  required principal and interest payments on any debt and compliance with applicable loan covenants that will reduce the amount of cash available for distributions;

•                  ABE’s ability to operate its plants at full capacity, which directly impacts its revenues;

•                  adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•                  state and Federal regulations and subsidies, and support for ethanol generally, which can impact ABE’s profitability and the cash available for distributions.

CAPITAL ACCOUNTS AND CONTRIBUTIONS

The initial capital account attributable to ABE Units transferred to HP pursuant to the HP Transaction will be equal to the fair market value of HP’s HGF Partnership Interest exchanged, which it deems to be $20 per ABE Unit.  The capital accounts of ABE’s unitholders will be increased according to each unitholder’s share of ABE’s profits and other applicable items of income or gain specially allocated to each unitholder pursuant to the special allocation rules described below.

In addition, ABE will increase a unitholder’s capital accounts for the amount of any of its liabilities that are assumed by a unitholder or are secured by any property which it distributes to a unitholder. ABE will decrease capital accounts for a unitholder’s share of ABE’s losses and other applicable items of expenses or losses specially allocated to a unitholder pursuant to the special allocation rules described below. ABE will also decrease capital accounts in an amount equal to the value of any property it distributes to a unitholder. In addition, ABE will decrease capital accounts for the amount of any liabilities of a unitholder that are assumed by ABE or are secured by property a unitholder has contributed to ABE. In the event a unitholder transfers ABE Units and ABE has approved such transfer, then the unitholder’s capital account, to the extent it relates to the ABE Units transferred, will be transferred to the transferee. The ABE Operating Agreement does not require any unitholder to make additional capital contributions to ABE. Interest will not accrue on capital contributions, and unitholders have no right to withdraw or be repaid capital contributions made to ABE.

ALLOCATION OF PROFITS AND LOSSES

Except as otherwise provided in the special allocation rules described below, profits and losses that ABE recognizes will be allocated to unitholders in proportion to the number of ABE Units held. ABE’s profits and losses will be determined by its directors on either a daily, monthly, quarterly or other basis permitted under the Code and corresponding Regulations.

SPECIAL ALLOCATION RULES

The amount of profits and losses that ABE allocates to unitholders is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Code and Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unitholder’s actual capital contributions. Because ABE does not anticipate the allocation of taxable losses in excess of any unitholder’s actual capital contributions, it does not anticipate making any special allocations pursuant to these provisions. However, in the event special allocations are made, the ABE Operating Agreement also requires that, as soon as possible thereafter, its directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unitholder’s capital account balance is equal to the capital account balance that that the unitholder would have had if special allocations required by the Code and Regulations were not made to that unitholder’s capital account.

RESTRICTIONS ON TRANSFERS OF UNITS

The ABE Units will be subject to certain restrictions on transfers pursuant to the ABE Operating Agreement. In addition, transfers of the ABE Units may be restricted by state securities laws.  As a result, investors

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may not be able to liquidate their investments in the ABE Units and therefore may be required to assume the risks of investing in ABE for an indefinite period of time.

ABE has restricted the ability to transfer ABE Units to ensure that it is not deemed a “publicly traded partnership” and thus taxed as a corporation.  Under the ABE Operating Agreement, no transfer may occur without the approval of the board of directors.  The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Code and the Regulations promulgated thereunder, to include the following:

•                  transfers by gift to the member’s descendants;

•                  transfers upon the death of a member;

•                  certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding ABE Units; and

•                  transfers that comply with the “qualified matching services” requirements.

Any transfer in violation of the publicly traded partnership requirements or the ABE Operating Agreement will be null and void. Furthermore, there is no public or other market for the ABE Units. ABE does not anticipate such a market will develop.

The ABE Units are unsecured equity interests and are subordinate in right of payment to all of ABE’s current and future debt. In the event of ABE’s insolvency, liquidation, dissolution or other winding up of its affairs, all of ABE’s debts, including winding-up expenses, must be paid in full before any payment is made to the unitholders. There is no assurance that there would be any remaining funds for distribution to the unitholders after the payment of all of ABE’s debts.

POSSIBLE CONVERSION TO CORPORATION

If ABE elects to convert its entity status from a limited liability company to a corporation, ABE will be subject to Subchapter C of the Code. ABE would be taxed on its net income at rates of up to 35% for Federal income tax purposes, and all items of its income, gain, loss, deduction and credit would be reflected only on its tax returns and would not be passed through to the holders of the ABE Units.  Distributions made to unitholders would be treated as ordinary dividend income to the extent of ABE’s earnings and profits, and the payment of dividends would not be deductible by ABE, resulting in double taxation of its earnings and profits. If ABE pays taxes as a corporation, it will also have less cash to distribute to its unitholders.

UNITS THAT MAY BE ISSUED UNDER EQUITY COMPENSATION PLANS

The following table depicts the ABE Units that were available for issuance under ABE’s equity compensation plans as of September 30, 2006.  None of ABE’s equity compensation plans have been approved by its members.

	Number of ABE Units to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of ABE Units remaining available for future issuance under equity compensation plans (excluding ABE Units reflected in column a) (c)
Equity compensation plans not approved by members	401,580	not applicable	—

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(1)            Includes 30,000 restricted ABE Units to be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement, an estimated 26,580 ABE Units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement and up to 345,000 ABE Units that may be issued to entities affiliated with Mr. Stephenson and Mr. Gales pursuant to restricted unit agreements. As of the date of this Prospectus/Information Statement, 44,850 ABE Units have been issued pursuant to the restricted unit agreements.

UNITS ABE HAS AGREED TO REGISTER

In connection with the Combination, ABE entered into an investor rights agreement with SDWG, which provides that under certain circumstances after the earlier of (1) November 8, 2007 or (2) 90 days after the effective date of the registration statement for ABE’s initial public offering or such longer period as is specified in the investor rights agreement, SDWG may demand that ABE file with the SEC a registration statement on Form S-1 or Form S-3 with respect to at least 20% of the ABE Units held by SDWG.  SDWG’s right to demand registration of the ABE Units issued to SDWG is limited by ABE’s right to refuse to register such ABE Units for up to 30 days if ABE determines that it would be materially detrimental to ABE and its members for the registration statement to either become or remain effective because the action would (1) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving ABE or (2) require premature disclosure of material information that ABE has a bona fide business purpose for preserving as confidential.

SUMMARY OF THE ABE OPERATING AGREEMENT

Statements contained in this section of the Prospectus/Information Statement regarding the contents of the ABE Operating Agreement are not necessarily complete, and reference is made to the copy of the ABE Operating Agreement attached as Annex A to this Prospectus/Information Statement.  If the HP Transaction is approved and consummated, you will be required to sign a signature page to the ABE Operating Agreement agreeing to be bound by the terms of the ABE Operating Agreement prior to HP’s distribution to you of the ABE Units received by HP in the HP Transaction.

BINDING NATURE OF THE AGREEMENT

ABE will be governed primarily according to the provisions of its operating agreement and the Delaware Limited Liability Company Act. Among other items, the ABE Operating Agreement contains provisions relating to the election of directors, restrictions on transfers, member voting and other company governance matters.  As a condition to the distribution of the ABE Units contemplated by the HP Transaction, you will be required to execute a joinder agreement that will bind you to the terms of the ABE Operating Agreement. Its provisions may not be amended without the affirmative vote of the holders of a majority of the ABE Units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

MANAGEMENT

The total number of initial directors of ABE shall be a minimum of three and a maximum of 13. At the first annual or special meeting of the members following the date on which substantial operations at the Nebraska plant commences, the number of directors shall become fixed at nine.  The directors will generally direct the business and affairs of ABE.  This means that as a member you will not have any direct control over the management or operation of ABE’s business.  The current directors and their business experience are set out in further detail in “Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act” in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of ABE’s affairs.  ABE does not expect to develop a vacancy on the board of directors until after substantial operation commences at the Nebraska plant.

The ABE Operating Agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on a stock exchange.  ABE Units do not trade on an exchange and ABE is not governed by the rules of a stock exchange concerning company governance.

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The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to the ABE Operating Agreement, the directors may not take the following actions without the unanimous consent of the members:

•                  cause or permit ABE to engage in any activity that is inconsistent with ABE’s purposes;

•                  knowingly act in contravention of the ABE Operating Agreement or act in a manner that would make it impossible for ABE to carry on its ordinary business, except as otherwise provided in the operating agreement;

•                  possess ABE’s property or assign rights in specific company property other than for ABE’s purpose; or

•                  cause ABE to voluntarily take any action that would cause its bankruptcy.

In addition, without the consent of a majority of the membership voting interests, the directors do not have the authority to cause ABE to:  (i) dispose of at one time all or substantially all of its property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of its property in connection with ABE’s dissolution or a transfer of substantially all of its property to a wholly-owned subsidiary of ABE; (ii) issue more than 20,000,000 ABE Units; or (iii) cause ABE to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates, in excess of $500,000.

ABE’s directors shall cause ABE to conduct its business and operations separate and apart from that of any director or any of his or her affiliates.  The directors shall take all actions which may be necessary or appropriate (i) for the continuation of ABE’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of members or to enable ABE to conduct the business in which it is engaged, and (ii) for the accomplishment of ABE’s purposes, including the acquisition, development, maintenance, preservation and operation of its property in accordance with the provisions of the ABE Operating Agreement and applicable laws and regulations.  Each director has the duty to discharge the foregoing duties in good faith, in a manner the director believes to be in ABE’s best interests, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  ABE’s directors are under no other fiduciary duty to ABE or its members to conduct the affairs of ABE in a particular manner.  This is a rapidly developing and changing area of the law, and members who have questions concerning the duties of ABE’s directors should consult with their counsel.

ABE’s directors and officers may not be liable to ABE for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the ABE Operating Agreement for exculpation of these individuals.  Therefore, unitholders have a more limited right of action than they would have absent the limitation in the ABE Operating Agreement.

The ABE Operating Agreement provides for indemnification of ABE’s directors and officers by ABE for liabilities incurred in dealings with third parties on behalf of ABE.  To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.  See “Indemnification for Securities Act Liabilities” for additional detail.

REPLACEMENT OF DIRECTORS

ABE’s board of directors is presently controlled by its founders, and replacing the directors may be difficult to accomplish under the ABE Operating Agreement. Pursuant to the ABE Operating Agreement, ABE’s initial board of directors will be comprised of no fewer than three and no more than 13 members.  However, at the first annual or special meeting of the members following the date on which substantial operations at the Nebraska plant commences, the number of directors shall become fixed at nine.

The ABE Operating Agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.  The operating agreement further provides that replacement directors may be

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nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least 5% of the outstanding ABE Units, provided that the members also meet other requirements, all of which are described in the ABE Operating Agreement.  In order for a petition to be considered timely, it must be delivered to ABE’s secretary not more than 90 days, nor less than 60 days prior to the first day of the month corresponding to the previous year’s annual meeting.

MEMBERS’ MEETINGS AND OTHER MEMBERS’ RIGHTS

There will be an annual meeting of members at which the board of directors will give ABE’s annual company report. Members will address any appropriate business, including the election of directors to those director seats becoming vacant under the staggered term format. In addition, members owning an aggregate of 30% of the ABE Units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.

In order to take action at a meeting, members holding at least 25% of the outstanding ABE Units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by ABE’s directors. Assuming a quorum is present, members take action by a vote of the majority of the ABE Units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by the ABE Operating Agreement or by the Delaware Limited Liability Company Act. The ABE Operating Agreement requires the vote of a greater number of ABE Units on the following matters:

•                  the affirmative vote of a 75% majority in interest is necessary to dissolve, wind up and liquidate ABE;

•                  a proposed amendment to the ABE Operating Agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum; and

•                  no amendment to the ABE Operating Agreement shall be approved without the consent of members holding at least two-thirds of the ABE Units adversely affected if the amendment would modify the limited liability of a member or alter the economic interest of a member.  A member’s economic interest is a member’s share of profits and losses, the right to receive distributions of ABE’s assets, and the right to information concerning ABE’s business and affairs provided by the Delaware Limited Liability Act.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise currently required by the Delaware Limited Liability Company Act.

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenters’ rights. This means that in the event ABE merges, consolidates, exchanges or otherwise disposes of all or substantially all of its property, unitholders do not have the right to dissent and seek payment for their ABE Units.

ABE will maintain its books, accountings and records at its principal office. A member may inspect them during normal business hours. ABE’s books and accountings will be maintained in accordance with GAAP.

UNIT TRANSFER RESTRICTIONS

A unitholder’s ability to transfer ABE Units is restricted under the ABE Operating Agreement.

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Investors may transfer their ABE Units to any person or organization only if such transfer meets the conditions precedent to a transfer under the ABE Operating Agreement and:

•                  is made to the investor’s administrator or trustee involuntarily by operation of law, such as death;

•                  is made without consideration to or in trust for the investor’s descendants or spouse;

•                  has been approved by ABE’s directors in accordance with the terms of the ABE Operating Agreement; or

•                  is made to any other member or to any affiliate or related party of another member or the transferring member.

The ABE Operating Agreement contains the following conditions precedent to transfer:

•                  unless the transfer is involuntary by operation of law, the transferor and transferee shall execute and deliver to ABE such documents and instruments as may be necessary or appropriate in the opinion of ABE’s counsel to effect such transfer;

•                  the transferor and transferee shall furnish ABE with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the ABE Units transferred, and any other information reasonably necessary to permit ABE to file all required Federal and state tax returns and other legally required information statements or returns;

•                  unless the transfer is involuntary by operation of law, either the ABE Units to be transferred must be registered under the Securities Act of 1933, or the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer is exempt from all applicable registration requirements and will not violate any laws regulating the transfer of securities;

•                  unless the transfer is involuntary by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer will not cause ABE to be deemed to be an investment company under the Investment Company Act of 1940;

•                  unless otherwise approved by the directors and members representing in the aggregate a 75% majority of the membership voting interests, no transfer of ABE Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the directors and the transferor member, result in ABE’s termination within the meaning of Section 708 of the Code or similar rules that apply;

•                  no notice or request initiating the transfer procedures may be given by any member after a dissolution event has occurred; and

•                  no person shall transfer any ABE Unit if, in the determination of the directors, such transfer would cause ABE to be treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code.

For ABE to maintain partnership tax status, the ABE Units may not be traded on an established securities market or be readily tradable on a secondary market. ABE does not intend to list the ABE Units on the New York Stock Exchange, the Nasdaq Global Market or any other stock exchange. To help ensure that a market does not develop, the ABE Operating Agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Code. If any person transfers ABE Units in violation of the publicly traded partnership rules or without ABE’s prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s ABE Units.

AMENDMENTS

The ABE Operating Agreement may be amended by the affirmative vote of the holders of a majority of the ABE Units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member’s economic interest or modify the liability of a member, without the consent of members holding at least two-thirds of the ABE Units adversely affected.  The ABE Operating Agreement defines economic interest as a member’s share of profits and losses, the right to receive

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distributions of the company’s assets and the right to information concerning the business and affairs of the company.

DISSOLUTION

The ABE Operating Agreement provides that a voluntary dissolution of ABE may be effected only upon the prior approval of a 75% super majority of all ABE Units entitled to vote. Distribution to members following a dissolution will be made to the members in proportion to their respective capital account balances.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING ABE UNITS

This section of the Prospectus/Information Statement describes the material Federal income tax risks and consequences of participation in ABE.  No information regarding state and local taxes is provided. AS A PROSPECTIVE MEMBER OF ABE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE IMPACT THAT YOUR INVESTMENT IN ABE MAY HAVE ON YOUR FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO YOUR INVESTMENT IN ABE.  Although ABE will furnish unitholders with such information regarding the company as is required for income tax purposes, each unitholder will be responsible for preparing and filing his, her or its own tax returns.

The following summary of the tax aspects of an investment in ABE Units is based on the Code, existing Regulations, and administrative rulings and judicial decisions interpreting the Code. Tax legislation may be enacted in the future that will affect ABE and a unitholder’s investment in ABE. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service (the “IRS”) during an audit of ABE’s information return. If successful, such a challenge likely would result in adjustment of a unitholder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of ABE’s tax counsel, Faegre & Benson LLP, regarding ABE’s classification for Federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the IRS. This opinion is in no way binding on the IRS or on any court of law.

In the opinion attached as exhibit 8.1 to the registration statement, ABE’s tax counsel has also confirmed as correct their representation to ABE that the statements and legal conclusions contained in this section regarding general Federal income tax consequences of owning ABE Units as a result of ABE’s partnership tax classification are accurate in all material respects. The tax consequences to ABE and its members are highly dependent on matters of fact that may occur at a future date and are not addressed in ABE’s tax counsel’s opinion. With the exception of ABE’s tax counsel’s opinion that ABE will be treated as a partnership for Federal income tax purposes, this section represents an expression of ABE’s tax counsel’s professional judgment regarding general Federal income tax consequences of owning ABE Units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the IRS. No rulings have been or will be requested from the IRS concerning any of the tax matters ABE describes. Accordingly, you should know that the opinion of ABE’s tax counsel does not assure the intended tax consequences because it is in no way binding on the IRS or any court of law.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

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PARTNERSHIP STATUS

ABE’s tax counsel has opined that, assuming it does not elect to be treated as a corporation, ABE will be treated as a partnership for Federal income tax purposes. This means that ABE will not pay any Federal income tax, and the unitholders will pay tax on their shares of ABE’s net income. Under the Regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation. ABE will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. However, due to the complexity of the rules regarding publicly traded partnerships and the restrictions that they require, ABE anticipates that compliance with these rules will become more burdensome as it grows and adds new members. In addition, as ABE grows, it may find that its members desire a level of liquidity in their investment that is not practical as a limited liability company.  Therefore, it may become more economically and practically feasible for ABE to elect to be taxed as a corporation for Federal income tax purposes.

If ABE elects to be a treated as a corporation, or if it inadvertently fail to qualify for partnership taxation, ABE would be treated as a C corporation for Federal income tax purposes. As a C corporation, ABE would be taxed on ABE’s taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unitholders as corporate dividends. Because a tax would be imposed upon ABE as a corporate entity, the cash available for distribution to unitholders would be reduced by the amount of tax paid.

PUBLICLY TRADED PARTNERSHIP RULES

To qualify for taxation as a partnership, ABE cannot be a publicly traded partnership under Section 7704 of the Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

•                  traded on an established securities market; or

•                  readily tradable on a secondary market or the substantial equivalent.

ABE will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

ABE does not intend to list the ABE Units on any stock exchange. In addition, with limited exception, the ABE Operating Agreement prohibits any transfer of ABE Units without the approval of ABE’s directors. ABE’s directors intend to approve only those transfers that fall within the safe harbor provisions of the Regulations, so that ABE will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the ABE Units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•                  in “private” transfers;

•                  pursuant to a qualified matching service; or

•                  in limited amounts that satisfy a 2% test (i.e., do not exceed 2% of the total interests in partnership capital or profits).

Private transfers include, among others:

•                  transfers by gift in which the transferee’s tax basis in the ABE Units is determined by reference to the transferor’s tax basis in the interests transferred;

•                  transfers at death, including transfers from an estate or testamentary trust;

•                  transfers between members of a family as defined in Section 267(c)(4) of the Code;

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•                  transfers from retirement plans qualified under Section 401(a) of the Code or an IRA; and

•                  “block transfers.” A block transfer is a transfer by a unitholder and any related persons as defined in the Code in one or more transactions during any 30-calendar-day period of ABE Units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•                  it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unitholders who want to sell with persons who want to buy;

•                  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•                  the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his, her or its interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•                  the closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•                  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•                  the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•                  the sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, does not exceed 2% of the total interests in partnership capital or profits. ABE expects to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

ABE may decide to implement a qualified matching service in order to provide a mechanism for its members to transfer limited quantities of its ABE Units at some point. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If ABE decides to do so, in addition to the tax laws described above, ABE must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, ABE may determine to use an alternative trading service to handle qualified matching service matters for ABE. If ABE manages a qualified matching service itself, ABE will not undertake activities that are allowed by the tax laws, if such activities would disqualify ABE for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, ABE could not directly participate in the match making without registering as a broker-dealer. ABE has no intention of registering as a broker-dealer. Therefore, among other restrictions, ABE must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for ABE’s members to find buyers for their ABE Units.

TAX TREATMENT OF ABE’S OPERATIONS; FLOW-THROUGH OF TAXABLE INCOME AND LOSS

ABE expects to pay no Federal income tax. Instead, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions ABE has recognized without regard to whether it makes any cash distributions to ABE’s members.

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TAX CONSEQUENCES TO ABE’S UNITHOLDERS

ABE has adopted a fiscal year ending September 30 for accounting and tax purposes.  If the HP Transaction is approved, as a unitholder, for your taxable year with which or within which ABE’s taxable year ends, you will be required to report on your own income tax return your distributive share of ABE’s income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unitholder reporting on a calendar-year basis will include his or her share of ABE’s taxable income or loss for ABE’s taxable year ending September 30, 2006 on his, her or its 2006 income tax return. ABE will provide each unitholder with an annual Schedule K-1 indicating such holder’s share of ABE’s income, loss and separately stated items.

TAX TREATMENT OF DISTRIBUTIONS

Distributions made by ABE to a member will not be taxable to the member for Federal income tax purposes as long as distributions do not exceed the member’s basis in his, her or its ABE Units immediately before the distribution. Cash distributions in excess of ABE Unit basis are treated as gain from the sale or exchange of the ABE Units under the rules described below for ABE Unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS

Under Section 722 of the Code, investors’ initial basis in the ABE Units investors purchase will be equal to the sum of the amount of money investors paid for their ABE Units.  The initial basis of an HP member in its ABE Units will generally be equal to the HP member’s basis in its HP capital units, adjusted as described above under “Material United States Federal Income Tax Consequences of the HP Transaction.”

An investor’s initial basis in the ABE Units will be increased to reflect the investor’s distributive share of ABE’s taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s ABE Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional ABE Units are not distributed to investors.

The basis of an investor’s ABE Units will be decreased, but not below zero, by:

•                  the amount of any cash ABE distributes to the investor;

•                  the basis of any other property distributed to the investor;

•                  the investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account”; and

•                  any reduction in the investor’s share of certain items of ABE’s debt.

The ABE Unit basis calculations are complex. A member is only required to compute ABE Unit basis if the computation is necessary to determine his, her or its tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•                  the end of a taxable year during which ABE suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•                  upon the liquidation or disposition of a member’s interest; or

•                  upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of an ABE Unit or ABE’s liquidation, exact computations usually are not necessary. For example, a unitholder who regularly receives cash distributions that are less than or equal to his, her or its share of ABE’s taxable income will have a positive ABE Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Code.

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DEDUCTIBILITY OF LOSSES; BASIS, AT-RISK AND PASSIVE LOSS LIMITATIONS

A unitholder may deduct losses allocated to him, her or it, subject to a number of restrictions, the most significant of which are the limitations dealing with basis, at-risk and passive losses.

Basis.  Pursuant to Section 704(d) of the Code, an investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s ABE Units. If the investor’s share of ABE’s losses exceed the investor’s basis in the investor’s ABE Units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s ABE Units exceeds zero.

At-Risk Rules.  Under the “at-risk” provisions of Section 465 of the Code, if an investor is an individual taxpayer or a closely held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

Passive Loss Rules.  Section 469 of the Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a taxpayer’s entire interest in the activity to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that might be considered to be “passive” in nature.  For unitholders who borrow to purchase their ABE Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation.

PASSIVE ACTIVITY INCOME

If ABE is successful in achieving its investment and operating objectives, investors may be allocated taxable income from ABE. To the extent that an investor’s share of ABE’s net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses from investments in other passive activities.

ALTERNATIVE MINIMUM TAX

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. ABE may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall Federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, you should consult with your tax advisor regarding the impact of an investment in ABE on the calculation of your alternative minimum tax, as well as on your overall Federal income tax liability.

ALLOCATIONS OF INCOME AND LOSSES

If the HP Transaction is approved, your distributive share of ABE’s income, gain, loss or deduction for Federal income tax purposes generally is determined in accordance with the ABE Operating Agreement.  Under Section 704(b) of the Code, however, the IRS will respect ABE’s allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in the ABE Operating Agreement does not meet either test, the IRS may reallocate these

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items in accordance with its determination of each member’s economic interest in ABE. The allocations contained in the operating agreement are intended to comply with the test for having substantial economic effect. New unitholders will be allocated a proportionate share of income or loss for the year in which they became unitholders. The ABE Operating Agreement permits ABE’s directors to select any method and convention permissible under Section 706(d) of the Code for the allocation of tax items during the fiscal year any person is admitted as a unitholder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unitholder’s ABE Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred ABE Units will be apportioned between the transferor and transferee.

TAX CONSEQUENCES UPON DISPOSITION OF ABE UNITS

Gain or loss will be recognized on a sale of ABE Units equal to the difference between the amount realized and the investor’s basis in the ABE Units sold. The amount realized includes cash and the fair market value of any property received plus the investor’s share of ABE’s debt. Since debt is included in an investor’s amount realized, it is possible that an investor could have a tax liability upon the sale of the investor’s ABE Units that exceeds the cash proceeds from the sale.

Gain or loss recognized by an investor on the sale or exchange of an ABE Unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by ABE, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Section 751(c) of the Code to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. ABE will assist those investors that sell ABE Units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory.

EFFECT OF SECTION 754 ELECTION ON UNIT TRANSFERS

In the case of an ABE unitholder who acquired ABE Units for cash, the adjusted basis of such unitholder in his, her or its ABE Units, “outside basis,” initially will equal his, her or its proportionate share of ABE’s adjusted basis in ABE’s assets, “inside basis.”  The “outside basis” and “inside basis” may not be equal with respect to ABE unitholders who acquired their ABE Units in some other manner, including the former HP members who acquired their ABE Units in the HP Transaction. Moreover, for all unitholders it is probable that the value of an ABE Unit will differ materially from the unitholder’s proportionate share of the inside basis. Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires ABE Units either by purchase or upon the death of a unitholder to adjust his, her or its share of the inside basis to fair market value as reflected by the ABE Unit price in the case of a purchase or the estate tax value of the ABE Unit in the case of an acquisition upon death of a unitholder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among ABE’s various assets pursuant to Section 755 of the Code. A Section 754 election is beneficial to the transferee when his, her or its outside basis is greater than his, her or its proportionate share of the entity’s inside basis.

If ABE makes a Section 754 election, the Regulations require ABE to make the basis adjustments. In addition, the Regulations place the responsibility for reporting basis adjustments on ABE. ABE must report basis adjustments by attaching statements to ABE’s partnership returns. In addition, it is required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 will be adjusted amounts.

Transferees are subject to an obligation to notify ABE of their bases in acquired interests. ABE is entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Code, unless clearly erroneous.

The ABE Operating Agreement provides its directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of ABE Units may be affected positively or negatively by whether or not ABE makes a Section 754 election. If ABE decides to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the

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taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the IRS consents to its revocation.

ABE’S DISSOLUTION AND LIQUIDATION WILL LIKELY BE TAXABLE TO INVESTORS

ABE’s dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of its debts and liabilities. Upon dissolution, investors’ ABE Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain or loss would be recognized by investors to the extent, if any, that the amount of cash received differs from the investors’ adjusted bases in their ABE Units.

TAX INFORMATION TO MEMBERS

ABE will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the member’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

AUDIT OF INCOME TAX RETURNS

The IRS may audit ABE’s tax returns and may challenge positions taken by ABE for tax purposes and may seek to change its allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging ABE’s allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. The IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his, her or its own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The Regulations rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the IRS. Currently, Revis L. Stephenson III is serving as ABE’s Tax Matters Member. The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

These audit procedures, and the rights of ABE’s members thereunder, would be materially different if ABE elected to be treated as an “electing large partnership.” As an electing large partnership, individual partners would have no right to participate in partnership-level settlement proceedings and would be required to file their returns consistent with the return of the partnership. In addition, the IRS would not be required to give notice to individual partners if it began a partnership-level administrative proceeding or when it made a final adjustment. Any final adjustments to the return of an electing large partnership take effect in the year in which they are made, not the tax year to which they relate. In lieu of passing any such adjustment through to its partners, an electing large partnership can make a partnership-level payment of the deficiency. The partnership would not be allowed a deduction for any such payment.

INTEREST ON UNDERPAYMENT OF TAXES; ACCURACY-RELATED PENALTIES; NEGLIGENCE PENALTIES

If it is determined that an investor underpaid his, her or its taxes for any taxable year, the investor must pay the amount of taxes underpaid plus interest on the underpayment and possibly penalties.

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Under Section 6662 of the Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless or intentional disregard of the Federal income tax rules or regulations.

TAX CONSEQUENCES OF CONVERTING FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

As discussed above, ensuring that ABE is taxed as a partnership requires compliance with the rules regarding publicly traded partnerships.  These rules require ABE to closely monitor and restrict the transfer of ABE Units by ABE’s members and may become unduly burdensome as it grows.  As such, ABE may elect to be reorganized as a corporation rather than as a limited liability company.

Effect of Conversion.  If ABE elects to be reorganized as a corporation rather than as a limited liability company, it will be taxed as a C corporation.  The tax consequences of the conversion will depend on how the conversion is implemented. However, ABE currently anticipates that the reorganization would be structured to constitute a tax-free transaction under the Code and, correspondingly, it should recognize no gain or loss.  In the event of such a reorganization, you should recognize no gain or loss upon your receipt of common stock solely in exchange for your ABE Units.  (You may, however, be required to recognize gain or loss on the receipt of cash in lieu of fractional ABE Units in an amount equal to the difference between the amount of cash received and your adjusted basis in the ABE Units.)  The aggregate tax basis of the common stock you receive in exchange for your ABE Units should be the same as the aggregate basis of your ABE Units exchanged.  Also, the holding period for the common stock that you receive should include the holding period of your ABE Units.

Distributions on Common Stock.  A distribution paid by ABE, if any, in respect to common stock will constitute a dividend for Federal income tax purposes to the extent the distribution is paid out of ABE’s current or accumulated earnings and profits, as determined under Federal income tax principles.  The gross amount of any such dividend will be included in your gross income as ordinary dividend income.  In general, distributions in excess of ABE’s current or accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in your common stock, but rather will reduce your adjusted tax basis in your common stock (but not below zero).  To the extent that distributions exceed ABE’s current and accumulated earnings and profits as well as your adjusted tax basis in your common stock, such distributions generally will be taxable as capital gain.

Under current Federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to non-corporate holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements.  There can be no assurance that ABE will have sufficient current or accumulated earnings and profits for distributions in respect of common stock to qualify as dividends for Federal income tax purposes.

Sales or Other Taxable Dispositions of Common Stock.  You should recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and your adjusted tax basis in the common stock at the time of the disposition.  Any such capital gain will be long-term capital gain if your common stock has been held by you for more than one year (including the holding period of your ABE Units, see “Effect of Conversion” above).  Under current Federal income tax law, certain non-corporate holders are eligible for preferential rates of Federal income tax on long-term capital gains.  The ability to utilize capital losses is subject to limitations under the Code.

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STATE AND LOCAL TAXES

In addition to the Federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in ABE. This Prospectus/Information Statement makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

COMPARISON OF THE RIGHTS OF ABE MEMBERS AND HGF PARTNERS

GENERAL

Prior to the consummation of the HP Transaction, HP’s sole asset is its ownership interests in HGF.  Therefore, this section compares the rights of a limited partner of HGF and the rights of an ABE member.  HGF is a Delaware limited partnership and is governed by the Delaware Revised Limited Partnership Act, its Certificate of Limited Partnership and the HGF Partnership Agreement.  ABE is a Delaware limited liability company and is governed by the Delaware Limited Liability Company Act, its Certificate of Formation and the ABE Operating Agreement.  The material differences between the rights of HGF limited partners and ABE members are summarized below.  The summary is not intended to be an exhaustive description of the differences between the rights of HGF limited partners and ABE members, and is qualified in its entirety by reference to the Delaware Revised Limited Partnership Act and Limited Liability Company Act, HGF’s Certificate of Limited Partnership and the HGF Partnership Agreement, and ABE’s Certificate of Formation and the ABE Operating Agreement.

MANAGEMENT

HGF

DF, acting through its board of directors, is the general partner of HGF and has the exclusive right to manage, control and conduct HGF’s business.  No HGF limited partner can directly participate in the management or control of HGF’s business or has any authority to bind HGF.  A limited partner that holds an interest in the general partner can indirectly participate in the management or control through exercise of such interest.  DF’s board of directors is currently comprised of four members, two of which are appointed by ABE and two of which are appointed by HP.  If consummation of the HP Transaction does not occur, ABE and DF have agreed to appoint a fifth director to the DF board that is mutually agreeable to both parties.  All management decisions and the control of HGF will be made through DF.

Under the HGF Partnership Agreement, the general partner, subject to the limitations discussed below, may, without the approval of the limited partners, take certain actions, including the following:

•                     acquiring, holding, operating, maintaining or selling partnership property;

•                     borrowing money and encumbering partnership property;

•                     entering into insurance contracts;

•                     bringing or defending and paying or collecting claims or demands of or against the partnership;

•                     making tax elections;

•                     offering and selling limited partnership interests in HGF and admitting new limited partners;

•                     loaning funds to HGF on terms comparable to terms available from nonaffiliated lending institutions;

•                     investing HGF funds in short-term, liquid investments where principal is appropriately safeguarded;

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•                     entering into agreements appropriate for carrying out the purposes of the partnership, and causing all partnership obligations or rights under such agreements to be carried out or exercised, as the case may be;

•                     establishing, maintaining and expending reserves for working capital, future maintenance, debt service, future investments and for other necessary or advisable purposes;

•                  acquiring any assets on behalf of HGF from any partner unless such assets are required for HGF’s business and the acquisition terms are no less favorable to HGF than would be available from nonaffiliated third parties;

•                     entering into any agreements that it deems appropriate in carrying out HGF’s business; and

•                     taking any action necessary or appropriate to carry out the purposes, conduct the business and exercise the powers of HGF.

The general partner may not take certain actions, including the following, without the approval of limited partners holding an aggregate of 67% or more of the HGF Partnership Interests held by all limited partners:

•                  selling or encumbering any partnership property with a fair market value of $250,000 or more, other than the sale of inventory in the ordinary course of business;

•                  requiring additional capital contributions by the partners;

•                  incurring any borrowings, leases or other financing related obligations in an amount of $250,000 or more;

•                  making improvements or additions to HGF’s capital assets in an amount of $250,000 or more; or

•                  causing HGF to redeem any HGF limited partnership interests, except as may be required by law.

The holders of 67% or more of the HGF Partnership Interests held by all limited partners have the power to remove the general partner for “cause,” defined as an act of fraud, gross negligence, willful misconduct or reckless disregard of duty with respect to HGF or a continuing material breach of the general partner’s duties and obligations under the HGF Partnership Agreement.  In the event HGF ceases to have a general partner, the limited partners have the right and power to continue HGF’s business if, within 90 days after the date on which HGF ceases to have a general partner, all of the limited partners determine in writing to so continue HGF and select a successor general partner.

ABE

ABE is managed by a board of directors, comprised of no fewer than three and no more than 13 members.  At the first annual or special meeting of the ABE members following the date on which substantial operations of a facility that ABE constructs and operates commences, the number of directors shall become fixed at nine.  ABE’s board is currently comprised of nine directors.  The ABE Operating Agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.  The ABE Operating Agreement further provides that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least 5% of the outstanding ABE Units, provided that the members also meet certain other requirements.  In order for a petition to be considered timely, it must be delivered to ABE’s secretary not more than 90 days, nor less than 60 days prior to the first day of the month corresponding to the previous year’s annual meeting.

ABE’s directors will generally direct the business and affairs of ABE.  This means that, similar to limited partners in HGF, ABE members will not have any direct control over the management or operation of ABE’s

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business.  The ABE Operating Agreement grants the board of directors the right and power by resolution to delegate to officers or other persons the authority to, among other things:

•                  conduct business;

•                  acqire, lease, sell, improve or encumber real or personal property that is necessary, convenient or incidental to the accomplishment of ABE’s purposes;

•                  enter into any agreements necessary, convenient or incidental to carrying out ABE’s business, including the execution of amendments to the ABE Operating Agreement;

•                  borrow money and encumber business property;

•                  care for and distribute funds to members in accordance with provisions of the ABE Operating Agreement;

•                  bring or defend, and pay or collect claims or demands made by or brought against, ABE; and

•                  indemnify current or former members, directors or officers.

No matter may be submitted to ABE’s members for approval without the prior approval of the board of directors.  This means that the board of directors controls virtually all of ABE’s affairs.

According to the ABE Operating Agreement, the directors may not take the following actions without the unanimous consent of the ABE members:

•                  causing or permitting ABE to engage in any activity that is inconsistent with its purposes;

•                  knowingly acting in contravention of the ABE Operating Agreement or acting in a manner that would make it impossible for ABE to carry on its ordinary business, except as otherwise provided in the ABE Operating Agreement;

•                  possessing ABE’s property or assigning rights in specific ABE property other than for ABE’s purpose; or

•                  causing ABE to voluntarily take any action that would cause its bankruptcy.

In addition, without the consent of a majority of the ABE membership voting interests the directors do not have the authority to cause ABE to:

•                  dispose of at one time all or substantially all of ABE’s property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of ABE’s property in connection with its dissolution or a transfer of substantially all of its property to a wholly-owned subsidiary of ABE;

•                  issue more than 20,000,000 ABE Units; or

•                  cause ABE to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates in excess of $500,000.

The ABE Operating Agreement requires a vote greater than a majority of the ABE membership voting interests on the following matters:

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•                  unless a decree of judicial dissolution has been entered, the affirmative vote of a 75% majority in interest of the ABE membership voting interests is necessary to dissolve, wind up and liquidate ABE; and

•                  no amendment to the ABE Operating Agreement may be approved without the consent of ABE members holding at least two-thirds of the ABE Units adversely affected if the amendment would modify the limited liability of an ABE member or alter the economic interest of an ABE member.  An ABE member’s economic interest includes among other things, the member’s share of profits and losses and the right to receive distributions of ABE’s assets.

LIMITATION ON LIABILITY

HGF

No HGF limited partner will be personally liable for the expenses, liabilities or obligations of HGF or its general partner.  The liability of an HGF limited partner is limited solely to the amount of the HGF limited partner’s capital contributions and obligations under the HGF Partnership Agreement for additional capital contributions; provided, that an HGF limited partner has no obligation to contribute additional capital to HGF for the benefit of any third party.

ABE

To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable laws, no ABE member will be personally liable for any debt, obligation or liability of ABE merely by reason of being an ABE member.  Members are not obligated to make additional capital contributions or pay any assessments to ABE, other than any unpaid amounts on such member’s original capital contribution.

DISTRIBUTIONS

HGF

Non-liquidating cash distributions are payable on a quarterly basis at the discretion of HGF’s general partner based on available cash and reserves necessary for future expenditures, including working capital, maintenance and repairs, replacement of property, debt service and future investments, subject to the Delaware Revised Uniform Limited Partnership Act.  Non-liquidating distributions, if made, shall be made within 45 days following the end of each fiscal quarter, to HGF’s partners in accordance with their HGF Partnership Interests.  The Delaware Revised Uniform Limited Partnership Act limits distributions to the extent that HGF’s liabilities to unsecured creditors exceed the fair value of its assets.  Liquidating distributions, to the extent funds remain following payment to HGF’s creditors and setting up of reserves for the winding up of HGF’s business, will be made to HGF’s partners in accordance with their respective capital account balances.

ABE

Distributions of net cash flow are payable at the sole discretion of ABE’s board of directors, subject to the provisions of the Delaware Limited Liability Company Act, the ABE Operating Agreement and the requirements of ABE’s creditors. ABE’s board has no obligation to distribute profits, if any, to ABE members.  ABE unitholders are entitled to receive distributions of cash or property if and when a distribution is declared by ABE’s directors.   Non-liquidating distributions will be made to ABE unitholders in proportion to the number of ABE Units owned as compared to all ABE Units that are then issued and outstanding.  Liquidating distributions will be made to ABE unitholders based on their respective capital account balances.  ABE’s board of directors has the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, ABE will attempt to distribute an amount approximating the additional Federal and state income tax attributable to ABE unitholders as a result of profits allocated to such unitholders.  The Delaware Limited Liability Company Act also limits distributions to the extent that ABE’s liabilities to unsecured creditors exceed the fair value of its assets.

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CAPITAL ACCOUNTS AND CONTRIBUTIONS

HGF

The general partner and limited partners of HGF each made capital contributions to HGF and received their respective percentage interest ownership of HGF and the respective amounts were credited to each partner’s capital account.

The capital account of each partner is increased by the cash contributed by the partner, the fair value of property, net of encumbrances assumed by the partnership, contributed by the partner, allocation of income and gain, and the amount of any liabilities of HGF assumed by the partner or which are secured by any property distributed to the partner.  The capital account of each partner will be decreased by cash distributed to the partner, the fair value of property distributed to the partner, net of encumbrances, allocations of loss and deductions and the amount of any liabilities of the partner assumed by HGF or which are secured by any property contributed by the partner to HGF.

In the event of a transfer of HGF Partnership Interests in accordance with the terms of the HGF Partnership Agreement, the transferee will succeed to the capital account of the transferor to the extent it relates to the transferred interest.

Interest will not accrue on capital contributions, and except as provided in the HGF Partnership Agreement, partners have no right to withdraw or reduce their capital account.

The general partner and the holders of 67% or more of the HGF Partnership Interests held by all HGF limited partners may determine that it is necessary for all partners to make additional capital contributions to HGF.  Within 15 days after the general partner provides the HGF partners with written notice of the capital call, each partner must contribute, in cash, to HGF an amount equal to such partner’s percentage interest in HGF multiplied by the additional capital contribution to be made by all partners.

If a partner fails to timely make its required capital contribution, each non-defaulting partner has the right to make an additional capital contribution in an aggregate amount equal to such required capital contribution and to elect whether its capital contribution will be treated fully or partially as a loan or fully or partially as a capital contribution.  Each loan is treated as an obligation of the partnership to the non-defaulting partner and such loan will bear interest at a floating annual rate equal to two percent over the prime rate.  Interest is payable monthly and the principal balance is payable prior to HGF making any distributions to the HGF partners and in all events within five years.

Any required capital contribution of a partner that is not contributed by such partner or another partner will become an obligation of such partner to HGF, will bear interest at a floating annual rate equal to the lesser of two percent over the prime rate or the maximum rate permitted by law, and will be secured by a security interest in such partner’s HGF Partnership Interests in the total capital and profits of HGF.  A partner that fails to make a required capital contribution will also be responsible for all costs and expenses incurred by HGF and any damages sustained by HGF as a result of such failure.

ABE

The purchase price paid for ABE Units constitutes a capital contribution for purposes of becoming an ABE unitholder and will be credited to the unitholder’s capital account.  The purchase price per ABE Unit deemed to be paid by HP pursuant to the HP Transaction is $20.00.  ABE unitholders’ capital accounts will be increased and decreased according to their share of ABE profits and other applicable items of income, gain or loss specially allocated to the unitholders pursuant to the following rules:

•                  each unitholder’s capital account will be increased by the amount of any of ABE’s liabilities that are assumed by the unitholder or are secured by any property which ABE distributes to the unitholder;

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•                  each unitholder’s capital account will be decreased in an amount equal to such unitholder’s share of ABE’s losses and other applicable items of expenses or losses specially allocated to the unitholder pursuant to the special allocation rules described under the heading “Allocation of Profits and Losses” below;

•                  each unitholder’s capital account will be decreased in an amount equal to the value of any property ABE distributes to the unitholder;

•                  each unitholder’s capital account will be decreased for the amount of the unitholder’s liabilities that are assumed by ABE or are secured by property the unitholder has contributed to ABE; and

•                  in the event a member transfers ABE Units and ABE has approved such transfer, then such unitholder’s capital account, to the extent it relates to the ABE Units transferred, will be transferred to the transferee.

Unitholders are not required to make additional capital contributions.  Interest will not accrue on capital contributions, and unitholders have no right to withdraw or be repaid for capital contributions made to ABE.

ALLOCATION OF PROFITS AND LOSSES

HGF

Except as otherwise provided in special allocation rules, profits, losses and tax credits for each fiscal year shall be allocated among the HGF partners in accordance with their respective HGF Partnership Interests.

ABE

Except as otherwise provided in the special allocation rules described below, profits and losses for the fiscal year that ABE recognizes will be allocated to ABE unitholders in proportion to the number of ABE Units held.  ABE’s profits and losses will be determined by its directors on either a daily, monthly, quarterly or other basis permitted under the Code and corresponding Regulations.

TRANSFER RESTRICTIONS

HGF

The HGF Partnership Agreement prohibits HGF limited partners from transferring all or part of their HGF Partnership Interests except in certain circumstances and subject to certain restrictions.  Any purported transfer in

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violation of the HGF Partnership Agreement will be null and void.  An HGF limited partner has the right to transfer (but not to substitute the transferee as a limited partner of HGF) all or any part of the limited partner’s HGF Partnership Interests provided that:

•                  the transfer would not result in the termination of HGF pursuant to Section 708 of the Code;

•                  the other partners have waived or otherwise not exercised their respective right of first refusal with respect to the HGF Partnership Interests proposed to be transferred;

•                  the general partner has consented in writing to the transfer; and

•                  if required by the general partner, the transferor or transferee has delivered to HGF a satisfactory opinion of counsel that neither the transfer nor any offering in connection therewith is required to be registered under the Securities Act or any applicable state securities laws and that such transfer does not adversely affect any exemption from registration available to HGF.

No transferee of all or any part of a limited partner’s HGF Partnership Interests shall be a substitute limited partner under the HGF Partnership Agreement unless:

•                  the transferor has stated such intention in the assigning instrument;

•                  the transferee has executed an instrument accepting and adopting the provisions of the HGF Partnership Agreement;

•                  the transferor or transferee has paid all reasonable expenses of HGF in connection with the admission of the transferee as a limited partner; and

•                  the general partner, in its sole and absolute discretion, consents in writing.

Transferees of HGF Partnership Interests that are not admitted as a substitute limited partner of HGF do not have the right to exercise any rights of a limited partner in HGF, including the right to vote, grant approvals or give consents with respect to such HGF Partnership Interests, the right to require any information or accounting of HGF’s business or the right to inspect HGF’s books and records.  Such transferees are entitled to receive distributions with respect to their HGF Partnership Interests.  An HGF limited partner will not cease to be an HGF limited partner upon assignment of all such limited partner’s HGF Partnership Interests unless and until the transferee of such HGF Partnership Interests becomes a substitute limited partner.

If an HGF limited partner desires to transfer all or part of its HGF Partnership Interests to a third party pursuant to a bona fide offer to purchase for cash or cash and notes secured by the HGF Partnership Interests, the following will apply:

•                  the selling limited partner must submit to the other partners a written offer stating the terms and conditions of the third-party offer;

•                  each other partner will have the right to purchase a portion of the HGF Partnership Interests proposed to be sold by providing the selling limited partner with written notice of acceptance within 30 days from the other partner’s receipt of the offer;

•                  if the other partners agree to purchase all of the HGF Partnership Interests proposed to be sold, then such purchase will close upon the terms and conditions of the third-party offer within the later of 60 days after the offer or the closing date set forth in the third-party offer; and

•                  if the other partners do not agree to purchase all of the HGF Partnership Interests proposed to be sold, then the selling partner may consummate the proposed sale to the third-party upon the terms and conditions of the third-party offer, or on other terms and conditions at least as favorable to the selling

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partner as those set forth in the offer given to the other partners, provided that the proposed purchaser also acquires any ownership interest in the HGF general partner held by the selling limited partner.

ABE

The ability to transfer ABE Units is restricted to ensure that ABE is not deemed a “publicly traded partnership” and thus taxed as a corporation.  Under the ABE Operating Agreement, where a pledge or secured party becomes a unitholder, pursuant to the exercise of such person’s rights, such party shall be bound by the ABE Operating Agreement, but will not have any membership voting interest unless and until the board of directors have approved in writing and admitted such party as a member.

The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Code, including the following:

•                  transfers by gift to the ABE member’s descendants;

•                  transfers upon the death of an ABE member;

•                  certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding ABE Units; and

•                  transfers that comply with the “qualified matching services” requirements.

Any transfer in violation of the publicly traded partnership requirements or the ABE Operating Agreement will be null and void.  Furthermore, there is no public or other market for ABE Units and ABE does not anticipate such a market will develop.

If an ABE member transfers ABE Units, and the transfer is permitted by the ABE Operating Agreement, or has been approved by ABE’s board of directors, then the transferee will be admitted as a substitute member of ABE  only if the transferee:

•                  agrees to be bound by the ABE Operating Agreement and assume the obligations of the transferor with respect to such units;

•                  pays or reimburses ABE for legal, filing and publication costs that it incurs relating to admitting such transferee as a new member, if any; and

•                  delivers, upon ABE’s request, any evidence of the authority such person or entity has to become a member of ABE and, upon the board of director’s request, any other materials needed to complete the transferee’s transfer.

ABE’s board of directors, in its discretion, may prohibit the transferee from becoming an ABE member if he, she or it does not comply with these requirements.  ABE unitholders that are not admitted as “members” pursuant to the ABE Operating Agreement do not have all the rights that ABE members have under the ABE Operating Agreement and Delaware Limited Liability Company Act.  Such ABE unitholders will have the economic rights of ABE members, but will not be entitled to vote, to receive any information or accounting of the affairs of ABE, to inspect the books and records of ABE, or to have any other rights of an ABE member under the ABE Operating Agreement or the Delaware Limited Liability Act.  ABE members who transfer ABE Units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as such ABE members do not continue as members when ABE Units are transferred to a third party.

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MEETINGS

HGF

Meetings of the partners of HGF may be called by the general partner at any time and are required to be called by the general partner upon the written request of limited partners holding at least 40% of the HGF Partnership Interests held by all HGF limited partners.   Unless notice is waived in writing or a limited partner is represented at a meeting in person or by proxy, written notice of each meeting, stating the time, date and place of the meeting and the purposes thereof, must be given to each limited partner not less than five nor more than 30 days before the date of such meeting.  Limited partners may take action without a meeting pursuant to a written document executed by the requisite number of limited partners needed to take such action.  The general partner shall have the right to establish reasonable rules and procedures regarding the conduct of, and voting of the limited partners at, meetings of the limited partners.

ABE

ABE holds an annual meeting of its members at which its board of directors gives the annual company report.  ABE members may address any appropriate business, including the election of directors to those director seats becoming vacant under the staggered term format.  In addition, ABE members owning an aggregate of 30% of the outstanding ABE Units may demand in writing that the board call a special meeting of ABE members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of ABE members at any time.

ABE member meetings shall be at the place and time designated by the board or members calling the meeting.  ABE members of record shall be given notice of the member meeting neither more than 60 days nor less than five days in advance of such meetings.  Notice of a meeting may be waived in writing either before, during or after such meeting.  In addition, attendance by a member at a meeting is a waiver of notice of that meeting, unless such member objects at the beginning of the meeting to the transaction of business that the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

In order to take action at a meeting, ABE members holding at least 25% of the outstanding ABE Units must be represented in person, by proxy or by mail ballot.  Voting by proxy or by mail ballot is permitted on any matter if it is authorized by ABE’s directors.  Assuming a quorum is present, ABE members may take action by a vote of the majority of the ABE Units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by the ABE Operating Agreement or by the Delaware Limited Liability Company Act.

For the purpose of determining the ABE members entitled to notice of or to vote at any ABE members’ meeting, ABE members entitled to receive payment of any distribution, or to make a determination of ABE members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the ABE members.

ABE members do not have dissenters’ rights.  This means that in the event ABE merges, consolidates, exchanges or otherwise disposes of all or substantially all of its property, ABE unitholders do not have the right to dissent and seek payment for their ABE Units.

VOTING

HGF

Voting by HGF limited partners is based on each limited partner’s percentage ownership of HGF Partnership Interests. Voting may take place in person or by proxy at a meeting of the HGF limited partners and general partner or by the written consent of such partners.

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ABE

Each ABE member is entitled to one vote per ABE Unit owned.  ABE members may vote ABE Units in person, by proxy or by mail ballot at a meeting of the members, on all matters coming before a member vote.  ABE members do not have cumulative voting or pre-emptive rights.

AMENDMENTS

HGF

Except for certain limited exceptions, the HGF Partnership Agreement may only be amended by the written agreement of the general partner and the holders of an aggregate of 67% of the HGF Partnership Interests held by all HGF limited partners.  No amendment may enlarge the obligation of any partner, convert the partnership interest of any limited partner into the partnership interest of the general partner, reduce the partnership interest or percentage interest of any partner, or modify the limited liability of any partner without the written consent of such partner.  No amendment may add to, detract from or otherwise modify the purposes of HGF, modify the term of HGF, amend the provision in the HGF Partnership Agreement governing the power to amend the HGF Partnership Agreement, or amend any provision in the HGF Partnership Agreement requiring the consent of 67% of the HGF Partnership Interests held by all HGF limited partners without the consent of all partners.

ABE

The ABE Operating Agreement may be amended by the affirmative vote of the holders of a majority of the ABE Units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of ABE’s members.   No amendment may adversely affect an ABE member’s economic interest or modify the liability of an ABE member, without the consent of ABE members holding at least two-thirds of the ABE Units adversely affected.  The ABE Operating Agreement defines economic interest as an ABE member’s share of profits and losses, the right to receive distributions of ABE’s assets and the right to information concerning the business and affairs of ABE.

DISSOLUTION

HGF

HGF will be dissolved on the earlier of the following to occur:

•                  December 31, 2011;

•                  the sale or substantial disposition by HGF of all or substantially all of its interests in the non-liquid property of HGF, unless HGF in connection with such disposition acquires a promissory note or other evidence of indebtedness, in which case HGF will be dissolved following the payment of such note or other evidence of indebtedness;

•                  the written determination by the general partner that HGF should be dissolved;

•                  the bankruptcy of HGF;

•                  the expiration of 90 days after the withdrawal or removal of the last remaining general partner, unless the limited partners select a successor general partner; or

•                  except as otherwise provided in the HGF Partnership Agreement, any other event causing the dissolution of HGF under the provisions of the Delaware Revised Limited Partnership Act.

Upon the dissolution of HGF, the general partner (or if there is no remaining general partner, a liquidating trustee appointed by the holders of 67% or more of the HGF Partnership Interests) will proceed to wind up, liquidate

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and terminate the business and affairs of HGF.  The general partner or liquidating trustee will then apply and distribute the proceeds of such liquidation and any remaining assets first to the payment of HGF’s debts and liabilities, then to the setting up of such reserves deemed necessary by the general partner or liquidating trustee for contingent liabilities and obligation, and finally, if any proceeds remain, to the HGF partners in accordance with their respective capital account balances after taking into account the allocation of all income and losses pursuant to the HGF Partnership Agreement for the fiscal year in which HGF is liquidated.

ABE

The ABE Operating Agreement provides that the dissolution of ABE may be effected only upon the first to occur of the following:

•                  the affirmative vote of a 75% majority of all ABE Units authorizing the dissolution, winding up and liquidation of ABE; or

•                  the entry of a decree of judicial dissolution pursuant to the Delaware Limited Liability Company Act.

Distributions to members following the HP Dissolution will be made to the members in proportion to their respective capital account balances.

The ABE Units are unsecured equity interests and are subordinate in right of payment to all of ABE’s current and future debt.  In the event of ABE’s insolvency, liquidation, dissolution or other winding up of ABE’s affairs, all of ABE’s debts, including winding-up expenses, must be paid in full before any payment is made to the ABE unitholders. There is no assurance that there will be any remaining funds for distribution to the ABE unitholders after the payment of all of ABE’s debts.  Distributions to members in dissolution is in accordance with their respective capital account balances.

EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCY OR TERMINATION

HGF

The bankruptcy, death, incompetency, dissolution or termination of a limited partner will not cause the dissolution of HGF.  Upon such occurrences, the trustee, executor, administrator, guardian, conservator, or similar representative of the limited partner, will be responsible for all obligations of, and will have all the rights of a limited partner for the purpose of settling or managing the limited partner’s estate or property, including the power to give a transferee the right to become a substitute limited partner.

ABE

The ABE Operating Agreement provides that if the membership of an ABE member is terminated, then the member will lose all rights to vote his or her ABE Units and the right to access information concerning ABE’s business and affairs.  Under the ABE Operating Agreement, information that will be available for inspection during business hours exclusively to ABE members includes state and Federal tax returns and a current list of the names, addresses and capital account information of each ABE member.  This information is available upon request by an ABE member for purposes reasonably related to that person’s interest as an ABE member.  In addition, an ABE member’s use of this information is subject to certain safety, security and confidentiality procedures established by ABE.

Investors whose membership has been terminated but who continue to own ABE Units will continue to have the right to a share of ABE’s profits and losses and the right to receive distributions of ABE’s assets and to participate in the distribution of ABE’s assets in the event it is dissolved or liquidated.

The membership interest of an ABE member may be terminated in accordance with the Delaware Limited Liability Company Act if the member makes an assignment for the benefit of creditors, files a voluntary petition in

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bankruptcy, seeks reorganization, liquidation or similar relief under any law, or seeks or consents to the appointment of a trustee, receiver or liquidator.

The membership interest of an ABE member may also be terminated under the Delaware Limited Liability Company Act 120 days after a proceeding is commenced against the member seeking reorganization, liquidation or similar relief or 90 days after a trustee, receiver or liquidator is appointed without the member’s consent.  In addition, if the member is an individual, the member will cease to be a member upon the member’s death or if the member has been declared incompetent by a court of law.  If the member is a corporation, trust, limited liability company or partnership, the member will cease to be a member at the time the member’s existence is terminated.  If the member is an estate, then the member’s membership will terminate when the fiduciary of the estate distributes all of the member’s ABE Units.  Accordingly, it is possible to be a unitholder of ABE, but not a member.

LEGAL MATTERS

The validity of the issuance of ABE Units in the Combination will be passed upon for ABE by Faegre & Benson, LLP, Minneapolis, Minnesota.  Randall E. Kahnke, a partner in Faegre & Benson LLP owns 5,000 ABE Units.

EXPERTS

McGladrey & Pullen, LLP, independent registered public accounting firm, has audited ABE’s financial statements as of September 30, 2006 and September 30, 2005 and for the periods then ended as stated in their report appearing elsewhere in this Prospectus/Information Statement and registration statement.  ABE has included its financial statements in the Prospectus/Information Statement and elsewhere in this registration statement in reliance on the report from McGladrey & Pullen, LLP, given on their authority as experts in accounting and auditing.

Gardiner Thomsen, P.C., independent certified public accountants, has audited the financial statements of HGF as of December 31, 2005, December 31, 2004 and December 31, 2003 and for the periods then ended as stated in their report appearing elsewhere in this Prospectus/Information Statement and registration statement.  The financial statements of HGF in the Prospectus/Information Statement and elsewhere in this registration statement have been included  in reliance on the report from Gardiner Thomsen, P.C., given on their authority as experts in accounting and auditing.

TRANSFER AGENT

ABE serves as its own transfer agent and registrar.

ADDITIONAL INFORMATION

ABE filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, with respect to this Prospectus/Information Statement. This Prospectus/Information Statement, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC. Statements made in this Consent Solicitation/Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement including the exhibits and schedules thereto are filed with the SEC and may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

ABE is currently required to file periodic reports with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934. ABE’s quarterly reports are made on Form 10-QSB, and its annual reports are made on Form 10-KSB. As of the date of this Prospectus/Information Statement, ABE’s filing will be made pursuant to Regulation S-B for small business filers. ABE also makes current reports on Form 8-K. ABE plans to file a Form 8-A to register

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ABE Units pursuant to Section 12(g) of the Securities Exchange Act of 1934.  Upon registration of ABE Units under Section 12(g) of the Securities Exchange Act of 1934, ABE will be required to comply with the rules regarding proxy solicitations and its officers, directors and beneficial owners of 5% or more of ABE Units will be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934.  Each filing ABE makes with the SEC is immediately available to the public for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above or by calling the SEC at 1-800-SEC-0330. ABE’s reporting obligations will be automatically suspended if ABE has fewer than 300 securities holders. If this occurs, ABE will no longer be obligated to file periodic reports with the SEC, and your access to business information will then be limited.

OTHER MATTERS

As of this time, the HP Board knows of no other matters to be brought before the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

All information contained in this Prospectus/Information Statement relating to HP and HGF has been supplied by HP and HGF, respectively, and all information contained herein relating to ABE and HGF Acquisition has been supplied by ABE.

You should rely only on the information contained in this Prospectus/Information Statement.  We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus/Information Statement.  This Prospectus/Information Statement is dated _________, __ 2007.  You should not assume that the information contained in this Prospectus/Information Statement is accurate as of any date other than that date.  Neither the mailing of this Prospectus/Information Statement to HP members nor the issuance of cash or ABE Units at the closing of the HP Transaction creates any implication to the contrary.

By Order of the Board of Managers,

Craig Schaunaman,
Chairman, Heartland Producers, LLC
Board of Managers
Dated: _________, ___, 2007

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FINANCIAL STATEMENTS

Please see the financial statements included in the Form 10-KSB attached to this Prospectus/Information Statement as Annex C.

F-1

ANNEX A
TO PROSPECTUS/INFORMATION STATEMENT

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

ADVANCED BIOENERGY, LLC

Dated Effective February 1, 2006

ADVANCED BIOENERGY, LLC

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

TABLE OF CONTENTS

SECTION 1: THE COMPANY
1.1 Formation
1.2 Name
1.3 Purpose; Powers
1.4 Principal Place of Business
1.5 Term
1.6 Registered Agent
1.7 Title to Property
1.8 Payment of Individual Obligations
1.9 Independent Activities; Transactions With Affiliates
1.10 Definitions

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Membership Register
2.2 Additional Capital Contributions; Additional Units
2.3 Capital Accounts

SECTION 3. ALLOCATIONS
3.1 Profits
3.2 Losses
3.3 Special Allocations
3.4 Curative Allocations
3.5 Loss Limitation
3.6 Other Allocation Rules
3.7 Tax Allocations: Code Section 704(c)
3.8 Tax Credit Allocations

SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow
4.2 Amounts Withheld
4.3 Limitations on Distributions

SECTION 5. MANAGEMENT
5.1 Directors
5.2 Number of Total Directors
5.3 Election of Directors
5.4 Committees
5.5 Authority of Directors
5.6 Director as Agent
5.7 Restriction on Authority of Directors
5.8 Director Meetings and Notice
5.9 Action Without a Meeting
5.10 Quorum; Manner of Acting
5.11 Voting; Potential Financial Interest
5.12 Duties and Obligations of Directors
5.13 Chairman and Vice Chairman
5.14 Chief Executive Officer
5.15 President
5.16 Chief Operating Officer

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5.17 Chief Financial Officer
5.18 Secretary; Assistant Secretary
5.19 Vice President
5.20 Delegation
5.21 Execution of Instruments
5.22 Limitation of Liability; Indemnification of Directors
5.23 Compensation; Expenses of Directors
5.24 Loans

SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class
6.2 Members
6.3 Additional Members
6.4 Rights or Powers
6.5 Voting Rights of Members
6.6 Member Meetings
6.7 Conduct of Meetings
6.8 Notice of Meetings; Waiver
6.9 Quorum and Proxies
6.10 Voting; Action by Members
6.11 Record Date
6.12 Termination of Membership
6.13 Continuation of the Company
6.14 No Obligation to Purchase Membership Interest
6.15 Waiver of Dissenters Rights

SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records
7.2 Delivery to Members and Inspection
7.3 Reports
7.4 Tax Matters

SECTION 8. AMENDMENTS
8.1 Amendments

SECTION 9. TRANSFERS
9.1 Restrictions on Transfers
9.2 Permitted Transfers
9.3 Conditions Precedent to Transfers
9.4 Prohibited Transfers
9.5 No Dissolution or Termination
9.6 Prohibition of Assignment
9.7 Rights of Unadmitted Assignees
9.8 Admission of Substituted Members
9.9 Representations Regarding Transfers
9.10 Distribution and Allocations in Respect of Transferred Units
9.11 Additional Members

SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution
10.2 Winding Up
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts
10.4 Deemed Distribution and Recontribution
10.5 Rights of Unit Holders
10.6 Allocations During Period of Liquidation
10.7 Character of Liquidating Distributions

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10.8 The Liquidator
10.9 Forms of Liquidating Distributions

SECTION 11. MISCELLANEOUS
11.1 Notices
11.2 Binding Effect
11.3 Construction
11.4 Headings
11.5 Severability
11.6 Incorporation By Reference
11.7 Variation of Terms
11.8 Governing Law
11.9 Waiver of Jury Trial
11.10 Counterpart Execution
11.11 Specific Performance

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THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
ADVANCED BIOENERGY, LLC

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit ”A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement.  Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Company’s organizers caused to be filed with the State of Delaware, a Certificate of Formation dated January 4, 2005, pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, the Company’s organizers adopted an Amended and Restated Operating Agreement of the Company dated June 30, 2005; and

WHEREAS, the Members desire to amend and restate the Amended and Restated Operating Agreement dated June 30, 2005 to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  THE COMPANY

1.1                                 Formation.  The initial Members formed the Company as a Delaware limited liability company by filing a Certificate of Formation with the Delaware Secretary of State, Division of Corporations on January 4, 2005, pursuant to the provisions of the Act.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.2                                 Name.  The name of the Company shall be “Advanced BioEnergy, LLC” and all business of the Company shall be conducted in such name.

1.3                                 Purpose; Powers.  The nature of the business and purposes of the Company are:  (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Delaware; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Delaware limited liability company may lawfully be engaged, as determined by the Directors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4                                 Principal Place of Business.  The Company shall continuously maintain a principal place of business in Nebraska.  The principal place of business of the Company shall be at 4424 South 179th Street, Omaha, Nebraska, 68135, or elsewhere as the Directors may determine.  Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5                                 Term.  The term of the Company commenced on the date the Certificate of Formation (the “Certificate”) of the Company was filed with the Delaware Secretary of State, Division of Corporations, and shall continue until the

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winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6                                 Registered Agent.  The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Delaware.  The name and address of the Registered Agent shall be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

1.7                                 Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name.  Each Member’s interest in the Company shall be personal property for all purposes.  At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8                                 Payment of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9                                 Independent Activities; Transactions With Affiliates.  The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion.  Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10                           Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

(a)                                  “Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)                                 “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)                                  “Affiliate” means, with respect to any Person:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)                                 “Agreement” means this Third Amended and Restated Operating Agreement of Advanced

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BioEnergy, LLC, as amended from time to time.

(e)                                  “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

(f)                                    “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(g)                                 “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(h)                                 “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, Division of Corporations.

(i)                                     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)                                     “Company” means Advanced BioEnergy, LLC, a Delaware limited liability company.

(k)                                  “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)                                     “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)                               “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)                                 “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  “Directors” mean all such Persons.  For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o)                                 “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(p)                                 “Effective Date” means February 1, 2006.

(q)                                 “Facilities” shall mean the ethanol production and co-product production facilities in Nebraska or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

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(r)                                    “Financial Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(s)                                  “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(t)                                    “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(u)                                 “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(v)                                 “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

(w)                               “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(x)                                   “Liquidator” has the meaning set forth in Section 10.8 hereof.

(y)                                 “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(z)                                   “Member” means any Person (i) whose name is set forth as such on Exhibit ”A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

(aa)                            “Members” means all such Members.

(bb)                          “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act.  The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

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(cc)                            “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(dd)                          “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(ee)                            “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act.  The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(ff)                                “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors.  “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(gg)                          “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(hh)                          “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ii)                                  “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.

(jj)                                  “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(kk)                            “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(ll)                                  “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section

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3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(mm)                      “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(nn)                          “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(oo)                          “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(pp)                          “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(qq)                          “Securities Act” means the Securities Act of 1933, as amended.

(rr)                                “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

(ss)                            “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(tt)                                “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(uu)                          “Unit Holders” means all Unit Holders.

(vv)                          “Unit Holder” means the owner of one or more Units.

(ww)                      “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(xx)                              “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(yy)                          “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1                                 Membership Register.  The name, address, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with each Member’s original Capital Contribution.

2.2                                 Additional Capital Contributions; Additional Units.  No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid

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amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.  Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units.  Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement.  Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3                                 Capital Accounts.  A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)                                  To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)                                 To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)                                  In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company.  The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3.  ALLOCATIONS

3.1                                 Profits.  After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2                                 Losses.  After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3                                 Special Allocations.  The following special allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be

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allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)                                 Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)                                    Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)                                 Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items,

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together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4                                 Curative Allocations.  The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4.  Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5                                 Loss Limitation.  Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6                                 Other Allocation Rules.

(a)                                  For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)                                 The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(c)                                  Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)                                 Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7                                 Tax Allocations:  Code Section 704(c).  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

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3.8                                 Tax Credit Allocations.  All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4.  DISTRIBUTIONS

4.1                                 Net Cash Flow.  The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members.  Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect.  In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2                                 Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement.  The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3                                 Limitations on Distributions.  The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof.  Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5.  MANAGEMENT

5.1                                 Directors.  Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members.  The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable.  Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members.  The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.2                                 Number of Total Directors.  The total number of initial Directors of the Company shall be a minimum of three (3) and a maximum of thirteen (13).  At the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9).  The Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote at any annual or special meeting.

5.3                                 Election of Directors.

(a)                                  Election of Directors and Terms.  The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit ”B” attached hereto.  The initial Directors shall serve until the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director.  In accordance with Section 5.2, at the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9).  If this reduction in the number of Directors requires the removal of any Director, John T. Porter, Robert W. Holmes and Revis L. Stephenson, III shall not be included in the Directors removed at that time.  After the expiration of the initial terms of the Directors, at each annual meeting of the

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Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified.  The initial Directors shall conduct a lottery to separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors.  Notwithstanding the foregoing, John T. Porter shall be classified in Group I; Robert W. Holmes shall be in classified in Group II and Revis L. Stephenson, III shall be classified in Group III.  The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).

(b)                                 Nominations for Directors.  One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors.  Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors.  However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting.  Each such notice to the Secretary shall set forth:

(i)                                     the name and address of record of the Member who intends to make the nomination;

(ii)                                  a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)                            the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)                              a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)                                 such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)                              the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)                           a nominating petition signed an dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.  The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.  Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.4                                 Committees.  A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution.  A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present.  Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons.  Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors.  A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.5                                 Authority of Directors.  Subject to the limitations and restrictions set forth in this Agreement, the Directors

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shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)                                  Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)                                 Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)                                  Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)                                 Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)                                  Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)                                    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)                                 Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)                                 Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)                                     Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)                                     Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)                                  Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)                                     Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

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(m)                               Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)                                 Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;  and

(o)                                 Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.6                                 Director as Agent.  Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.  The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.7                                 Restrictions on Authority of Directors.

(a)                                  The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)                                  Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                               Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                              Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)                                 The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Dispose of at one time all or substantially all of the Property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of the Property in connection with the dissolution of the Company or a transfer of substantially all or any portion of the Property to a wholly owned subsidiary of the Company;

(ii)                                  Issue more than an aggregate of 20,000,000 Units; and

(iii)                               Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates in excess of $500,000.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members.  Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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5.8                                 Director Meetings and Notice.  Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors.  Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors.  If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required.  In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director.  Any Director may waive notice of any meeting.  A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.

5.9                                 Action Without a Meeting.  Any action required or permitted to be taken by the Directors may also be taken by a written action signed by two-thirds (2/3) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors.  The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

5.10                           Quorum; Manner of Acting.  Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting.  Each Director shall have one (1) vote at meetings of the Directors.  The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.

5.11                           Voting; Potential Financial Interest.  No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.12                           Duties and Obligations of Directors.  The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates.  The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.13                           Chairman and Vice Chairman.  Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.  The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe.  The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14                           Chief Executive Officer.  The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers.  In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company

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necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.

5.15                           President.  The President shall have general supervision of the operations of the Company. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors.  The President shall, at the request or in the absence or disability of the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer.  Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President of the Company, and the Chairman may exercise the duties of the office of Chairman using any such designations.  The President shall report to the Chief Executive Officer.

5.16                           Chief Operating Officer.   The Chief Operating Officer shall be responsible for the day-to-day operations of the Company and any other duties as shall be required by the Directors.  The Chief Operating Officer shall report to the President.

5.17                           Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.18                           Secretary; Assistant Secretary.  The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members.  The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time.  An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.19                           Vice President.  The Company may have one or more Vice Presidents.  If more than one, the Directors shall designate which is most senior.

5.20                           Delegation.  Unless prohibited by a resolution of the Directors, the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.21                           Execution of Instruments.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the Chief Executive Officer or President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.22                           Limitation of Liability; Indemnification of Directors.  To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing.  No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not

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eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.  To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action.  Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act.  The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.23                           Compensation; Expenses of Directors.  No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise.  Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company.  Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors.  In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.24                           Loans.  Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company.  If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company.  The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum.  If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6.  ROLE OF MEMBERS

6.1                                 One Membership Class.  There shall initially be one class of Membership Interests and one class of Units.

6.2                                 Members.  Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit ”C” attached hereto and such other documents as may be required by the Directors.  Each prospective Member must be approved and admitted to the Company by the Board of Directors.  The Membership Interests of the Members shall be set forth on Exhibit ”A” to this Agreement.

6.3                                 Additional Members.  No Person shall become a Member without the approval of the Directors.  The Directors may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4                                 Rights or Powers.  Except as otherwise expressly provided for in this Agreement, the Members shall not

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have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5                                 Voting Rights of Members.  The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.  Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6                                 Member Meetings.  Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting.  Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members.  Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7                                 Conduct of Meetings.  Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

6.8                                 Notice of Meetings; Waiver.  Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held.  A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting.  Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9                                 Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members.  Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10                           Voting; Action by Members.  If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11                           Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.

6.12                           Termination of Membership.  The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal.  If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.

6.13                           Continuation of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member.  The Company’s affairs shall not be required to be wound up.  The Company shall continue without dissolution.

6.14                           No Obligation to Purchase Membership Interest.  No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest.  The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

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6.15                           Waiver of Dissenters Rights.  Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 7.  ACCOUNTING, BOOKS AND RECORDS

7.1                                 Accounting, Books and Records.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP.  The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal place of business all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years.  The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2                                 Delivery to Members and Inspection.  Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1.  The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.  Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1.  Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3                                 Reports.  The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.  The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.4                                 Tax Matters.  The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or

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local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.  Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8.  AMENDMENTS

8.1                                 Amendments.  Amendments to this Agreement may be proposed by the Board of Directors or any Member.  Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment.  The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting the quorum.  Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9.  TRANSFERS

9.1                                 Restrictions on Transfers.  Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units.  In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9.  In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders.  In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2                                 Permitted Transfers.  Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:

(a)                                  at any time Transfer all or any portion of its Units:

(i)                                     to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)                                  without consideration to or in trust for descendants or the spouse of a Member; and

(b)                                 at any time following 90 days after Financial Closing, Transfer all or any portion of its Units:

(i)                                     to any Person approved by the Directors in writing,

(ii)                                  to any other Member or to any Affiliate or Related Party of another Member; or

(iii)                               to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”

9.3                                 Conditions Precedent to Transfers.  In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

(a)                                  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee

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shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer.  In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.  In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)                                 The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c)                                  Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)                                 Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)                                  Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination.  The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer.  In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)                                    No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred.  No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)                                 No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4                                 Prohibited Transfers.  Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall

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be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.  In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5                                 No Dissolution or Termination.  The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company.  No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6                                 Prohibition of Assignment.  Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code.  In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7                                 Rights of Unadmitted Assignees.  A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units.  In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8                                 Admission of Substituted Members.  As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units.  The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9                                 Representations Regarding Transfers.

(a)                                  Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will

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not Transfer any Units through a matching service that is not approved in advance by the Company.  Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

(b)                                 Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units.  Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10                           Distribution and Allocations in Respect of Transferred Units.  If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors.  All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year.  Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11                           Additional Members.  Additional Members may be admitted from time to time upon the approval of the Directors.  Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve.  All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest.  Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto.  Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof.  The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10.  DISSOLUTION AND WINDING UP

10.1                           Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% majority in interest of

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the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2                           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Certificate has been canceled pursuant to the Act.  The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company.  The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3                           Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company.  The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4                           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5                           Rights of Unit Holders.  Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6                           Allocations During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or

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deduction in the manner provided in Section 3 hereof.

10.7                           Character of Liquidating Distributions.  All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8                           The Liquidator.  The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company.  Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.  The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9                           Forms of Liquidating Distributions.  For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11.  MISCELLANEOUS

11.1                           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the communication sent promptly thereafter by regular or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.

11.2                           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3                           Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4                           Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5                           Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6                           Incorporation By Reference.  Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise

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provides.

11.7                           Variation of Terms.  All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8                           Governing Law.  The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9                           Waiver of Jury Trial.  Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10                     Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11                     Specific Performance.  Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event.  Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Third Amended and Restated Operating Agreement of the Company as of the day first set forth above.

COMPANY:

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson, III
Its:	Chairman

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ANNEX B
TO PROSPECTUS/INFORMATION STATEMENT

PARTNERSHIP INTEREST AND STOCK PURCHASE

AGREEMENT

BY AND AMONG

ADVANCED BIOENERGY, LLC,

HGF ACQUISITION, LLC,

HEARTLAND GRAIN FUELS, L.P.,

HEARTLAND PRODUCERS, LLC,

SOUTH DAKOTA WHEAT GROWERS ASSOCIATION,

AND

DAKOTA FUELS, INC.

November 7, 2006

Annex I

Defined Terms

Exhibits

Exhibit A	Form of Escrow Agreement
Exhibit B	Purchase Price Allocation
Exhibit C	Aventine Partnership Interest Purchase Agreement
Exhibit D	Form of Non-Solicitation Agreement — SDWG and HP
Exhibit E	Form of Legal Opinion of Blackwell Sanders Peper Martin LLP
Exhibit F	Form of Employment Agreement for Bill Paulsen
Exhibit G	Form of Amendments to Agreement of Limited Partnership
Exhibit H	Form of Investor Rights Agreement - SDWG
Exhibit I	Form of Grain Origination Agreement
Exhibit J	Form of Legal Opinion of Faegre & Benson LLP
Exhibit K	Form of Non-Solicitation Agreement — ABE

Schedules

3.3	HGF Required Filings and Consents
3.5(d)	HGF Tax Matters
3.6	HGF Absence of Certain Changes or Events

3.7	HGF Title and Related Matters
3.8	HGF Proprietary Rights
3.9	HGF Employee Benefit Plans
3.10	HGF Bank Accounts
3.11(a)	HGF Material Contracts
3.11(c)	HGF Defaults
3.11(d)	HGF Indemnity Obligations
3.12	HGF Orders, Commitments and Returns
3.14	HGF Labor Matters
3.16	HGF Insider Transactions
3.17	HGF Employee Agreements
3.18	HGF Insurance
3.20	HGF Litigation
3.23	HGF Environmental
5.1	ABE Organization
5.2	ABE Capital Structure
5.3	ABE Governmental Approvals
5.6	ABE Absence of Certain Changes or Events
5.7	ABE Title and Related Matters
5.8	ABE Proprietary Rights
5.9	ABE Employee Benefit Plans
5.10	ABE Material Contracts
5.12	ABE Labor Matters
5.13	ABE Insider Transactions
5.14	ABE Employee Agreements
5.15	ABE Insurance
5.19	ABE Environmental
6.2	HGF Operation of Business
6.5	HGF Material Consents
8.7	Expansion Plan for Aberdeen Facilities
8.8	HGF Employees
9.2(i)	HGF Key Employees

PARTNERSHIP INTEREST AND STOCK PURCHASE AGREEMENT

THIS PARTNERSHIP INTEREST AND STOCK PURCHASE AGREEMENT, dated as of November 7, 2006 (this “Agreement”), is entered into by and among Advanced BioEnergy, LLC, a Delaware limited liability company (“ABE”), HGF Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of ABE (“Acquisition Sub”), Heartland Grain Fuels, L.P., a Delaware limited partnership (“HGF”), Heartland Producers, LLC, a South Dakota limited liability company and a limited partner of HGF (“HP”), South Dakota Wheat Growers Association, a South Dakota cooperative and a limited partner of HGF (“SDWG”), and Dakota Fuels, Inc., a Delaware corporation and the general partner of HGF (“DF”).

RECITALS

A.            DF is the sole general partner of HGF with a .818% Percentage Interest in HGF.

B.            HP is a limited partner of HGF with a 46.284% Percentage Interest in HGF and owns 49% of the outstanding DF Common Shares.

C.            SDWG is a limited partner of HGF with a 47.898% Percentage Interest in HGF and owns 51% of the outstanding DF Common Shares.

D.            The Selling HGF Partners desire to sell, and Acquisition Sub desires to purchase, all of the HGF Limited Partnership Interests and the DF Common Shares owned by the Selling HGF Partners subject to and on the terms and conditions set forth herein.

E.             Unless otherwise defined herein, capitalized terms used herein have the meaning set forth in Annex I hereto.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF HGF LIMITED PARTNERSHIP INTERESTS AND DF COMMON SHARES

Section 1.1             Purchase and Sale of HGF Limited Partnership Interests and DF Common Shares.

(a)            Subject to the provisions of this Agreement, at the First Closing, SDWG shall sell, transfer, assign, convey and deliver to Acquisition Sub, and Acquisition Sub shall purchase, SDWG’s HGF Limited Partnership Interests and SDWG’s DF Common Shares, in each case free and clear of all Encumbrances.

(b)           Subject to the provisions of this Agreement, at the Second Closing, HP shall sell, transfer, assign, convey and deliver to Acquisition Sub, and Acquisition Sub shall purchase, HP’s HGF Limited Partnership Interest and HP’s DF Common Shares, in each case free and clear of all Encumbrances.

ARTICLE II

CLOSINGS; PURCHASE PRICE

Section 2.1             First Closing.  The closing of the acquisition of the HGF Limited Partnership Interests and DF Common Shares owned by SDWG (the “First Closing”) will take place at 10:00 a.m., Minneapolis time, on a date (the “First Closing Date”) to be specified by ABE and SDWG, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the

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conditions set forth in Sections 9.1, 9.2 and 9.3, at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by ABE and SDWG.  The parties will endeavor to complete the First Closing on or prior to November 8, 2006.

Section 2.2            Second Closing.  The closing of the acquisition of the HGF Limited Partnership Interests and DF Common Shares owned by HP (the “Second Closing”) will take place at 10:00 a.m., Minneapolis time, on a date (the “Second Closing Date”) to be specified by ABE and HP, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 9.4, at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota, unless another date, time or place is agreed to in writing by ABE and HP.

Section 2.3            Escrow Agreement.  At the First Closing, (a) ABE will withhold and deposit into escrow 50,857 ABE Units issuable to SDWG pursuant to Section 2.4 of this Agreement (such ABE Units together with any ABE Units withheld at the Second Closing, the “Indemnification Escrow Amount”) and (b) the parties hereto will cause to be deposited by HGF into escrow cash in the amount of $7,794,124 and ABE will deposit 1,228,547 ABE Units (the “HP Purchase Price Escrow Amount” and together with the ABE Units withheld at the First Closing, the “Escrow Amount”).  At the Second Closing, (x) the Escrow Agent will withhold 49,143 ABE Units issuable to HP pursuant to Section 2.4 of this Agreement, (y) release 1,179,404 ABE Units to HP or its designees and (z) release the cash portion of the HP Purchase Price Escrow Amount to HP or its designees.  The Indemnification Escrow Amount shall be held in escrow for a period of six months from the First Closing to secure the indemnification obligations of the Selling HGF Partners.  The Escrow Amount shall be held and applied pursuant to the provisions of this Agreement and an escrow agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”).

Section 2.4            Purchase Price.  The aggregate purchase price for the HGF Limited Partnership Interests and DF Common Shares owned by SDWG and HP shall be $15,860,020 in cash and 2,499,999 newly issued ABE Units.

(a)            At the First Closing, Acquisition Sub shall pay SDWG (1) $7,847,465 in cash and issue to SDWG 1,271,452 newly issued ABE Units (of which 50,857 ABE Units will be deposited in the Escrow Fund) with respect to its HGF Limited Partnership Interest and (2) $218,430 in cash with respect to its DF Common Shares.

(b)           At the Second Closing, Acquisition Sub shall pay HP (1) $7,584,260 in cash and issue to HP or its designees 1,228,547 newly issued ABE Units (of which 49,143 ABE Units will be deposited in the Escrow Fund) with respect to its HGF Limited Partnership Interest and (2) $209,864 in cash with respect to its DF Common Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HGF

HGF represents and warrants to ABE and Acquisition Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by HGF to ABE on or before the date of this Agreement (the “HGF Disclosure Schedule”).  The HGF Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.  For purposes of this Agreement, each statement or other item of information set forth in one section of the HGF Disclosure Schedule shall be deemed to be a part of the representation and warranty to which it relates and shall be deemed to be a disclosure for all other sections of the HGF Disclosure Schedule; provided, that the mere listing in the HGF Disclosure Schedule of a document or other item shall not be deemed adequate to disclose an exception or qualification to a representation or warranty made in this Agreement (unless it is reasonably

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apparent that such exception or qualification relates to, or is applicable to, such representation or warranty).

Section 3.1             Organization of HGF.  HGF is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign partnership in the State of South Dakota.  All of HGF’s offices, manufacturing facilities, and employees are located in South Dakota.

Section 3.2             HGF Partnership Interests.

(a)           The general partner of HGF is DF with a Percentage Interest of .818%.  The sole limited partners of HGF are SDWG, with a Percentage Interest of 47.898%, HP, with a Percentage Interest of 46.284%, and Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), with a Percentage Interest of 5%.  Except as provided in the Agreement of Limited Partnership, all of the HGF Partnership Interests are validly issued and are not subject to repurchase rights by HGF.  Except as provided in the Agreement of Limited Partnership, there are no obligations, contingent or otherwise, of HGF to repurchase, redeem or otherwise acquire any HGF Partnership Interests or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(b)           DF, SDWG, HP and Aventine are the only partners of HGF, and no other person or entity has any right to purchase additional equity securities of HGF from HGF.  Except as provided in this Agreement and the other Transaction Documents or any transaction contemplated hereby or thereby, to HGF’s knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the HGF Partnership Interests.

Section 3.3             Authority; No Conflict; Required Filings and Consents.

(a)           HGF has all requisite partnership power and authority to enter into this Agreement.  The execution and delivery of this Agreement has been duly authorized by all necessary partnership action on the part of HGF.  This Agreement has been duly executed and delivered by HGF.  This Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of HGF, enforceable by ABE against HGF in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)           Except as set forth on the HGF Disclosure Schedule, the execution and delivery by HGF of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not, (i) conflict with, or result in any violation or breach of any provision of HGF’s Certificate of Limited Partnership or its Agreement of Limited Partnership, (ii) to the knowledge of HGF, result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which HGF is a party or by which it or any of its properties or assets may be bound, or (iii) to the knowledge of HGF, and assuming the accuracy of the representations and warranties made in this Agreement by ABE and Acquisition Sub, conflict with or violate any federal, state, local or municipal laws, statutes, ordinances, regulations and rules, or any orders, writs injunctions, awards, judgments and decrees applicable to its assets, properties and business.

(c)           None of the execution and delivery by HGF of this Agreement or the consummation of the transactions contemplated by this Agreement or the Transaction Documents will require HGF to obtain any consent, approval, order or authorization of, or to make any registration,

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declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”), except for such consents, authorizations, filings, approvals and registrations that are listed on the HGF Disclosure Schedule.

Section 3.4             Financial Statements; Absence of Undisclosed Liabilities.

(a)           HGF has delivered to ABE copies of HGF’s audited balance sheets as of December 31, 2005, December 31, 2004 and December 31, 2003 and HGF’s unaudited balance sheet for the eight months ended August 31, 2006 and the related unaudited statements of operations, members’ equity and cash flow for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 and the eight months ended August 31, 2006 (together with the HGF balance sheets, the “HGF Financial Statements”).

(b)           The HGF Financial Statements are in accordance with the books and records of HGF and present fairly in all material respects, the financial position, results of operations and cash flows of HGF as of their historical dates and for the periods indicated.  The HGF Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods and except that unaudited financial statements may not contain footnotes and are subject to year-end adjustments.

(c)           HGF has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the August 31, 2006 HGF Balance Sheet (the “Most Recent HGF Balance Sheet”), except for those that may have been incurred after the date of the Most Recent HGF Balance Sheet, and except for those not required by GAAP to be reflected on the Most Recent HGF Balance Sheet. All debts, liabilities, and obligations incurred after the date of the Most Recent HGF Balance Sheet were incurred in the ordinary course of business.

Section 3.5             Tax Matters.

(a)           Since January 1, 2002, all Returns required to be filed by or on behalf of HGF have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects.  All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of HGF with respect to such Returns have been paid in full on a timely basis and no other Taxes are payable by HGF with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).  HGF has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.  There are no liens on any of the assets of HGF with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that HGF is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent HGF Balance Sheet.  HGF has not at any time been (i) a member of an affiliated group of companies filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

(b)           The amount of HGF’s liability for unpaid Taxes (whether actual or contingent) for all periods beginning on or after January 1, 2002 through the date of the Most Recent HGF Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent HGF

4

Balance Sheet, and the Most Recent HGF Balance Sheet reflects proper accrual in accordance with GAAP of all liabilities for Taxes payable after the date of the Most Recent HGF Balance Sheet attributable to transactions and events occurring prior to such date.  No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to and including the First Closing Date will be realized or incurred) since such date other than in the ordinary course of business.

(c)           ABE has been furnished by HGF with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of HGF relating to Taxes for all periods beginning on or after January 1, 2002, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including HGF for all periods beginning on or after January 1, 2002.  HGF does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to ABE.

(d)           Except as set forth on the HGF Disclosure Schedule, the Returns of HGF for periods beginning on or after January 1, 2002 have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to HGF’s knowledge, threatened (in writing).  Since January 1, 2002, no deficiencies have been asserted (in writing), and HGF has not received notice (in writing) that it has not filed a Return or paid Taxes required to be filed or paid.  HGF is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (in writing) against HGF or any of its assets.  No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of HGF.  HGF has disclosed on its federal and state income and franchise Returns for periods beginning on or after January 1, 2002 all positions taken therein that could give rise to a substantial understatement penalty or comparable provisions of applicable state, local, foreign or other Tax laws.

(e)           Except as may be required as a result of the transactions contemplated hereby, HGF has not been and will not be required to include any material adjustment in taxable income for any Tax period beginning on or after January 1, 2002 (or portion thereof) or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the First Closing.

(f)            HGF is not, nor has it ever been, a party to any Tax sharing agreement.

(g)           HGF is not, nor has it been, taxable as a corporation under the Code.

Section 3.6            Absence of Certain Changes or Events.  Since August 31, 2006, other than as set forth in the HGF Disclosure Schedule, HGF has operated its business in the ordinary course consistent with its past practices, and, other than as set forth in the HGF Disclosure Schedule, since such date there has not been with respect to HGF any:

(a)           Material Adverse Effect on HGF or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on HGF;

(b)           amendment or change in its Certificate of Limited Partnership or Agreement of Limited Partnership;

(c)           incurrence, creation or assumption of:  (i) any material Encumbrance on any of its assets or properties (other than Permitted Encumbrances), (ii) any material liability for borrowed money or (iii) any material liability as a guarantor or surety with respect to the obligations of others;

(d)           payment or discharge of any material Encumbrance on any of its assets or properties, other than in the ordinary course of business, or payment or discharge of any of its liabilities, other than in the ordinary course of business, after the date of the Most Recent HGF Balance Sheet;

(e)           material damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

5

(f)            distribution made in respect of the HGF Partnership Interests (other than the distribution contemplated under Section 6.2(i)), any direct or indirect purchase or other acquisition of any HGF Partnership Interest or any change in any rights, preferences, privileges or restrictions of any HGF Partnership Interest;

(g)           material change or increase in the compensation payable or to become payable to any of its officers, managers, employees, partners, agents, consultants or independent contractors, or in any bonus, commission, expense reimbursement, pension, severance, retention, or insurance plan of HGF or in any other benefit payment or arrangement made to or with any of such officers, managers, employees, partners, agents, consultants or independent contractors; or material modification of any “nonqualified deferred compensation plan” as defined in Code Section 409A;

(h)           material change with respect to its management, supervisory or other key personnel of HGF; termination of employment of a material number of employees of HGF; termination of the engagement of a material number of agents, consultants, or independent contractors of HGF; or any union organizing activity at any HGF facility;

(i)            liability incurred by it to any of its officers, managers, employees, partners, agents, consultants, or independent contractors except for normal and customary compensation and expense allowances in the ordinary course of its business consistent with its past practices;

(j)            loan, advance (other than ordinary advances for work-related expenses) or capital contribution to, or any investment in, any of its officers, managers or partners or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(k)           entering into, amendment of, relinquishment, termination or nonrenewal of any HGF Material Contract other than in the ordinary course of its business consistent with its past practices, default by HGF under any such Material Contract; or written assertion by the other party thereto of any material problems with its services or performance under such Material Contract or such other party’s desire to so amend in any material respect, relinquish, terminate or not renew any such Material Contract;

(l)            entering into by it of any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation on its part that involves any individual payment in excess of $10,000 or aggregate payments in excess of $120,000 in any twelve month period;

(m)          making or entering into any Contract with respect to any acquisition, sale or transfer of any material asset of HGF that is not entered into in the ordinary course of its business consistent with past practices;

(n)           material change in accounting policies, methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies); change in Tax elections or methods; or revaluation of any of its assets (other than in connection with or as a result of the transactions contemplated by this Agreement);

(o)           deferral of the payment of any material accounts payable, or any material discount, accommodation or other concession made in order to accelerate or induce the collection of any receivable, in each case other than in the ordinary course of business consistent with past practice;

(p)           payment, directly or indirectly, of any material liability before the same became due and payable in accordance with its terms or otherwise than in the ordinary course of its business consistent with past practice; or

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(q)           announcement of, any negotiation by or any entry into any Contract to do any of the things described in the preceding clauses (a) through (p) (other than negotiations and agreements with ABE and its representatives regarding the transactions contemplated by this Agreement).

Section 3.7             Title and Related Matters.

(a)           Except as set forth on the HGF Disclosure Schedule, HGF has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all Encumbrances except Permitted Encumbrances.  The equipment of HGF used in the operation of its business is adequate for the business conducted by HGF and, to the knowledge of HGF, in good operating condition and repair, ordinary wear and tear excepted.  All personal property leases to which HGF is a party are valid, binding obligations of HGF and are enforceable against HGF, and, to HGF’s knowledge are valid, binding on, and are enforceable against the other parties thereto and are in effect in accordance with their respective terms, except in each case to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.  Except as set forth on the HGF Disclosure Schedule, to the knowledge of HGF, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default.  The HGF Disclosure Schedule contains a copy of HGF’s depreciation schedule, which lists all fixed assets with an original cost greater than $5,000.  True and correct copies of HGF’s personal property leases have been provided to ABE or its representatives.

(b)           The HGF Disclosure Schedule sets forth a complete list of (i) all real property and interests in real property owned in fee by HGF (individually, an “Owned HGF Property” and collectively, the “Owned HGF Properties”), and (ii) all real property and interests in real property leased or occupied by HGF, or which HGF has the right to occupy, now or in the future (individually, a “Leased HGF Property” and collectively, the “Leased HGF Properties”; the  Owned HGF Properties and the Leased HGF Properties may hereinafter be individually referred to as the “HGF Property” and collectively as the “HGF Properties”).  Each agreement pursuant to which HGF leases or occupies (or has the right to lease or otherwise occupy) any Leased HGF Property may hereinafter be referred to as a “HGF Real Property Lease.”

(c)           Title insurance policies have been issued insuring HGF’s fee simple title to each parcel of the Owned HGF Property in amounts at least equal to the purchase price thereof, and all premiums due under such policies have been paid and no claim has been made against any such policy.  True and correct copies of each of such title insurance policies have been provided to ABE or its representatives.  The Owned HGF Property constitutes all of the real property owned by HGF on the date hereof, and HGF has never owned any real property other than the Owned HGF Property.  There are no development or other agreements that limit the ability to protest real property taxes or assessments, fix minimum real estate taxes or require continued business operations with respect to any parcel of HGF Property.  Except as set forth on the HGF Disclosure Schedule, all HGF Property is in compliance with all laws and codes, including all zoning laws, codes and ordinances, for the current and intended purpose of the HGF Property.

(d)           HGF has paid all rent due and is not otherwise in material default under any HGF  Real Property Lease and to the knowledge of HGF no other party is in default thereof and no party to the HGF Real Property Leases has delivered written notice of any exercise of any termination rights with respect thereto.  True and correct copies of each of the HGF Real Property Leases have been provided to ABE or its representatives.  Each HGF Real Property Lease constitutes the entire agreement between the parties thereto.  There are no disputes, oral agreements or forbearance programs in effect as to any of the HGF Real Property Leases.  Except as set out in the HGF Disclosure Schedule:  (i) no

7

estoppel certificates have been given by HGF to any mortgagee or other third party that would preclude the assertion of any claim by the tenant under any HGF Real Property Lease, affect any of the tenant’s rights or obligations under such HGF Real Property Lease or otherwise be binding upon any successor to HGF’s position under such HGF Real Property Lease; (ii) HGF has not contested since January 1, 2004, and is not currently contesting, any operating costs, real estate taxes or assessments or other charges payable by the tenant under such HGF Real Property Lease; (iii) there are no purchase options, rights of first refusal, first option or other rights held by HGF with respect to such HGF Real Property Lease, or the real estate and/or buildings affected by such HGF Real Property Lease that are not contained within such HGF Real Property Lease; and (iv) HGF has not exercised any option or right to terminate, renew or extend or otherwise affect the rights or obligations of the tenant under such HGF Real Property Lease or to purchase the real property subject to such HGF Real Property Lease.

(e)           All of the land, buildings, structures and other improvements used by HGF in the conduct of its business are included in the HGF Property.  Except for the HGF Real Property Leases and those items set forth in Section 3.7 of the HGF Disclosure Schedule, there are no leases, subleases or occupancy agreements in effect with respect to the HGF Property.  There are no pending or, to the knowledge of HGF, threatened or contemplated actions or proceedings regarding condemnation or other eminent domain actions or proceedings affecting the HGF Property or any part thereof or of any sale or other disposition of the HGF Property or any part thereof in lieu of condemnation.  No portion of the HGF Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored.

Section 3.8             Proprietary Rights.

(a)           The HGF Disclosure Schedule sets forth all:  (1) patents and patent applications owned by HGF; (2) all material software used in the HGF Business,  (3) Internet domain names used in the HGF Business, (4) all registered copyrights and applications to register copyrights, (5) trademarks (with separate listings of registered and unregistered trademarks), and (6) trade names (the “HGF Proprietary Rights”).  The HGF Disclosure Schedule sets forth all licenses and other agreements with third parties (the “Third Party Licenses”) relating to any material patents, copyrights, software, technology, processes or trademarks (the “Third Party Technology”) that HGF is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into HGF products.  Except as set forth on the HGF Disclosure Schedule, HGF owns all right, title and interest in and to or has the right to use all HGF Proprietary Rights.  No claims have been asserted or threatened in writing against HGF by any person challenging HGF’s use of any HGF Proprietary Rights or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto or alleging a violation of any person’s or entity’s privacy, personal or confidentiality rights.  To HGF’s knowledge, none of HGF’s products nor the use or exploitation of any HGF Proprietary Rights or the Third Party Technology in HGF’s current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity.

(b)           To HGF’s knowledge, no current or former officer, manager, employee, partner, agent, consultant, or independent contractor of HGF:  (1) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other contract with any other person by virtue of such officer’s, manager’s, employee’s, partner’s, agent’s, consultant’s or independent contractor’s being employed by, or performing services for, HGF or using trade secrets or proprietary information of others; or (2) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for HGF that is subject to any contract under which such officer, manager, employee, partner, agent, consultant or independent contractor has assigned or otherwise granted to any

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third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(c)           To HGF’s knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any HGF Proprietary Rights or any Third Party Technology to the extent licensed by or through HGF by any person.  HGF has not entered into any agreement to indemnify any other person against any charge of infringement of any HGF Proprietary Rights.

(d)           HGF has taken all steps customary and reasonable in its industry to protect and preserve the confidentiality and proprietary nature of all HGF Proprietary Rights other confidential information not otherwise protected by patents, patent applications or copyright (“Confidential Information”).

Section 3.9             Employee Benefit Plans.

(a)           The HGF Disclosure Schedule lists, with respect to HGF and any trade or business (whether or not incorporated) that is treated as a single employer with HGF (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) each loan to a non-officer employee, loans to officers and any equity or phantom equity based plans, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of HGF and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of HGF as to which (with respect to any of items (i) through (v) above) any potential liability is borne by HGF (together, the “HGF Employee Plans”).

(b)           HGF has delivered to ABE or its representatives a copy of each of the HGF Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each HGF Employee Plan that is subject to ERISA reporting requirements, provided copies of the most recent Form 5500 reports filed.  Any HGF Employee Plan intended to be qualified under Section 401(a) of the Code (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such plan’s qualified status under the Code, as amended by that Tax legislation commonly known as “GUST” and “EGTRRA,” (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan.  HGF has also furnished ABE with the most recent IRS letter issued with respect to each such HGF Employee Plan that is maintained solely by HGF and its ERISA Affiliates (a “Single Employer Plan”), and to HGF’s knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of such HGF Employee Plan.  To HGF’s knowledge, nothing has occurred since the issuance of the most recent IRS letter that could reasonably be expected to cause the loss of the tax-qualified status of any HGF Employee Plan subject to Code Section 401(a) that is a Multi-Employer Plan or Multiple-Employer Plan.

(c)           (i) With respect to any HGF Employee Plans that are Single-Employer Plans, and to HGF’s knowledge, with respect to any HGF Employee Plans that are Multiple-Employer Plans, none of the HGF Employee Plans promises or provides retiree medical or other retiree welfare benefits to

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any person (other than as required under applicable statutory law or regulation); (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any HGF Employee Plan; (iii) each HGF Employee Plan has been administered in all material respects in accordance with its terms and in all material respects in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and HGF and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the HGF Employee Plans; (iv) neither HGF nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the HGF Employee Plans; (v) all material contributions required to be made by HGF or any subsidiary or ERISA Affiliate to any HGF Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each HGF Employee Plan for the current plan years; (vi) no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) except as set forth in the HGF Disclosure Schedule, no HGF Employee Plan is covered by, and neither HGF nor any ERISA Affiliate has incurred or expects to incur any material liability under, Title IV of ERISA or Section 412 of the Code.  With respect to each HGF Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, HGF has prepared in good faith and timely filed all material governmental reports required to be filed by HGF (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to participants required to be filed, distributed or posted by HGF with respect to each such HGF Employee Plan.  Since January 1, 2002, no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of HGF is threatened, against or with respect to any such HGF Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.  Except as set forth in the HGF Disclosure Schedule, neither HGF nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multi-employer plan” as defined in Section 3(37) of ERISA (a “Multi-Employer Plan”) or any plan maintained by more than one unrelated employer (a “Multiple-Employer Plan”).  Neither HGF nor any ERISA Affiliate has been notified by any Multiple-Employer Plan that it is a “substantial employer” with respect to such Multiple-Employer Plan that is subject to the withdrawal provisions of Section 4063 of ERISA, nor would HGF or any ERISA Affiliate have any liability to the Pension Benefit Guaranty Corporation under Section 4063 of ERISA if it withdrew from such a Multiple-Employer Plan on or before the date of this Agreement.

(d)           With respect to each HGF Employee Plan, HGF has complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA, (ii) the applicable requirements of the FMLA, (iii) the applicable requirements of HIPAA (iv) the applicable requirements of the ADA; (v) the ADEA, and (vi) the applicable requirements of WHCRA.

(e)           Except as set forth in the HGF Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former officer, manager, employee, partner, agent, consultant, independent contractor or other service provider of HGF or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

(f)            There has been no amendment to, written interpretation or written announcement by HGF or other ERISA Affiliate relating to, or change in participation or coverage under, any HGF

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Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the HGF Financial Statements other than as required by law.  No HGF Employee Plan will be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(g)           The HGF Disclosure Schedule lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which HGF is a party.  Each such nonqualified deferred compensation plan to which HGF is a party complies in all material respects with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in material compliance with such requirements.  No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

Section 3.10           Bank Accounts.  The HGF Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which HGF maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

Section 3.11           Contracts.

(a)            The HGF Disclosure Schedule lists all Contracts to which HGF is a party and (i) which require HGF to pay any third party an amount in excess of $10,000 per payment or in excess of $120,000 in the aggregate in any twelve month period, (ii) which require payments to HGF from any third party in an amount in excess of $10,000 per payment or in excess of $120,000 in the aggregate in any twelve month period, (iii) which restrict HGF from competing with any person or from carrying on its business anywhere in the world, or (iv) under which HGF guarantees the obligation of other persons or has agreed to acquire or guarantee the obligations of any other persons (collectively, the “HGF Material Contracts”).

(b)           All of the HGF Material Contracts are valid, binding obligations of HGF and are enforceable against HGF, and to HGF’s knowledge, are valid, binding obligations of, and are enforceable against, the other parties thereto in accordance with their respective terms, except in each case to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.  No HGF Material Contract contains any liquidated damages, penalty or similar provision.  To the knowledge of HGF, no party to any such HGF Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

(c)           Except as set forth on the HGF Disclosure Schedule, HGF is not in default under or in breach or violation of, nor, to HGF’s knowledge, is there any valid basis for any claim of default by HGF under, or breach or violation by HGF of, any material provision of any HGF Material Contract.  To the knowledge of HGF, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any HGF Material Contract.

(d)           Except as set forth on the HGF Disclosure Schedule, none of the HGF Material Contracts provides for indemnification by HGF of any third party.  No claims have been made or, to HGF’s knowledge, threatened that could require indemnification by HGF, and HGF has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

Section 3.12           Orders, Commitments and Returns.  All agreements, contracts, or commitments for the purchase of supplies by HGF were made in the ordinary course of business.  Except as set forth on the HGF Disclosure Schedule, HGF does not have any oral contracts or arrangements for the sale of any

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product or service by HGF that require payments to or from any third party in an amount in excess of $10,000 per payment or in excess of $120,000 in the aggregate in any twelve month period.

Section 3.13           Compliance With Law.  To HGF’s knowledge, HGF and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business.

Section 3.14           Labor Matters; No Discrimination.

(a)           HGF’s employees are not unionized.  To HGF’s knowledge, there is no union organizing activity pending with respect to HGF or the HGF Business.  HGF is not a party to a collective bargaining agreement.  HGF has not experienced any material work stoppage or other material labor difficulty.

(b)           There is not and has not been any claim against HGF or its officers, managers or employees, or to HGF’s knowledge, threatened against HGF or its officers, managers or employees, (i) based on actual or alleged unlawful discrimination, including but not limited to unlawful harassment because of race, national origin, age, sex, disability, religion or other protected-class status, or (ii) based on other actual or alleged tortious or otherwise unlawful conduct related to any person’s employment, or (iii) based on actual or alleged breach of contract, promissory estoppel, or other cause of action with respect to any person’s employment by HGF.

(c)           Except as set forth in the HGF Disclosure Schedule, there are no pending claims against HGF under any workers’ compensation plan or policy or for long term disability.  HGF has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.  There are no proceedings pending or, to the knowledge of HGF, threatened, between HGF and any of its employees.  The HGF Disclosure Schedule lists each HGF employee who is currently on leave from active employment, the reason for such leave, and the expected date of return to active employment, each person who is on a reduced schedule as an accommodation for a disability or under FMLA or any other similar state law.  No employee of HGF has been involuntarily terminated since August 31, 2006.

(d)           Except as set forth on the HGF Disclosure Schedule, no key employee of HGF has given notice to HGF, nor does HGF otherwise have knowledge, that any such key employee intends to terminate his or her employment with HGF.  The employment of each of the employees of HGF is “at will” and HGF does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, except as set forth on the HGF Disclosure Schedule.  As of the date hereof, except as contemplated by this Agreement, HGF has not entered into any Contract that obligates or purports to obligate ABE or Acquisition Sub to continue to employ any present or former employee or to offer to engage any present or former agent, consultant or independent contractor of HGF.

Section 3.15           Trade Regulation.  No claims have been communicated or threatened in writing against HGF with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

Section 3.16           Insider Transactions.  Except as set forth on the HGF Disclosure Schedule, no affiliate of HGF has any interest in any equipment or other property, real or personal, tangible or intangible of HGF, including, without limitation, any HGF Proprietary Rights or, to the knowledge of HGF, any creditor, supplier, customer, manufacturer, agent, representative, or distributor of HGF’s products; provided, however, that no such affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of

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any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange.

Section 3.17           Employees, Independent Contractors and Consultants.  The HGF Disclosure Schedule lists all currently effective written consulting, independent contractor and/or employment agreements and other material agreements entered into by HGF and any individual officers, managers, employees, partners,  consultants, or independent contractors.  True and correct copies of all such written agreements have been provided to ABE or its representatives.  Also shown on the HGF Disclosure Schedule are the names, positions, salaries or other rate of compensation, including bonuses, of all persons presently employed by, or performing contract services for, HGF whose annual cash compensation, including bonuses in the last twelve months, exceeds $75,000.  Except as set forth on the HGF Disclosure Schedule, no bonus or other payment will become due to any HGF officer, manager, employee, partner, agent, consultant, or independent contractor as a result of this Agreement and the transactions contemplated hereby.

Section 3.18           Insurance.  HGF has insurance policies in effect covering the risks associated with its business and properties which are of such character and are in such amounts as are customarily maintained by entities engaged in the same or similar business similarly situated.  The HGF Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently held by HGF, and all claims made by HGF since January 1, 2006, under such policies.  To the knowledge of HGF, HGF has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and HGF is otherwise in compliance with the terms of such policies and bonds in all material respects.  HGF has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 3.19           Accounts Receivable.  Subject to any reserves set forth in the Most Recent HGF Balance Sheet, the accounts receivable shown on the Most Recent HGF Balance Sheet represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

Section 3.20           Litigation.  Except as set forth on the HGF Disclosure Schedule, there is no private or governmental action, suit, charge, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of HGF, threatened against HGF or any of its properties or any of its employees, officers, managers or partners (in their capacities as such).  There is no judgment, decree, probable cause or other finding, or order against HGF, or, to the knowledge of HGF, any of its managers, officers or partners (in their capacities as such).

Section 3.21           Governmental Authorizations and Regulations. HGF has obtained each material federal, state, county, local or foreign governmental or regulatory consent, license, permit, grant, order or other authorization of a Governmental Entity that is required for the operation of HGF’s business or the holding of any interest in any of its properties and to HGF’s knowledge, all of such authorizations are in full force and effect.  HGF has provided ABE or its representatives copies of all such authorizations.

Section 3.22           Subsidiaries.  HGF has no subsidiaries.  HGF does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise, and HGF does not control (directly or indirectly) the management or policies of any other corporation, limited liability company, partnership, firm, association or business organization, entity or enterprise.

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Section 3.23           Compliance with Environmental Requirements.

(a)            Except as set forth on the HGF Disclosure Schedule, to HGF’s knowledge, HGF has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons (collectively “Environmental Laws”).  To HGF’s knowledge, HGF is in compliance with all terms and conditions of all such permits, licenses and authorizations.  All such material permits, licenses and authorizations currently held by HGF are identified in the HGF Disclosure Schedule.

(b)           Except as set forth on the HGF Disclosure Schedule, there are no conditions, circumstances, activities, practices, incidents, or actions known to HGF which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to HGF, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.  Except as set forth on the HGF Disclosure Schedule, there is no Environmental Claim pending or, to HGF’s knowledge, threatened against HGF.

(c)            True and correct copies of all reports, licenses, permits, authorizations, disclosures and other documents of which it is aware relating in any way to the status of any of the HGF Property or otherwise relating to the business of HGF with respect to any Environmental Law have been provided to ABE or its representatives.

Section 3.24           Partnership Documents.  HGF has furnished to ABE or its representatives copies of (i) its Certificate of Limited Partnership and the HGF Agreement of Limited Partnership, as amended to date, (ii) all material permits, orders, and consents issued by any regulatory agency with respect to HGF or its operations, and all applications for such permits, orders and consents, (iii) records of any limited partnership proceedings, including any consents, actions, and meetings of the limited partners, the board of directors and any committees thereof.  The records of HGF provided hereunder are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

Section 3.25           No Brokers.  Neither HGF nor any Selling HGF Partner is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

Section 3.26           Offers.  HGF has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions with parties other than ABE.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DF, SDWG AND HP

Each of DF, SDWG and HP represents and warrants to ABE and Acquisition Sub on behalf of itself only and not jointly that the statements contained in this Article IV with respect to it are true and correct:

Section 4.1             Organization. Such party is a limited liability company, cooperative or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 4.2             Authority; No Conflict; Required Filings and Consents.

(a)           Such party has all requisite corporate or limited liability company power to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary action on the part of such party including approval by its board, subject only, to the approval by HP’s members under the provisions Section 3.9(b)(ii) of the HP Operating Agreement.

(b)           This Agreement has been and such Transaction Documents have been or, to the extent not executed by it as of the date hereof, will be duly executed and delivered by such party. This Agreement and each of the Transaction Documents to which such party is a party constitutes, and each of the Transaction Documents to which it will become a party, when executed and delivered by such party, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, and assuming the accuracy of the representations and warranties made in this Agreement by ABE and Acquisition Sub, the valid and binding obligation of such party, enforceable by ABE against it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)           The execution and delivery by such party of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of its organizational and other governing documents, (ii) to its knowledge, result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, except for the items disclosed in Section 3.3(b) of the HGF Disclosure Schedule, if any, or (iii) to its knowledge, and assuming the accuracy of the representations and warranties made in this Agreement by ABE and Acquisition Sub, conflict with or violate any federal, state, local or municipal laws, statutes, ordinances, regulations and rules, or any orders, writs injunctions, awards, judgments and decrees applicable to its assets, properties and business (and any regulations promulgated thereunder).

(d)           Assuming the accuracy of the representations and warranties made in this Agreement by ABE and Acquisition Sub, none of the execution and delivery by such party of this Agreement or of any other Transaction Document to which it is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require such party to obtain any consent, approval, order or authorization of, or make any registration,

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declaration or filing with, any Governmental Entity, except for such consents, orders, authorizations, filings, approvals, declarations and registrations that are listed on the HGF Disclosure Schedule.

Section 4.3             Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such party, threatened against it that would in any way affect its ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such party that would in any way affect its ability to consummate the transactions contemplated by this Agreement.

Section 4.4             Offers. Such party has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions with parties other than ABE.

Section 4.5             Purchase for Investment. SDWG has total assets in excess of $5,000,000 as contemplated in the definition of “accredited investor” in Rule 501(a) of the Securities Act and is an accredited investor. SDWG is acquiring the ABE Units for its own account and not with a view to the distribution or resale thereof within the meaning of Section 2(11) of the Securities Act; and further represents that it has not adopted a plan or agreement providing for its dissolution, for a pro rata or similar distribution of the ABE Units being acquired by it, or adopted resolutions relative to the foregoing and it does not have a preexisting plan for distribution of the ABE Units. SDWG has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and the risks of the transactions contemplated hereby.

Section 4.6             Ownership of HGF Limited Partnership Interests and DF Common Shares. Each of SDWG and HP owns its HGF Limited Partnership Interests free and clear of all Encumbrances and each of SDWG and HP owns its DF Common Shares free and clear of all Encumbrances. The DF Common Shares are validly authorized, duly issued, fully paid and nonassessable, constitute all of the outstanding capital stock of DF and there are no outstanding warrants, options, subscriptions, or other agreements pursuant to which DF is or may become obligated to issue shares of capital stock or other securities of DF. DF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and has not engaged in any business other than as general partner of HGF.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ABE AND ACQUISITION SUB

ABE and Acquisition Sub jointly and severally represent and warrant to HGF and the Selling HGF Partners that the statements contained in this Article V are true and correct, except as expressly set forth in the disclosure schedule delivered by ABE to HGF and the Selling HGF Partners on or before the date of this Agreement (the “ABE Disclosure Schedule”). The ABE Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V. As used in this Article V, the term “ABE” shall be deemed to include ABE and each of its subsidiaries. For purposes of this Agreement, each statement or other item of information set forth in one section of the ABE Disclosure Schedule shall be deemed to be a part of the representation and warranty to which it relates and shall be deemed to be a disclosure for all other sections of the ABE Disclosure Schedule; provided, that the mere listing in the ABE Disclosure Schedule of a document or other item shall not be deemed adequate to disclose an exception or qualification to a representation or warranty made in this Agreement (unless it is reasonably apparent that such exception or qualification relates to, or is applicable to, such representation or warranty).

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Section 5.1             Organization of ABE and Acquisition Sub. ABE is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect with respect to ABE. The ABE Disclosure Schedule contains a true and complete listing of the location of all offices, manufacturing facilities, and any other offices or facilities of ABE and its subsidiaries and a true and complete list of all states in which ABE or any of its subsidiaries maintains any employees. The ABE Disclosure Schedule contains a true and complete list of all states in which ABE or any of its subsidiaries is duly qualified or licensed to transact business as a foreign entity. Acquisition Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect with respect to ABE.

Section 5.2             ABE Capital Structure.

(a)           All of the outstanding ABE Units were validly issued, and are not subject to any capital calls, are fully vested and not subject to forfeiture by the holder thereof. All outstanding ABE Units were issued in compliance with applicable federal and state securities laws. Except as set forth in the ABE Operating Agreement, there are no obligations, contingent or otherwise, of ABE to repurchase, redeem or otherwise acquire any ABE Units or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. The ABE Disclosure Schedule sets forth: (i) the number of ABE Units or other equity securities of ABE, including restricted ABE Units, owned by Revis L. Stephenson III and Don Gales; (ii) the number of ABE Units or other equity securities of ABE that Mr. Stephenson and Mr. Gales have the right to purchase or otherwise acquire by virtue of the exercise of options or otherwise; and (iii) the status of Mr. Stephenson’s and Mr. Gales’ right to purchase or otherwise acquire ABE Units.

(b)           Except as set forth in the ABE Disclosure Schedule, there are no equity securities of any class or series of ABE, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for this Agreement and as may be contemplated by the Investor Rights Agreement, there are no options, warrants, equity securities, calls, rights, commitments, understandings or agreements of any character to which ABE is a party or by which it is bound obligating ABE to issue, deliver or sell, or cause to be issued, delivered or sold, additional ABE Units or obligating ABE to grant, extend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except for this Agreement, the sale of ABE Units contemplated by the Form SB-2 registration statement filed by ABE with the SEC on September 13, 2006 and option grants after the date hereof to new employees of ABE in the ordinary course of business, ABE is not in discussion, formal or informal, with any person or entity regarding the issuance of any equity or debt securities of ABE. Except as provided in this Agreement, the ABE Operating Agreement and the other Transaction Documents or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the ABE Units. No ABE securityholder had the right, whether pursuant to applicable law, contract or otherwise, to purchase or acquire any portion of a prior issuance of ABE securities that was not satisfied, waived (including, if applicable, through the expiration of a relevant notice period) to the extent not satisfied, or validly

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cancelled. ABE has not granted any person or entity any registration rights with respect to any of its securities, issued or unissued.

(c)           Except for restrictions under the ABE Operating Agreement, the ABE Disclosure Schedule sets forth any agreements restricting the transfer of any securities of ABE, identifying the parties thereto, the number of securities subject to restriction and a summary of the restrictions (the “Lock-Up Agreements”). The Lock-Up Agreements are in full force and effect and are valid and binding obligations of the parties thereto in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The ABE Disclosure Schedule sets forth a list of all prior transfers of ABE securities.

Section 5.3             Authority; No Conflict; Required Filings and Consents.

(a)           Each of ABE and Acquisition Sub has all requisite limited liability company power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary limited liability company action on the part of ABE and Acquisition Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed by ABE or Acquisition Sub as of the date hereof, will be duly executed and delivered by ABE and/or Acquisition Sub. This Agreement and each of the Transaction Documents to which ABE or Acquisition Sub is a party constitutes, and each of the Transaction Documents to which ABE or Acquisition Sub will become a party, when executed and delivered by ABE and/or Acquisition Sub, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of ABE and/or Acquisition Sub, enforceable by HGF and the Selling HGF Partners against ABE and/or Acquisition Sub in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)           Except as set forth on the ABE Disclosure Schedule, the execution and delivery by ABE and Acquisition Sub of this Agreement and the Transaction Documents to which each is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which each is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Organization or operating agreement of ABE or Acquisition Sub, (ii) to the knowledge of ABE result in any violation or breach of, or constitute a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract or other agreement instrument or obligation to which ABE is a party or by which it or any of its properties or assets may be bound, or (iii) to the knowledge of ABE and assuming the accuracy of the representations and warranties made in this Agreement by SDWG, conflict with or violate any foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules, or any orders, writs injunctions, awards, judgments and decrees applicable to the assets, properties and business.

(c)           None of the execution and delivery by ABE or Acquisition Sub of this Agreement or of any other Transaction Document to which ABE or Acquisition Sub is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require ABE or Acquisition Sub to obtain any consent, approval, order or authorization

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of, or to make any registration, declaration or filing with, any Governmental Entity, except for such consents, authorizations, filings, approvals and registrations that are listed on the ABE Disclosure Schedule.

Section 5.4            SEC Filings. Each report, registration statement and definitive proxy statement filed by ABE with the Securities and Exchange Commission (the documents, the “ABE SEC Documents”), including the consolidated financial statements contained therein (the “ABE Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and were timely filed; and (ii) as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The ABE Financial Statements (i) are in accordance with the books and records of ABE; (ii) were prepared in accordance with GAAP on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end adjustments; and (iii) fairly present the consolidated financial position of ABE and its subsidiaries as of the respective dates thereof and the consolidated results of operations, cash flows and the changes in members’ equity of ABE and its subsidiaries for the periods covered thereby. Except as set forth in the ABE Financial Statements, neither ABE nor its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due other than liabilities incurred in the ordinary course of business subsequent to June 30, 2006, and liabilities of the type not required under GAAP to be reflected in such financial statements.

Section 5.5             Tax Matters.

(a)           All Returns required to be filed prior to the date hereof by or on behalf of ABE have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of ABE with respect to such Returns have been paid in full on a timely basis and no other Taxes are payable by ABE with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). ABE has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of ABE with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that ABE is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the most recent balance sheet included in the ABE SEC Documents (the “Most Recent ABE Balance Sheet”). ABE has not at any time been (i) a member of an affiliated group of companies filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

(b)           The amount of ABE’s liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent ABE Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent ABE Balance Sheet, and the Most Recent ABE Balance Sheet reflects proper accrual in accordance with GAAP of all liabilities for Taxes payable after the date of the Most Recent ABE Balance Sheet attributable to transactions and events occurring prior to such date. No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to and including the First Closing Date will be realized or incurred) since such date other than in the ordinary course of business.

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(c)           HGF and the Selling HGF Partners have been furnished by ABE with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of ABE relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including ABE for all periods since the inception of ABE. ABE does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to HGF and the Selling HGF Partners.

(d)           The Returns of ABE have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to ABE’s knowledge, threatened. No deficiencies have been asserted, and ABE has not received notice (in writing) that it has not filed a Return or paid Taxes required to be filed or paid. ABE is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (in writing) against ABE or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of ABE. ABE has disclosed on its federal and state income and franchise Returns all positions taken therein that could give rise to a substantial understatement penalty or comparable provisions of applicable state, local, foreign or other Tax laws.

(e)           Except as may be required as a result of the transactions contemplated hereby, ABE has not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the First Closing.

(f)            ABE is not, nor has it ever been, a party to any Tax sharing agreement.

(g)           ABE is not, nor has it ever been, taxable as a corporation under the Code. Since its organization, Acquisition Sub has been treated as a disregarded entity for federal income tax purposes and wholly-owned by ABE.

Section 5.6            Absence of Certain Changes or Events. Since the date of the Most Recent ABE Balance Sheet, other than as set forth in the ABE Disclosure Schedule, ABE has operated its business in the ordinary course consistent with its past practices, and, other than as set forth in the ABE Disclosure Schedule, since such date there has not been with respect to ABE any:

(a)           Material Adverse Effect on ABE or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on ABE;

(b)           amendment or change in its Certificate of Organization or Operating Agreement or the organizational documents of any of its subsidiaries;

(c)           incurrence, creation or assumption of: (i) any material Encumbrance on any of its assets or properties (other than Permitted Encumbrances), (ii) any material liability for borrowed money or (iii) any material liability as a guarantor or surety with respect to the obligations of others;

(d)           payment or discharge of any material Encumbrance on any of its assets or properties, other than in the ordinary course of business, or payment or discharge of any of its liabilities, other than in the ordinary course of business, after the date of the Most Recent ABE Balance Sheet;

(e)           material damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

(f)            distribution made in respect of, the ABE Units, any direct or indirect purchase or other acquisition of any ABE Units or any change in any rights, preferences, privileges or restrictions of any ABE Units;

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(g)           material change or increase in the compensation payable or to become payable to any of its officers, managers, employees, members, agents, consultants, or independent contractors, or in any bonus, commission, expense reimbursement, pension, severance, retention, or insurance plan of ABE or in any other benefit payment or arrangement made to or with any of such officers, managers, employees, members, agents, consultants, or independent contractors or any material modification of any “nonqualified deferred compensation plan” as defined in Code Section 409A;

(h)           material change with respect to its management, supervisory or other key personnel of ABE, termination of employment of a material number of employees of ABE; termination of the engagement of a material number of agents, consultants, or independent contractors of ABE; or any union organizing activity at any ABE facility;

(i)            liability incurred by it to any of its officers, managers, employees, members, agents, consultants, or independent contractors except for normal and customary compensation and expense allowances in the ordinary course of its business consistent with its past practices;

(j)            loan, advance (other than ordinary advances for work-related expenses) or capital contribution to, or any investment in, any of its officers, managers or members or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(k)           entering into, amendment of, relinquishment, termination or nonrenewal of any ABE Material Contract other than in the ordinary course of its business consistent with its past practices, default by ABE under any such Material Contract; or written assertion by the other party thereto of any material problems with its services or performance under such Material Contract or such other party’s desire to so amend in any material respect, relinquish, terminate or not renew any such Material Contract;

(l)            entering into any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense, or obligation on its part that involves any individual payment in excess of $10,000 or aggregate payments in excess of $120,000 in any twelve month period;

(m)          making or entering into any Contract with respect to any acquisition, sale, or transfer of any material asset of ABE that is not entered into in the ordinary course of its business consistent with past practices;

(n)           material change in accounting policies, methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies); change in Tax elections or methods; or revaluation of any asset, other than as a result of transactions contemplated by this Agreement;

(o)           deferral of the payment of any material accounts payable, or any material discount, accommodation or other concession made in order to accelerate or induce the collection of any receivable, in each case other than in the ordinary course of business consistent with past practice;

(p)           payment, directly or indirectly, of any material liability before the same became due and payable in accordance with its terms or otherwise than in the ordinary course of business consistent with past practice; or

(q)           announcement of, any negotiation by or any entry into any Contract to do any of the things described in the preceding clauses (a) through (p) (other than negotiations and agreements with HGF, DF, SDWG and HP and their representatives regarding the transactions contemplated by this Agreement).

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Section 5.7             Title and Related Matters.

(a)           Except as set forth in the ABE Disclosure Schedule, ABE has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all Encumbrances, except Permitted Encumbrances. The equipment of ABE used in the operation of its business is adequate for the business conducted by ABE and, to the knowledge of ABE, in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which ABE is a party are valid, binding obligations of ABE and are enforceable against ABE, and, to ABE’s knowledge are valid, binding on, and are enforceable against the other parties thereto and are in effect in accordance with their respective terms, except in each case to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the knowledge of ABE, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The ABE Disclosure Schedule contains a copy of ABE’s depreciation schedule, which lists all fixed assets with an original cost greater than $5,000. True and correct copies of ABE’s personal property leases have been provided to HGF or its representatives.

(b)           The ABE Disclosure Schedule sets forth a complete list of (i) all real property and interests in real property owned in fee by ABE (individually, an “Owned ABE Property” and collectively, the “Owned ABE Properties”), and (ii) all real property and interests in real property leased or occupied by ABE, or which ABE has the right to occupy, now or in the future (individually, a “Leased ABE Property” and collectively, the “Leased ABE Properties”; the Owned ABE Properties and the Leased ABE Properties may hereinafter be individually referred to as the “ABE Property” and collectively as the “ABE Properties”). Each agreement pursuant to which ABE leases or occupies (or has the right to lease or otherwise occupy) any Leased ABE Property may hereinafter be referred to as an “ABE Real Property Lease”.

(c)            Title insurance policies have been issued insuring ABE’s fee simple title to each parcel of the Owned ABE Property in amounts at least equal to the purchase price thereof, and all premiums due under such policies have been paid and no claim has been made against any such policy. True and correct copies of each of such title insurance policies have been provided to HGF or its representatives. The Owned ABE Property constitutes all of the real property owned by ABE on the date hereof, and ABE has never owned any real property other than the Owned ABE Property. There are no development or other agreements that limit the ability to protest real property taxes or assessments, fix minimum real estate taxes or require continued business operations with respect to any parcel of ABE Property. Except as set forth on the ABE Disclosure Schedule, all ABE Property is in compliance with all laws and codes, including all zoning laws, codes and ordinances, for the current and intended purpose of the ABE Property .

(d)           ABE has paid all rent due and is not otherwise in material default under any ABE Real Property Lease and to the knowledge of ABE no other party is in default thereof and no party to the ABE Real Property Leases has delivered written notice of any exercise of any termination rights with respect thereto. True and correct copies of each of the ABE Real Property Leases have been provided to HGF or its representatives. Each ABE Real Property Lease constitutes the entire agreement between the parties thereto. There are no disputes, oral agreements or forbearance programs in effect as to any of the ABE Real Property Leases. Except as set out in the ABE Disclosure Schedule: (i) no estoppel certificates or similar instruments have been given by ABE to any mortgagee or other third party that would preclude the assertion of any claim by the tenant under any ABE Real Property Lease, affect any of the tenant’s rights or obligations under such ABE Real Property Lease or otherwise be binding upon any successor to ABE’s position under such ABE Real Property Lease; (ii) ABE has not contested since January 1, 2004, and is not currently contesting, any operating costs, real estate taxes or

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assessments or other charges payable by the tenant under such ABE Real Property Lease; (iii) there are no purchase options, rights of first refusal, first option or other rights held by ABE with respect to such ABE Real Property Lease, or the real estate and/or buildings affected by such ABE Real Property Lease that are not contained within such ABE Real Property Lease; and (iv) ABE has not exercised any option or right to terminate, renew or extend or otherwise affect the rights or obligations of the tenant under such ABE Real Property Lease or to purchase the real property subject to such ABE Real Property Lease.

(e)            All of the land, buildings, structures and other improvements used by ABE in the conduct of its business are included in the ABE Property. Except for the ABE Real Property Leases, there are no leases, subleases or occupancy agreements in effect with respect to the ABE Property. There are no pending or, to the knowledge of ABE, threatened or contemplated actions or proceedings regarding condemnation or other eminent domain actions or proceedings affecting the ABE Property or any part thereof or of any sale or other disposition of the ABE Property or any part thereof in lieu of condemnation. No portion of the ABE Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored.

Section 5.8             Proprietary Rights.

(a)           The ABE Disclosure Schedule sets forth all: (1) patents and patent applications owned by ABE; (2) all material software used in the ABE Business; (3) Internet domain names used in the ABE Business; (4) all registered copyrights and applications to register copyrights, (5) trademarks (with separate listings of registered and unregistered trademarks), and (6) trade names (the “ABE Proprietary Rights”). The ABE Disclosure Schedule sets forth all Third Party Licenses relating to Third Party Technology that ABE is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into ABE Products. ABE owns all right, title and interest in and to or has the right to use the ABE Proprietary Rights. No claims have been asserted or threatened in writing against ABE by any person challenging ABE’s use of any ABE Proprietary Rights or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto or alleging a violation of any person’s or entity’s privacy, personal or confidentiality rights. To ABE’s knowledge, none of ABE’s products nor the use or exploitation of any ABE Proprietary Rights or the Third Party Technology in ABE’s current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity.

(b)           To ABE’s knowledge, no current or former officer, manager, employee, member, agent, consultant, or independent contractor of ABE: (1) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other contract with any other person by virtue of such officer’s, manager’s, employee’s, member’s, agent’s, consultant’s, or independent contractor’s being employed by, or performing services for, ABE or using trade secrets or proprietary information of others; or (2) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for ABE that is subject to any contract under which such officer, manager, employee, member, agent, consultant, or independent contractor has assigned or otherwise granted to any third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(c)           To ABE’s knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any ABE Proprietary Rights, or any Third Party Technology to the extent licensed by or through ABE, by any person. ABE has not entered into any agreement to indemnify any other person against any charge of infringement of any ABE Proprietary Rights.

(d)           ABE has taken all steps customary and reasonable in its industry to protect and preserve the confidentiality and proprietary nature of all ABE Proprietary Rights and Confidential Information.

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Section 5.9             Employee Benefit Plans.

(a)           The ABE Disclosure Schedule lists, with respect to ABE and any trade or business (whether or not incorporated) that is treated as an ERISA Affiliate within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) each loan to a non-officer employee, loans to officers and managers and any equity or phantom equity based plans, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of ABE and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of ABE as to which (with respect to any of items (i) through (v) above) any potential liability is borne by ABE (together, the “ABE Employee Plans”).

(b)           ABE has delivered to HGF or its representatives a copy of each of the ABE Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each ABE Employee Plan that is subject to ERISA reporting requirements, provided copies of the most recent Form 5500 reports filed. Any ABE Employee Plan intended to be qualified under Section 401(a) of the Code (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to such plan’s qualified status under the Code, as amended by that Tax legislation commonly known as “GUST” and “EGTRRA,” (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan. ABE has also furnished ABE with the most recent IRS letter issued with respect to each such ABE Employee Plan, and, to ABE’s knowledge, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any ABE Employee Plan subject to Code Section 401(a).

(c)           (i) None of the ABE Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than as required under applicable statutory law or regulation); (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any ABE Employee Plan; (iii) each ABE Employee Plan has been administered in all material respects in accordance with its terms and in all material respects in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and ABE and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the ABE Employee Plans; (iv) neither ABE nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the ABE Employee Plans; (v) all material contributions required to be made by ABE or any subsidiary or ERISA Affiliate to any ABE Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each ABE Employee Plan for the current plan years; (vi) no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no ABE Employee Plan is covered by, and neither ABE nor any subsidiary or ERISA Affiliate

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has incurred or expects to incur any material liability under, Title IV of ERISA or Section 412 of the Code. With respect to each ABE Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, ABE has prepared in good faith and timely filed all material governmental reports required to be filed by ABE (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to participants required to be filed, distributed or posted by ABE with respect to each such ABE Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of ABE is threatened, against or with respect to any such ABE Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither ABE nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any Multi-Employer Plan or Multiple Employer Plan.

(d)           With respect to each ABE Employee Plan, ABE has complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA, (ii) the applicable requirements of FMLA, (iii) the applicable requirements of HIPAA; (iv) the applicable requirements of the ADA; (v) the ADEA, and (vi) the applicable requirements of WHCRA.

(e)           Except as set forth in the ABE Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former officer, manager, employee, member, agent, consultant, independent contractor or other service provider of ABE or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

(f)            There has been no amendment to, written interpretation or written announcement by ABE or other ERISA Affiliate relating to, or change in participation or coverage under, any ABE Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the ABE SEC Documents other than as required by law. No ABE Employee Plan will be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(g)           The ABE Disclosure Schedule lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which ABE is a party. Each such nonqualified deferred compensation plan to which ABE is a party complies in all material respects with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

Section 5.10          Contracts.

(a)           All of the ABE Material Contracts are valid, binding obligations of ABE and are enforceable against ABE, and to ABE’s knowledge, are valid, binding obligations of, and are enforceable against, the other parties thereto in accordance with their respective terms, except in each case to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. No ABE Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of ABE, no party to any such ABE Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

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(b)           ABE is not in default under or in breach or violation of, nor, to ABE’s knowledge, is there any valid basis for any claim of default by ABE under, or breach or violation by ABE of, any material provision of any ABE Material Contract. To the knowledge of ABE, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any ABE Material Contract.

(c)           For purposes of this Agreement, an “ABE Material Contract” is (1) a contract required to be listed as an exhibit to the ABE SEC Documents; (2) any contract which requires ABE to pay any third party an amount in excess of $10,000 per payment or in excess of $120,000 in the aggregate in any twelve month period; (3) any contract which requires payments to ABE from any third party is an amount in excess of $10,000 per payment or in excess of $120,000 in the aggregate in any twelve month period; (4) any contract which restricts ABE from competing with any person or from carrying on its business anywhere in the world; or (5) any contract under which ABE guarantees the obligations of other persons or has agreed to acquire or guarantee the obligations of any other person.

(d)           Except as indicated on the ABE Disclosure Schedule, none of the ABE Material Contracts provides for indemnification by ABE of any third party. No claims have been made or, to ABE’s knowledge, threatened that could require indemnification by ABE, and ABE has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

Section 5.11          Compliance With Law. To ABE’s knowledge, ABE and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business.

Section 5.12          Labor Matters; No Discrimination.

(a)           ABE’s employees are not unionized. To ABE’s knowledge, there is no union organizing activity pending with respect to ABE or the ABE Business. ABE is not a party to a collective bargaining agreement. ABE has not experienced any material work stoppage or other material labor difficulty.

(b)           There is not and has not been any claim against ABE or its officers, managers or employees, or to ABE’s knowledge, threatened against ABE or its officers, managers or employees, (i) based on actual or alleged unlawful discrimination, including but not limited to unlawful harassment, because of race, nationality, age, sex, disability, religion or other protected-class status, or (ii) based on other actual or alleged tortious or otherwise unlawful conduct related to any person’s employment, or (iii) based on actual or alleged breach of contract, promissory estoppel, or other cause of action, with respect to any person’s employment by ABE, nor, to the knowledge of ABE, is there any basis for any such claim.

(c)           There are no pending claims against ABE under any workers compensation plan or policy or for long term disability. ABE has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of ABE, threatened, between ABE and any of its employees. The ABE Disclosure Schedule lists each ABE employee who is currently on leave from active employment, the reason for such leave, and the expected date of return to active employment, each person who is on a reduced schedule as an accommodation for a disability or under FMLA or any other similar state law.

(d)           Except as set forth on the ABE Disclosure Schedule, no key employee of ABE has given notice to ABE, nor does ABE otherwise have knowledge, that any such key employee intends to terminate his or her employment with ABE. The employment of each of the employees of ABE is “at will” and ABE does not have any obligation to provide any particular form or period of notice prior to

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terminating the employment of any of their respective employees, except as set forth on the ABE Disclosure Schedule.

Section 5.13          Insider Transactions. Except as set forth on the ABE Disclosure Schedule, no affiliate of ABE has any interest in any equipment or other property, real or personal, tangible or intangible of ABE, including, without limitation, any ABE Proprietary Rights or, to the knowledge of ABE, any creditor, supplier, customer, manufacturer, agent, representative, or distributor of ABE’s products; provided, however, that no such affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange.

Section 5.14          Employees, Independent Contractors and Consultants. The ABE Disclosure Schedule lists all currently effective written consulting, independent contractor and/or employment agreements and other material agreements entered into by ABE and any individual officers, managers, directors employees, members, agents, consultants, or independent contractors. True and correct copies of all such written agreements have been provided to HGF or its representatives. Also shown on the ABE Disclosure Schedule are the names, positions, salaries or other rate of compensation, including bonuses, of all persons presently employed by, or performing contract services for, ABE whose annual cash compensation, including bonus, in the last twelve months exceeds $75,000. Except as identified in the ABE Disclosure Schedule, no bonus or other payment will become due to any ABE officer, director, manager, employee, member, agent, consultant, or independent contractor as a result of this Agreement and the transactions contemplated hereby.

Section 5.15          Insurance. ABE has insurance policies in effect covering the risks associated with its business and properties which are of such character and are in such amounts as are customarily maintained by entities engaged in the same or similar business similarly situated. The ABE Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently held by ABE, and all claims made by ABE since January 1, 2006 under such policies. To the knowledge of ABE, ABE has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and ABE is otherwise in compliance with the terms of such policies and bonds in all material respects. ABE has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 5.16          Litigation. There is no private or governmental action, suit, charge, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of ABE, threatened against ABE or any of its properties or any of its employees, officers, managers or members (in their capacities as such). There is no judgment, decree, probable cause or other finding, or order against ABE, or, to the knowledge of ABE, any of its directors, managers, officers or members (in their capacities as such).

Section 5.17          Governmental Authorizations and Regulations. ABE has obtained each material federal, state, county, local or foreign governmental or regulatory consent, license, permit, grant, order, or other authorization of a Governmental Entity that is required for the operation of ABE’s business or the holding of any interest in any of its properties, and to ABE’s knowledge, all of such authorizations are in full force and effect.

Section 5.18          Subsidiaries. ABE has no subsidiaries other than subsidiaries identified in the ABE SEC Documents. ABE does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise,

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and ABE does not control (directly or indirectly) the management or policies of any other corporation, limited liability company, partnership, firm, association or business organization, entity or enterprise.

Section 5.19          Compliance with Environmental Requirements.

(a)            To ABE’s knowledge, ABE has obtained all permits, licenses and other authorizations which are required under Environmental Laws. To ABE’s knowledge, ABE is in compliance with all terms and conditions of all such permits, licenses and authorizations. All such material permits, licenses and authorizations currently held by ABE are identified in the ABE Disclosure Schedule.

(b)           There are no conditions, circumstances, activities, practices, incidents, or actions known to ABE which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to ABE, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste. There is no Environmental Claim pending or, to ABE’s knowledge, threatened against ABE.

(c)            True and correct copies of all reports, licenses, permits, authorizations, disclosures and other documents of which it is aware relating in any way to the status of any of the ABE Property or otherwise relating to the business of ABE with respect to any Environmental Law have been provided to HGF or its representatives.

Section 5.20          ABE Documents. ABE has furnished to HGF or its representatives: (i) copies of its Certificate of Organization and the ABE Operating Agreement, each as amended to date; (ii) all material permits, orders, and consents issued by any regulatory agency with respect to ABE, its operations, or any securities of ABE, and all applications for such permits, orders, and consents, and (iii) its minute book containing consents, actions, and meetings of the unitholders, the board of directors and any committees thereof. The company minute books and other company records of ABE provided hereunder are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

Section 5.21          No Brokers. Neither ABE nor, to ABE’s knowledge, any ABE unitholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

Section 5.22          Interim Operations of Acquisition Sub. Acquisition Sub was formed by ABE solely for the purposes of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Acquisition Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized membership interests were issued to ABE, is not a party to any agreement other than this Agreement and the Transaction Documents to which it is or may become a party and other agreements with respect to the appointment of registered agents.

Section 5.23          Valid Issuance of ABE Units. The ABE Units to be issued pursuant to the terms of this Agreement, when issued in accordance with the terms of this Agreement, (1) will be duly authorized and validly issued, (2) will not be subject to any capital calls or any preemptive rights created by statute, the Certificate of Organization of ABE or any contract or obligation to which ABE is a party of by which it is bound, other than those existing under the ABE Operating Agreement, and (3) will be issued in compliance with all applicable federal and state laws. Any person or entity that delivers to ABE in connection with the acquisition of ABE Units under this Agreement a counterpart signature page

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to the ABE Operating Agreement shall be deemed to be a “Member” as defined in the ABE Operating Agreement.

Section 5.24          Financing. ABE has, as of the date of this Agreement and will have immediately prior to the First Closing Date, sufficient cash, available lines of credit, binding commitment letters from financial institutions (copies of which have been provided to HGF and the Selling HGF Partners) or other sources of immediately available funds to enable it to pay the cash portion of the purchase price to SDWG, to pay the to Aventine the cash portion of the purchase price for its HGF Limited Partnership Agreement under the Partnership Interest Purchase Agreement attached as Exhibit C and to pay all fees and expenses related to the consummation of the transactions contemplated by this Agreement.

Section 5.25          Solvency. Immediately after giving effect to the First Closing and immediately after giving effect to the Second Closing, to ABE’s knowledge as of each applicable date, ABE will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature and a reasonable amount of all contingent liabilities), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they become due. No transfer of property is being made by ABE and no obligation is being incurred by ABE in connection with the transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of ABE.

ARTICLE VI

PRECLOSING COVENANTS OF HGF, SDWG AND HP

Section 6.1            Advice of Changes. Prior to the First Closing, HGF will promptly advise ABE in writing of any event known to HGF occurring subsequent to the date of this Agreement that would, or would be reasonably likely to, render any representation or warranty of HGF contained in this Agreement, if made on or as of the date of such event or the First Closing Date, untrue or inaccurate in any material respect. Each of SDWG and HP will promptly advise ABE in writing of any event known to it occurring subsequent to the date of this Agreement that would, or would be reasonably likely to, render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the First Closing Date, untrue or inaccurate in any material respect.

Section 6.2            Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the First Closing Date, HGF agrees (except to the extent that ABE shall otherwise consent in writing or as set forth in the HGF Disclosure Schedule), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the First Closing Date. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the First Closing Date, HGF shall promptly notify ABE of any event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement or as set forth in the HGF Disclosure Schedule, HGF shall not prior to the earlier of the termination of this Agreement or the First Closing Date, without the prior written consent of ABE:

(a)           (i) incur any indebtedness for borrowed money, except for such indebtedness (A) necessary to continue or complete construction on its Aberdeen and Huron facilities in an aggregate amount not to exceed the difference between $42 million and the aggregate amount of indebtedness

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incurred under clauses (B) and (C), (B) to make the distribution contemplated by Section 6.2(i), or (C) to make the deposit of the cash portion of the HP Purchase Price Escrow Amount with the Escrow Agent as contemplated by Section 2.3 of this Agreement, or (ii) guarantee any such indebtedness of another person or issue or sell any debt securities or guarantee any debt securities of another person;

(b)           (i) lend any money to any person, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practices, (ii) make any investments in or capital contributions to, any person, (iii) forgive or discharge in whole or in part any material outstanding loans or advances, or (iv) prepay any indebtedness;

(c)           enter into any HGF Material Contract, violate, terminate, amend or otherwise modify or waive any of the material terms of any HGF Material Contract;

(d)           place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its assets or properties other than Encumbrances related to debt incurred pursuant to 6.2(a) above;

(e)           except in the ordinary course of business consistent with past practices, sell, lease, license, transfer or dispose of any assets material to the HGF Business;

(f)            (i) pay, or commit to pay, any bonus, commission, fee, increased salary, severance or special remuneration to any officer, manager, employee, partner, agent, consultant, or independent contractor, (ii) amend, enter into or extend the term of any employment or other contract with any such person, (iii) adopt or amend any employee or compensation benefit plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan (except (1) in each case as required under ERISA, (2) as necessary to maintain the qualified status of such plan under the Code, or (3) to permit a cafeteria plan “grace period” as described in Internal Revenue Service Notice 2005-42) or (iv) materially modify any deferred compensation arrangement or plan, except as may be required by Section 409A of the Code.

(g)           (i) hire any additional officers or other employees, or engage any agents, consultants or independent contractors (except, in the case of employees other than officers of HGF, in the ordinary course of business consistent with past practice, including the hiring of employees to fill open positions), (ii) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any officer, or terminate the engagement of any agents, consultants or independent contractors material to the operation of the HGF Business, or (iii) enter into any collective bargaining agreement or other contract with a labor union (unless required by applicable law);

(h)           change any of its material accounting policies or methods, except for such changes as may be required by changes in GAAP or applicable law, as concurred with HGF’s independent accountants and after notice to ABE;

(i)            declare, set aside or pay any cash or other distribution (whether in cash or property) in respect of its HGF Partnership Interests, or redeem, repurchase or otherwise acquire any HGF Partnership Interests or other securities, or pay or distribute any cash or property to any of its partners or make any other cash payment to any of its partners, provided, however that immediately prior to the First Closing HGF may distribute to the HGF Partners their Percentage Interest of $8,421,052 of cash from earnings, provided that the maximum amount of such cash distribution will be increased by 35% of earnings generated by HGF after October 15, 2006 through the First Closing;

(j)            terminate, waive or release any material right or claim;

(k)           issue, sell, create or authorize any HGF Partnership Interests or any other securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible

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securities, or other commitments to issue partnership interests or any securities that are potentially exchangeable for, or convertible into, HGF Partnership Interests;

(l)            merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than ABE or Acquisition Sub), acquire a substantial portion of the assets of any such entity, or enter into any negotiations, discussions or agreements for such purpose;

(m)          amend its Certificate of Limited Partnership or Agreement of Limited Partnership;

(n)           license any of its products or HGF Proprietary Rights;

(o)           materially change any insurance coverage;

(p)           (i) agree to any audit assessment by any taxing authority, (ii) file any income tax Return or amendment to any income tax Return (unless copies of such income tax Return or amendment have first been delivered to ABE for its review at a reasonable time prior to filing), (iii) except as required by applicable law, make or change any material election for income tax purposes in respect of Taxes or adopt or change any material accounting method in respect of Taxes, or (iv) enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(q)           (i) initiate any material litigation, action, charge, suit, proceeding, claim or arbitration or (ii) settle or agree to settle any litigation, action, charge, suit, proceeding, claim or arbitration;

(r)            pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $120,000 in the aggregate, any liability arising otherwise than in the ordinary course of business;

(s)           materially change the manner in which it extends warranties, discounts or credits to customers;

(t)            defer the payment of any accounts payable other than in the ordinary course of business, or accelerate the collection of or discount, accommodate or otherwise make any concession or take any other action made or taken in order to accelerate or induce the collection of any accounts receivable other than in the ordinary course of business;

(u)           incur (i) any material monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases; (ii) whether or not so included as liabilities in accordance with GAAP: (A) any obligations to pay the deferred purchase price of property or services and debt secured by a lien on property owned or being purchased by HGF (including debt arising under conditional sales or other title retention agreements), whether or not such debt shall have been assumed by HGF or is limited in recourse; and (B) obligations in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, debt of another person of the type described in clause (i) or (ii)(A) above, or clause (iii) below; or (iii) any obligations to redeem, purchase or otherwise retire or extinguish any of its Partnership Interests at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of HGF (for example, redemption from future earnings); or

(v)           (i) agree to do any of the things described in the preceding clauses (a)-(u), (ii) take or agree to take any action that would reasonably be expected to make any of HGF’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or

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agree to take any action that would reasonably be expected to prevent HGF from performing or cause HGF not to perform one or more covenants required hereunder to be performed by HGF.

For purposes of this Section 6.2, “HGF Material Contract” includes any contract arising subsequent to the date of this Agreement that would have been required to be listed on the HGF Disclosure Schedule pursuant to Section 3.11 had such contract been in effect on the date of this Agreement.

Section 6.3            Access to HGF Information. Until the First Closing, HGF shall allow ABE and its agents and representatives reasonable free access during normal business hours upon reasonable notice to its files, books, records, representatives, employees, agents and offices, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the First Closing, HGF shall cause its accountants to cooperate with ABE and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. Except for information or knowledge delivered in writing by a party to this Agreement to the senior executive officers of ABE, no information or knowledge obtained in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreements.

Section 6.4            Satisfaction of Conditions Precedent. HGF will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 9.1 and 9.2, and SDWG (prior to the First Closing Date) and HP will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

Section 6.5            Novations, Terminations, Amendments, Consents, Authorizations and Notices. HGF shall use its commercially reasonable efforts to obtain, prior to the First Closing, such written novations, terminations, amendments, consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the transactions contemplated by this Agreement and to keep in effect and avoid the breach, violation or termination of, or adverse change to, any HGF Material Contract. Prior to the First Closing, HGF shall use its commercially reasonable efforts to obtain those novations, terminations, amendments, consents and authorizations of third parties, and give notices to third parties, set forth in Section 6.5 of the HGF Disclosure Schedule (“HGF Material Consents”).

Section 6.6            Litigation. Prior to the First Closing, HGF shall notify ABE in writing promptly after receiving written notice of any material claim, action, charge, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated against it or, to the knowledge of HGF, threatened in writing against HGF or any if its officers, directors, employees or partners in their capacity as such, or, after receiving a written threat of any such action.

Section 6.7            Other Negotiations.

(a)            Following the date hereof and until termination of this Agreement pursuant to Section 10.1, none of HGF, DF, SDWG or HP will, or permit any of their respective officers, directors, employees, representatives (including, without limitation, accountants, attorneys, investment bankers or investors), agents, advisors and affiliates (on its behalf directly or indirectly through another person), (each, an “HGF Representative”) to, take any action to solicit, initiate, seek, encourage or support or take any other action designed to facilitate any inquiry, proposal or offer from, furnish any information (including this Agreement) to, or afford access to the properties, books or records of HGF to any corporation, partnership, person or other entity or group (other than ABE) regarding any acquisition of

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HGF, any merger or consolidation with or involving HGF, or any acquisition of any material portion of the HGF Partnership Interests or assets of HGF or any material license of HGF Proprietary Rights (any of the foregoing being referred to in this Agreement as an “Acquisition Transaction”). HGF will, and will cause each HGF Representative to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any proposed Acquisition Transaction other than the transactions contemplated hereby.

(b)           If between the date of this Agreement and the termination of this Agreement pursuant to Section 10.1, HGF (or, to the knowledge of HGF, an HGF Representative) receives from a third party any offer, modification of a prior offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, HGF shall (i) notify ABE immediately of such offer, indication of interest or request (which notice shall be provided orally and in writing, shall include the identity of such third party and the proposed terms of the Acquisition Transaction and shall include a copy of any written document setting forth the proposed terms of such Acquisition Transaction or any modification to a prior proposal regarding an Acquisition Transaction provided to HGF or an HGF Representative by such third party), and (ii) notify such third party of HGF’s obligations under this Agreement.

ARTICLE VII

PRECLOSING AND OTHER COVENANTS OF ABE AND ACQUISITION SUB

Section 7.1            Advice of Changes. ABE will promptly advise SDWG in writing of any event known to ABE occurring subsequent to the date of this Agreement that would, or would be reasonably likely to, render any representation or warranty of ABE contained in this Agreement, if made on or as of the date of such event, or the First Closing Date, untrue or inaccurate in any material respect. ABE will promptly advise HP in writing of any event known to known to ABE occurring subsequent to the First Closing Date that would, or would be reasonably likely to, render any representation or warranty in Sections 5.1, 5.2, 5.3, 5.4 (but only to the extent not attributable to a failure of HP to satisfy its obligations under Section 8.1), 5.5(g), 5.23 and 5.25 of this Agreement, if made on or as of the date of such event, or the Second Closing Date, untrue or inaccurate in any material respect.

Section 7.2            Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the termination of obligations with respect to the Second Closing under Section 10.4 of this Agreement, ABE agrees (except to the extent that SDWG and/or HP, as applicable, shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Second Closing Date. ABE shall promptly notify SDWG and HP of any event or occurrence not in the ordinary course of business.

Section 7.3            Access to ABE Information. ABE shall allow SDWG and its agents and representatives until the First Closing and HP and its agents and representatives until the Second Closing, reasonable free access during normal business hours upon reasonable notice to its files, books, records, representatives, employees, agents and offices, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the First Closing, ABE shall cause its accountants to cooperate with SDWG and its agents and, until the Second Closing, ABE shall cause its accountants to cooperate with HP and its agents in making available all financial information requested, including without limitation the right to examine all

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working papers pertaining to all financial statements prepared or audited by such accountants. From the First Closing until the Second Closing, ABE shall cause HGF to be operated in the ordinary course of business consistent with past practices and shall cause HGF to be treated as a partnership for tax purposes. Except for information or knowledge delivered in writing by a party to this Agreement to the senior executive officers of HGF, no information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreements.

Section 7.4            Novations, Terminations, Amendments, Consents, Authorizations and Notices. ABE shall use its commercially reasonable efforts to obtain, prior to each of the First Closing and the Second Closing, such written novations, terminations, amendments, consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the transactions contemplated by this Agreement.

Section 7.5            Satisfaction of Conditions Precedent. ABE will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 9.1, 9.3 and 9.4, and ABE will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

Section 7.6            Litigation. ABE shall notify SDWG and HP prior to the First Closing and HP subsequent to the First Closing in writing promptly after receiving written notice of any material claim, action, charge, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated against it, or, to the knowledge of ABE, threatened in writing against ABE or any if its officers, directors, employees or members in their capacity as such or after receiving a written threat of any such action.

ARTICLE VIII

OTHER AGREEMENTS

Section 8.1            Preparation of the Form S-4; Information Statement; HP Member Meeting.

(a)            Form S-4; Information Statement. As soon as practicable following the date of this Agreement, HP shall prepare an information statement (the “Information Statement”) to be filed by ABE as a part of a registration statement filed by ABE on Form S-4 (the “Form S-4”) and ABE shall prepare and file with the SEC the Form S-4. The Information Statement shall be subject to the review of ABE and the Form S-4 shall be subject to the review of HP and any portion thereof which relates to a party shall be subject to the consent of such party (which consent may not be unreasonably withheld or delayed) prior to filing with the SEC. Each of ABE and HP shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act and to comply with all applicable state securities laws as promptly as practicable after such filing. HP shall use all reasonable best efforts to cause the Information Statement to be mailed to HP’s members as promptly as practicable after the Form S-4 is declared effective under the Securities Act and the compliance by ABE with all applicable state securities laws. ABE shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of ABE Units and HP shall furnish all information concerning HP and its members as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 will be made by ABE, and no filing of, or amendment or supplement to, the Information Statement will be made by HP, in each case, without providing the other party and its respective counsel the reasonable opportunity to review and comment thereon. ABE will advise HP, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the ABE Units issuable hereunder for offering or sale in any jurisdiction, or any request

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by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information or any notice in connection with compliance with applicable state securities laws. If at any time prior to the Second Closing any information relating to ABE or HP, or any of their respective affiliates, officers or directors, should be discovered by ABE or HP which should be set forth in an amendment or supplement to the Form S-4 or the Information Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, an appropriate amendment or supplement describing such information must be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the members of HP and all requirements of applicable state securities laws shall be satisfied.

(b)           HP Obligations. HP shall take such action as may be necessary to ensure that (i) the information supplied by or on behalf of HP (or, with respect to periods ending on or prior to the First Closing, HGF) specifically for inclusion in the Form S-4 shall not at the time the Form S-4 becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Form S-4 or necessary in order to make the statements in the Form S-4, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by or on behalf of HP (or, with respect to periods ending on or prior to the First Closing, HGF) for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to members of HP, at the time of the HP Member Meeting, or at time of the Second Closing, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the HP Member Meeting that has become false or misleading. HP shall take such action as reasonably requested by ABE to facilitate compliance with all applicable state securities laws, including providing ABE with such information with respect to its members as may be necessary for ABE to determine which state securities laws may be applicable, provided that HP shall not be required to file a general consent to service of process in any states or jurisdictions, unless HP is already subject to service in such state or jurisdiction.

(c)            ABE Obligations. ABE shall take such action as may be necessary to ensure that (i) the information supplied by or on behalf of ABE (or, with respect to periods beginning after the First Closing, HGF) specifically for inclusion or incorporation by reference in the Form S-4 shall not at the time the Form S-4 becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Form S-4 or necessary in order to make the statements in the Form S-4, in light of the circumstances under which they were made, not misleading, and (ii) the information supplied by or on behalf of ABE (or, with respect to periods beginning after the First Closing, HGF) for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to HP members, at the time of the HP Member Meeting or at the time of the Second Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made in the Information Statement, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the HP Member Meeting that has become false or misleading.

(d)           HP Member Meeting. HP shall, as soon as practicable following the later of the date that the Form S-4 is declared effective by the SEC or the date that ABE provides HP evidence reasonably satisfactory to HP that ABE has complied with all applicable state securities laws, duly call, give notice of, convene and hold, a meeting of its members (the “HP Member Meeting”) in accordance with applicable law, HP’s Articles of Organization and the HP Operating Agreement for the purpose of

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obtaining the HP member approval and shall, (1) through the board of managers of HP, recommend to its members the approval of the sale of HP’s HGF Limited Partnership Interests and HP’s DF Common Shares and the other transactions contemplated hereby and (2) use its reasonable best efforts to obtain such approval.

Section 8.2             Confidentiality. Each party acknowledges that ABE (through its representative Revis L. Stephenson III) and HGF (through its representative Bill Paulsen) and SDWG (through its representative Dale Locken) have previously executed Confidentiality Agreements dated as of June 1, 2006 (the “Confidentiality Agreements”), which agreements shall continue in full force and effect in accordance with their terms.

Section 8.3            No Public Announcement. None of the parties to this Agreement shall make any public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating hereto without each other party’s prior written consent (which shall not be unreasonably withheld); provided, however, that any of the parties, but only after reasonable consultation with each other party, may make disclosure if required under applicable law or the rules and regulations of the SEC; and provided further, however, that following execution of this Agreement or consummation of the First Closing, ABE may, in its sole discretion, make a public announcement regarding the transactions contemplated by this Agreement and the integration of the HGF Business into that of ABE provided such announcement has been approved in advance by SDWG and HP in their reasonable discretion; and provided, further, HP may, in its sole discretion, disclose the terms of this Agreement and all of the Transaction Documents and all material facts related to the negotiation thereof to its members as required by the terms of the HP Operating Agreement and the South Dakota Limited Liability Company Act or as may be advised by its legal counsel in connection with the HP Member Meeting.

Section 8.4            Further Assurances. Prior to and following the Closings, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

Section 8.5             FIRPTA. HGF shall deliver to ABE a non-foreign affidavit, dated as of the First Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant Section 1445 of the Code stating that HGF is not a “foreign person” as defined in Section 1445 of the Code (a “FIRPTA Affidavit”).

Section 8.6             Certain Employment Agreements. At the First Closing, ABE will guaranty the employment agreements entered into by HGF with its senior executives as disclosed in Section 3.17 of the HGF Disclosure Schedule.

Section 8.7             Expansion of Aberdeen Facility. ABE agrees to use commercially reasonable efforts to complete the previously planned expansion of HGF’s Aberdeen facility on the general terms and conditions contemplated under the current expansion plan included as Section 8.7 of the HGF Disclosure Schedule.

Section 8.8             Employee Related Matters. ABE covenants and agrees from the First Closing until December 31, 2006, it will cause HGF to continue to employ such employees on substantially similar terms and conditions as existed as of the First Closing Date, including without limitation at the same level of base pay, with the same rights to bonus payments, with the same seniority, title, position, level of responsibility, and with the same health and other benefits, and at the same location; provided, however, that after the First Closing ABE will take any and all action necessary to cause HGF to cease participation in the HGF Co-op Retirement Plan, and upon the date HGF ceases its participation in such

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plan, the HGF employees will no longer be entitled to participate in the HGF Co-op Retirement Plan. ABE further agrees to the extent permitted by law and the applicable employee benefit plan to permit HGF employees who participate in HGF’s Section 125 plans until March 15, 2007 to use any flexible spending amounts elected for the plan year beginning November, 1, 2006. As of the Second Closing Date, ABE shall assume, maintain and become responsible for all HGF employee benefit plans and programs, other than the HGF Co-op Retirement Plan, that existed as of the First Closing Date. Notwithstanding the foregoing, ABE agrees to assume and be responsible for HGF’s liability under the HGF Co-op Retirement Plan, including any withdrawal liability payable under Section 6.3(d) of such plan, and to take all necessary actions under such plan to provide for the payment of such liability. Nothing herein (i) shall require ABE to cause HGF to continue the employment of any HGF employee, (ii) restrict its ability to terminate, modify or adopt new employee benefit plans and programs after December 31, 2006, or (iii) limit ABE’s ability to make claims for indemnification arising from a breach of the representations and warranties in this Agreement of HGF.

Section 8.9             Distribution. SDWG agrees not to effect a distribution, liquidation or other similar transaction resulting in the distribution of ABE Units to its shareholders at anytime on or prior to the first anniversary of the First Closing Date.

Section 8.10           Tax Allocation. The parties agree that the allocation of the purchase price shall be as set forth in Exhibit B hereof.

Section 8.11          Federal Income Tax Matters.

(a)            The parties hereto agree that Acquisition Sub’s purchase of SDWG’s HGF Limited Partnership Interest and Aventine’s HGF Limited Partnership Interest will result in a termination of HGF for federal income tax purposes under Code Section 708. ABE shall cause HGF to prepare HGF’s federal and state income tax Returns for its tax year beginning January 1, 2006 and ending on the First Closing Date. The income, loss and credits allocable to such period shall be computed based upon an interim closing of the books. ABE shall cause HGF to provide SDWG and HP a copy of such income tax Returns at least 30 days prior to the due date (including any extension of such due date) of such income tax Returns for the approval of SDWG and HP prior to the filing of any such federal and state income tax Returns. SDWG shall be named as the tax matters partner for such interim tax Return ending with the First Closing Date.

(b)           After the First Closing, ABE, SDWG and HP shall (i) provide, and shall cause each of their affiliates to provide, to the other parties and their affiliates (at the expense of the requesting party) such information relating to HGF as ABE, SDWG or HP may reasonably request with respect to Tax matters and (ii) cooperating with each other in the conduct of any audit or other proceeding with respect to any Tax relating to HGF for each taxable period or portion thereof ending on or prior to the First Closing Date until the expiration of the applicable statute of limitations taking into account any and all extensions or waivers.

(c)            If ABE or any of its affiliates receives any written notice from any taxing authority proposing any adjustment to any income tax Return relating to any period ending on or prior to the First Closing Date, ABE shall provide SDWG and HP prompt written notice thereof and will agree to allow SDWG to act as the tax matters partner with respect to such Returns.

Section 8.12          Licenses. ABE agrees to comply with the terms and conditions of all Third Party Licenses to which SDWG is a party and that HGF uses, including the JDAS System License Agreement, dated March 20, 2006, between John Deere Agri Services, Inc. and SDWG, as amended.

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ARTICLE IX

CONDITIONS TO FIRST CLOSING AND SECOND CLOSING

Section 9.1            Conditions to Each Party’s Obligation to Effect the First Closing. The respective obligations of each party to this Agreement to effect the First Closing shall be subject to the satisfaction prior to the First Closing Date of the following conditions:

(a)           Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained, been filed or occurred, respectively. The parties shall have received all necessary consents and authorizations from CoBank, ACB to consummate the transactions contemplated by this Agreement.

(b)           No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby or limiting or restricting the conduct or operation of the HGF Business by ABE after the First Closing shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending or threatened; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of the transaction contemplated hereby illegal.

(c)           Aventine Agreement. Aventine shall have entered into a Partnership Interest Purchase Agreement in substantially the form attached hereto as Exhibit C.

Section 9.2            Additional Conditions to Obligations of ABE and Acquisition Sub. The obligations of ABE and Acquisition Sub to effect the First Closing are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by ABE and Acquisition Sub:

(a)           Representations and Warranties. The representations and warranties of HGF set forth in this Agreement and qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date, and the representations and warranties of HGF set forth in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date except for changes contemplated by this Agreement. ABE shall have received a certificate signed on behalf of HGF by the manager or general partner of HGF to such effect. The representations and warranties of DF, SDWG and HP set forth in Article IV of this Agreement and qualified by materiality shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date, and the representations and warranties of DF, SDWG and HP set forth in Article IV of this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the First Closing Date as though made on an as of the First Closing Date.

(b)           Performance of Obligations of HGF. HGF shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the First Closing Date. ABE shall have received a certificate signed on behalf of HGF by the manager or general partner of HGF to such effect.

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(c)           Performance of Obligations of SDWG and HP. Each of SDWG and HP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the First Closing Date.

(d)           Non-Solicitation Agreements. Each of SDWG and HP shall deliver a Non-Solicitation Agreement in the form attached hereto as Exhibit D.

(e)           Escrow Agreement. ABE shall have received the Escrow Agreement duly executed and delivered by SDWG, HP and the Partners’ Representative.

(f)            ABE Operating Agreement. SDWG shall have executed and delivered to ABE in connection with the First Closing a counterpart signature page to the ABE Operating Agreement.

(g)           Opinion of HGF’s Counsel. ABE shall have received an opinion dated the First Closing Date of Blackwell Sanders Peper Martin LLP, counsel to HGF, as to the matters in the form attached hereto as Exhibit E.

(h)           Approvals. All HGF Material Consents shall have been obtained.

(i)            Employees. None of the employees of HGF listed on Section 9.2(i) of the HGF Disclosure Schedule shall have terminated or given notice or otherwise evidenced any intention to terminate his or her employment with HGF following the First Closing. Bill Paulsen shall have entered into an Employment Agreement with ABE or HGF in the form attached as Exhibit F.

(j)            Good Standing Certificates. ABE shall have received a certificate from the Office of the Secretary of State of Delaware and the State of South Dakota certifying that HGF is in good standing, is qualified to do business as a foreign limited partnership in South Dakota and, to the extent available from such Secretary of State or another state Governmental Entity, has paid all Taxes then due.

(k)           No Material Litigation. There shall be no material private or governmental action, charge, suit, proceeding, claim, arbitration or investigation of any nature relating to HGF or any of its officers, employees or partners (in their capacities as such) pending before any agency, court or tribunal and there shall be no material judgment, decree or order against HGF or any of its officers, employees or partners (in their capacities as such).

(l)            FIRPTA. ABE shall have received the FIRPTA Affidavits, duly executed on behalf of HGF by the manager or general partner of HGF.

(m)          Amendments to Agreement of Limited Partnership. DF, Acquisition Sub and HP shall have executed and delivered amendments to the Agreement of Limited Partnership in the form attached as Exhibit G, to be effective immediately after the First Closing.

Section 9.3            Additional Conditions to Obligations of SDWG. The obligation of SDWG to effect the First Closing is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by SDWG:

(a)           Representations and Warranties. The representations and warranties of ABE and Acquisition Sub set forth in this Agreement and qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date, and the representations and warranties of ABE and Acquisition Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the First Closing Date as though made on and as of the First Closing Date. SDWG shall have received a certificate signed on behalf of ABE by the chief executive officer of ABE to such effect.

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(b)           Performance of Obligations of ABE and Acquisition Sub. ABE and Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the First Closing Date. SDWG shall have received a certificate signed on behalf of ABE by the chief executive officer of ABE to such effect.

(c)           Escrow Agreement. SDWG and HP shall have received the Escrow Agreement duly executed and delivered by ABE and the Escrow Agent.

(d)           Investor Rights Agreement. ABE shall have entered into the Investor Rights Agreement in the form attached as Exhibit H with SDWG and, if Aventine elects to become a party, Aventine.

(e)           Grain Origination Agreement. ABE shall have entered into the Grain Origination Agreement in the form attached as Exhibit I with SDWG.

(f)            Opinion of ABE Counsel. SDWG shall have received an opinion dated the date of the First Closing Date of Faegre & Benson LLP, counsel to ABE, as to the matters in the form attached hereto as Exhibit J.

(g)           Non-Solicitation Agreement. ABE shall deliver a Non-Solicitation Agreement in the form attached hereto as Exhibit K for the benefit of SDWG.

(h)           No Material Litigation. There shall be no material private or governmental action, charge, suit, proceeding, claim, arbitration or investigation of any nature relating to ABE or any of its officers, employees, members or managers (in their capacities as such) pending before any agency, court or tribunal and there shall be no material judgment, decree or order against ABE or any of its officers, employees, members or managers (in their capacities as such).

Section 9.4            Additional Conditions to the Obligations of HP and ABE to Effect the Second Closing. The obligation to effect the Second Closing shall be subject to, and only to, the following conditions:

(a)           Conditions to Each Party’s Obligations. The Form S-4 shall have been declared effective by the SEC and there shall not at the time of the Second Closing be issued and in effect any stop order or suspension of qualification of any of the ABE Units issuable thereunder. At the time of the Second Closing, ABE shall have complied with all applicable state securities laws related to the distribution of ABE Units to the HP members. The members of HP entitled to vote on or consent to HP’s approving the transactions contemplated by this Agreement in its capacity as a limited partner of HGF shall have given any approvals required of such members.

(b)           Additional Conditions to ABE’s Obligations. The representations and warranties of HP set forth in Sections 4.1, 4.2(a) and (b), 4.3 and the first sentence of 4.6 of this Agreement and qualified by materiality shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Second Closing Date as though made on and as of the Second Closing Date, and the representations and warranties of HP set forth in such sections that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Second Closing Date as though made on an as of the Second Closing Date. HP shall have performed in all material respects all obligations required to be performed by HP between the First Closing Date and the Second Closing. HP shall have delivered a certificate on behalf of HP to such effect. HP or any designee of HP receiving ABE Units at the Second Closing shall have executed and delivered to ABE in connection with the Second Closing a counterpart signature page to the ABE Operating Agreement.

(c)           Additional Conditions to HP Obligations. The representations and warranties of ABE and Acquisition Sub set forth in Sections 5.1, 5.2, 5.3, 5.4 (but only to the extent not attributable to

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a failure of HP to satisfy its obligations under Section 8.1), 5.5(g), 5.23 and 5.25 of this Agreement and qualified by materiality shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Second Closing Date as though made on and as of the Second Closing Date, and the representations and warranties of ABE and Acquisition Sub set forth in such sections that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Second Closing Date as though made on and as of the Second Closing Date. ABE shall have performed in all material respects all obligations required to be performed by such party between the First Closing Date and the Second Closing. ABE shall have delivered a certificate to such effect signed on behalf of ABE to such effect.

ARTICLE X

TERMINATION AND AMENDMENT

Section 10.1          Termination. This Agreement may be terminated at any time prior to the First Closing:

(a)           by mutual written consent of ABE and HGF;

(b)           by either ABE or HGF, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the First Closing.

(c)           by ABE, by giving written notice to HGF, if the First Closing shall not have occurred on or before November15, 2006 by reason of the failure of any condition precedent under Section 9.1 or 9.2 (unless the failure results primarily from a breach by ABE of any representation, warranty, or covenant of ABE contained in this Agreement or ABE’s failure to fulfill a condition precedent to closing or other default);

(d)           by HGF, by giving written notice to ABE, if the First Closing shall not have occurred on or before November 15, 2006 by reason of the failure of any condition precedent under Section 9.1 or 9.3 (unless the failure results primarily from a breach by HGF of any representation, warranty, or covenant of HGF contained in this Agreement or HGF’s failure to fulfill a condition precedent to closing or other default);

(e)           by ABE, if HGF or any HGF Representative shall have breached the terms of Section 6.7 in any respect.

(f)            by ABE, if HGF shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 9.2(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within ten business days of receipt by HGF of written notice of such breach; provided, that the right to terminate this Agreement by ABE under this Section 10.1(f) shall not be available to ABE where ABE is at that time in material breach of this Agreement; or

(g)           by HGF, if ABE shall breach any representation, warranty, obligation or agreement hereunder such that the condition set forth in Section 9.3(a) and (b) would not be satisfied as of the time of such breach and such breach shall not have been cured within ten business days following receipt by ABE of written notice of such breach; provided, that the right to terminate this Agreement by HGF under this Section 10.1(g) shall not be available to HGF where HGF is at that time in material breach of this Agreement.

Section 10.2          Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall immediately become void and there shall be no liability or

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obligation under this Agreement on the part of ABE, HGF, DF, SDWG, HP, Acquisition Sub or their respective officers, directors, members, partners or affiliates, except as set forth in Section 10.3 and further except that (i) the provisions of this Section 10.2, Section 10.3 and Article XII (other than Sections 12.1, 12.9 and 12.10) shall remain in full force and effect and survive any termination of this Agreement, (ii) nothing herein shall relieve HGF, DF, SDWG and HP from any liability in connection with any willful breach of such party’s covenants contained in Section 6.3, 6.5, 6.6 or 6.7 prior to termination of this Agreement or its obligations under the Confidentiality Agreements and (iii) nothing herein shall relieve ABE from any liability in connection with any willful breach of its covenants contained in Section 7.3, 7.4 or 7.6 prior to termination of this Agreement or its obligations under the Confidentiality Agreements.

Section 10.3          Fees and Expenses.

(a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the First Closing or the Second Closing is consummated.

(b)           If this Agreement is terminated by ABE (i) pursuant to Section 10.1(f) by reason of (A) the failure of any representation or warranty qualified by materiality or Material Adverse Effect to be true and correct in all respects as of the date of this Agreement or the failure of any representation or warranty not so qualified to be true and correct in all material respects as of the date of this Agreement or (B) a breach of Section 6.3, 6.5, 6.6 or 6.7; HGF shall pay to ABE, and DF, SDWG and HP jointly and severally agree to cause HGF to pay, (X) a fee of $2.5 million and (Y) the aggregate legal, accounting, investment banking, broker’s and finder’s fees and expenses incurred by ABE in connection with this Agreement and the transaction contemplated hereby (which fees and expenses shall not exceed $250,000), if HGF or DF, SDWG, HP or any Affiliate takes any action to solicit, initiate, seek, encourage or support or takes any other action designed to facilitate any Acquisition Transaction within three months after the termination date of this Agreement. Such fees and expenses shall be payable to ABE immediately upon the taking of any such action and ABE shall be entitled to attorneys’ fees and its costs of collection if HGF refuses to pay such fees and expenses and it is ultimately determined that ABE is entitled to such fees and expenses.

Section 10.4          Termination of Obligations with Respect to the Second Closing. If the First Closing occurs, the rights and obligations of SDWG and ABE pursuant to this Agreement shall not terminate by reason of the failure to effect the Second Closing. Without affecting the rights and obligations of SDWG and ABE under this Agreement, either ABE or HP may by giving written notice to the other party, terminate any obligations to effect the Second Closing and any obligations dependant on the occurrence of the Second Closing if (i) the required approval of the members of HP contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required approvals at the HP Member Meeting or at any adjournment thereof, (ii) by ABE by reason of the failure of any condition precedent under Section 9.4(b) or (iii) by HP by reason of the failure of any condition precedent under Section 9.4(c). In the event such obligations are terminated by reason of a willful breach by HP of Section 6.4, 6.7 or 8.1(d) or a willful breach by ABE of Section 7.3, 7.4, 7.5 or 7.6, nothing herein shall relieve the breaching party from any liability in connection with any such willful breach. In the event of termination of the obligation with respect to the Second Closing, ABE and HP each agree to take all action necessary, including amendments to governing documents of DF, to cause the Board of Directors of DF to consist of five members. HP and ABE agree that so long as HP owns at least 49% of the stock of DF and Acquisition Sub owns at least 51% of the stock of DF, two of the directors of DF will be elected by HP, two of the directors of DF will be elected by Acquisition Sub and one of the directors of DF will be an independent director satisfactory to both HP and Acquisition Sub.

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ARTICLE XI

ESCROW AND INDEMNIFICATION

Section 11.1          Indemnification of the ABE Indemnified Persons.

(a)           Each of DF and SDWG (if the First Closing occurs) and HP (if the Second Closing occurs) shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless ABE and its officers, directors, agents, representatives, members and employees, (each hereinafter referred to individually as an “ABE Indemnified Person” and collectively as “ABE Indemnified Persons”) from and against any and all losses, costs, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs) (collectively, “Damages”), directly or indirectly arising out of or resulting from:

(i)            any failure of any representation or warranty made by HGF in this Agreement or the HGF Disclosure Schedule to be true and correct as of the date of this Agreement and as of the First Closing Date (as though such representation or warranty were made as of the First Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

(ii)           any breach of any certification, representation or warranty made by HGF pursuant to Section 9.2 to be true and correct as of the date such certificate is delivered to ABE; or

(iii)          any breach of any of the covenants or agreements made by HGF in this Agreement with respect to periods prior to the First Closing.

(b)           SDWG (if the First Closing occurs) and HP (if the Second Closing occurs) shall, severally and not jointly, indemnify and hold harmless the ABE Indemnified Persons against all Damages directly or indirectly arising out of or resulting from:

(i)           any failure of any representation or warranty made by such party under Article IV of this Agreement to be true and correct as of the date of this Agreement and as of the First Closing Date (in the case of SDWG) or the Second Closing Date (in the case of HP) (as though such representation or warranty were made as of such Closing Date rather than the date of this Agreement); or

(ii)          any breach of any of the covenants or agreements made by such party in this Agreement.

(c)           In determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct for purposes of this Article XI only, any materiality standard or materiality qualification (including a Material Adverse Effect standard or qualification) contained in such representation or warranty shall be disregarded.

Section 11.2          Indemnification of the Partner Indemnified Persons. ABE shall indemnify and hold harmless SDWG (if the First Closing is consummated) and HP (if the Second Closing is consummated) and their officers, directors, agents, representatives, members and employees (each hereinafter referred to individually as an “HGF Indemnified Person” and collectively as “HGF Indemnified Persons”) from and against any Damages, directly or indirectly arising out of or resulting from:

(a)           any failure of any representation or warranty made by ABE or Acquisition Sub in this Agreement to be true and correct as of the date of this Agreement and as of the First Closing Date (as though such representation or warranty were made as of the First Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates);

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(b)           any failure of any certification, representation or warranty made by ABE or Acquisition Sub pursuant to Section 9.3 to be true and correct as of the date such certificate is delivered to HGF;

(c)           any breach of any of the covenants or agreements made by ABE or Acquisition Sub in this Agreement or any breach of any of the covenants or agreements made by HGF in this Agreement subsequent to the First Closing; or

(d)           in the case of HP or an HGF Indemnified Person whose claim arises through HP, any failure of any representation or warranty made by ABE or Acquisition Sub in Section 5.1, 5.2, 5.3, 5.4 (but only to the extent not attributable to a failure of HP to satisfy its obligations under Section 8.1), 5.5(g), 5.23 or 5.25 of this Agreement to be true and correct as of the Second Closing Date (as though such representation or warranty were made as of the Second Closing Date rather than the date of this Agreement).

Section 11.3           Escrow Fund; Limitations on Liability.

(a)           At the First Closing, ABE Units constituting the Indemnification Escrow Amount applicable to the First Closing, and at the Second Closing, ABE Units constituting the Indemnification Escrow Amount applicable to the Second Closing, shall be deposited by ABE with Wells Fargo Bank, National Association (or such other institution selected by ABE with the reasonable consent of HGF) as escrow agent (the “Escrow Agent”). The deposit of the Indemnification Escrow Amount with the Escrow Agent constitutes the Escrow Fund (the “Escrow Fund”), which shall be governed by the terms set forth in this Article XI and in the Escrow Agreement. In addition to the Escrow Fund, ABE will deposit with the Escrow Agent the HP Purchase Price Escrow Amount which amount will not, except to the extent ABE Units are withheld at the Second Closing pursuant to Section 2.4, be deemed part of the Escrow Fund.

(b)           The Escrow Fund shall be the sole and exclusive recourse of the ABE Indemnified Parties against the Former HGF Partners for Damages pursuant to Section 11.1(a) and Section 11.1(b); provided, however, that this limitation shall not apply to any claim for Damages (1) involving fraud, criminal conduct or intentional misconduct, or (2) arising from a breach of any of the following sections of this Agreement: Sections 4.1, 4.2(a) or (b), 4.6, 6.2, 6.3, 6.5, 6.6 or 6.7. Notwithstanding anything to the contrary herein and subject to Sections 10.2 and 10.3, nothing in this Agreement shall limit: (i) the liability of any party in connection with any breach of such party of one of the other agreements referred to herein; or (ii) the liability of any officer, director, partner or employee of an entity for such individual’s fraud or intentional misrepresentation.

(c)           Notwithstanding the foregoing, none of the Former HGF Partners shall have any liability under Section 11.1(a) or 11.1(b) and ABE may not receive any ABE Units from the Escrow Fund unless and until an Officer’s Certificate or Certificates (as defined below) for an aggregate amount of ABE’s Damages in excess of $500,000 (the “Deductible Amount”) has been delivered to the Partners’ Representative and to the Escrow Agent; provided, however, that after an Officer’s Certificate or Certificates for an aggregate of Damages in excess of the Deductible Amount has been delivered, ABE shall be entitled to receive the full amount of Damages identified in such Officer’s Certificate or Certificates in excess of the Deductible Amount up to the Indemnification Escrow Amount; and provided further, however, that the Deductible Amount contemplated by this Section 11.3 shall not be applicable to claims made against the Escrow Fund (1) involving fraud, criminal conduct or intentional misconduct, or (2) arising from a breach of any of the following sections of this Agreement: Sections 6.2, 6.3, 6.5, 6.6 or 6.7, which claims shall be subject to indemnification and reimbursement on a first dollar basis.

(d)           In no event shall the total recovery of the HGF Indemnified Persons for Damages pursuant to Section 11.2 exceed $2,000,000; provided, however, that this limitation shall not apply to any

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claim for Damages (1) involving fraud, criminal conduct or intentional misconduct, or (2) arising from a breach of any of the following sections of this Agreement: Sections 5.1, 5.2(a), 5.3(a) or (b), 7.2, 7.3, 7.4, 7.6 or 8.12. Notwithstanding the foregoing, ABE shall not have any liability under Section 11.2(a) or (b) unless and until a Representative’s Certificate or Certificates (as defined below) setting forth claims for Damages in an aggregate amount in excess of the Deductible Amount has been delivered to ABE; provided, however, that after a Representative’s Certificate or Certificates for an aggregate of Damages in excess of the Deductible Amount has been delivered to ABE, the HGF Indemnified Persons shall be entitled to receive the full amount of Damages identified in such Representative’s Certificate or Certificates in excess of the Deductible Amount up to $2,000,000; provided, however, that the Deductible Amount contemplated by this Section 11.3(d) shall not be applicable to claims (1) involving fraud, criminal conduct or intentional misconduct, or (2) arising from a breach of any of the following sections of this Agreement: Sections 5.1, 5.2(a), 5.3(a) or (b), 7.2, 7.3, 7.4, 7.6 or 8.12, which claims shall be subject to indemnification and reimbursement on a first dollar basis.

(e)           Each ABE Unit shall be valued at $20.00 for purposes of any claims relating to the Escrow Fund.

Section 11.4           Escrow Period. The Escrow Fund shall terminate six months after the First Closing Date (the “Escrow Period”), provided, however, that the Escrow Agent shall retain that portion of the Escrow Fund, which, in the reasonable judgment of ABE, subject to the objection of the Partners’ Representative and the subsequent resolution of the matter in the manner provided in Section 11.7, are necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Escrow Agent and the Partners’ Representative prior to termination of the Escrow Period with respect to Damages arising or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

Section 11.5           Claims for Damages during Escrow Period.

(a)           Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of ABE (an “Officer’s Certificate”):

(i)            Stating the aggregate amount of ABE’s Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related;

the Escrow Agent shall, subject to the provisions of Sections 11.3(c), Section 11.6 and Section 11.7 hereof and of the Escrow Agreement, deliver to ABE out of the Escrow Fund, as promptly as practicable, ABE Units having a value equal to such Damages all in accordance with the Escrow Agreement and this Section 11.5. Amounts paid or distributed from the Escrow Fund shall be allocated among Former HGF Partners in accordance with their Pro Rata Share.

(b)           Upon receipt by ABE on or before the last day of the Escrow Period of a certificate signed by the Partners’ Representative (the “Representative’s Certificate”):

(i)            Stating the aggregate amount of Damages incurred by the HGF Indemnified Persons or an estimate thereof, in each case to the extent know or determinable at such time; and

(ii)           Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or arose, and the nature of the misrepresentation, breach or claim to which such item is related;

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ABE shall, subject to the provisions of Section 11.3(d) and Section 11.7, deliver to the Partners’ Representative, within 10 days after the delivery of such Representative’s Certificate, the amount of such Damages, and Partners’ Representative shall pay such amounts to the HGF Indemnified Persons in accordance with their Pro Rate Share; provided that ABE shall not deliver such amount to the Partners’ Representative if ABE shall object in a written statement to the claim made in the Representative’s Certificate, and such statement shall have been delivered to the Partners’ Representative prior to the expiration of such 10 day period.

Section 11.6           Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Partners’ Representative and for a period of 30 days after such delivery, the Escrow Agent shall not deliver any portion of the Escrow Fund pursuant to Section 11.5 unless the Escrow Agent shall have received written authorization from the Partners’ Representative to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of any remaining ABE Units from the Escrow Fund in accordance with Section 11.5, provided, that no such delivery may be made if the Partners’ Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to ABE prior to the expiration of such 30 day period.

Section 11.7           Resolution of Conflicts.

(a)           If the Partners’ Representatives shall object in writing to any claim or claims by ABE made in any Officer’s Certificate or otherwise, then ABE shall have 30 days to respond in a written statement to the objection of the Partners’ Representatives. If ABE shall object in writing to any claim or claims on behalf of the HGF Indemnified Person’s made in any Representative’s Certificate or otherwise, then the Partners’ Representative shall have 30 days to respond in a written statement to the objection of ABE. If after such applicable 30 day period there remains a dispute as to any claims, the Partners’ Representative and ABE shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Partners’ Representative and ABE should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if the claim was made in any Officer’s Certificate, such memorandum shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute ABE Units from the Escrow Fund in accordance with the terms of the memorandum.

(b)           If no such agreement can be reached after good faith negotiation, either ABE or the Partners’ Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, ABE (on the one hand) and the Partners’ Representatives (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 11.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

(c)           Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys’ fees and costs, incurred by the prevailing party to the arbitration.

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Section 11.8           Partners’ Representative.

(a)           Dale Locken, Chief Executive Officer of SDWG, shall be constituted and appointed as the representative (the “Partners’ Representative”) for and on behalf of the Former HGF Partners and each HGF Indemnified Person to give and receive notices and communications, to authorize delivery to ABE of cash or other property from the Escrow Fund in satisfaction of claims by ABE, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Partners’ Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority of ABE Units held in the Escrow Fund from time to time (or the holders of a majority of such ABE Units at the time the Escrow Fund is released if such change needs to be made after the release of the Escrow Fund) upon not less than 10 days’ prior written notice to ABE. No bond shall be required of the Partners’ Representative, and the Partners’ Representative shall receive no compensation for services. Notices or communications to or from the Partners’ Representative shall constitute notice to or from each of the Former HGF Partners and each HGF Indemnified Person.

(b)           The Partners’ Representatives shall not be liable for any act done or omitted hereunder as Partners’ Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former HGF Partners shall severally and pro rata, in accordance with their respective Pro Rata Shares, indemnify the Partners’ Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Partners’ Representative and arising out of or in connection with the acceptance or administration of his duties under this Agreement or the Escrow Agreement.

(c)           The Partners’ Representative shall have reasonable access to information about HGF and ABE and the reasonable assistance of HGF’s and ABE’s officers, employees, members and partners for purposes of performing his duties and exercising his rights under this Article XI, provided, that the Partners’ Representative shall treat confidentially and not disclose any nonpublic information from or about HGF or ABE to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

Section 11.9           Actions of the Partners’ Representative. A decision, act, consent or instruction of the Partners’ Representative shall constitute a decision of all of the Former HGF Partners (or any HGF Indemnified Person) and shall be final, binding and conclusive upon each such Former HGF Partner (and HGF Indemnified Person), and the Escrow Agent and ABE may rely upon any decision, act, consent or instruction of the Partners’ Representative as being the decision, act, consent or instruction of each and every such Former HGF Partner (and HGF Indemnified Person). The Escrow Agent and ABE are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Partners’ Representative.

Section 11.10         Defense of Third-Party Claims.

(a)            If an Indemnitee receives notice of the assertion or commencement of any claim, demand, action, arbitration, investigation, inquiry or proceeding by any person who is neither a party to this Agreement nor an affiliate of a party to this Agreement (in each case, a “Third Party Claim”) for which the Indemnitee claims a right to indemnification under this Article XI from the other party (the “Indemnifying Party”), the Indemnitee will promptly give written notice of such Third Party Claim to the Indemnifying Party. Such notice will describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, to the extent practicable, of the Damages that the Indemnitee claims it has sustained or may sustain as a result of such Third Party Claim. The Indemnifying Party, at its sole cost and expense, will have the right, upon written notice to the Indemnitee, to assume the defense of the Third Party Claim while reserving its right to contest the issue

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of whether it is liable to the Indemnitee for any indemnification hereunder with respect to such Third Party Claim.

(b)           If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to Section 11.10(a), the Indemnifying Party will appoint counsel reasonably satisfactory to the Indemnitee for the defense of such Third Party Claim, will diligently pursue such defense, and will keep the Indemnitee reasonably informed with respect to such defense, including providing copies of all pleadings, notices and communications with respect to the Third Party Claim to the extent that receipt of such documents by the Indemnifying Party does not affect any privilege relating to the Indemnitee. The Indemnitee will cooperate with the Indemnifying Party and its counsel, including permitting reasonable access to books, records, and personnel, in connection with the defense of any Third Party Claim (provided, that any out-of-pocket costs incurred by the Indemnitee in providing such cooperation will be paid by the Indemnifying Party). The Indemnitee may participate in, but not determine or conduct, any defense, including appointing separate counsel, but the costs of such participation will be borne solely by the Indemnitee. The Indemnifying Party will have full authority, in consultation with the Indemnitee, to make all decisions and determine all actions to be taken with respect to the defense and settlement of the Third Party Claim, including the right to pay, compromise, settle, or otherwise dispose of such Third Party Claim at the Indemnifying Party’s expense; provided, that any such settlement will be subject to the prior consent of the Indemnitee, which will not be unreasonably withheld or delayed. If a firm offer is made to settle a Third Party Claim, which the Indemnifying Party desires to accept and which acceptance requires the consent of the Indemnitee pursuant to the immediately preceding sentence, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 10 days after its receipt of such notice, and such firm offer involves only the payment of money, the maximum liability of the Indemnifying Party with respect to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice for which the Indemnifying Party is otherwise liable. In no event will the Indemnifying Party have authority to agree to any relief binding on the Indemnitee other than the payment of money damages by the Indemnifying Party unless agreed to by the Indemnitee.

(c)            If the Indemnifying Party does not assume the defense of a Third Party Claim in accordance with the terms hereof within 20 days after the receipt of notice thereof, the Indemnitee may elect to defend against the Third Party Claim, and the Indemnifying Party will be liable for all reasonable expenses of such defense to the extent the Indemnifying Party is otherwise obligated hereunder to indemnify Indemnitee with respect to such Third Party Claim.

ARTICLE XII

MISCELLANEOUS

Section 12.1           Survival of Representations and Covenants. All representations and warranties of HGF, DF, SDWG and HP contained in this Agreement shall survive the Closings and any investigation at any time made by or on behalf of ABE until the end of the Escrow Period, except that the representations and warranties of DF, SDWG and HP in Sections 4.1, 4.2(a) and (b) and 4.6 shall survive the Closings indefinitely. If the ABE Units are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such ABE Units retained in the Escrow Fund relate. All representations and warranties of ABE contained in this Agreement shall survive the Closings and any investigation at any time made by or on behalf of HGF until the end of the Escrow Period, except that the representations and warranties of ABE in Sections 5.1, 5.2(a) and 5.3(a) and (b) shall survive the Closings indefinitely. All covenants and agreements set forth in this Agreement shall survive the Closings and continue in full

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force and effect until such covenants and agreements are performed in accordance with the terms of this Agreement.

Section 12.2           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to ABE or Acquisition Sub:	with a copy to (that shall not constitute notice):

	Advanced BioEnergy, LLC	Faegre & Benson LLP
	10251 Wayzata Boulevard	2200 Wells Fargo Center
	Suite 250	90 South Seventh Street
	Minneapolis, Minnesota 55305	Minneapolis, Minnesota 55402-3901
	Attention: CEO	Attention: Peter J. Ekberg
	Facsimile No.: (763) 226-2725	Facsimile No.: (612) 766-1600

(b)	if to HGF, to:	with a copy to (that shall not constitute notice):

	Heartland Grain Fuels, L.P.	Blackwell Sanders Peper Martin LLP
	38469 133rd Street	4801 Main Street
	Aberdeen, South Dakota 57401	Suite 1000
	Attention: General Manager	Kansas City, MO 64112
	Facsimile No.: (605) 229-5744	Attention: Jason A. Reschly
Facsimile No.: (816) 983-8080

Gellhaus & Gellhaus, P.C.
P.O. Box 73
120 S. Lincoln
Aberdeen, South Dakota 57402
Attention: Jay R. Gellhaus
Facsimile No.: (605) 225-6895

(c)	if to DF, to:	with a copy to (that shall not constitute notice):

	Dakota Fuels, Inc.	Blackwell Sanders Peper Martin LLP
	c/o South Dakota Wheat	4801 Main Street
	Growers Association	Suite 1000
	110 6th Avenue SE	Kansas City, MO 64112
	Aberdeen, South Dakota 57402	Attention: Jason A. Reschly
	Attention: CEO	Facsimile No.: (816) 983-8080
Facsimile No.: (605) 225-0859

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(d)	if to SDWG, to;	with a copy to (that shall not constitute notice):

	South Dakota Wheat Growers	Blackwell Sanders Peper Martin LLP
	Association	4801 Main Street
	110 6th Avenue SE	Suite 1000
	Aberdeen, South Dakota 57402	Kansas City, MO 64112
	Attention: CEO	Attention: Jason A. Reschly
	Facsimile No.: (605) 225-0859	Facsimile No.: (816) 983-8080

(e)	if to HP, to:	with a copy to (that shall not constitute notice):

	Heartland Producers, LLC	Blackwell Sanders Peper Martin LLP
	1715 S. 8th Street	4801 Main Street
	Aberdeen, South Dakota 57401	Suite 1000
	Attention: Craig Shaunaman	Kansas City, MO 64112
	Facsimile No.: (605) 352-3576	Attention: Jason A. Reschly
Facsimile No.: (816) 983-8080

Woods, Fuller, Schultz & Smith P.C.
300 South Phillips Avenue
Sioux Falls, South Dakota 57117
Attention: Gregory S. Starnes
Facsimile No.: (605) 339-3357

(f)	if to the Partners’	with a copy to (that shall not constitute notice):
Representative, to:

Blackwell Sanders Peper Martin LLP
4801 Main Street
Suite 1000
Kansas City, MO 64112
Attention: Jason A. Reschly
Facsimile No.: (816) 983-8080

Section 12.3           Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Whenever the words “to the knowledge of” or “known to” or similar phrases are used in this Agreement, they mean when used in reference to (i) HGF, the actual knowledge of Bill Paulsen (General Manager), Jay Kusler (Controller) or James Lane (Plant Engineer), or the knowledge such individual should have in the reasonable exercise of his normal and usual duties to HGF or (ii) any other party to this Agreement, the actual knowledge of the Chief Executive Officer, President or General Manager of such party or the knowledge such individual should have in the reasonable exercise of his normal and usual duties to such party.

Section 12.4           Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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Section 12.5           Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreements and the Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any person other than the parties hereto (including without limitation any HGF employees) any rights or remedies hereunder.

Section 12.6           Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably waives the right to trial by jury; and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.2.

Section 12.7           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 12.8           Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 12.9           Extension; Waiver. At any time prior to the First Closing Date or the Second Closing Date, as the case may be, ABE may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties contained herein. At any time prior to the First Closing Date, SDWG and HP may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or the other acts of ABE, (ii) waive any inaccuracies in the representations or warranties of ABE contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions of ABE contained herein. At any time prior to the Second Closing Date, HP may , to the extent legally allowed, (i) extend the time for performance of any of the obligations or the other acts of ABE, (ii) waive any inaccuracies in the representations or warranties of ABE or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreement or conditions of ABE contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party who was entitled to the benefit of such deadline or the benefit of such representation, warranty, agreement or condition.

Section 12.10         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.11         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this

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Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

[Signature Page Follows]

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IN WITNESS WHEREOF, ABE, Acquisition Sub, HGF, DF, SDWG and HP have caused this Partnership Interest Purchase Agreement to be signed by their respective representatives thereunto duly authorized, in each case as of the date first written above.

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

HGF ACQUISITION, LLC
a Delaware limited liability company
By:	Advanced BioEnergy, LLC
Its:	Member

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

HEARTLAND GRAIN FUELS, L.P.
a Delaware limited partnership
By:	Dakota Fuels, Inc.
By:	General Partner

By:	/s/ Rory Troske
Name:	Rory Troske
Its:	Vice President

DAKOTA FUELS, INC.
a Delaware corporation

By:	/s/ Rory Troske
Name:	Rory Troske
Its:	Vice President

SOUTH DAKOTA WHEAT GROWERS ASSOCIATION
a South Dakota cooperative

By:	/s/ Dale Locken
Name:	Dale Locken
Its:	CEO/Treasurer

HEARTLAND PRODUCERS, LLC
a South Dakota limited liability company

By:	/s/ Craig Schaunaman
Name:	Craig Schaunaman
Its:	Chairman

DEFINED TERMS

“ABE” has the meaning set forth in the preamble to the Agreement.

“ABE Business” means the business of ABE and its subsidiaries as currently conducted and as currently proposed to be conducted.

“ABE Disclosure Schedule” has the meaning set forth in Article V of the Agreement.

“ABE Employee Plans” has the meaning set forth in Section 5.9(a) of the Agreement.

“ABE Indemnified Person” and “ABE Indemnified Persons” have the meanings set forth in Section 11.1(a) of the Agreement.

“ABE Material Contract” has the meaning set forth in Section 5.10(c) of the Agreement.

“ABE Operating Agreement” means the Third Amended and Restated Operating Agreement of Advance BioEnergy, LLC, effective as of February 1, 2006.

“ABE Property” and “ABE Properties” have the meanings set forth in Section 5.7(b) of the Agreement.

“ABE Proprietary Rights” has the meaning set forth in Section 5.8(a) of the Agreement.

“ABE Real Property Lease” has the meaning set forth in Section 5.7(b) of the Agreement.

“ABE SEC Documents” has the meaning set forth in Section 5.4 of the Agreement.

“ABE Units” means membership units of ABE and “ABE Unit” means one membership unit of ABE.

“Acquisition Sub” has the meaning set forth in the preamble to the Agreement.

“Acquisition Transaction” has the meaning set forth in Section 6.7(a) of the Agreement.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“ADEA” means the Age Discrimination in Employment Act of 1967, as amended.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Agreement of Limited Partnership” means that certain Agreement of Limited Partnership of South Dakota Grain Fuels, L.P., (n/k/a Heartland Grain Fuels, L.P.), as amended up through the date of the Agreement.

“Aventine” has the meaning set forth in Section 3.2(a) of the Agreement.

“Closings” means the First Closing and/or the Second Closing.

“Closing Date” means the First Closing Date or the Second Closing Date, as applicable.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act and the regulations (including proposed regulations) thereunder.

“Code” means the Internal Revenue Code of 1986 as amended.

“Confidentiality Agreements” has the meaning set forth in Section 8.2 of the Agreement.

“Confidential Information” has the meaning set forth in Section 3.8(d) of the Agreement.

“Contract” means any written agreement, contract, obligation, promise or undertaking that is legally binding.

“Damages” has the meaning set forth in Section 11.1(a) of the Agreement.

“Deductible Amount” has the meaning set forth in Section 11.3(c) of the Agreement.

“DF” has the meaning set forth in the preamble to the Agreement.

“DF Common Shares” means the common stock of DF, $1.00 par value.

“DOJ” means the Antitrust Division of the United States Department of Justice.

“Encumbrances” means liens, claims or encumbrances of any kind.

“Environmental Claim” means any notice by a person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any material or form of energy at any location, whether or not owned by such party or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” has the meaning set forth in Section 3.23(a) of the Agreement.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.9(a) of the Agreement.

“Escrow Agent” has the meaning set forth in Section 11.3(a) of the Agreement.

“Escrow Agreement” has the meaning set forth in Section 2.3 of the Agreement.

“Escrow Amount” has the meaning set forth in Section 2.3 of the Agreement.

“Escrow Fund” has the meaning set forth in Section 11.3(a) of the Agreement.

“Escrow Period” has the meaning set forth in Section 11.4 of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Closing” has the meaning set forth in Section 2.1 of the Agreement.

“First Closing Date” has the meaning set forth in Section 2.1 of the Agreement.

“FIRPTA Affidavit” has the meaning set forth in Section 8.5 of the Agreement

“FMLA” means the Family Medical Leave Act of 1993 and the regulations (including proposed regulations) thereunder.

“Form S-4” has the meaning set forth in Section 8.1(a) of the Agreement.

“Former HGF Partner” means an HGF Partner whose Partnership Interest has been purchased pursuant to the Agreement.

“FTC” means the United States Federal Trade Commission.

“GAAP” has the meaning set forth in Section 3.4(b) of the Agreement.

“Governmental Entity” has the meaning set forth in Section 3.3(c) of the Agreement.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in or regulated by or identified in any Environmental Law.

“HGF” has the meaning set forth in the preamble to the Agreement.

“HGF Business” means the business of HGF as currently conducted and as currently proposed to be conducted.

“HGF Disclosure Schedule” has the meaning set forth in Article III of the Agreement.

“HGF Employee Plans” has the meaning set forth in Section 3.9(a) of the Agreement.

“HGF Financial Statements” has the meaning set forth in Section 3.4(a) of the Agreement.

“HGF Indemnified Person” and “HGF Indemnified Persons” have the meanings set forth in Section 11.2 of the Agreement.

“HGF Limited Partnership Interest” means the interest that the Selling HGF Partners have as limited partners in HGF and that are being acquired by Acquisition Sub pursuant to this Agreement.

“HGF Material Consents” has the meaning set forth in Section 6.5 of the Agreement.

“HGF Material Contracts” has the meaning set forth in Section 3.11(a) of the Agreement.

“HGF Partners” means DF, SDWG, HP and Aventine.

“HGF Partnership Interest” means all interests that the HGF Partners have as partners, whether as a limited partner or as a general partner in HGF.

“HGF Property” and “HGF Properties” have the meanings set forth in Section 3.7(b) of the Agreement.

“HGF Proprietary Rights” has the meaning set forth in Section 3.8(a) of the Agreement.

“HGF Real Property Lease” has the meaning set forth in Section 3.7(b) of the Agreement.

“HGF Representative” has the meaning set forth in Section 6.7(a) of the Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

“HP” has the meaning set forth in the preamble to the Agreement.

“HP Member Meeting” has the meaning set forth in Section 8.1(d) of the Agreement.

“HP Operating Agreement” means that certain Operating Agreement of Heartland Producers, LLC, dated as of January 28, 2002.

“HP Purchase Price Escrow Amount” has the meaning set forth in Section 2.3 of the Agreement.

“Indemnification Escrow Amount” has the meaning set forth in Section 2.3 of the Agreement.

“Indemnifying Party” has the meaning set forth in Section 11.10(a) of the Agreement.

“Indemnitee” means any person entitled to receive indemnification under the Agreement.

“Information Statement” has the meaning set forth in Section 8.1(a) of the Agreement.

“IRS” means the Internal Revenue Service.

“Leased ABE Property” and “Leased ABE Properties” have the meanings set forth in Section 5.7(b) of the Agreement.

“Leased HGF Property” and “Leased HGF Properties” have the meanings set forth in Section 3.7(b) of the Agreement.

“Lock Up Agreement” has the meaning set forth in Section 5.2(c) of the Agreement.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property, prospects or results of operation of a person other than an effect (i) resulting from an Excluded Matter, or (ii) cured (including by payment of money or credit to the purchase price for HGF Limited Partnership Interests) before the applicable Closing Date.  “Excluded Matter” means any one or more of the following:  (A) any change occurring after the date of the Agreement in the international, national, regional, or local markets or industries in which the HGF Business or the ABE Business operates or of which the HGF Business or ABE Business is a part, (B) any law or order adopted after the date of the Agreement (other than a law adopted or an order issued specifically with respect to the transactions contemplated by the Agreement), (C) any change in accounting standards, principles, or interpretations adopted or arising after the date of the Agreement, (D) the Agreement or the transactions contemplated hereby (including any announcement with respect to the Agreement or the transactions contemplated hereby or the performance by the parties of their obligations hereunder), (E) any change occurring after the date of the Agreement in international, national, regional, or local economic, regulatory, or political conditions, including prevailing interest rates, (F) any matter disclosed in the Agreement, or any Schedule hereto to the extent the disclosure would make a reasonably prudent person aware of the potential material adverse effect of the matter so disclosed or (G) any action permitted under the Agreement.

“Most Recent ABE Balance Sheet” has the meaning set forth in Section 5.5(a) of the Agreement.

“Most Recent HGF Balance Sheet” has the meaning set forth in Section 3.4(c) of the Agreement.

“Multi-Employer Plan” has the meaning set forth in Section 3.9(c) of the Agreement.

“Multiple-Employer Plan” has the meaning set forth in Section 3.9(c) of the Agreement.

“Officer’s Certificate” has the meaning set forth in Section 11.5(a) of the Agreement.

“Owned ABE Property” and “Owned ABE Properties” have the meanings set forth in Section 5.7(b) of the Agreement.

“Owned HGF Property” and “Owned HGF Properties” have the meanings set forth in Section 3.7(b) of the Agreement.

“Partners’ Representative” has the meaning set forth in Section 11.8(a) of the Agreement.

“Percentage Interest” means an HGF Partner’s Percentage Interest as defined in the Agreement of Limited Partnership.

“Permitted Encumbrances” means (i) those Encumbrances set forth on the HGF Disclosure Schedule or the ABE Disclosure Schedule, (ii) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (iii) mechanics’, carriers’, workers’, repairers’, landlords’, and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits, or other liens securing the performance of bids, trade contracts, leases, or statutory obligations (including workers’ compensation, unemployment insurance, or other social security legislation); (iv) zoning, entitlement, restriction, and other land use and environmental regulations by Governmental Entities existing prior to the date of the Agreement; (v) any Encumbrances set forth in any state, local, or municipal franchise or governing ordinance under which any portion of the HGF Business or the ABE Business is conducted; (vi) all rights of condemnation, eminent domain, or other similar rights of any person or entity, and existing prior to the date of the Agreement; and (vii) such other Encumbrances (including requirements for consent or notice in respect of assignment of any rights) which do not, or would not reasonably be expected to, materially interfere with the HGF Business or the ABE Business.

“Pro Rata Share” means the percentage interest that a Selling HGF Partner’s Percentage Interest represents of all of the Selling HGF Partners’ Percentage Interest actually purchased hereunder .

“Representative’s Certificate” has the meaning set forth in Section 11.5(b) of the Agreement.

“Returns” means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“SDWG” has the meaning set forth in the preamble to the Agreement.

“SEC” means the Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 2.2 of the Agreement.

“Second Closing Date” has the meaning set forth in Section 2.2 of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling HGF Partners” means SDWG and HP.

“Single Employer Plan” has the meaning set forth in Section 3.9(b) of the Agreement.

“Tax or Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers’ compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

“Third Party Claim” has the meaning set forth in Section 11.10(a) of the Agreement.

“Third Party Licenses” has the meaning set forth in Section 3.8(a) of the Agreement.

“Third Party Technology” has the meaning set forth in Section 3.8(a) of the Agreement.

“Transaction Documents” means all documents or agreements required to be executed and delivered by any party under the Agreement including the Escrow Agreement, the Investors’ Rights Agreements, and the Non-Solicitation Agreements.

“WARN Act” means the Worker Adjustment Retraining Notification Act of 1988, as amended.

“WHCRA” means the Women’s Health and Cancer Rights Act of 1998 and the regulations (including proposed regulations) thereunder.

ANNEX C
TO PROSPECTUS/INFORMATION STATEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-KSB

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006

Commission file number: 333-125335

ADVANCED BIOENERGY, LLC

(Exact name of Small Business Issuer as Specified in its Charter)

Delaware	20-2281511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota 55305 (877) 651-1166
(Address, including zip code, and telephone number, including area code, of Small Business Issuer’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the issuer is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the issuer: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of membership units held by non-affiliates of the registrant was approximately $95,817,540 as of December 27, 2006, based upon a price of $20.00 per unit, which is the proposed price of units to be sold in the Company’s proposed registered securities offering. Units held by each executive officer and director have been excluded in that such persons may under certain circumstances be deemed to be affiliates. This determination of executive officer status is not necessarily a conclusive determination for other purposes.

State the issuer’s revenues for its most recent fiscal year: $—

As of December 27, 2006, the number of outstanding units was 8,613,481.

Traditional Small Business Disclosure Format (check one) Yes ☐ No ☒

ADVANCED BIOENERGY, LLC
FORM 10-KSB
For the Fiscal Year Ended September 30, 2006

INTELLECTUAL PROPERTY

Advanced BioEnergy™, our logos and the other trademarks, tradenames and service marks of Advanced BioEnergy mentioned in this report are our property. This report also contains trademarks and service marks belonging to other entities.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this report from our own research, studies conducted by third parties, independent industry associations or general publications and other publicly available information. In particular, we have based much of our discussion of the ethanol industry, including government regulation relevant to the industry and forecasted growth in demand, on information published by the Renewable Fuels Association, the national trade association for the U.S. ethanol industry. Because the Renewable Fuels Association is a trade organization for the ethanol industry, it may present information in a manner that is more favorable to that industry than would be presented by an independent source. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

ETHANOL UNITS

All references in this report to gallons of ethanol are to gallons of denatured ethanol. Denatured ethanol is ethanol blended with approximately 5.0% denaturant, such as gasoline, to render it undrinkable and thus not subject to alcoholic beverage taxes.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Annual Report on Form 10-KSB contains forward-looking statements regarding our business, financial condition, results of operations, performance and prospects. All statements that are not historical or current facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of this Annual Report on Form 10-KSB. These risks and uncertainties include, but are not limited to, the following:

•                  we were a development-stage company until recently and have only begun to generate revenue with the acquisition of a non-controlling ownership interest in Heartland Grain Fuels;

•                  our board of directors has significant discretion as to the use of proceeds in our proposed registered offering and may choose to use the proceeds in a manner that differs from the manner in which certain of our members would choose to use the proceeds from our proposed registered securities offering, including if we are not able to obtain the necessary approvals for our investment in the expansion of the Aberdeen plant;

•                  we may not have available capital to complete the plants discussed in this report;

•                  we may not consummate the acquisition of Heartland Producers’ interests in Heartland Grain Fuels and Dakota Fuels, which could limit our influence over Heartland Grain Fuels;

•                  we may not successfully integrate Heartland Grain Fuels;

•                  cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves and operating expenditures;

•                  our future plant operations are subject to construction risks and fluctuations in the prices of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology and government support and regulations;

•                  we are very dependent on Fagen, Inc. and ICM, Inc. for the construction, design and technology for our plants and any loss of our relationships with Fagen and ICM may cause us to delay or abandon the projects;

•                  conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•                  the units are subject to a number of transfer restrictions and no public market exists for our units and none is expected to develop;

•                  members’ voting rights are limited and we are managed by a board of directors and officers; and

•                  we may elect to modify, terminate or abandon our proposed registered securities offering prior to receiving sufficient funds to fully capitalize our proposed Aberdeen plant expansion or our proposed Indiana plant.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed from time to time with the Securities and

ii

Exchange Commission, known as the Commission, that advise interested parties of the risks and factors that may affect our business.

iii

PART I

ITEM 1.           DESCRIPTION OF BUSINESS

ITEM 2.           DESCRIPTION OF PROPERTIES

COMPANY OVERVIEW

Throughout this report we use the terms “we,” “our company” and “us” to refer to Advanced BioEnergy, LLC and all of its consolidated subsidiaries, which includes Indiana Renewable Fuels, LLC, ABE Acquisition, LLC, ABE Fairmont, LLC and ABE Northfield, LLC. It also includes Heartland Grain Fuels, LLC, which is consolidated with Advanced BioEnergy, LLC as of November 8, 2006.

We are a Delaware limited liability company formed for the purpose of raising capital to develop, construct, own and operate ethanol plants and other biofuel businesses. We intend to establish a multi-plant presence across the United States in order to ensure access to a variety of markets for ethanol and co-products, capitalize on transportation and logistics advantages and reduce the impact of drought or disease in one part of the country that could affect the supply of corn and sale of our products. We plan to take a comprehensive and geographically diverse approach to ethanol production while keeping our commitment to the local communities in which these plants operate.

We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska, known as the Nebraska plant. The Nebraska plant is expected to process approximately 36 million bushels of corn per year into 100 million gallons of denatured fuel grade ethanol, 321,000 tons of dried distillers grains with solubles and 296,000 tons of raw carbon dioxide gas. We are also planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant near Argos or Rochester, Indiana, known as the Indiana plant, and a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant. We currently have a 53% interest in Heartland Grain Fuels, L.P. and an agreement to acquire the remaining interest. Heartland Grain Fuels owns and operates dry mill corn-processing ethanol plants in Aberdeen and Huron, South Dakota with production capacity of nine million gallons per year and 30 million gallons per year, respectively. Heartland Grain Fuels also has an ethanol plant with production capacity of 40 million gallons per year under construction in Aberdeen, South Dakota, adjacent to its existing plant. The Aberdeen plant expansion is expected to be completed during the first calendar quarter of 2008.

Our website address is http://www.advancedbioenergy.com. Information on our website is not incorporated into this report.

We anticipate that our business will primarily be that of the production and marketing of ethanol and distillers dried grains. We currently do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plants, or if we are not able to market ethanol and its by-products.

We expect that the ethanol production technology we will use in our plants will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.

COMPANY STRUCTURE

We recently formed two wholly owned subsidiaries, ABE Fairmont, LLC and ABE Northfield, LLC, to own and operate the Nebraska plant and the Minnesota plant, respectively. Both new subsidiaries are Delaware limited liability companies. All service contracts, credit agreements and regulatory permits that we originally entered into have been assigned to the appropriate subsidiary. Title to the land owned for the Nebraska plant has been transferred to ABE Fairmont, LLC, and the options to purchase land for the Minnesota plant have been assigned to ABE Northfield, LLC. Indiana Renewable Fuels, LLC, an Indiana limited liability company acquired by us on June 15, 2006, will own and operate the Indiana plant.

Heartland Grain Fuels, L.P. is a Delaware limited partnership formed in 1991. Dakota Fuels, Inc. is the sole general partner of Heartland Grain Fuels with a .818% percentage interest in Heartland Grain Fuels. On November 8, 2006, our wholly owned subsidiary HGF Acquisition, LLC purchased all of the limited partnership interests in Heartland Grain Fuels owned by SDWG and Aventine. Additionally, HGF Acquisition acquired all of the common shares of Dakota Fuels owned by SDWG, resulting in our subsidiary owning approximately 53% of the limited partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels. HGF

Acquisition also has an agreement to purchase, subject to certain closing conditions, all of the limited partnership interests in Heartland Grain Fuels and the common shares of Dakota Fuels owned by Heartland Producers, LLC, which would result in HGF Acquisition owning 100% of Heartland Grain Fuels and Dakota Fuels.

NEBRASKA PLANT

Location of Nebraska Plant

We are constructing an ethanol plant near Fairmont, Nebraska, in southeastern Nebraska. We exercised two options and purchased the property to construct the Nebraska plant in October 2005. We selected our primary Nebraska plant site because of the site’s location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the main line of the Burlington Northern Santa Fe Railroad. In addition, the site is also in close proximity to the intersection of U.S. Highways 6 and 81.

In December 2005, we commenced site preparation for construction of our Nebraska plant. We expect to have construction completed in September 2007.

The Nebraska plant is expected to have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. In terms of freight rates, rail is currently considerably more cost effective than truck transportation to the more distant markets. The BNSF Railroad will provide rail service to the Nebraska site. The BNSF Railroad has developed unit train rates that allow lower rail freight rates. The Nebraska plant will have the proper trackage to allow it to load the larger unit trains and receive lower freight rates.

Ethanol Marketing

On July 19, 2006, we entered into an Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, LLC, known as RPMG, for the sale of our ethanol produced at the Nebraska plant. Under the terms of the agreement, RPMG has agreed to market the entire amount of ethanol produced by the Nebraska plant pursuant to a pooling arrangement maintained by the members of RPMG. We will receive a price equal to the actual sale price received by RPMG, less the expenses of distribution and a marketing fee charged per gallon of ethanol sold. If we do not produce our estimated monthly ethanol production, RPMG may, after obtaining our consent which shall not be unreasonably withheld, purchase ethanol elsewhere to cover the shortfall and charge us for any resulting financial loss or pay us any resulting gain.

The initial term of the agreement is for 12 months beginning on the first day of the month that we initially ship ethanol and ending at the end of March or end of September, whichever occurs first, following the initial 12-month period. After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice. The agreement may also be terminated for an uncured breach or intentional misconduct or upon mutual agreement of the parties.

Distillers Grains and Carbon Dioxide

We plan to market and sell the distillers grains from the Nebraska plant to local, regional and national markets. We have entered into a distillers grain marketing agreement with Commodity Specialist Company for the sale of the entire distillers dried grains with solubles output from the Nebraska plant. We have retained the right to independently market our wet distillers grains and modified wet distillers grains and solubles. Under the terms of the agreement, we will receive a price equal to 99% of the actual sale price received by Commodity Specialist Company from its customers, less customary freight costs and minus an amount equal to $0.90 per ton of distillers dried grains with solubles removed from the Nebraska plant.

The Nebraska plant is expected to produce approximately 296,000 tons annually of raw carbon dioxide as another by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas.

Corn Feedstock Supply

We anticipate that our Nebraska plant will need approximately 36 million bushels of grain per year for our dry milling process. We expect the corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area around Fairmont, Nebraska has been fed locally to livestock or exported for feeding or processing. In 2005, in the nine-county area surrounding the location of our Nebraska plant, corn production was approximately 201 million bushels. The chart below describes the amount of corn grown in Fillmore and surrounding counties for 2001 through 2005:

County	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)	2001 Corn Production (bushels)
Clay, NE	26,172,200	24,518,100	23,195,000	21,941,000	23,235,000
Fillmore, NE	28,160,400	29,080,600	27,122,000	23,981,000	24,886,000
Hamilton, NE	35,198,700	34,958,800	34,891,000	34,123,000	32,212,000
Jefferson, NE	12,284,100	12,312,000	9,411,000	7,358,000	10,264,000
Nuckolls, NE	11,984,400	10,730,000	8,864,000	7,377,000	9,060,000
Saline, NE	14,744,900	16,447,400	13,228,000	12,044,000	13,192,000
Seward, NE	19,478,400	22,425,400	18,102,000	14,304,000	17,491,000
Thayer, NE	18,424,800	18,658,800	16,672,000	14,389,000	16,430,000
York, NE	34,747,800	36,867,500	34,973,000	31,077,000	32,978,000
Total	201,195,700	205,998,600	186,458,000	166,594,000	179,748,000

Source: USDA, NASS

We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We have determined that the average price of corn in this same nine-county area surrounding the Nebraska plant over the last ten years is $2.36 per bushel.

The following chart shows the ten-year average corn price in the nine-county area surrounding the Nebraska plant:

County	10-Year Average Corn Price ($/Bu.)
Clay, NE	$2.36
Fillmore, NE	$2.36
Hamilton, NE	$2.38
Jefferson, NE	$2.35
Nuckolls, NE	$2.37
Saline, NE	$2.36
Seward, NE	$2.33
Thayer, NE	$2.37
York, NE	$2.37
Total / Avg.	$2.36

Grain prices are primarily dependent on world supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Historically, because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Therefore, we anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. On November 20, 2006, we entered into an energy management agreement and an agency authorization agreement with U.S. Energy Services, Inc. to manage our energy supplies for our Nebraska, Indiana and Minnesota plants. As a part of this agreement, U.S. Energy Services has agreed to solicit bids and negotiate, execute and administer energy supply contracts, interstate transportation contracts and local distribution company transportation contracts on our behalf. We have entered into an agreement for electric service to the Nebraska plant and plan to enter into agreements with local gas and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity and water that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

The Nebraska plant will require approximately 3.2 billion cubic feet of natural gas per year. The plant will produce process steam from its own boiler systems and dry the distillers dried grains by-product via a direct gas-fired dryer. U.S. Energy Services has identified three possible natural gas providers that could supply gas to the Nebraska plant and is currently soliciting bids from suppliers and existing gas distribution utilities to build, operate, manage and maintain those natural gas services. We are currently constructing our own natural gas pipeline from a common carrier main pipeline for the Nebraska plant. The expected cost for this pipeline is $4.2 million. The price we will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and June 30, 2006, the price per MMBtu of natural gas based on NYMEX has ranged from a low of $1.83 to a high of $15.38. On November 29, 2006, the price of the NYMEX future contract for January delivery settled at $8.871 per MMBtu. Additionally, future weather-related events may also adversely impact the supply and/or price of natural gas.

Electricity

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska. This agreement will remain in effect for a term of five years from the initial billing period. The agreement will be renewed automatically thereafter on an annual basis unless 12 months’ written notice of termination is given by either party. Pursuant to this agreement, we agreed to purchase, and Perennial Public Power District agreed to supply, all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service. As a condition to Perennial Public Power District installing the required electric service facilities, we have agreed to pay actual construction costs to Perennial Public Power District that exceed $812,394. The amount that we must pay is currently estimated at approximately $1.2 million. Preliminary estimates on the delivered cost of electricity are from $0.037 to $0.0385 per kWh.

Water

The Nebraska plant will require approximately 1.1 million gallons per day, or approximately 775 gallons per minute, of water. We anticipate that we will have adequate water supply from the agricultural wells located on site. The site has two agricultural wells that are currently used for pivot irrigation purposes. These wells will have to be converted from agricultural to industrial uses prior to our use. Depending on water quality, we may have to drill one additional deeper well to mix water with the supply in place.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler, and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate the design of our Nebraska plant will incorporate a bio-methanator wastewater treatment process resulting in a zero discharge of plant process water. The bio-methanator system that we intend to use is designed and constructed by Phoenix Bio-Systems. The bio-methanator is a water recovery system that allows the plant to be a zero process water discharge facility. It is currently used in 38 plants in states such as Nebraska, Iowa, Minnesota, South Dakota, Wisconsin, Kansas and Illinois. The bio-methanator is a biological and anaerobic process that removes the organic acid from reclaimed water, which in turn comes from the evaporator condensate. Organic acid is a byproduct of yeast fermentation, and if the water was returned back to the cook process without its removal, it would reduce the effectiveness of the yeast’s ability to promote fermentation, which would lower our ethanol yield. The result of the biological processes produces biogas, or methane, which is used as fuel in the drying process. Although we have no knowledge of any failures of a bio-methanator, we have no assurance that it will perform as anticipated and any failures would cause a decrease in our ethanol yield.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. We have engaged ICM to coordinate and assist us with obtaining all environmental permits, and to advise us on general environmental compliance. Fagen is responsible for all necessary construction permits under our lump-sum design-build agreement for the Nebraska plant.

Of the permits described below, we obtained the preconstruction permit to construct an air contaminant source and the general construction stormwater discharge permit prior to starting construction on the Nebraska plant. The remaining permits will be required shortly before or shortly after operations begin. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to requirements imposed by the State of Nebraska, the United States Environmental Protection Agency, known as the EPA, could impose conditions or other restrictions in the permits that are detrimental to us. These changes could include a modification to the emissions limits in a permit or modifications of the testing protocols or methods that are part of the application or reporting process under a permit. The EPA or state agencies could take these actions at any time before, during or after the permitting process. The State of Nebraska and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the plant, because the State of Nebraska administers the applicable environmental programs. However, because many of the programs are based on federal statutes, the EPA could impose additional requirements in the permits. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Permits

We have already obtained our Permit to Construct an Air Contaminant Source from the Nebraska Department of Environmental Quality. Because of the activities and emissions at the plant, we will be expected to obtain an operating air permit for the facility emissions. Our preliminary estimates indicate these facilities will be considered minor sources of regulated air pollutants. There are a number of emission sources that are expected to require an operating permit. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers and baghouses. We expect to emit the regulated pollutants PM10, CO, NOx and VOCs from our plant. Our air construction permit is a minor source permit, and we anticipate that the plant will be considered a minor source with respect to air operating permits as well. Our minor source status allows us to avoid having to obtain Title V air permits, which are subject to more regulatory requirements than minor source permits. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The costs of compliance and documenting compliance under a Title V air permit is higher than under a minor source operating permit. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers than are currently planned.

Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permits)

We expect that we will use water to cool our closed circuit systems in the Nebraska plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. The exact details regarding the source of water and the amount of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site.

Although unknown at this time, the quality and quantity of the water source for the Nebraska plant and the specific requirements imposed by the Nebraska Department of Environmental Quality for discharge will materially affect the financial performance of the company. We expect to apply for a Nebraska Pretreatment Permit (NPP) for the discharge of the non-process wastewater. Depending on the final design of the plant and quality of the wastewater generated by the plant, we may also need to file for a permit to allow the discharge of wastewater from a manufacturing or commercial operation, either to a publicly owned treatment works or for land application or surface water discharge of process wastewater. If these permits are not granted, our Nebraska plant may not be allowed to operate.

Well Permit

We have received a Supplemental Well Permit for the plant allowing us to withdraw water from two existing wells. While we anticipate that the permitted amount of withdrawal will be sufficient for plant operations, a need for additional water in excess of a threshold amount will require us to submit another supplemental permit application and include a revised hydrologic evaluation. If we are unable to access sufficient water for our operations, this could cause restrictions on our operations and therefore negatively affect our business.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

We obtained a construction storm water discharge permit from the Nebraska Department of Environmental Quality known as General Permit NER 100000. In connection with this permit, we must have a storm water pollution prevention plan (SWPPP) in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted to, but need not be approved by, the Nebraska Department of Environmental Quality.

We must also file a separate application for a General Permit NER 000000 for industrial storm water discharges. The application for this permit for industrial storm water discharges must be filed 24 hours prior to the start of operations. We anticipate, but there can be no assurances, that we will be able to obtain a General Permit NER 000000 industrial storm water discharge permit.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a spill prevention control and countermeasure plan, known as an SPCC plan, for the plant in accordance with federal guidelines. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Bureau of Alcohol, Tobacco and Firearms Requirements

Because ethanol is made from potentially human-consumable alcohol, we must comply with applicable Bureau of Alcohol, Tobacco and Firearms regulations before we can begin operations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax. We expect to apply for these permits prior to commencement of operation of the plant.

Risk Management Plan

We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a risk management plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained for the plant. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding areas. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the risk management plan requirements. The risk management plan should be filed with the EPA prior to the time that a threshold amount of the regulated substance is in process.

Nebraska Plant Employees

Prior to completion of the construction of the Nebraska plant and commencement of operations, we intend to hire approximately 45 full-time employees for the Nebraska plant.

The following table represents some of the anticipated positions within the Nebraska plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full-Time Personnel
Plant Manager	1
Bookkeeper	1
Secretary	1
Commodity Specialist	2
Lab Manager	1
Lab Assistant	2
Utilities, Maintenance and Safety Manager	1
Licensed Boiler Operator	2
Welder	1
Electrician	1
Electrician Technician	1
Maintenance Worker	4
Production Team Leaders	6
Team Production I	6
Team Production II	6
Rail Attendant	2
Truck Attendant	4
Grain Sampling & Records	1
Entry Level Floater	2
TOTAL	45

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

Endangered Species

Nebraska’s Nongame and Endangered Species Conservation Act requires that the Nebraska Department of Natural Resources review a proposed site to determine if it will have a negative impact on endangered species. It is possible that this review will result in requirements being imposed in order to reduce or eliminate the impact on an endangered or threatened species. It is possible that such requirements might increase costs and reduce our profitability and the value of your investment.

Archeological and Historical Sites

The State Historic Preservation Office of the Nebraska State Historical Society has reviewed the site plan and proposed use of the site to determine if it will negatively impact any archeological or historical site. We do not anticipate additional requirements being imposed in order to reduce or eliminate the impact on an archaeological or historical site. It is possible that such requirements, if imposed in the future, might increase costs and reduce our profitability and the value of your investment.

SOUTH DAKOTA PLANTS

Location of Plants

Heartland Grain Fuels operates ethanol plants in Aberdeen and Huron, South Dakota. Aberdeen is located in northeast South Dakota in the James River Valley. The Aberdeen plant is situated on a main line railroad operated by the BNSF Railroad and is adjacent to U.S. Highways 12 and 281. The present plant produces nine million gallons of ethanol per year, and a 40 million gallon per year expansion is being built adjacent to the existing ethanol plant.

Huron is located in east central South Dakota in the James River Valley. The Huron plant has recently been expanded to produce 30 million gallons of ethanol per year. The Huron plant is served by the Dakota Minnesota & Eastern Railroad and is accessible by the BNSF Railroad. It is located near the intersection of U.S. Highway 14 and State Highway 37.

Ethanol Marketing

Heartland Grain Fuels sells the ethanol it produces to Aventine pursuant to an Ethanol Marketing Agreement. Under the terms of the agreement, Aventine is required to purchase all of the ethanol produced at Heartland Grain Fuels’ Aberdeen and Huron plants at a price per gallon determined through a pooling of Heartland Grain Fuels’ and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price. The term of the Ethanol Marketing Agreement will expire on November 30, 2008. After such term, the agreement automatically renews for successive one-year terms unless terminated by either party upon one year’s prior written notice. Heartland Grain Fuels distributes ethanol (FOB Heartland Grain Fuels’ plants) via truck and rail, as determined by Aventine. Heartland Grain Fuels would have to find alternative methods of selling its ethanol if Aventine is unable to fulfill its obligations under the Ethanol Marketing Agreement.

Distillers Grains and Carbon Dioxide

Heartland Grain Fuels’ facilities utilize the latest production technology to produce high quality, or “golden,” dried distillers grains with solubles (DDGS), which commands a premium over products from older plants. Golden DDGS has a higher quantity of nutrients and is more easily digested than other products. Heartland Grain Fuels currently sells more wet distillers grain with solubles (WDGS) than DDGS because the local market near the Aberdeen and Huron plants is able to purchase the WDGS that Heartland Grain Fuels produces. However, upon completion of the Aberdeen plant expansion and the resulting increase in the production of co-products, Heartland Grain Fuels will have to increase the production of DDGS, as the increased production of WDGS is anticipated to exceed local market demand.

Heartland Grain Fuels is a party to a by-product marketing agreement with Dakotaland Feeds, LLC, whereby Dakotaland Feeds will market locally the sale of ethanol co-products produced at Heartland Grain Fuels’ plants to third parties for an agreed-upon commission. Heartland Grain Fuels distributes its ethanol co-products (FOB Heartland Grain Fuels’ plants) via truck. Heartland Grain Fuels would have to find alternative methods of selling its ethanol co-products if Dakotaland Feeds is unable to fulfill its obligations under the by-product marketing agreement.

The South Dakota plants are expected to produce an aggregate of approximately 340 tons per day of raw carbon dioxide as another co-product of the ethanol production process. At this time, Heartland Grain Fuels does not capture and market carbon dioxide gas.

Corn Feedstock Supply

Based on current production capacity, we anticipate that the Aberdeen and Huron plants will need approximately 3.3 million and 11.1 million bushels of corn per year, respectively, for the production of ethanol. Heartland Grain Fuels will need an additional 14.8 million bushels of corn per year upon completion of the Aberdeen plant expansion.

The chart below shows corn production in the counties surrounding the Aberdeen and Huron plants in 2001 through 2005.

County	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)	2001 Corn Production (bushels)
Beadle, SD	17,200,000	20,616,000	8,111,000	5,350,000	10,530,000
Brown, SD	34,395,000	34,932,000	29,581,000	26,745,000	19,962,000
Clark, SD	11,941,000	12,006,000	9,031,000	6,676,000	7,302,000
Day, SD	8,953,000	8,794,000	6,791,000	7,011,000	4,959,000
Edmunds, SD	12,414,000	12,430,000	6,296,000	6,296,000	7,500,000
Faulk, SD	6,100,000	7,407,000	4,604,000	4,343,000	4,079,000
Hand, SD	8,319,000	9,549,000	3,750,000	2,024,000	6,946,000
Jerauld, SD	2,897,000	4,051,000	2,738,000	910,000	3,042,000
Kingsbury, SD	12,932,000	15,515,000	14,034,000	7,935,000	10,775,000
Marshall, SD	9,295,000	10,345,000	9,377,000	9,086,000	7,440,000
McPherson, SD	3,283,000	2,200,000	2,267,000	1,204,000	1,616,000
Sanborn, SD	4,980,000	8,575,000	7,230,000	3,458,000	2,827,000
Spink, SD	23,043,000	26,979,000	19,202,000	12,403,000	17,568,000
Dickey, ND	13,515,000	14,446,000	11,170,000	9,970,000	7,782,700
Total	169,267,000	187,845,000	134,182,000	93,441,000	112,328,700

Source: USDA, NASS

On November 8, 2006, Heartland Grain Fuels entered into a Grain Origination Agreement with SDWG, which owns the grain elevators adjacent to the Aberdeen and Huron plants. Based on the current design of the South Dakota plants, all corn utilized by the South Dakota plants must pass through SDWG’s grain elevators before it can be delivered to the plants. Pursuant to the Grain Origination Agreement, SDWG has agreed to supply corn to the plants subject to Heartland Grain Fuels’ projected use of corn. Heartland Grain Fuels may also, subject to certain restrictions, purchase corn from third parties for delivery to the plants through SDWG’s grain elevators. SDWG buys substantially all of its corn from its producer members in the area surrounding the plants, none of which individually account for a material amount of the corn purchased by SDWG for use at the plants. SDWG is a cooperative that handles approximately 65 million bushels of corn per year from its producer members.

The following chart shows the ten-year average corn price in the counties surrounding the Aberdeen and Huron plants:

County	10-Year Average Corn Price ($/Bu.)
Beadle, SD	$2.12
Brown, SD	$2.10
Clark, SD	$2.10
Day, SD	$2.10
Edmunds, SD	$2.11
Faulk, SD	$2.12
Hand, SD	$2.12
Jerauld, SD	$2.13
Kingsbury, SD	$2.10
Marshall, SD	$2.08
McPherson, SD	$2.10
Sanborn, SD	$2.11
Spink, SD	$2.10
Dickey, ND	$2.08
Total / Avg.	$2.11

Grain prices are primarily dependent on world supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Historically, because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Therefore, Heartland Grain Fuels anticipates that its plants’ profitability will be negatively impacted during periods of high corn prices.

Although the area surrounding the plants produces a significant amount of corn and Heartland Grain Fuels does not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there is an extended drought or other production problems. There are six other ethanol plants producing 380 million gallons per year annually that will depend on some of the corn from these counties to service their processing demands.

Utilities

Natural Gas

Northwestern Energy currently supplies Heartland Grain Fuels with all of its natural gas requirements for the Aberdeen and Huron plants. As part of the Aberdeen expansion, Heartland Grain Fuels is building a new natural gas pipeline that it will own and operate. The new pipeline will originate at the Northern Border transmission line and be approximately three miles in length. Total cost for the tap and pipeline is expected to be less than $3 million. The existing and expanded plant in Aberdeen will utilize this new pipeline for its natural gas needs. There are no marketing agreements for natural gas at the Aberdeen facility.

Northwestern Energy will continue to supply natural gas to the Huron plant. There are no specific supply or marketing agreements in existence for the Huron plant; rather, natural gas is purchased on a month-to-month basis.

The price Heartland Grain Fuels will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Heartland Grain Fuels has entered into an agreement with Golden Plains Energy Group, LLC to assist with the gas management of its South Dakota plants. Natural gas prices and availability are affected by weather conditions and overall economic conditions.

Electricity

The Aberdeen plant has been and will continue to be serviced by Northwestern Energy. Northwestern will be providing the added power for the Aberdeen expansion without any additional capital investments by Heartland Grain Fuels.

Heartland Grain Fuels entered into an electric supply agreement with Dakota Energy Cooperative on October 21, 1998 to provide electrical services for the Huron plant. That agreement remains in effect for the Huron plant.

Water

Heartland Grain Fuels has entered into an agreement to obtain its water for the Aberdeen plant from Web Water Development. Under this agreement Web will provide all the process and cooling water for the existing and expanded Aberdeen operation. After the Aberdeen plant expansion, the facility will utilize up to 500,000 gallons of water per day and will utilize on average 400,000 gallons per day.

The Huron plant obtains its water from the City of Huron. The Huron plant utilizes up to 300,000 gallons of water per day.

Both South Dakota plants have or will have a bio-methanator wastewater treatment process resulting in a zero discharge of plant process water. The bio-methanator system that Heartland Grain Fuels intends to use is designed and constructed by Phoenix Bio-Systems, similar to the bio-methanator system Advanced BioEnergy intends to use at its Nebraska facility.

Environmental

Heartland Grain Fuels is subject to federal, state and local environmental laws and regulations, including certain licensing and permitting requirements. The Clean Air Act, relating to the discharge of materials into the air, contains some of the most extensive laws and regulations applicable to the ethanol industry. Heartland Grain Fuels is also subject to compliance with other laws concerning the discharge of materials into the water and ground; the generation, storage, handling, use, transportation and disposal of hazardous materials; and the health and safety of its employees. A violation of these laws and regulations could result in substantial fines, natural resource damage, criminal sanctions, permit or license revocations and/or facility shutdowns. To ensure it remains in compliance with these laws and regulations, Heartland Grain Fuels has implemented programs, procedures, training, and installed pollution control equipment. Operational changes that are necessary to comply with these laws and regulations may not represent optimal production operation. Heartland Grain Fuels does not anticipate a material adverse effect on its business or financial condition as a result of its efforts to comply with these requirements.

There is a risk of liability for the investigation and cleanup of environmental contamination at the Aberdeen and Huron plants. Disposal of hazardous substances at off-site locations are arranged with maximum diligence to ensure proper disposal and minimize risks of future liabilities. However, changing laws and regulations could subject disposal sites to undergo investigation and/or remediation by regulatory agencies, making Heartland Grain

Fuels responsible under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, or other future environmental laws for all or part of the costs of investigation and/or remediation and for damage to natural resources. Heartland Grain Fuels may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from its plants. Some of these matters may require Heartland Grain Fuels to expend significant amounts for investigation and/or cleanup or other costs. At this time, Heartland Grain Fuels does not have nor does it anticipate any environmental liabilities relating to contamination at or from its facilities or at off-site locations where it has transported or arranged for the disposal of hazardous substances.

As the ethanol industry expands, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require Heartland Grain Fuels to make significant expenditures. Expanding interest in environmental conservation and resource management could result in increased expenditures for environmental controls at the Aberdeen and Huron plants.

Producing and transporting products from the Aberdeen and Huron plants poses potential hazards and risks. Included in these risks is the potential for fires, releases due to natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures, personal injury claims, damage to property and third party claims. To mitigate large claims, Heartland Grain Fuels maintains insurance coverage against some, but not all, potential losses, including physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. To the best of its knowledge, Heartland Grain Fuels’ insurance coverage is adequate and customary for the ethanol industry. However, losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. Heartland Grain Fuels does not currently have pending material claims for damages or liability to third parties relating to the hazards or risks of its business.

Other parties operating ethanol plants face similar challenges of managing environmental risks and potential hazards, and are subject to many of the same laws and regulations. For this reason, Heartland Grain Fuels does not foresee any future laws or regulations that would negatively affect its competitive position in the ethanol industry.

Heartland Grain Fuels Employees

Heartland Grain Fuels has 41 full-time employees and 1 part-time employee as of December 1, 2006.

PLANTS UNDER DEVELOPMENT

Indiana Plant

On June 15, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels. At the time of the acquisition, Indiana Renewable Fuels had signed a letter of intent with Fagen to build the Indiana plant. We acquired Indiana Renewable Fuels to secure their land options and letter of intent to build the Indiana plant, as we believe that due to the demand for experienced builders of ethanol plants, it would be difficult to find a builder to construct a plant for us in central Indiana on the same time frame and at the same price as the terms set forth in the letter of intent between Indiana Renewable Fuels and Fagen. Subsequent to our acquisition of Indiana Renewable Fuels, we orally agreed with Fagen that it will build the Minnesota plant on the same time frame and terms as those set forth in its letter of intent with Indiana Renewable Fuels for the Indiana plant, and we have entered into a letter of intent with ICM, to build the Indiana plant.

We are in the process of evaluating sites for the proposed 100 million gallons per year Indiana plant. We expect to build the Indiana plant on a site in north central Indiana near Rochester in Fulton County or near Argos in Marshall County, both of which we believe have all the necessary infrastructure and available utilities to qualify as approved sites. We have options to purchase land in both counties for construction of the plant. We intend to use methane gas from the nearby landfill operated by Allied Waste Industries to power the Indiana plant; however, we have not yet obtained any agreement with Allied Waste Industries for supply of methane, and can not be assured that we can ever obtain such an agreement. We have entered into an energy management and agency agreement with U.S. Energy Services, Inc. to manage our energy supplies. U.S. Energy has evaluated the electrical service area and is making contact with area electricity providers. U.S. Energy is preparing requests for proposals (RFPs) to be sent to several suppliers for natural gas service to these sites. These sites would be serviced by the Norfolk Southern Railroad. We have retained the services of Weaver Booz Consultants to assist with the development of this project. To date we have completed topographical surveys, preliminary site design and sub surface review of soil conditions.

We expect to begin construction of the plant in the fall of 2007, assuming the successful completion of our proposed registered securities offering.

The chart below shows corn production in the counties surrounding the possible sites for the proposed Indiana plant in 2001 through 2005.

County	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)	2001 Corn Production (bushels)
Cass, IN	17,341,100	17,284,600	13,041,100	12,637,300	15,214,800
Fulton, IN	14,124,900	13,704,800	12,361,500	10,110,800	12,330,700
Kosciusko, IN	14,869,700	15,203,600	15,051,900	11,001,700	14,570,400
Marshall, IN	13,401,000	13,650,200	12,915,500	11,262,900	13,537,100
Miami, IN	11,071,700	11,543,700	10,157,200	7,788,100	11,334,800
Pulaski, IN	15,315,300	16,628,500	12,314,700	14,320,500	15,709,200
Starke, IN	8,247,800	9,055,200	6,951,600	6,698,700	7,399,500
Wabash, IN	11,947,900	11,922,400	10,487,600	6,983,500	11,380,400
Total	106,319,400	108,993,000	93,281,100	80,803,500	101,476,900

Source: USDA, NASS

The Indiana plant will consume approximately 36 million bushels of corn annually. Much of this corn will be originated locally from area producers and commercial elevators by truck. It is expected that up to 30% of the plants’ needs will be rail originated corn. Other area ethanol plants will also be originating a portion of their corn needs from the same origination area. Indiana’s corn production for 2006 is forecasted at 893.5 million bushels in Indiana. According to the Indiana Agricultural Statistics Service, Indiana corn yields are expected to reach a record high of 167 bushels per acre. Some growers expect that up to 80% of Indiana’s row-crop acreage could be planted regularly with two or more years of continuous corn, compared with almost no continuous corn acreage now.

The following chart shows the ten year average corn price in the counties surrounding the possible sites for the proposed Indiana plant:

County	10-Year Average Corn Price ($/Bu.)
Cass, IN	$2.40
Fulton, IN	$2.38
Kosciusko, IN	$2.36
Marshall, IN	$2.42
Miami, IN	$2.36
Pulaski, IN	$2.42
Starke, IN	$2.37
Wabash, IN	$2.34
Total / Avg.	$2.39

Minnesota Plant

We are in the process of evaluating sites for the proposed 100 million gallons per year Minnesota plant. We expect to build our Minnesota plant on a site near Northfield, Minnesota in Rice County. We have options to purchase land in Rice County, Minnesota for construction of the plant. The proposed site provides direct access to the Union Pacific main line, DME and Progressive railways. We have submitted plans for preliminary site and rail design to the various railroads for approval. Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code.

U.S. Energy has started utility research for this facility. To date, it has received two proposals for electrical service for this site. RFPs have been sent to Northern Natural Gas Pipeline Company and to two local natural gas utility companies. We have entered into an agreement with Summit Envirosolutions to complete the phase 1 environmental assessment and to do the hydrology study for this site. We have had test production wells drilled on this site and will be completing the required testing to assure adequate water supply. We have also engaged

Westwood Professional Services to assist with site development. Westwood has completed the ALTA survey, wetland delineation and archeological review and has started collecting data for the environmental assessment worksheet. ICM has started data collection at this site for various construction and operating permits.

The chart below shows corn production in several Minnesota counties in 2001 through 2005.

County	2005 Corn Production (bushels)	2004 Corn Production (bushels)	2003 Corn Production (bushels)	2002 Corn Production (bushels)	2001 Corn Production (bushels)
Carver, MN	10,037,700	9,362,400	8,047,500	9,257,500	6,746,500
Dakota, MN	15,294,600	15,955,800	12,644,000	14,464,800	9,419,200
Goodhue, MN	23,548,800	23,656,200	19,592,000	20,925,100	16,515,500
Hennepin, MN	2,074,800	2,355,600	1,634,800	2,249,600	1,767,300
Le Sueur, MN	15,200,000	15,961,600	13,746,000	13,753,200	10,988,000
Rice, MN	12,179,200	12,937,000	11,330,500	12,952,500	10,071,000
Scott, MN	5,623,500	6,256,000	5,600,700	6,275,500	4,271,400
Total	83,958,600	86,484,600	72,595,500	79,878,200	59,778,900

Source: USDA, NASS

We anticipate this facility will need approximately 36 million bushels of corn per year. We expect the majority of the corn will be obtained from local markets by truck. Currently, the corn in this area is sold primarily to livestock producers and exported via barge. Area river terminals at Red Wing and Savage, Minnesota receive most of the barge-shipped grain.

The following chart shows the ten-year average corn price in the counties surrounding the possible sites for the proposed Minnesota plant:

County	10-Year Average Corn Price ($/Bu.)
Carver, MN	$2.18
Dakota, MN	$2.18
Goodhue, MN	$2.18
Hennepin, MN	$2.18
Le Sueur, MN	$2.17
Rice, MN	$2.17
Scott, MN	$2.18
Total / Avg.	$2.18

EMPLOYEES

Prior to completion of the construction of the Nebraska plant and commencement of operations at that plant, we intend to hire approximately 45 full-time employees for the Nebraska plant. As of December 1, 2006, we have nine full-time employees, and Heartland Grain Fuels has 41 full-time employees and 1 part-time employee. None of these employees are covered by a collective bargaining agreement.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our projects. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

STRATEGIC PARTNERS

Fagen, Inc.

Fagen, Inc. was co-founded by Roland “Ron” Fagen, its chief executive officer and president, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen has more than 25 years’ experience in the ethanol industry. Fagen employed over 1,000 construction workers in 2005 and employs approximately 120 personnel at its headquarters and two regional offices. Fagen designs and constructs ethanol plants around the country. Fagen’s other construction commitments could cause it to run out of sufficient resources to timely construct our plants. This could result in construction delays if Fagen is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into the construction of an operationally efficient facility is very important. Fagen Energy, Inc., an affiliate of Fagen, Inc., currently owns 400,000 units of ABE.

Design-Build Agreement with Fagen, Inc. for Construction of the Nebraska Plant

On March 16, 2006, we entered into a lump-sum design-build agreement with Fagen, Inc. to design and construct a 100 million gallons per year dry mill ethanol production facility on our site near Fairmont, Nebraska. Under the terms of this agreement, we will pay Fagen $98.0 million (not including approximately $2 million allowance for change orders), subject to any mutually agreed-upon adjustments and subject to a credit for the amount we previously paid to Fagen Engineering, LLC for engineering services. Under the terms of the agreement, Fagen has guaranteed that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol.

Phase I and Phase II Engineering Services Agreement for Nebraska Plant with Fagen Engineering, LLC

We have executed a phase I and phase II engineering services agreement with Fagen Engineering, LLC, an affiliate of our design-builder Fagen, Inc., for the performance of certain engineering and design work. Fagen Engineering performs the engineering services for projects constructed by Fagen. The engineering and design services fees are credited against the total design-build costs.

Oral Agreement with Fagen, Inc. for Construction of the Minnesota Plant

We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of our proposed Minnesota ethanol plant. No definitive agreement has been executed, and it is possible that the parties will not agree to terms and will not execute a design-build agreement.

ICM, Inc.

ICM is a full-service engineering and manufacturing firm based in Colwich, Kansas and founded in 1995 by president and chief executive officer, Dave Vander Griend. We expect that ICM will serve as the design-build contractor for the Indiana plant. Based upon discussions with Fagen and ICM and provisions found in our lump-sum design-build agreement with Fagen for the Nebraska Plant, we expect that ICM will serve as the principal subcontractor for the Nebraska plant and provide the process engineering operations for Fagen. Based on discussions with Fagen and ICM, we currently anticipate that ICM will serve as the principal subcontractor for the Minnesota plant and provide the process engineering operations for Fagen; however, we have reached no definitive agreements with ICM for these services. We have also entered into binding agreements with ICM to provide certain environmental consulting services on a time and material basis for all three plants.

ICM has been involved in the research, design and construction of ethanol plants for many years. ICM employs approximately 500 employees, including 75 engineers working in the areas of project management, electrical and process engineering; 90 craftsmen, welders and painters, 95 full-time field employees, and a staff of scientists and technicians in its research and development laboratories. To date, ICM has been involved in the design and/or construction of 82 ethanol plants in the United States; those plants are located in 17 different states. At present there are an additional 41 ICM-designed plants under construction; 32 are being constructed by Fagen, Inc., and 9 by ICM, Inc. There are approximately an additional 50 plants presently under design at Fagen and ICM that will utilize ICM process engineering and technology.

Design-Build Agreement with ICM for Construction of the Aberdeen Plant Expansion

Effective July 14, 2006, Heartland Grain Fuels entered into a design-build agreement with ICM to establish a 40 million gallons per year dry mill corn processing ethanol production facility adjacent to the current Aberdeen plant. Under the terms of the agreement, ICM guarantees that the plant will meet certain performance criteria during a seven-day performance test that indicate the plant is capable of producing annually a certain amount of ethanol and distillers grains if operated in accordance with ICM’s instructions. Heartland Grain Fuels expects that the plant will be finished in the first calendar quarter of 2008. We currently anticipate the construction costs for the project, including start-up costs and working capital, will be $78.0 million, subject to any mutually agreed-upon adjustments.

Letter of Intent with ICM for Construction of the Indiana Plant

We have entered into a letter of intent with ICM, Inc. for the design and construction of our Indiana ethanol plant. We expect to enter into a definitive design-build agreement with ICM, Inc. that will set forth in detail the design and construction services provided by ICM. Construction of the project is expected to take 16 months. We anticipate completion of plant construction during the first calendar quarter of 2009.

CONSTRUCTION AND TIMETABLE FOR COMPLETION OF THE PLANTS

We estimate that the Nebraska plant will be operational in September 2007. We estimate that the Indiana plant will be operational in the first calendar quarter of 2009. We expect the Aberdeen plant expansion to be completed in the first calendar quarter of 2008. We expect to begin construction of the proposed Minnesota plant no sooner than the fall of 2007.

Plant	Start Date (Construction)	Completion Date
Nebraska	May 2006	September 2007
Aberdeen Plant Expansion	December 2006	First calendar quarter of 2008
Indiana	Fall of 2007	First calendar quarter of 2009
Minnesota	No sooner than fall of 2007	16 to 20 months from start date

HAZARDOUS CONDITIONS

There can be no assurance that we will not encounter hazardous conditions at a plant site. We are relying on Fagen to determine the adequacy of the Nebraska site for construction of the ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. Fagen will not be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, Fagen will suspend work in the affected area. If we receive notice of a hazardous condition, we must correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen will be entitled to an adjustment in price if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

NUISANCE

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plants. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plants. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us and our operations, cash flows and financial performance.

We are not currently involved in any litigation involving nuisance or any other claims.

FACILITIES

The table below provides a summary of our ethanol plants in operation, under construction and in development as well as projects that we are currently evaluating as of December 1, 2006:

Location	Status	Ethanol Production Capacity	Estimated Distillers Grains Production	Production Process	Primary Energy Source	Builder
		(million gallons per year)
Nebraska	Under construction(1)	100	321,000	Dry-Mill	Natural Gas	Fagen
Aberdeen, SD	In operation(2)	9	68,500 tons	Dry-Mill	Natural Gas	Broin
Huron, SD	In operation(2)	30	209,500 tons	Dry-Mill	Natural Gas	ICM
Aberdeen, SD	Under construction(3)	40	130,000 tons	Dry-Mill	Natural Gas	ICM
Indiana	In development(4)	100	321,000	Dry-Mill	Natural Gas/ Methane	ICM
Minnesota	In development(5)	100	321,000	Dry-Mill	Natural Gas	Fagen

(1)             We commenced site preparation activities in December 2005. We expect the plant to have construction completed in September 2007. We believe that this facility is adequately covered by insurance.

(2)             We currently have a 53% limited partnership interest in Heartland Grain Fuels, which owns the Aberdeen and Huron plants; we own 51% of the common shares of Dakota Fuels , the general partner of Heartland Grain Fuels. We have an agreement to purchase the remaining interests in Heartland Grain Fuels and common shares of Dakota Fuels with Heartland Producers, subject to certain conditions, including the approval of the members of Heartland Producers. We believe that these facilities are adequately covered by insurance.

(3)             Heartland Grain Fuels began construction of this expansion facility in December of 2006. Heartland Grain Fuels expects the plant to be completed and in substantial operation during the first calendar quarter of 2008. We believe that this facility is adequately covered by insurance.

(4)             Depending on our success in our proposed registered securities offering, we expect to begin site preparation activities in the spring of 2007, and to complete construction in the first calendar quarter of 2009.

(5)             We intend to commence construction on this facility in the fall of 2007 and have construction completed in 16 to 20 months.

Plant Site Selection

We intend to utilize our experience and the skills of our strategic partners to continue the development of our existing plants, identify new sites and develop additional plants in the future. Our site location criteria include many factors. First among these are corn, water and energy supplies as inputs and ethanol and distillers grains markets for our outputs.

We utilize in-house expertise as well as industry-leading consultation services to analyze the feasibility of obtaining corn as feedstock for each potential site and weigh that knowledge with a similar analysis of logistical advantages and disadvantages in moving ethanol to both existing and projected new markets. We begin consultation with relevant rail carriers early in the process for corn supply, ethanol and distillers grains transportation and begin equally early our consultation with local corn farmers and cooperatives for feedstock supply.

We contract with industry leaders for assistance in analysis of water and natural gas for production processes. At the same time, we work with local electricity suppliers to secure a plant’s electrical power. All of our plants that are either operating or under construction are designed, engineered and constructed by Fagen or ICM in either case using ICM process technology.

Nebraska Plant

In October 2005, we exercised two options and purchased land near the city of Fairmont, Nebraska, on which we will construct our Nebraska plant. We expect to complete construction of this 100 million gallons per year ethanol production facility on this site in September of 2007. As of December 1, 2006, the basic site work at the Nebraska plant was substantially completed. The railroad grading is nearly complete, roads have been graded, driers have been placed, the drainage system is nearly complete and a test water well has been completed. The site is accessible for construction operations and material deliveries. This property is owned by ABE Fairmont, LLC, our wholly owned subsidiary, and is subject to a mortgage in favor of CoBank, ACB.

We selected our primary Nebraska plant site because of the site’s location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the main line of the Burlington Northern Santa Fe Railroad. In addition, the site is also in close proximity to the intersection of U.S. Highways 6 and 81. The Nebraska plant is also located in close proximity to several central Nebraska feedlots, which provides us with an opportunity to sell a greater portion of our distillers grains production in modified wet form, thus reducing our energy costs.

Capacity

Upon completion of the Nebraska plant, it will have a production capacity of 100 million gallons per year of ethanol and approximately 321,000 tons of dried distillers grains per year. We anticipate that our Nebraska plant will need approximately 36 million bushels of grain per year for our dry milling process, which represents approximately 18% of the 201 million bushels produced in the nine-county area surrounding the location of our Nebraska plant in 2005. We expect the corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area around Fairmont, Nebraska has been fed locally to livestock or exported for feeding or processing.

Transportation

The Nebraska plant is expected to have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. In terms of freight rates, rail is currently considerably more cost effective than truck transportation to the more distant markets. The BNSF Railroad will provide rail service to the Nebraska site. The BNSF Railroad has developed unit train rates that allow lower rail freight rates. On May 5, 2006, we entered into a track material purchase agreement with The Tie Yard of Omaha to purchase relay rail, joint bards, tie plates, cross ties and reconditioned turnouts. On May 5, 2006, we entered into a real estate purchase agreement with Fillmore Western Railway Company for the purchase of certain property for railroad right of way and track material, as well as an easement to use their right of way for the purpose of underground pipeline and other utilities. The Nebraska plant will have the proper trackage to allow it to load larger unit trains and receive lower freight rates.

Energy Agreements

On November 20, 2006, we entered into an energy management agreement and an agency authorization agreement with U.S. Energy Services, Inc. to manage our energy supplies for our Nebraska plant. As a part of this agreement, U.S. Energy Services has agreed to solicit bids and negotiate, execute and administer energy supply contracts, interstate transportation contracts and local distribution company transportation contracts on our behalf. We have entered into an agreement for electric service to the Nebraska plant and plan to enter into an agreement with a local gas utility to provide our needed energy. There can be no assurance that those utilities will be able to reliably supply the gas and electricity that we need.

The Nebraska plant will require approximately 3.2 billion cubic feet of natural gas per year. The plant will produce process steam from its own boiler systems and dry the distillers dried grains co-product via a direct gas-fired dryer. U.S. Energy Services has identified three possible natural gas providers that could supply gas to the Nebraska plant and is currently soliciting bids from suppliers and existing gas distribution utilities to build, operate, manage and maintain those natural gas services. We are currently constructing our own natural gas pipeline from a common carrier main pipeline for the Nebraska plant. The expected cost for this pipeline is $4.2 million. The price we will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and June 30, 2006, the price per MMBtu of natural gas based on NYMEX has ranged from a low of $1.83 to a high of $15.38. On November 29, 2006, the price of the NYMEX future contract for January delivery settled at $8.871 per MMBtu. Additionally, future weather-related events may also adversely impact the supply and/or price of natural gas.

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska. This agreement will remain in effect for a term of five years from the initial billing period. The agreement will be renewed automatically thereafter on an annual basis unless 12 months’ written notice of termination is given by either party. Pursuant to this agreement, we agreed to purchase, and Perennial Public Power District agreed to supply, all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service. As a condition to Perennial Public Power District installing the required electric service facilities, we have agreed to pay actual construction costs to Perennial Public Power District that exceed $812,394. The amount that we must pay is currently estimated at approximately $1.2 million. Preliminary estimates on the delivered cost of electricity are from $0.037 to $0.0385 per kWh.

Employees and Operations

We expect to employ approximately 45 individuals at the Nebraska plant.

Financing

In May 2006, we raised $59.4 million net of offering expenses through the sale of units. Effective February 17, 2006, we entered into various loan agreements with Farm Credit Services of America, FLCA, known as Farm Credit, establishing a senior credit facility with Farm Credit for the construction of the Nebraska plant. To date, we believe we have secured sufficient debt and equity financing to complete the Nebraska plant.

Aberdeen Plant

In November 2006, we acquired a non-controlling interest in Heartland Grain Fuels, which owns and operates a 9 million gallon per year ethanol production facility in Aberdeen, South Dakota and a 30 million gallons per year ethanol production facility in Huron, South Dakota. In December 2006, construction began on a plant adjacent to the existing production facility in Aberdeen that will produce an additional 40 million gallons per year of ethanol. We anticipate that construction will be complete on that expansion facility during the first calendar quarter of 2008. Heartland Grain Fuels leases the Aberdeen property from SDWG pursuant to a 99-year lease agreement, set to expire in 2090. Heartland Grain Fuels’ interest is subject to a mortgage in favor of CoBank, ACB.

Capacity

Heartland Grain Fuels’ existing Aberdeen plant has production capacity of 9 million gallons per year of ethanol, and 65,000 tons of wet distillers grains and 3,500 tons of dry distillers grains per year. This facility currently processes 3.3 million bushes of corn per year. After the expansion, we expect that this facility will process approximately 18.1 million bushels of corn per year, which represents approximately 10% of the approximately 169 million bushels of corn grown in the counties surrounding the Aberdeen and Huron plants in 2005. Currently, our needs represent approximately 2% of the approximately 169 million bushels of corn grown in the counties surrounding the Aberdeen and Huron plants as of 2005.

Transportation

Heartland Grain Fuels distributes ethanol from its Aberdeen plant (FOB Aberdeen plant) via truck and rail, as determined by Aventine, pursuant to an ethanol marketing agreement. Heartland Grain Fuels would have to find alternative methods of selling its ethanol if Aventine is unable to fulfill its obligations under the ethanol marketing agreement.

Energy Agreements

Northwestern Energy currently supplies Heartland Grain Fuels with all of its natural gas requirements for the Aberdeen plant. As part of the Aberdeen expansion, Heartland Grain Fuels is building a new natural gas pipeline that it will own and operate. The new pipeline will originate at the Northern Border transmission line and be approximately three miles in length. Total cost for the tap and pipeline is expected to be less than $3 million. The existing and expanded plant in Aberdeen will utilize this new pipeline for its natural gas needs. There are no marketing agreements for natural gas at the Aberdeen facility.

The price Heartland Grain Fuels will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Heartland Grain Fuels has entered into an agreement with Golden Plains Energy Group, LLC to assist with the gas management of the Aberdeen plant. Natural gas prices and availability are affected by weather conditions and overall economic conditions.

The Aberdeen plant has been and will continue to be serviced by Northwestern Energy. Northwestern will be providing the added power for the Aberdeen expansion without any additional capital investments by Heartland Grain Fuels.

Employees and Operations

Heartland Grain Fuels currently employ 23 full-time individuals at the Aberdeen facility.

Financing

We acquired Heartland Grain Fuels through a payment of cash and our agreement to acquire Heartland Grain Fuels subject to its existing debt. In connection with the transaction and with our consent, Heartland Grain Fuels and Dakota Fuels, Heartland Grain Fuels’ general partner, amended various loan agreements to permit Heartland Grain Fuels to borrow up to $6.75 million and $35.25 million under the revolving term loan supplements and multiple advance term loan supplements, respectively. Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations, borrowings under its existing loan agreements and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity will be sufficient to meet the cash requirements of its operating and investing activities through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Huron Plant

In November 2006, we acquired a non-controlling interest in Heartland Grain Fuels, which owns and operates a 9 million gallons per year ethanol production facility in Aberdeen, South Dakota and a 30 million gallons per year ethanol production facility in Huron, South Dakota. In December 2006, construction began on an plant adjacent to the existing production facility in Aberdeen that will produce an additional 40 million gallons per year of ethanol. We anticipate that construction will be complete on that expansion facility during the first calendar quarter of 2008. Heartland Grain Fuels leases the Aberdeen property from SDWG pursuant to a 99-year lease agreement, set to expire in 2097. Heartland Grain Fuels’ interest is subject to a mortgage in favor of CoBank, ACB.

Capacity

Heartland Grain Fuels existing Huron plant has production capacity of 30 million gallons per year of ethanol and 183,000 tons of wet distillers grains and 26,500 tons of dry distillers grains per year. This facility processes approximately 11.1 million bushels of corn per year, which represents approximately 6.5% of the approximately 169 million bushels of corn grown in the counties surrounding the Aberdeen and Huron plants in 2005.

Transportation

Heartland Grain Fuels distributes ethanol from its Huron plant (FOB Huron plant) via truck and rail, as determined by Aventine, pursuant to an ethanol marketing agreement. Heartland Grain Fuels would have to find alternative methods of selling its ethanol if Aventine is unable to fulfill its obligations under the ethanol marketing agreement.

Energy Agreements

Northwestern Energy currently supplies Heartland Grain Fuels with all of its natural gas requirements for the Huron plant. There are no specific supply or marketing agreements in existence for the Huron plant; rather, natural gas is purchased on a month-to-month basis.

The price Heartland Grain Fuels will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Heartland Grain Fuels has entered into an agreement with Golden Plains Energy Group, LLC to assist with the gas management of the Huron plant. Natural gas prices and availability are affected by weather conditions and overall economic conditions.

Heartland Grain Fuels entered into an electric supply agreement with Dakota Energy Cooperative on October 21, 1998 to provide electrical services for the Huron plant. That agreement remains in effect for the Huron plant.

Employees and Operations

We currently employ 20 full-time individuals at the Huron plant.

Financing

We acquired Heartland Grain Fuels through a payment of cash and our agreement to acquire Heartland Grain Fuels subject to its existing debt. In connection with the transaction and with our consent, Heartland Grain Fuels and Dakota Fuels, Heartland Grain Fuels’ general partner, amended various loan agreements to permit Heartland Grain Fuels to borrow up to $6.75 million and $35.25 million under the revolving term loan supplements and multiple advance term loan supplements, respectively. Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations, borrowings under its existing loan agreements and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity will be sufficient to meet the cash requirements of its operating and investing activities through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Aberdeen Plant Expansion

In December 2006, construction began on a plant adjacent to the existing production facility in Aberdeen that will produce an additional 40 million gallons per year of ethanol. We anticipate that construction will be complete on that expansion facility during the first calendar quarter of 2008. Heartland Grain Fuels has entered into an agreement to purchase property adjacent to the current Aberdeen facility for use in the expansion.

Capacity

Our existing Aberdeen plant has production capacity of 9 million gallons per year of ethanol and 30,000 tons of distillers grains per year. This facility currently processes 3.3 million bushes of corn per year. After the expansion, we expect that this facility will process approximately 18.1 million bushels of corn per year, which will represent approximately 10% of the approximately 169 million bushels of corn grown in the counties surrounding the Aberdeen and Huron plants in 2005.

Transportation

Heartland Grain Fuels currently distributes ethanol from its Aberdeen plant (FOB Aberdeen plant) via truck and rail, as determined by Aventine, pursuant to an ethanol marketing agreement. It is expected that the expanded facility will continue to distribute ethanol (FOB Expanded Aberdeen plant) via truck and rail, as determined by Aventine pursuant to the aforementioned ethanol marketing agreement. Heartland Grain Fuels would have to find alternative methods of selling its ethanol if Aventine is unable to fulfill its obligations under the ethanol marketing agreement.

Energy Agreements

Northwestern Energy currently supplies Heartland Grain Fuels with all of its natural gas requirements for the Aberdeen plant. As part of the Aberdeen expansion, Heartland Grain Fuels is building a new natural gas pipeline that it will own and operate. The new pipeline will originate at the Northern Border transmission line and be approximately three miles in length. Total cost for the tap and pipeline is expected to be less than $3 million. The existing and expanded plant in Aberdeen will utilize this new pipeline for its natural gas needs. There are no marketing agreements for natural gas at the Aberdeen facility.

The price Heartland Grain Fuels will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Heartland Grain Fuels has entered into an agreement with Golden Plains Energy Group, LLC to assist with the gas management of the Aberdeen plant. Natural gas prices and availability are affected by weather conditions and overall economic conditions.

The Aberdeen plant has been and will continue to be serviced by Northwestern Energy. Northwestern will be providing the added power for the Aberdeen expansion without any additional capital investments by Heartland Grain Fuels.

Employees and Operations

Upon completion of the expansion we expect to employ 37 full-time individuals at the Aberdeen facilities.

Financing

We acquired Heartland Grain Fuels through a payment of cash and our agreement to acquire Heartland Grain Fuels subject to its existing debt. In connection with the transaction and with our consent, Heartland Grain Fuels and Dakota Fuels, Heartland Grain Fuels’ general partner, amended various loan agreements to permit Heartland Grain Fuels to borrow up to $6.75 million and $35.25 million under the revolving term loan supplements and multiple advance term loan supplements, respectively. Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations, borrowings under its existing loan agreements and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity will be sufficient to meet the cash requirements of its operating and investing activities through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Indiana Plant

On June 15, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through a merger of our wholly owned subsidiary with and into Indiana Renewable Fuels. At the time of the acquisition, Indiana Renewable Fuels had signed a letter of intent with Fagen to build the Indiana plant. We acquired Indiana Renewable Fuels to secure their land options and letter of intent to build the Indiana plant, as we believe that due to the demand for experienced builders of ethanol plants, it would be difficult to find a builder to construct a plant for us in central Indiana on the same time frame and at the same price as the terms set forth in the letter of intent between Indiana Renewable Fuels and Fagen. We are in the process of evaluating sites for our proposed 100 million gallons per year Indiana plant. We expect to build the Indiana plant on a site in north central Indiana near Rochester in Fulton County or near Argos in Marshall County, both of which we believe have all the necessary infrastructure and available utilities to qualify as approved sites. We have options to purchase land in both counties for construction of the plant. To date we have completed topographical surveys, preliminary site design and sub surface review of soil conditions. We expect to begin construction of the plant in the fall of 2007, assuming the successful completion of our proposed registered securities offering.

Capacity

When completed, we anticipate that our Indiana plant will have an output of 100 million gallons per year of ethanol and 321,000 tons of distillers grains per year. We expect that this facility will process approximately 36 million bushels of corn annually, which represents approximately 34% of the approximately 106 million bushes of corn grown in the neighboring counties in 2005. Much of our corn will be originated locally from area producers.

Transportation

Much of the 36 million annual bushels of corn will be originated locally from area producers and commercial elevators by truck. It is expected that up to 30% of the plants’ needs will be rail-originated corn.

Energy Agreements

On November 20, 2006, we entered into an energy management agreement and an agency authorization agreement with U.S. Energy Services, Inc. to manage our energy supplies for our Indiana plant. As a part of this agreement, U.S. Energy Services has agreed to solicit bids and negotiate, execute and administer energy supply contracts, interstate transportation contracts and local distribution company transportation contracts on our behalf.

We intend to use methane gas from the nearby landfill operated by Allied Waste Industries to power the Indiana plant; however, we have not yet obtained any agreement with Allied Waste Industries for supply of methane, and can not be assured that we can ever obtain such an agreement. U.S. Energy has evaluated the electrical service area and is making contact with area electricity providers. U.S. Energy is preparing requests for proposals (RFPs) to be sent to several suppliers for natural gas service to these sites. These sites would be serviced by the Norfolk Southern Railroad. We have retained the services of Weaver Booz Consultants to assist with the development of this project.

Employees and Operations

We currently employ 1 individual at this facility. Upon the commencement of operations of the plant, we expect to employ 45 full-time employees.

Financing

Assuming the maximum amount is raised in our proposed registered securities offering, we expect to generate net proceeds of at least $55.0 million to partially finance the construction and start-up costs of the Indiana plant. We intend to finance the balance of the costs for the Indiana plant through senior and subordinate debt financing. However, no definitive agreement has been reached on this debt financing.

Minnesota Plant

We are in the process of evaluating sites for the proposed 100 million gallons per year Minnesota plant. We expect to build our Minnesota plant on a site near Northfield, Minnesota in Rice County. We have options to purchase land in Rice County, Minnesota for construction of the plant. The proposed site provides direct access to the Union Pacific main line, DME and Progressive railways. We have submitted plans for preliminary site and rail design to the various railroads for approval. Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required. Bridgewater

Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the Township considers whether to adopt its own zoning code.

Capacity

When completed, we expect that our Minnesota facility will have a capacity of 100 million gallons per year of ethanol and 321,000 tons of distillers grains per year. We anticipate this facility will need approximately 36 million bushels of corn per year, which represents approximately 42.9% of the approximately 84 million bushes of corn grown in the neighboring counties in 2005. Much of our corn will be originated locally from area producers.

Transportation

Much of our corn will be originated locally from area producers by truck.

Energy Agreements

U.S. Energy has started utility research for this facility. To date, it has received two proposals for electrical service for this site. RFPs have been sent to Northern Natural Gas Pipeline Company and to two local natural gas utility companies. We have entered into an agreement with Summit Envirosolutions to complete the phase 1 environmental assessment and to do the hydrology study for this site. We have had test production wells drilled on this site and will be completing the required testing to assure adequate water supply. We have also engaged Westwood Professional Services to assist with site development. Westwood has completed the ALTA survey, wetland delineation and archeological review and has started collecting data for the environmental assessment worksheet. ICM has started data collection at this site for various construction and operating permits.

Employees

Upon commencement of operations of the Minnesota plant, we expect to employ approximately 45 full-time employees at this facility.

Financing

We have not yet determined the construction and start-up costs for the Minnesota plant. We are expecting to use a portion of the proceeds from our proposed registered securities offering, assuming we raise the maximum amount offered, to continue to work on the preliminary design and development of the Minnesota plant. We anticipate that we will need to raise additional equity, senior debt and subordinate debt to fund construction and start-up costs of the Minnesota plant. No definitive agreements have been reached regarding this additional financing. At this time, we do not know if this financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain this financing. If we do not obtain the needed financing, we may choose not to construct the Minnesota plant.

Projects Under Evaluation

We are also evaluating several additional projects. We have identified a number of potential sites for these projects and are currently conducting feasibility studies on these sites.

OTHER PROPERTIES

We lease our principal executive offices, which are located in Minnetonka, Minnesota. We also lease office space in Geneva, Nebraska and in Rochester, Indiana.

COMBINATION WITH HEARTLAND GRAIN FUELS

On November 7, 2006, we entered into a partnership interest and stock purchase agreement with Heartland Grain Fuels, South Dakota Wheat Growers Association, known as SDWG, Heartland Producers and Dakota Fuels, for the purchase of 95% of the partnership interests in Heartland Grain Fuels, known as the first purchase agreement.

Additionally, on November 7, 2006 we entered into a partnership interest purchase agreement with Aventine Renewable Energy, Inc., Heartland Grain Fuels, SDWG, Heartland Producers and Dakota Fuels for the purchase of Aventine’s 5% limited partnership interest in Heartland Grain Fuels. We refer to this agreement as the second purchase agreement, and we refer to the first purchase agreement and second purchase agreement collectively as the purchase agreements.

The First Purchase Agreement. Pursuant to the first purchase agreement, SDWG and Heartland Producers each agreed to sell to us 100% of their limited partnership interests in Heartland Grain Fuels and 100% of their stock in Dakota Fuels, the general partner of Heartland Grain Fuels. The transaction is a two-step process with two separate closings. The first closing took place on November 8, 2006. At the first closing, we acquired 100% of SDWG’s limited partnership interest in Heartland Grain Fuels and 100% of SDWG’s stock in Dakota Fuels. As a result of these acquisitions, we own approximately 53% of the limited partnership interests in Heartland Grain Fuels.

The second closing is slated to occur at a future date to be determined by Heartland Producers and us. Together, SDWG and Heartland Producers held 95% of the partnership interests in Heartland Grain Fuels, including indirect ownership of Dakota Fuels’ ..818% interest in Heartland Grain Fuels as general partner and 94.182% of the limited partnership interests. Pursuant to the first purchase agreement, we agreed to pay $15,860,020 in cash and issue to SDWG and Heartland Producers a total of 2,499,999 of our units.

At the first closing, we paid $8,065,895 cash and issued 1,271,452 units, 50,857 of which were placed in escrow to secure SDWG’s indemnification obligations. The balance, $7,794,124 cash and 1,228,547 units, of which 49,143 will be placed in escrow to secure Heartland Producers’ indemnification obligations, will be paid and issued at the second closing to Heartland Producers.

The first purchase agreement contains various representation and warranties relating to Heartland Grain Fuels and the partnership interests and common shares purchased by us as well as certain covenants by the parties. With limited exceptions, those representations and warranties only survive for a six-month period after the first closing and our exclusive recourse for breach of representations and warranties is generally limited to units that have been placed in escrow for purposes of the indemnification obligations of SDWG and, if the second closing occurs, Heartland Producers under the first purchase agreement. We have agreed under certain circumstances to indemnify SDWG and, if the second closing occurs, Heartland Producers for breach of our representations, warranties and covenants. With limited exceptions, no party has any right to indemnification until it has incurred aggregate damages in excess of $500,000 and claims for damages are capped at $2.0 million.

The second closing is subject to various conditions, including approval of the transaction by the requisite vote of the members of Heartland Producers.

In connection with the first closing, we entered into a grain origination agreement, an investors rights agreement and non-solicitation agreements with SDWG.

The grain origination agreement provides for SDWG to supply Heartland Grain Fuels with its corn requirements. The grain origination agreement was negotiated in connection with the first purchase agreement and may or may not be as favorable to Heartland Grain Fuels as the terms generally available from an unaffiliated third party. In addition, this arrangement could cause SDWG to have a conflict of interest in decision making related to its ownership of our units. These conflicts could threaten our ability to consummate other projects or transactions.

The investor rights agreement gives SDWG demand registration rights and the right to designate a director of our company.

The non-solicitation agreement with SDWG restricts SDWG from employing any person who was our employee or an employee of Heartland Grain Fuels during the 12-month period preceding the first closing and from contacting any of our suppliers or customers, or the suppliers or customers of Heartland Grain Fuels, during the 12-month period preceding the first closing, for the purpose of diverting any such supplier or customer. We have entered into a similar non-solicitation agreement with SDWG restricting our employment or diversion of SDWG employees, suppliers or customers.

In connection with the first closing, we also entered into an employment agreement with Bill Paulsen, the general manager of Heartland Grain Fuels pursuant to which he became our employee and will serve as vice president of production. Pursuant to the terms of his employment agreement, Mr. Paulsen is an employee at will but is entitled to one year’s severance if he is terminated by us without cause or terminates his employment with us for good reason.

Immediately following the first closing, the limited partnership agreement of Heartland Grain Fuels was amended to provide that if the second closing occurs, Heartland Producers will be allocated an amount of income or loss and credits which would have been allocated to Heartland Producers if Heartland Producers would have been one of our members from the date of the first closing to the date of the second closing. In such event, Heartland Grain Fuels will distribute cash to Heartland Producers equal to the amount of cash that would have been distributed to Heartland Producers if Heartland Producers had been one of our members from the date of the first closing to the date of the second closing. The effect of this amendment is that Heartland Producers will be treated for tax purposes as though it had become a member of Advanced BioEnergy at the first closing and will receive allocations and distributions, if any, from us between the first and second closing in accordance with its percentage ownership interest of our company rather than in accordance with its percentage ownership interest in Heartland Grain Fuels. If the second closing does not occur, Heartland Producers will be entitled to allocations of income or loss and credits and to cash distributions without giving effect to this amendment (in other words, in accordance with its 46.284% interest in Heartland Grain Fuels and its ownership interest in Dakota Fuels).

In connection with the second closing, we will enter into non-solicitation agreements with Heartland Producers containing similar restrictions to the non-solicitation agreements with SDWG.

The Second Purchase Agreement. Under the second purchase agreement, we purchased 100% of Aventine’s 5% limited partnership interest in Heartland Grain Fuels for $842,105 in cash and 131,579 newly issued units. We closed on the second purchase agreement with Aventine on November 8, 2006. The second purchase agreement with Aventine contains various representation and warranties relating to Aventine and its partnership interest in Aventine. Aventine has not made any representations and warranties relating to Heartland Grain Fuels.

In connection with the second purchase agreement, Heartland Grain Fuels entered into a second amendment to its ethanol marketing agreement with Aventine extending the term through November 30, 2008, amending the timing of payment and modifying the commission to be paid by Heartland Grain Fuels and including certain confidentiality provisions. After the initial term, the agreement will automatically renew for successive one-year terms unless terminated by either party upon one year’s prior written notice. Under the terms of this agreement, Aventine is required to purchase all of the ethanol produced at Heartland Grain Fuels’ South Dakota plants at a price per gallon determined through a pooling of Heartland Grain Fuels’ and other producers’ ethanol that is sold by Aventine to third parties, less a commission based on the net pooled price.

After giving effect to the first closing and the closing of the second purchase agreement, we own 51% of the outstanding stock of Dakota Fuels and 52.898% of the limited partnership interests in Heartland Grain Fuels. We have appointed two members to Dakota Fuels’ four-member board of directors. We will not have control of Heartland Grain Fuels until the second closing occurs, at which time we will be able to appoint all four members of the board. If the second closing does not occur, we have agreed with Heartland Producers to take all actions necessary to elect a fifth independent director acceptable to each of us.

Purchase Price. In return for 100% of the stock of Dakota Fuels and 100% of the general and limited partnership interests in Heartland Grain Fuels, we agreed to pay the Heartland Grain Fuels’ limited partners a total of $16,702,125 in cash and 2,631,578 newly issued units. At the first closing, 50,857 units were placed in escrow in consideration for SDWG’s indemnification obligations. At the second closing, 49,143 additional units will be included in escrow for a period of six months following the date of the first closing (for a total escrow of 100,000 units). With limited exceptions, those escrowed units represent our sole recourse against the limited partners for breaches of representations and warranties and other violations of the first purchase agreement.

We will be acquiring Heartland Grain Fuels subject to all of its debt. Under the first purchase agreement, we agreed to permit Heartland Grain Fuels to take on indebtedness in an amount not to exceed $42.0 million.

ITEM 1A.        RISK FACTORS

RISKS RELATED TO OUR BUSINESS

We were a development-stage company and until recently had no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and until the first closing of the Heartland transaction had no history of operations. We cannot provide assurance that we can manage the Heartland Grain Fuels operations or our start-up activities effectively and properly staff operations, and any failure to manage the Heartland Grain Fuels operations or to complete these start-up activities effectively could delay the commencement of our other plant operations. A delay in these start-up operations is likely to further delay our ability to generate adequate revenue to satisfy our debt obligations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We anticipate a period of significant growth, involving the construction and start-up of operations of the ethanol plants and the expansion of the Aberdeen plant. This period of growth and the start-up or expansion of the ethanol plants is likely to be a substantial challenge to us. If we fail to manage our start-up effectively, you could lose all or a substantial part of your investment.

We may not be able to develop or expand our business as planned.

We plan to grow our business by investing in new or existing ethanol plants. We have an approximately 53% ownership interest in a partnership that owns two existing ethanol plants, the Aberdeen and Huron plants, and plans to expand the Aberdeen plant. The Aberdeen plant of Heartland Grain Fuels is being expanded and we have one ethanol plant under construction and two ethanol plants in development. Constructing ethanol plants is subject to a number of risks, any of which could prevent us from commencing operations at a particular plant as expected or at all, including zoning and permitting matters, adverse weather, defects in materials and workmanship, labor and material shortages, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties. Moreover, we will need substantial additional capital to expand our business, but we may not obtain this needed capital or it may not be available to us on acceptable terms. If we are not able to develop or expand our business as planned, the value of your investment will decline and may become worthless.

We have little to no experience in the ethanol industry, which increases the risk of our inability to expand, build and operate the ethanol plants.

We are presently, and for some time are likely to continue to be, dependent upon our current board of directors and management team to operate our business. Most of these individuals are experienced in business generally but nearly all of these persons have very little or no experience in raising capital from the public, organizing and building an ethanol plant or governing and operating a public company. With the exception of Dale Locken, who was recently appointed to our board as a representative of SDWG, no members of our board of directors have expertise in the ethanol industry. Revis L. Stephenson III, our chief executive officer, and Richard Peterson, our chief financial officer, also have no prior experience in the ethanol industry. In addition, certain directors are presently engaged in other activities that impose substantial demands on their time and attention. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors and management.

We will depend on Fagen, Inc. and ICM, Inc. for expertise in beginning operations in the ethanol industry and any loss of these relationships could cause us delay and added expense, placing us at a competitive disadvantage.

We will be dependent on our relationships with Fagen, Inc., ICM, Inc. and their employees. Any loss of these relationships may prevent us from commencing operations at the proposed plants and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and obtain profitability and may significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as the design-build agreements for the Indiana and Minnesota plants, ethanol and distillers grains marketing agreements and utility supply agreements, or if the final agreements are unfavorable when compared to what we currently anticipate, our projects may fail or be harmed in ways that reduce the value of your investment.

You should be aware that this report makes reference to documents or agreements that are not yet final or executed and plans that have not been implemented. In some instances these documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

Our existing debt financing agreements contain, and our future debt financing agreements may contain, restrictive covenants that limit distributions and impose restrictions on the operation of our business. Our failure, or the failure of any of our subsidiaries, to comply with applicable debt financing covenants and agreements could have a material adverse effect on our business, results of operations and financial condition.

We will need a significant amount of additional debt financing to complete our projects and operate our ethanol plants following construction, but we may not be able to obtain additional debt financing on acceptable terms or at all. The use of debt financing makes it more difficult for us to operate because we must make principal and interest payments on the indebtedness and abide by covenants contained in our debt financing agreements. The level of our debt may have important implications on our operations.

The terms of our existing debt financing agreements contain, and any future debt financing agreement we enter into may contain, financial, maintenance, organizational, operational and other restrictive covenants. If we are unable to comply with these covenants or service our debt, we may lose control of our business and be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business, results of operations and financial condition. Our debt arrangements may also include subordinated debt, which may contain even more restrictions and be on less favorable terms than our senior debt. To secure subordinated debt, we may have to give the lender warrants, put rights, conversion rights, the right to take control of our business in the event of a default or other rights and benefits as the lender may require. This could further dilute your ownership interest in us.

We may secure our debt financing directly or through the wholly owned subsidiary entities we have established to operate each of our ethanol plants. Regardless of the structure, our debt financing arrangements will contain various covenants and agreements and may contain cross-acceleration and cross-default provisions. Under these provisions, a default or acceleration of one debt agreement will result in the default and acceleration of our other debt agreements (regardless of whether we were in compliance with the terms of such other debt agreements), providing the lenders under such other debt agreements the right to accelerate the obligations due under such other debt agreements. Accordingly, a default, whether by us or any of our subsidiaries, could result in all of our outstanding debt becoming immediately due and payable. The application of cross-acceleration or cross-default provisions means that our compliance, and our subsidiaries’ compliance, with applicable debt covenants and agreements will be interdependent and one default (including a default by one of our subsidiaries) could have a material adverse effect on our business, results of operations and financial condition.

For a description of our existing debt arrangements, see “Management’s Discussion and Analysis and Plan of Operation for Advanced BioEnergy — Liquidity and Capital Resources,” and “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels — Liquidity and Capital Resources.”

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to primarily consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other potential sources of revenue. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of ethanol and distillers grains since we do not currently expect to have any other lines of business or alternative revenue sources.

We have a history of losses and may not ever operate profitably.

For the period of January 4, 2005 through September 30, 2006, we incurred an accumulated net loss of approximately $2.0 million. There is no assurance that we will be successful in our efforts to build and operate ethanol plants. Even if we successfully meet all of these objectives, there is no assurance that we will be able to operate profitably.

We are dependent on certain key personnel, and the loss of any of these persons may prevent us from implementing our business plan in an effective and timely manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, including operational executives. Any loss or interruption of the services of one or more of our executive officers or these key personnel could result in our inability to manage our operations effectively or pursue our business strategy.

We have to recruit and retain qualified employees to operate the plants successfully.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our projects. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

We have recently completed the acquisition of a 53% interest in Heartland Grain Fuels, are committed to acquiring the balance of the interests in Heartland Grain Fuels and may pursue other strategic acquisitions, which could have an adverse impact on our business.

We have recently completed the acquisition of a 53% interest in Heartland Grain Fuels and are committed to acquiring 100% of the interests in Heartland Grain Fuels pending approval of the members of Heartland Producers and other closing conditions. We periodically consider acquisitions and we may from time to time acquire complementary companies or businesses. Acquisitions may result in difficulties in assimilating acquired companies, and may result in the diversion of our capital and our management’s attention from other business issues and opportunities. We may not be able to successfully integrate companies that we acquire, including their personnel, financial systems, distribution, operations and plant operating procedures. If we fail to successfully integrate acquired companies, our business could suffer. In addition, the integration of any acquired business, and its financial results, into ours may adversely affect our operating results.

RISKS RELATED TO THE HEARTLAND TRANSACTION

We are relying on the members of Heartland Producers to approve the combination with Heartland Grain Fuels.

Our business strategy includes growth through acquisitions. On November 7, 2006, we entered into a partnership interest and stock purchase agreement, known as the first purchase agreement, with Heartland Producers for the purchase of 100% of its partnership interests in Heartland Grain Fuels, a company with two fuel-grade ethanol production facilities and total annual output of 39 million gallons of ethanol per year. As a condition to closing on the sale of its interest in Heartland Grain Fuels, the Heartland Producers members must first approve the combination. If the members do not approve the combination, Heartland Producers will remain a limited partner in Heartland Grain Fuels and will still control 49% of the stock of Dakota Fuels, Inc., the general partner of Heartland Grain Fuels. Should the members of Heartland Producers fail to approve the transaction, we will be a majority owner in, but will not control, Heartland Grain Fuels. If the members of Heartland Producers do not approve the Heartland transaction, we have agreed with Heartland Producers to take all necessary action to expand the board of the general partner, Dakota Fuels, and appoint a fifth independent director who is acceptable to each of us, but it is possible that we will not be able to reach agreement on a fifth director or recruit or retain a fifth director.

We do not control the board of Dakota Fuels, the general partner of Heartland Grain Fuels; therefore, we can not be assured that Heartland Grain Fuels will act in our best interest or take actions that are consistent with the wishes of our designees to the board of directors of Dakota Fuels.

Heartland Grain Fuels is managed by its general partner, Dakota Fuels, which is managed by its board of directors. We currently have the right to designate two directors to the four member board of directors. The remaining two directors are designated by Heartland Producers. If the members of Heartland Producers do not approve the Heartland transaction, we have agreed with Heartland Producers to take all necessary action to expand the board and appoint a fifth independent director who is acceptable to each of us, but it is possible that we will not be able to reach agreement on a fifth director or recruit or retain a fifth director.

If we are not able to recruit or retain a fifth director, there is the possibility that there could be deadlocks on the board of Dakota Fuels, which could adversely affect Heartland Grain Fuel’s business and operations. If a fifth director is appointed, actions could be taken by the board of Dakota Fuels that are not supported by our designees to the board. For example, the board of Dakota Fuels may not accept our proposed investment or accept it on terms that are not as favorable as those we propose or the board may choose not to distribute cash from the profits of Heartland Grain Fuels to the partners. Any of these actions or other actions of Dakota Fuels may decrease the value of our investment in Heartland Grain Fuels, which ultimately may have a material adverse effect on our business, results of operations and profitability.

If we do not obtain the necessary approvals, we will not be able to make additional investments in Heartland Grain Fuels necessary to complete the Aberdeen expansion and it may, as a result, not be completed. We currently do not control Heartland Grain Fuels or Dakota Fuels, the general partner of Heartland Grain Fuels. If we receive proceeds from our proposed registered securities offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from our proposed registered securities offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment would be subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive proceeds from our proposed registered securities offering by February 2007, we will need to raise subordinated debt in order for Heartland Grain Fuels to continue funding the Aberdeen plant expansion as scheduled. If we are able to raise subordinated debt, we plan on contributing funds as needed in the form of debt or equity to Heartland Grain Fuels in order to enable it to continue funding the Aberdeen plant expansion. We are in the process of exploring various alternatives for subordinated debt financing, but there are no assurances that we will be able to obtain subordinated debt financing on acceptable terms or at all. If we are unable to secure subordinated debt, the Aberdeen plant expansion may be delayed or may not proceed. Further, any investment by us is subject to approval by the Dakota Fuels board and may be subject to approval by the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive the necessary approvals the Aberdeen expansion may be delayed or may not proceed.

Even if the members of Heartland Producers approve the Heartland transaction, the parties may fail to consummate the acquisition.

The consummation of the Heartland transaction is subject to certain closing conditions. While it is intended that the transaction be consummated as soon as possible after the members of Heartland Producers approve the combination, there can be no assurance that the conditions required to consummate the combination will be satisfied or waived. To the extent that the parties fail to consummate the transaction, the costs and expenses of the failed transaction, together with the loss of potential revenue and the distraction of our management’s efforts, could materially and adversely affect our business, results of operations and financial condition. Furthermore, if the Heartland transaction is not consummated and Heartland Producers continues as a partner with us, there is no guarantee that Heartland Grain Fuels will be operated in accordance with past practices or that we will be able to change past practices if we believe that is warranted, which could have a material adverse effect on the value of our investment in Heartland Grain Fuels.

We may have unanticipated liabilities or have negotiated terms that prove to be unfavorable in connection with the Heartland transaction.

Notwithstanding our review and investigation into Heartland Grain Fuels at the time we entered into the agreement to acquire the partnership interests in Heartland Grain Fuels, we had limited knowledge about Heartland Grain Fuels, including its specific operating history and financial condition. No assurance can be given that we paid a reasonable price for Heartland Grain Fuels, or that we negotiated appropriate contractual terms, including seller representations and warranties. To the extent that we must pay for significant unanticipated obligations of Heartland Grain Fuels, we could be materially and adversely affected.

We may not realize the anticipated benefits of acquiring Heartland Grain Fuels.

We entered into the first purchase agreement and a partnership interest purchase agreement with Aventine, known as the second purchase agreement, to, among other objectives, create a combined company that will serve as a more effective ethanol producer and that will achieve operating efficiencies. Achieving the anticipated benefits of the transaction is subject to uncertainties, including whether we can integrate Heartland Grain Fuels in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in expected revenues and diversion of our management’s time and energy and could materially and adversely impact our business, financial condition and results of operations.

We may experience difficulties integrating Heartland Grain Fuels into our business.

Integrating Heartland Grain Fuels’ operations into our business will be a time-consuming process that will require considerable attention on the part of our management. We may experience unanticipated difficulties or expenses in connection with the integration of production, sourcing and information technology functions. Similarly, the process of consolidating information technology, communications and administrative functions can take longer, cost more and provide fewer benefits than initially projected. To the extent any of these events occurs, the anticipated benefits of the combination may not be realized, or may be realized more slowly than is currently expected. In addition, any failure to integrate the two companies in a timely and efficient manner may increase the risk that the combination will result in the loss of customers or key employees or the continued diversion of the attention of our management.

The Heartland transaction may adversely affect our financial results.

We are accounting for the acquisition of the interest in Heartland Grain Fuels using purchase accounting. As a result, we have acquired substantial goodwill and will take a charge against our earnings for amortization of goodwill. We may be required to take other non-recurring charges, including write downs of significant amounts of intangible assets with indefinite lives or goodwill. Our business, results of operations and financial condition may be harmed by such charges.

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, Heartland Grain Fuels entered into a grain origination agreement with SDWG, which is a significant holder of our units.

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants, including the Aberdeen plant expansion. As a result of the closing of the SDWG transaction, SDWG became a holder of approximately 16% of our units. The grain origination agreement with SDWG was negotiated in connection with the first purchase agreement and may or may not be as favorable to Heartland Grain Fuels as the terms generally available from an unaffiliated third party, and this arrangement could cause SDWG to have a conflict of interest in decision making related to its ownership of our units.

In addition, Dale Locken, SDWG’s chief executive officer, became a member of our board of directors subsequent to the execution of the grain origination agreement. The grain origination agreement could cause Mr. Locken to have a conflict of interest in decision making related to his service as a director.

RISKS RELATED TO OUR FINANCING PLAN

The growth of our business will be dependent upon the availability of adequate capital.

The growth of our business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by our business and the availability of equity and debt financing. To date, we have relied on equity capital and debt financing to commence construction of the Nebraska plant. Heartland Grain Fuels has significant indebtedness on the South Dakota plants. We cannot assure you that our operations will generate positive cash flow or that we will be able to obtain equity or debt financing necessary to complete, or even to start, our other projects on acceptable terms or at all. Our credit facilities contain provisions that restrict our ability to incur additional indebtedness or make substantial asset sales that might otherwise be used to finance our expansion. Security interests in certain of our assets, which may further limit our access to certain capital markets or lending sources, secure our obligations under the credit facilities. As a result, we cannot assure you that we will be able to finance our current expansion plans.

We may not obtain the debt financing necessary to construct and operate the ethanol plants, which could result in the failure of these projects and our company.

In addition to the equity we hope to raise in our proposed registered securities offering and the amount of any grants we may be awarded, we will need to obtain significant debt financing to fully capitalize the Aberdeen plant expansion and the Indiana plant and substantial additional equity and debt financing in order to fully capitalize the Minnesota plant. We have entered into loan agreements with banks establishing senior credit facilities for construction of the Nebraska plant and the Aberdeen plant expansion, but these banks are only obligated to lend the funds for construction if certain conditions are satisfied. We have no commitments for debt financing for the Indiana plant or the Minnesota plant.

Any agreements with lenders may require us to abide by restrictive loan covenants that may hinder our ability to operate.

In order to implement our business plan we will incur substantial debt service requirements. Our debt load and service requirements, and the restrictive loan covenants accompanying our debt, including any subordinate debt, could have important consequences that could hinder our ability to operate, including our ability to:

•                  incur additional indebtedness;

•                  make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•                  make distributions to unitholders, or redeem or repurchase units;

•                  make certain types of investments;

•                  create liens on our assets;

•                  utilize the proceeds of asset sales; and

•                  merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us to (a) reduce or eliminate distributions to unitholders (even for funding income tax payments on our income) or (b) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plants would be greatly affected and we may be forced to liquidate.

If we do not raise sufficient funding in our proposed registered securities offering, it is unlikely we will construct the Indiana plant.

We estimate that we will need at least $36.0 million in equity funding to complete the Aberdeen plant expansion, $55.0 million in equity funding to build the Indiana plant and substantial additional equity funding to build the Minnesota plant. While we are not seeking to raise sufficient funds to build the Minnesota plant in our proposed registered securities offering, there can be no assurance that we will raise a sufficient amount in our proposed registered securities offering to construct the Indiana plant. If we fail to raise the required amounts, it is unlikely that we will locate other sources of capital that will allow us to construct these plants.

RISKS RELATED TO CONSTRUCTION OF THE ETHANOL PLANTS

We may not be able to secure a design-build agreement for the construction of the Indiana plant.

We have entered into a letter of intent with ICM for the construction of the Indiana plant. There is no guarantee that we will enter into a definitive design-build agreement with ICM to design and build the ethanol plant. If we are not able to execute a definitive design-build agreement with ICM, we may not be able to finance the project or find a design-build company willing to work on the project, which may reduce the value of our units.

We may not be able to secure a design-build agreement for the construction of the Minnesota plant.

We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of our proposed Minnesota ethanol plant. No definitive agreement has been executed, and the parties might not agree to terms. If we are not able to execute a definitive design-build agreement with Fagen, we may not be able to finance the Minnesota plant or find a design-build company willing to work on the project, which may decrease the value of your investment.

We expect to be highly dependent upon ICM, Inc. to complete the Aberdeen plant expansion.

Heartland Grain Fuels has entered into a lump-sum design-build agreement with ICM to construct a 40 million gallon per year fuel grade ethanol plant. The construction of this plant is currently under way with completion expected during the first calendar quarter of 2008. Heartland Grain Fuels will be highly dependent upon ICM for its expertise in the ethanol industry during the construction, and for timely completion of the plants. If the expansion is built and does not operate as expected, Heartland Grain Fuels’ right to rely on ICM to remedy any deficiencies or defects will be limited by its contract with ICM. If the ethanol plant does not operate as expected, Heartland Grain Fuels’ business may be materially harmed without an adequate remedy against the design-build contractors.

We expect to be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the Indiana and Minnesota plants.

We have a letter of intent with ICM, Inc. to design and build the Indiana plant, and we expect to enter into a definitive design-build agreement with ICM for the Indiana plant. We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of the Minnesota plant, although no definitive agreement has been executed and the parties might not agree to terms and execute an agreement. We expect that Fagen will use ICM technology in the Minnesota plant. Therefore, we expect to be highly dependent upon Fagen and ICM for their expertise within the ethanol industry, and any loss of our relationship with either company could place us at a competitive disadvantage. We will depend on Fagen and ICM for timely completion of the plants; however, their involvement with other projects could delay the commencement and start-up operations of our projects. If either company were to terminate its relationship with us, we might not be able to secure a suitable replacement and our business would be materially harmed. If the plants are built and do not operate as we expect, our right to rely on Fagen or ICM to remedy any deficiencies or defects will be limited by our contracts with them. If the ethanol plants do not operate as we expected, our business may be materially harmed without an adequate remedy against our design-build contractors.

We will depend on Fagen, Inc. and ICM, Inc. to design and build our Nebraska plant, and their failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.

We have entered into a lump-sum design-build agreement with Fagen and a license agreement with ICM to design and build the Nebraska plant. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for certain engineering and design work on the Nebraska plant. Fagen Engineering, LLC and Fagen, Inc. are both owned by Roland “Ron” Fagen. Fagen Engineering, LLC provides engineering services for projects constructed by Fagen, Inc.

We expect to be highly dependent upon Fagen’s and ICM’s experience and ability to train personnel in operating the Nebraska plant. If the Nebraska plant is built and does not operate to the level anticipated by us in our business plan, we will rely on Fagen and ICM to adequately address any deficiency. There is no assurance that Fagen and/or ICM will be able to address a deficiency in an acceptable manner. Their failure to address deficiencies could cause us to halt or discontinue production of ethanol, which could damage our ability to generate revenues and reduce the value of our units.

We may need to increase cost estimates for construction of the ethanol plants, and these increases could result in devaluation of our units if ethanol plant construction requires additional capital.

We have based our capital needs on a design for the Nebraska plant that will cost approximately $98.0 million (not including approximately $2 million allowance for change orders) with additional start-up and development costs of approximately $51.6 million for a total project completion cost of approximately $151.6 million, but there is no assurance that the final cost of the plant will not be higher. We have based our capital needs on a design for the Aberdeen plant expansion with a total project completion cost, including start-up and developmental costs, of approximately $78.0 million, but there is no assurance that the final cost of the plant will not be higher. We have based our capital needs on a design for the Indiana plant that will cost approximately $175.0 million, including additional start-up and development costs, but there is no assurance that the final cost of the plant will not be higher. We have not determined the estimated cost of the Minnesota plant.

There is no assurance that there will not be design changes or cost overruns associated with the construction of the plants. Initially, we expected the Nebraska plant to cost approximately $142.0 million and the Indiana plant to cost approximately $165.0 million, each including start-up and development costs. These costs have increased significantly. The rising price of steel could affect the final cost of construction and completion dates of the ethanol plants. Steel is a significant material utilized in the construction of ethanol plants. Due to the significant cost of steel, our contractors are not able to provide a firm estimate of the construction costs until immediately prior to commencement of construction. Steel prices are highly volatile and have increased significantly in recent months, in part due to steel shortages. Advances and changes in technology may require changes to our current plans in order to remain competitive. We may determine that it is necessary to change the design of the plants in order to implement new technology. Any significant increase in the estimated construction cost of the new or expanded plants could delay our ability to generate revenues from these plants and reduce the value of our units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its by-products are similarly delayed.

We currently expect our Nebraska plant to be operating in September 2007, the Aberdeen plant expansion to be opening in the first calendar quarter of 2008 and our Indiana plant to be operating in the first calendar quarter of 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions or other events that delay the construction schedule. We do not have an estimated completion date for the Minnesota plant. Changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or these projects could cause construction and operation delays. If it takes longer to construct the plants than we anticipate, it would delay our ability to generate revenue from them and make it difficult for us to meet our debt service obligations. This could reduce the value of our units.

Defects in plant construction could result in devaluation of our units if our plants do not produce ethanol and its by-products as anticipated.

There is no assurance that defects in materials and/or workmanship in the plants will not occur. Under the terms of the design-build agreement with Fagen for construction of the Nebraska plant, Fagen warrants that the material and equipment furnished to build the plant will be new, of good quality and free from material defects in material or workmanship at the time of delivery, and Fagen is required to correct all defects in material or workmanship for a period of one year after substantial completion of the plant. We expect such terms to be included in the design-build agreement for construction of the Minnesota plant as well. Under the terms of the design-build agreement with ICM for construction of the Aberdeen plant expansion, ICM warrants that the completed plant will achieve certain performance criteria over a seven-day test, and ICM is required to make such changes in design, construction or equipment as required to meet the criteria. ICM agrees to correct certain defects in material or workmanship for a period of one year after satisfaction of the performance criteria over a seven day test period. At this time, we do not know what warranty, if any, we will receive from ICM for construction of the Indiana plant. Notwithstanding any warranties, defects in material or workmanship may still occur and could delay the commencement of operations, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plants’ operation. Halting or discontinuing plant operations could delay our ability to generate revenues from these plants and reduce the value of our units.

The Indiana and Minnesota plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue from these plants.

We have not completed environmental studies of the land that we intend to use to build the Indiana and Minnesota plants. We may determine that this land contains environmental hazards that will make construction costly or impossible, which could lead us to suspend development or construction of the plants or require us to purchase more expensive land on which to build the plants. Fagen and ICM are not responsible for any hazardous conditions encountered at the plant site. Upon encountering a hazardous condition, Fagen or ICM will suspend work in the affected area. If we receive notice of a hazardous condition, we must correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen or ICM will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenue from these plants and reduce the value of our units.

Any delay or unanticipated cost in providing rail infrastructure to the plants could significantly impact our ability to operate the plants and reduce the value of your investment.

We do not have an approved rail plan from Burlington Northern Santa Fe Railroad to cover the increased shipments that will be generated by the Aberdeen plant after the expansion is complete. Rail service is available in Fairmont, Nebraska from the Burlington Northern Santa Fe Railroad. Our budget currently includes $7.1 million in rail infrastructure costs associated with the Nebraska plant. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plant since we expect to ship most or all of our ethanol and distillers grains by rail. As a result, the value of your investment could decline.

Similarly, access to the proposed Indiana and Minnesota sites by rail service is critical to the success of these plants. Any delay in obtaining rail access, or inability to obtain rail access, could significantly impact our ability to operate those plants.

If we were not able to obtain the required zoning and permits to build at the proposed sites for the Indiana and Minnesota plants, we may not be able to proceed with those plants.

The proposed sites in Indiana are zoned for agricultural use, and we anticipate we will need a zoning change to construct an ethanol plant on either of these sites. Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned as well, and a conditional use permit will likely be required. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code. If we are not able to have the land rezoned and obtain the required permits, we will not be able to build the Indiana and Minnesota plants at their proposed sites and will attempt to find other locations to build the plants; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed sites rezoned or that we will obtain the required permits.

Lack of a completion bond or other performance guaranty for construction of our Nebraska plant or the Aberdeen plant expansion could lead to potentially adverse effects and reduce the value of your investment.

Completion bonds or performance guaranties are not required under the terms of the financing arrangements for the Aberdeen plant expansion or the Nebraska plant. While we believe we have sufficient cash on hand and debt financing in place to cover construction and related start-up costs for the Nebraska plant and that the minimum offering proceeds from our proposed registered securities offering will be sufficient to capitalize the Aberdeen plant expansion, there is no guaranty of the completion of the entire facility and the lack of any completion bond or other performance guaranty could have an adverse effect on your investment.

RISKS RELATED TO ETHANOL PRODUCTION

We may have difficulty obtaining enough corn to operate the plants profitably.

There may not be an adequate supply of corn produced in the area surrounding our plants to satisfy our requirements. Even if there is an adequate supply of corn and we make arrangements to purchase it, we could encounter difficulties finalizing the sales transaction and securing delivery of the corn. If we do not obtain corn in the quantities we plan to use, we may not be able to operate our plants at full capacity. If the price of corn in our local markets is higher than the national average, our profitability may suffer and we may incur significant losses from operations. As a result, our ability to make a profit may decline, causing a reduction in the value of your investment.

Our financial performance will be dependent on corn prices and market prices for ethanol and distillers dried grains, and the value of your investment in us may be directly affected by changes in these market prices.

Our results of operations and financial condition will be significantly affected by the cost and supply of corn and by the selling price for ethanol and distillers grains, which are commodities. Changes in the price and supply of these commodities are subject to and determined by market forces over which we have no control. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to us. Significant variations in actual growing conditions from normal growing conditions may adversely affect our ability to procure corn for the ethanol plants. Additionally, competition for corn origination from other ethanol plants or other buyers may increase our cost of corn and harm our financial performance. We purchase our corn in the cash market and from time to time hedge corn price risk through futures contracts, options and over-the-counter instruments to reduce short-term exposure to price fluctuations. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation, which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and they may be significant.

Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, this pricing may reduce our ability to generate revenues and harm our profitability because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, the level of government support and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-

products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production, creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income, which would decrease our revenues and you could lose some or all of your investment as a result.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Adequate energy and water is critical to plant operations. We have not yet entered into any definitive agreements to obtain energy and water resources for the Indiana and Minnesota plants, and we may have to pay more than we expect to access sufficient energy and water resources. As a result, our ability to make a profit may decline.

We expect to depend on natural gas energy to power the ethanol plants.

We intend to use natural gas as the power source for our ethanol plants. Natural gas costs traditionally represent approximately 15% of the total cost of production of ethanol. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and November 30, 2006, the price per million British thermal units of natural gas based on the New York Mercantile Exchange (NYMEX), known as a MMBtu, has ranged from a low of $1.83 to a high of $15.38. On November 29, 2006, the price of the NYMEX future contract for January 2007 delivery settled at $8.871 per MMBtu. Any increase in the price of natural gas could lead to an increase in operating cost.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We currently have agreements with third-party marketing firms to market all of the ethanol produced at the South Dakota plants and the ethanol we plan to produce at the Nebraska plant, and we may hire a third-party marketing firm to market all of the ethanol we plan to produce at our other plants. We currently expect to market a portion of our own distillers grains generated by our Nebraska, Indiana and Minnesota plants locally by selling to local livestock, poultry and swine markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we have contracted with Commodity Specialist Company to market and sell a portion or all of our distillers grains generated by these plants. As a result, we expect to be dependent on the ethanol marketer and any distillers grains marketer we engage. There is no assurance that we will be able to enter into contracts with any ethanol marketer for the ethanol at our Indiana and Minnesota plants or distillers grains marketer on terms that are favorable to us. If the ethanol or distillers grains marketer breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers grains may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

We do not have experience marketing ethanol and distillers grains, and we might be unsuccessful in selling any of the products we undertake to market on our own.

We currently expect to market a portion of our own distillers grains generated by our Nebraska, Indiana and Minnesota plants locally by selling to local livestock, poultry and swine markets, and we may market the ethanol produced at the Indiana and Minnesota plants on our own. We do not have any experience marketing ethanol and distillers grains, which may make it difficult to sell these products at a desirable price or at all. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

We have no current plan to sell the raw carbon dioxide we produce to a third-party processor, resulting in the loss of a potential source of revenue.

At this time, we have no agreement to sell the raw carbon dioxide we produce. We cannot provide any assurances that we will sell our raw carbon dioxide at any time in the future. If we do not enter into agreements to sell our raw carbon dioxide, we will have to emit it into the air. Although emission of carbon dioxide does not violate current laws, this will result in the loss of a potential source of revenue.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plants or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Any advances and changes may make the ethanol production technology installed in our plants less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plants to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required or we may determine that it is in the best interests of our company to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

There is currently a shortage of rail cars to transport ethanol. If we are not able to obtain rail cars at favorable prices, we may not be able to operate profitably.

We currently expect to transport a substantial amount of the ethanol produced at our plants by rail, which requires a sufficient supply of specialized rail cars. There is currently a shortage of adequate rail cars, and rail car manufacturers have informed us that there is a significant backlog on rail car orders; therefore, it may be costly to obtain rail cars in a timely fashion or rail cars may not be available at all. If demand for rail cars remains high, we may be required to pay higher prices than we currently anticipate to purchase rail cars, which would limit our ability to make a profit and cause our sales to decline. Moreover, if we do not obtain rail cars in the quantities we plan to use, we may not be able to operate our plants at full capacity, which could cause a decline in the value of our units.

RISKS RELATED TO THE ETHANOL INDUSTRY

Competition from the advancement of technology may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the existing South Dakota plants or the ethanol plants we are proposing to build into plants that will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Volatility in gasoline selling price and production cost may reduce our gross margins.

Ethanol is utilized both as a fuel additive to reduce vehicle emissions and as an octane enhancer to improve the octane rating of the gasoline with which it is blended. Therefore, the supply and demand for gasoline impacts the price of ethanol, and our business and future results of operations may be materially adversely affected if gasoline demand or price decreases.

Competition in the ethanol industry could limit our growth and harm our operating results.

The market for ethanol and other biofuels is highly competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, name recognition and financial, marketing and other resources than we do. We compete directly or indirectly with large companies, such as Archer-Daniels-Midland Company and Cargill, Inc., and with other companies that are seeking to develop large-scale ethanol plants and alliances. As of June 2006, the top ten producers accounted for approximately 46% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association. Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry due in part to their ability to attract sufficient supplies of corn at relatively low prices. Pressure from our competitors could require us to reduce our prices or increase our spending for marketing, which would erode our margins and could have a material adverse effect on our business, financial condition and results of operations.

Commencement of ethanol plant construction by other parties prior to us in the areas where we intend to build plants could force us to abandon one or more of our proposed plants.

At present, there are many individuals and groups that are attempting to build ethanol plants throughout the U.S. If a third party begins construction on a plant in or around the area of one of our proposed plants, lenders may not be willing to fund the debt we would need to build in the area. In addition, Fagen, ICM and other plant builders often refuse to construct plants nearby other ethanol plants. This could cause us to abandon or relocate one of our proposed plants, which could have a material adverse effect on our business, financial condition and results of operations.

As domestic ethanol production continues to grow, ethanol supply may exceed demand, causing ethanol prices to decline and the value of your investment to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits, causing the value of your investment to be reduced.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment.

Certain individuals believe that use of ethanol will have a negative impact on retail prices of gasoline. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could lower demand for our product and negatively affect our profitability.

Ethanol imported from Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

RISKS RELATED TO REGULATION AND GOVERNMENTAL ACTION

Loss of or ineligibility for favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS will begin at 4 billion gallons per year in 2006, increasing to 7.5 billion gallons per year by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. Because we intend to build plants with the capacity to annually produce 100 million gallons of ethanol each, we do not expect to qualify for this tax credit, which could hinder our ability to compete with other plants that will receive the tax credit.

The state of Nebraska has established a production tax credit for newly constructed facilities in production prior to June 30, 2004. As the program is currently structured, we are not eligible for these production tax credits since our Nebraska plant did not become operational by the June 30, 2004 production deadline. The program is scheduled to expire on June 30, 2012. Our inability to qualify for this production tax credit may make it more difficult to compete with other facilities in Nebraska that are eligible to receive the tax credit. This could negatively impact our profitability, causing a reduction in the value of your investment.

The Aberdeen plant operated by Heartland Grain Fuels is eligible for incentive payments from the State of South Dakota that have historically been $700,000 to $800,000 per year. There are no assurances that these incentive payments will continue.

A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.

We are subject to extensive air, water and other environmental regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees, and we will need to obtain a number of environmental permits to construct and operate the plants. In addition, it is likely that our debt financing for our plants will be contingent on our ability to obtain the various environmental permits that we will require.

We are in the process of applying for the permits necessary for construction and operation of our Nebraska plant and the Aberdeen plant expansion and have received some of these permits. We have not yet applied for the necessary permits for the Indiana and Minnesota plants. If for any reason any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Permit conditions could also restrict or limit the extent of our operations. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and continue to operate our ethanol plants. Failure to comply with all applicable permits and licenses could subject us to future claims or increase costs and materially adversely affect our business and results of operations.

Each ethanol plant we operate or intend to operate is subject to environmental regulation by the state in which the plant is located and by the U.S. Environmental Protection Agency. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts on the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. We may be liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties, including our employees and property owners or residents near our plants, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those plants. Additionally, the hazards and risks associated with producing and transporting our products (such as fires, natural disasters, explosions, abnormal pressures and blowouts) may also result in personal injury claims by third parties or damage to property owned by us or by third parties. We could sustain losses for uninsurable or uninsured events, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury to third parties or damage to property owned by us or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our business, results of operations and financial condition.

Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if obtain the required permits, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and cause you to lose some or all of your investment.

Delays in E85 pump certifications could decrease the market for ethanol and decrease production of flexible fuel vehicles, causing ethanol prices to decline and the value of your investment to be reduced.

While demand for ethanol may increase as a result of increased consumption of E85 fuel (a blend of 85% ethanol and 15% unleaded gasoline) in flexible fuel vehicles, there are some problems certifying pumps to dispense E85 fuel. In high concentrations, the alcohol in ethanol can corrode some types of metal, such as aluminum, and damage conventional rubber fittings and hoses.

Under some state laws, service stations will be required to have Underwriters Laboratories, Inc., known as UL, certified E85 pumps in the future. UL is a private product-safety group used by fire marshals and state agencies. At this time, UL has not certified any pumps to dispense E85 and in October 2006, it suspended its approval of various internal pump components while it completes its review. After UL suspended approval of pump components, the fire marshal in Columbus, Ohio closed two service stations in the city. UL estimates that it could take from six months to two years to finish its review of E85 pumps.

Should UL fail to approve pump components in the future, it could decrease the market for ethanol and reduce the value of your investment.

RISKS RELATED TO OUR UNITS

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units, and an active trading market will not develop as a result of our proposed registered securities offering. In order for our company to maintain its partnership tax status, unitholders may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). Therefore, we do not expect to apply for listing of the units on any securities exchange following our proposed registered securities offering. As a result, you should not expect to readily sell your units.

We have placed significant restrictions on transferability of the units.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and, therefore, may be required to assume the risks of investments in us for an indefinite period of time, which may be the life of our company. We have not developed an exit strategy.

To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly traded partnership rules under the tax code, which include, without limitation, the following:

•                  transfers by gift to the member’s descendants;

•                  transfer upon the death of a member;

•                  transfers between family members; and

•                  transfers that comply with the “qualifying matching services” requirements.

There is no assurance that an investor will receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Delaware Limited Liability Company Act, our operating agreement and the requirements of our creditors. Cash distributions are not assured, and we may never be in a position to make distributions. Our board may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion, the construction or acquisition of additional plants or other company opportunities. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in a reduction in the value of or the loss of your entire investment.

The presence of members holding 25% or more of the outstanding units is required to take action at a meeting of our members.

In order to take action at a meeting, a quorum of members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 25% quorum protects the company from actions being taken when less than 25% of the members have considered the matter being voted upon. However, this also means that the unitholders of a minority of outstanding units could pass a vote and take an action which would then bind all unitholders. Conversely, the requirement of a 25% quorum also means that members will not be able to take actions which may be in the best interests of the company if we cannot secure the presence in person, by proxy or by mail ballot of members holding 25% or more of the outstanding units.

You have limited voting rights.

You cannot exercise control over our daily business affairs and implement changes in our policy. Subject to the provisions in our operating agreement, our board of directors may modify our business plans without your consent.

In addition to the election of directors, you may vote only in a limited number of specific instances. These situations consist of the following matters, which require the affirmative vote of a majority of our membership voting interests:

•                  disposition of substantially all of our assets through merger, exchange or otherwise, except for dissolution of our company or a transfer of our assets to a wholly owned subsidiary;

•                  issuance of more than 20 million units; or

•                  causing our company to acquire debt or equity of any director or its affiliates, or otherwise making loans to a director or its affiliates in excess of $500,000.

Our units are subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.

Our units may be subject to dilution in value.

We may, in the future, adopt a unit incentive plan or otherwise grant units, options, warrants or other securities in order to attract and retain key personnel to operate our plants and to provide incentives to key management, consultants, directors and officers. These actions, if taken, could lower the value of our units and cause additional dilution to your investment and a reduction in your equity interest.

We may decide to build or acquire additional ethanol plants or undertake additional business ventures, which could affect our profitability and result in the loss of a portion or all of your investment.

In the future, we may explore the possibility of building or acquiring additional ethanol plants or undertaking unrelated business ventures. If we decide to take advantage of these opportunities, we might issue additional equity, which could dilute our units and cause us to incur additional significant debt obligations in order to fund the new construction or venture. Any proposed additional plants or ventures may also impose substantial additional demands on the time and attention of our executive officers and directors. If we decide to build or acquire additional plants or undertake other business ventures, we may not be successful, which could lead to an unrecoverable investment by us and you could lose a portion or all of your investment. Even if we are successful, the profitability of the operations of those additional plants and ventures will affect the value of your investment in our company.

RISKS RELATED TO TAX ISSUES

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS, HER OR ITS PARTICIPATION IN THE COMPANY MAY HAVE ON HIS, HER OR ITS FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our unitholders.

We might elect to convert our entity status from a limited liability company to a corporation, which would increase our tax burden.

If we elect to be organized as a corporation, we will be subject to Subchapter C of the Internal Revenue Code. We would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. Distributions made to investors would be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will also have less cash to distribute to our unitholders.

The IRS may classify your investment as a passive activity, resulting in your inability to deduct losses associated with your investment.

It is likely that an investor’s interest in us will be treated as a “passive activity” for tax purposes. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be a “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Unitholders will be required to pay tax on their allocated shares of our taxable income. We anticipate receiving an allocated share of the taxable income of Heartland Grain Fuels. We do not control distributions of cash by Heartland Grain Fuels. As a result, it is likely that an investor will receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction, causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

To the extent that we hold United States real property, non-U.S. investors may be subject to U.S. federal income tax (including withholding tax) in connection with the disposition of our units, and U.S. investors selling our units may be required to certify as to their status in order to avoid withholding.

A non-U.S. holder of our units will generally be subject to withholding of U.S. federal income tax with respect to distributions made by us. Moreover, a non-U.S. holder of our units not otherwise subject to U.S. federal income tax on gain from the sale or other disposition of our units may nevertheless be subject to U.S. federal income tax (including withholding) with respect to such sale or other disposition if we hold United States real property at the time of the sale or disposition.

If we elect to be reorganized as a corporation rather than a limited liability company, a non-U.S. holder of our units will generally be subject to withholding of U.S. federal income tax with respect to distributions made by us that are treated as dividends for U.S. federal income tax purposes. In addition, if we elect to be reorganized as a corporation, a non-U.S. holder of our units not otherwise subject to U.S. federal income tax on gain from the sale or other disposition of our units may nevertheless be subject to U.S. federal income tax (including withholding) with respect to such sale or other disposition if we are, or have been, a United States real property holding corporation at any time within the five-year period preceding the disposition (or the non-U.S. holder’s holding period if shorter). Generally, a corporation is a U.S. real property holding corporation if at any time the fair market value of its U.S. real property interests as defined in the Internal Revenue Code and applicable regulations equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Certain non-U.S. holders of our units may be eligible for an exception to the foregoing general rule if our units are regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and the non-U.S. holder holds no more than 5% of our outstanding units, directly or indirectly, during the relevant period, known as the 5% exception. If we are a United States real property holding corporation during the relevant time period, and the 5% exception does not apply, the buyer or other transferee of our units will generally be required to withhold tax at the rate of 10% on the sales price or other amount realized, unless the transferor furnishes an affidavit certifying that it is not a foreign person in the manner and form specified in the applicable U.S. Treasury regulations.

RISKS RELATED TO CONFLICTS OF INTEREST

Our directors have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our business.

Our directors have other management responsibilities and business interests apart from our business. Therefore, our directors may experience conflicts of interest in allocating their time and services between us and their other business responsibilities.

Our directors, officers or other affiliates may hold a substantial percentage of our units, which may result in a conflict of interest between their responsibilities to us and their own personal interests. Conflicts of interest may arise if the directors and officers, or other affiliates, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

Our directors Revis L. Stephenson III (who is also our chief executive officer) and Robert W. Holmes each hold a substantial percentage of our outstanding units. Mr. Stephenson currently owns a total of 299,000 of our units while Mr. Holmes is the beneficial owner of 145,000 units, including 115,000 units held through the Holmes Residuary Trust. These totals include restricted units we have transferred to Mr. Stephenson and Mr. Holmes pursuant to a project development fee agreement. To date, we have issued Mr. Stephenson and Mr. Holmes an aggregate of 125,000 restricted units in exchange for their efforts to organize and develop our company. These 125,000 units are subject to certain restrictions on ownership including a lock-up agreement impairing the transfer of these units until May 10, 2008. Mr. Stephenson may be entitled under this agreement to additional units, currently estimated at 26,580, up to 1% of the difference between $1.25 million and the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds $1.25 million.

We entered into deferred unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, our chief executive officer and chief operating officer, respectively, pursuant to their employment agreements. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, has the right to receive one newly issued unit per 1,000 gallons of ethanol production capacity acquired or built, and Gales Holdings, Inc., an entity owned by Mr. Gales, has the right to receive 0.15 newly issued units per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements will be 300,000 and 45,000 units, respectively.

Our director Robert W. Holmes is the current president of one of our depositories, Timberwood Bank, located in Tomah, Wisconsin.

Larry Cerny, our secretary and a member of our board of directors, is the co-founder and chairman of the board of Geotechnical Services, Inc., a geotech and environmental engineering firm. We have engaged Geotechnical Services to perform soil testing, geotechnical investigation services and a phase I environmental site assessment update for the site of the Nebraska plant.

The agreements with Messrs. Stephenson and Gales, our relationship with an affiliate of Mr. Holmes and our agreement with an affiliate of Mr. Cerny were not negotiated at arm’s length and may or may not be as favorable to us as those generally available from an unaffiliated third party. In addition, these arrangements could cause Messrs. Stephenson, Gales, Holmes and Cerny conflicts of interest in decision making related to our financing plan. These conflicts could threaten our ability to capitalize projects if these directors put their personal interests ahead of our best interests related to funding projects.

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants, including the Aberdeen plant expansion. Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became a member of our board of directors. The grain origination agreement could cause Mr. Locken a conflict of interest in decision making related to the operation of the South Dakota plants.

We may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put its financial interests ahead of ours.

Most of the cost of our projects will be paid to Fagen, Inc. and ICM, Inc. for the design and construction of our Nebraska, Indiana and Minnesota plants and the Aberdeen plant expansion. Fagen and ICM may experience conflicts of interest that cause them to put their financial interest in the design and construction of our plants ahead of our best interests. For example, they may seek high profit margins or seek additional funds to complete construction in lieu of absorbing certain costs. In addition, because of the extensive roles that Fagen and ICM will have in the construction and operation of the plants, it may be difficult or impossible for us to enforce claims that we may have against them. Such conflicts of interest may reduce our profitability and the value of the units.

Fagen, ICM and their affiliates may also have conflicts of interest with us because employees or agents of Fagen and ICM are involved as owners, creditors, builders and designers and in other capacities with other ethanol plants in the United States. We cannot require Fagen or ICM to devote their full time or attention to our activities. As a result, Fagen and ICM may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plants.

Our transactions with WDB, Inc. and Bettger Brothers Partnership may or may not be as favorable to us as those generally available from unaffiliated third parties.

We acquired an option to purchase real estate from WDB, Inc., which is owned by the brother of one of our directors, Robert Bettger, for our Nebraska plant. In connection with this real estate option, we entered into a planting agreement with Bettger Brothers Partnership, which is owned in part by Mr. Bettger. In that agreement, Bettger Brothers Partnership agreed to change its crop rotation and plant soybeans for the crop year 2005 instead of hybrid seed corn in exchange for our agreement to compensate it for associated lost profits. We subsequently exercised this option and purchased 112 acres from WDB, Inc. for a total of $672,000.

Our consulting agreement with BioEnergy Capital Consultants, LLC may or may not be as favorable to us as those generally available from unaffiliated third parties.

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development and equity consultants. BioEnergy Capital Consultants provided to us assistance with negotiation of various contracts and assistance in the planning of our initial equity marketing effort. In consideration of these consulting services, we issued 50,000 units to BioEnergy Capital Consultants. In addition, we paid to BioEnergy Capital Consultants $1,500 weekly or $375 daily on an as-needed basis for certain requested services. BioEnergy Capital Consultants is owned and operated in part by one of our former directors, John T. Porter, and we entered into this agreement when Mr. Porter was a member of our board of directors.

ITEM 3.           LEGAL PROCEEDINGS

None.

ITEM 4.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of fiscal year 2006.

PART II

ITEM 5.                                 MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Our units are subject to substantial restrictions on transfer and are not traded on any securities exchange.

Holders

There were 821 holders of record of our units as of December 27, 2006.

Issuer Purchases of Equity Securities

We did not make any purchases of our equity securities during the fourth quarter of fiscal year 2006.

Distributions

We have not made any cash distributions since our inception and we do not intend to declare any additional unit distributions or any cash distributions until after we satisfy any loan covenants required by our lenders. On

November 8, 2006, we closed on the acquisition of approximately 53% of the ownership interests in Heartland Grain Fuels and expect to generate earnings through our ownership interest. However, until we acquire the balance of the ownership interests in Heartland Grain Fuels and Dakota Fuels, its general partner, we will not have the ability to cause Heartland Grain Fuels to make distributions. Distributions are payable at the sole discretion of our board of directors. After operation of the Nebraska plant currently under construction begins, we may also receive net cash flow from the operations of the Nebraska plant. Subject to any loan covenants or restrictions with any lenders, we may elect to make a distribution by distributing “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. Subject to approval of distributions by the board of Heartland Grain Fuels, we may receive net cash flow from Heartland Grain Fuels. “Net cash flow” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unitholders. Our board may elect to retain future profits to provide operational financing for the plants, debt retirement, implementation of new technology and various expansion plans, including the possible construction of additional plants and development of new product lines. Additionally, our lenders may further restrict our ability to make distributions. Unitholders will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether we make any cash distributions to our members.

Units That May Be Issued Under Equity Compensation Plans

The following table depicts the units that were available for issuance under our equity compensation plans as of September 30, 2006. None of our equity compensation plans have been approved by our members.

	Number of units to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of units remaining available for future issuance under equity compensation plans (excluding units reflected in column a)
Equity compensation plans not approved by unitholders	356,730	not applicable	—

(1)             Includes 30,000 restricted units to be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement, an estimated 26,580 units that may be issued to Revis L. Stephenson III pursuant to a project development fee agreement and up to 345,000 units that may be issued to entities affiliated with Mr. Stephenson and Mr. Gales pursuant to restricted unit agreements. As of the date of this report, 44,850 units have been issued pursuant to the restricted unit agreements. Mr. Gales’ employment agreement, the project development fee agreement and the restricted unit agreements are described under Item 10 — “Executive Compensation.”

ITEM 6.                                 MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion may contain forward-looking statements regarding us, our business prospects and our results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described in Item 1A. - “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Commission that advise interested parties of the risks and factors that may affect our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION FOR ADVANCED BIOENERGY

OVERVIEW

This report contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this report.

We are a start-up Delaware limited liability company formed on January 4, 2005 for the purpose of constructing and operating plants to produce ethanol and distillers grains, as well as to operate other related biofuel businesses. We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska, known as the Nebraska plant. We are also planning to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Argos or Rochester, Indiana, known as the Indiana plant, as well as a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant. We do not expect to generate any revenue from a plant until that plant is completely constructed and operational.

On November 8, 2006, we closed on the acquisition of approximately 53% of the ownership interests in Heartland Grain Fuels, and we have agreed to purchase the balance of such interests, subject to certain closing conditions. Heartland Grain Fuels owns two existing ethanol plants, the Aberdeen and Huron plants, and plans to expand the Aberdeen plant. We expect to generate earnings through our ownership interest. Please see “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels,” which follows this section, for more information on Heartland Grain Fuels’ financial condition and operations.

Based upon engineering specifications produced by Fagen, the Nebraska plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate completing the construction of the Nebraska plant in September 2007. We expect the Nebraska plant will cost approximately $151.6 million to complete. This includes approximately $98.0 million (not including approximately $2 million allowance for change orders) to build the plant and an additional $51.6 million in other capital expenditures, start-up costs, working capital and interest. We are still in the construction phase, and until the Nebraska plant is operational, we will generate no revenue from the Nebraska plant.

Based upon engineering specifications produced by ICM, the Indiana plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 16 months from the date that we begin construction, which assumes we successfully complete our proposed registered securities offering and obtain our debt financing, and all necessary permits, to complete the construction of the Indiana plant. We expect the Indiana plant will cost approximately $175.0 million to complete. This includes start-up costs, working capital and interest. We are still in the development phase, and until the proposed Indiana plant is operational, we will generate no revenue from the Indiana plant.

Based upon engineering specifications produced by Fagen, the Minnesota plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 14 to 16 months from the date that we begin construction, which assumes we successfully complete our proposed registered securities offering and obtain our additional equity and debt financing, and all necessary permits, to complete the construction of the Minnesota plant. We have not yet determined the construction and start-up costs for the Minnesota plant. We are still in the early planning phase, and until the proposed Minnesota plant is operational, we will generate no revenue from the Minnesota plant.

In the future, we may explore the possibility of developing and building, or acquiring, one or more additional ethanol plants, or we may choose to enter other biofuel businesses. If we decide to take advantage of one or more of these opportunities, we may use a portion of the equity from our proposed registered securities offering, or we may issue additional equity, which could dilute your units. Additionally, we may incur additional significant debt obligations in order to fund new construction or acquisitions. Any proposed additional plants or businesses may also impose substantial additional demands on the time and attention of our directors and officers. If we decide to build or acquire one or more additional plants or enter into other biofuel businesses, we may not be successful, which could lead to a decline in our profitability and you could lose a portion or all of your investment. Even if we are successful in building or acquiring additional plants or entering into other biofuel businesses, the profitability of the operations of those additional plants or businesses will affect the value of your investment. In the event we do develop and build, or acquire, additional ethanol plants or other businesses and those plants or businesses are more or less profitable than the South Dakota plants, Nebraska plant, Indiana plant and Minnesota plant, it may have a negative effect on the value of your investment and you may lose a portion or all of your investment.

PLAN OF OPERATION THROUGH DECEMBER 2007

We expect to spend the period of time concluding in December 2007 focused primarily on operation of Heartland Grain Fuels’ Aberdeen and Huron plants, as well as expansion of the Aberdeen plant, plant construction for the Nebraska plant, project capitalization, site acquisition and development and plant construction for the Indiana plant, and project capitalization and site acquisition and development for the Minnesota plant.

We believe we have sufficient cash on hand to cover all costs associated with construction of the Nebraska plant, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. We will need to raise additional debt and equity to make significant progress on our other goals.

As of December 1, 2006, we have nine full-time employees and anticipate adding approximately 45 additional employees in connection with the commencement of operations at the Nebraska plant in September 2007. We also plan to hire additional employees as our company expands. As of December 1, 2006, Heartland Grain Fuels has 41 full-time employees and 1 part-time employee.

For a description of the project capitalization and discussion of plant construction relating to the Aberdeen plant expansion being pursued by Heartland Grain Fuels, see “Management’s Discussion and Analysis and Plan of Operation for Heartland Grain Fuels.”

Nebraska Plant

Project Capitalization

We estimate that it will cost approximately $151.6 million to complete the Nebraska plant and commence operations. These estimates are based on discussions with Fagen. The following figures are intended to be estimates only, and the actual costs may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this report.

Nebraska Plant
Project Requirement	Estimated Cost	Percent
Plant construction, land and infrastructure	$122,900,000	81.08%
Construction insurance costs	220,000	0.15%
Construction contingency	1,710,000	1.13%
Capitalized interest	2,000,000	1.32%
Rolling stock	400,000	0.26%
Financing and pre-production period costs	3,350,000	2.21%
Organization costs	3,000,000	1.98%
Working Capital	18,000,000	11.87%
Total	$151,580,000	100%

In March 2006, we raised $59.4 million net of offering expenses through the sale of units. To date, we believe we have secured sufficient debt and equity financing to complete the Nebraska plant.

Effective February 17, 2006, we entered into various loan agreements with Farm Credit Services of America, FLCA, known as Farm Credit, establishing a senior credit facility with Farm Credit for the construction of the Nebraska plant. The construction financing was in the amount of $79.5 million consisting of a $58.5 million term loan and a $21.0 million revolving term loan. Farm Credit has also established a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions that will not be effective until we begin operations. Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $60.0 million of equity and the delivery of attorney opinions. Farm Credit has appointed CoBank, ACB, to serve as its agent with regard to these loans.

Effective November 10, 2006, we assigned all of our rights and obligations under the loan agreements described in the preceding paragraph to our wholly owned subsidiary, ABE Fairmont, LLC. Following this assignment, Farm Credit and ABE Fairmont amended those agreements to extend the period during which ABE Fairmont may draw down funds, to shorten the period for their repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont and Farm Credit also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan and an additional $4.0 million revolving term loan for construction of the Nebraska plant. The terms and conditions of these loan agreements are substantially similar to those described above.

On April 1, 2006, we entered into a loan and trust agreement with the County of Fillmore, State of Nebraska and Wells Fargo, N.A. wherein Fillmore County issued and sold $7.0 million of subordinate exempt facilities revenue bonds, the interest on which is expected to be exempt from inclusion as gross income of the holder of the bonds for federal and state income tax purposes. Fillmore County has loaned the proceeds from the sale of these bonds to us, which proceeds are held in escrow by Wells Fargo pending release of the funds for qualified expenses.

We are seeking approximately $7.0 million in tax increment financing from the Village of Fairmont, Nebraska. Tax increment financing is a program created by state statute and provides city councils with the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We obtained approval from the city council of the Village of Fairmont of the redevelopment agreement in February 2006 and we anticipate that annexation of our plant site by the Village of Fairmont will be completed and closing will occur in the fourth calendar quarter of 2006. However, there is no guarantee that we will obtain tax increment financing or that if we do it will be in the amount currently anticipated.

We have received a $305,000 community development block grant to assist Fillmore County with road paving leading to the plant. Fillmore County will draw down directly on community development block grant funds.

Plant Construction and Start-Up of Nebraska Plant Operations

In order to build the Nebraska plant, in October 2005, we purchased 112 acres of land near Fairmont, Nebraska from WDB, Inc. for $672,000. In the same month, we purchased 148 acres of land in Fillmore County from Doris Gwen Ogden for $740,000.

In December 2005, we commenced site preparation for construction of the Nebraska plant. Our plant site consists of two adjacent parcels. We selected the site because of its location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the mainline BNSF railroad. In addition, the site is also in close proximity to the intersection of U.S. Highway 6 and 81. Our activities at this site for the next 12 months will include completion of final design and development of the plant. We also plan to negotiate and execute final contracts concerning the provision of necessary natural gas and marketing agreements for distillers grains.

Effective March 16, 2006, we entered into a lump-sum design-build agreement with Fagen to establish a 100 million gallons per year dry grind ethanol production facility on our plant site. Under the terms of the agreement, Fagen guarantees that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol. We expect that the plant will be substantially complete by September 2007, which is approximately 16 months after commencement of construction. Under the terms of the agreement, we will pay Fagen $98.0 million (not including approximately $2 million allowance for change orders), subject to any mutually agreed-upon adjustments and subject to a credit for any sums paid to Fagen Engineering, LLC for engineering performed pursuant to the phase I and phase II engineering services agreement. Fagen and Fagen Engineering, LLC are related entities.

On May 5, 2006, we entered into a track material purchase agreement with The Tie Yard Of Omaha to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts for approximately $1.6 million. On May 5, 2006, we entered into a real estate purchase agreement with Fillmore Western Railway Company for the purchase of certain property for railroad right of way and track material, as well as an easement to use their right of way for the purpose of underground pipeline and other utilities. The purchase price for the property is $500,000.

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska, whereby Perennial will supply all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service.

Indiana Plant

Project Capitalization

On June 15, 2006 we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC. Indiana Renewable Fuels has a letter of intent with ICM to construct a 100 million gallons per year dry mill corn-processing ethanol plant near Argos or Rochester, Indiana. We estimate that we will need approximately $175.0 million to cover all capital expenditures necessary to construct and complete the Indiana plant, make the Indiana plant operational, provide working capital for the plant and produce revenue. The following figures are intended to be estimates only, and the actual cost may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this report.

Indiana Plant
Project Requirement	Estimated Cost	Percent
Plant construction, land and infrastructure	$147,030,000	84.02%
Construction performance bond	650,000	0.37%
Construction insurance costs	250,000	0.14%
Construction contingency	2,000,000	1.14%
Capitalized interest	3,000,000	1.71%
Rolling stock	400,000	0.23%
Financing and pre-production period costs	3,500,000	2.00%
Working capital	18,170,000	10.38%
Total	$175,000,000	100%

Assuming the maximum is raised, our proposed registered securities offering is expected to generate net proceeds of at least $55.0 million to partially finance the construction and start-up costs of the Indiana plant. We intend to finance the balance of the costs for the Indiana plant through senior and subordinate debt financing. However, no definitive agreement has been reached on this debt financing. At this time, we do not know if the equity and debt financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain the financing. If we do not obtain the needed financing, we may:

•                  commence construction of the plant using all or a part of the equity funds raised while we seek other financing sources;

•                  hold the equity funds raised indefinitely in an interest-bearing account while we seek another financing source; or

•                  use the funds on another project.

In any of these situations, we may not successfully construct and commence operations of our proposed Indiana plant.

Indiana Site Acquisition and Development

While we do not yet own any real property in Indiana, we have options to acquire two separate parcels of real property near Rochester and Argos, Indiana. Pending completion of our proposed registered securities offering, we expect to continue work on the preliminary design and development of our proposed Indiana plant, site assessment, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts.

Plant Construction and Start-Up of Indiana Plant Operations

Assuming we obtain the necessary financing to complete the Indiana plant, we expect to commence construction in the fall of 2007 and complete construction of the proposed Indiana plant and commence operations in the first calendar quarter of 2009. Our work will include completion of the final design and development of the Indiana plant. We also plan to negotiate and execute finalized contracts concerning the construction of the Indiana plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains prior to completion of construction.

Minnesota Plant

We have an oral agreement with Fagen to enter into a design-build agreement to construct a 100 million gallons per year dry mill corn-processing ethanol plant near Northfield, Minnesota. No definitive agreement has been executed, and it is possible that the parties will not agree to terms and will not execute a design-build agreement. Over the next 12 months, we expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of financing and negotiating the design-build, corn supply, ethanol and distillers grains marketing, utility and other contracts.

Project Capitalization

We have not yet determined the construction and start-up costs for the Minnesota plant. We are expecting to use a portion of the proceeds from our proposed registered securities offering, assuming we raise the maximum amount offered, to continue to work on the preliminary design and development of the Minnesota plant. We anticipate that we will need to raise additional equity, senior debt and subordinate debt to fund construction and start-up costs of the Minnesota plant. No definitive agreements have been reached regarding this additional financing. At this time, we do not know if this financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain this financing. If we do not obtain the needed financing, we may choose not to construct the Minnesota plant.

Minnesota Site Acquisition and Development

We expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of equity and debt financing and negotiating the design-build, corn supply, ethanol and distillers grains marketing, utility and other contracts.

Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required. Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the township considers whether to adopt its own zoning code. If we are not able to have the land rezoned and obtain the required permits, we will not be able to build the Minnesota plant at its proposed site and will attempt to find another location to build the plant; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed site rezoned or that we will obtain the required permits.

Plant Construction and Start-Up of Minnesota Plant Operations

Assuming we obtain the necessary financing and permits to complete the Minnesota plant, we expect to begin construction of the proposed Minnesota plant no sooner than the fall of 2007 and commence operations between 14 and 16 months after construction begins. Over the next 12 months, we plan to complete final design of the Minnesota plant and negotiate and execute finalized contracts concerning the construction of the Minnesota plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains.

TRENDS AND UNCERTAINTIES IMPACTING THE ETHANOL INDUSTRY AND OUR FUTURE OPERATIONS

We are subject to industry-wide factors that affect the operating and financial performance of the South Dakota plants and will affect the operating and financial performance of the plants under development once they begin operations. These factors include, but are not limited to, the available supply and cost of corn from which the ethanol and distillers grains is processed; the cost of natural gas, which is used in the production process; dependence on our ethanol marketer and distillers grains marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

We expect ethanol sales to constitute the bulk of our revenues. Ethanol prices have recently been much higher than their ten-year average. However, due to the increase in the supply of ethanol from the number of new ethanol plants scheduled to begin production and the expansion of current plants, we do not expect current ethanol prices to be sustainable in the long term. Areas where we believe demand may increase are new markets in New Jersey, Pennsylvania, Maryland, Massachusetts, North Carolina, South Carolina, Michigan, Tennessee, Louisiana

and Texas. Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate, but it will not go into effect until 55 million gallons of ethanol are produced in the state.

We expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or government incentives could significantly impact demand for ethanol. On August 8, 2005, the Energy Policy Act of 2005 was signed into law containing a renewable fuel standard, known as the RFS. The RFS is a national program that will ensure that gasoline sold or introduced into commerce in the United States contains a particular volume of renewable fuel. The program will apply to refineries, blenders, distributors and importers as appropriate, but will not restrict the geographic areas in which renewable fuels may be used. The applicable volume of renewable fuel under the RFS will begin at 4 billion gallons in 2006 and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Energy Policy Act is expected to lead to approximately $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while the Energy Policy Act may cause ethanol prices to increase in the short term due to additional demand, supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings in the long term.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 85% ethanol and 15% unleaded gasoline for use in flexible fuel vehicles (FFVs). According to estimates of the Energy Information Administration, E85 consumption increased from a national total of 12.4 million gallons in 2000 to 23 million gallons in 2004. In the United States, there are currently about 3 million flexible fuel vehicles capable of operating on E85 and over 1,000 retail stations supplying it. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year.

Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by higher prices for oil and its refined components and by the federal Clean Air Act and federal regulations requiring the use of reformulated gasoline, known as RFG. RFG, which often contains ethanol, must be used in metropolitan areas with the most severe air pollution and in other areas where air quality is not in attainment with national standards. The Clean Air Act and federal regulations also require the use of oxygenated gasoline during the winter months in certain urban areas to reduce carbon monoxide emissions. The intent of the reformulated gasoline and oxygenated gasoline requirements is to reduce harmful emissions into the air. The application of the reformulated gasoline requirement to at least two metropolitan areas has been challenged and is currently at various stages of review. The EPA is engaged in rulemaking that will resolve the issue for Atlanta and will likely result in the eventual phase-out of the RFG requirement for Atlanta. The comment period for this rulemaking has closed, but no final rule has been issued. With respect to the other metropolitan area, Baton Rouge, Louisiana, the courts have sent the issue back to the EPA for reconsideration as to whether the RFG requirement should apply to that area. In the future, the combination of additional supply, successful challenges to the application of the RFG program and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.

Consumer resistance to the use of ethanol may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment. Certain individuals believe that use of ethanol will have a negative impact on prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could negatively affect our ability to sell our product and negatively affect our profitability.

We expect ethanol prices will be positively impacted by blenders and refineries increasing their use of ethanol in response to environmental liability concerns about methyl tertiary butyl ether or MTBE and increased consumer acceptance and exposure of ethanol. For instance, if gasoline prices continue to trend higher, consumers will look for lower priced alternative fuels. The Consumer Federation of America recently published a report that states that consumers could save up to $0.08 per gallon at the pump if ethanol were blended at 10%. Since ethanol-blended fuel is expected to be a less expensive alternative for consumers, the demand for such ethanol-blended fuel could increase, thus increasing the overall demand for ethanol. This could positively affect our earnings.

However, the recent voluntary shift away from MTBE to ethanol has put increased focus on America’s ethanol and gasoline supplies. Legislation was recently introduced in the U.S. Senate and House of Representative that would strike the $0.54 secondary tariff on imported ethanol due to concerns that the recent spikes in retail gasoline prices are a result of ethanol supplies. Management believes these concerns over ethanol supplies are misguided. The Energy Information Administration estimates that 130,000 barrels per day of ethanol will be needed to replace the volume of MTBE refiners have chosen to remove from the gasoline pool. According to the U.S. International Trade Association, U.S. fuel ethanol production has soared to 333,000 barrels per day in September 2006, clearly enough ethanol to meet the new MTBE replacement demand while continuing to supply existing markets. Further, ethanol production capacity continues to increase as new plants come on-line. Nevertheless, if the legislation is passed, the price of ethanol may decrease, negatively affecting our earnings.

TECHNOLOGY DEVELOPMENTS

A new technology has recently been introduced to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities). The oil could then be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. The FWS Group of Companies, headquartered out of Canada with offices in the United States, is currently working on a starch separation technology that would economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel, leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plants.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the existing South Dakota plants or the ethanol plants we are proposing to build into plants that will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2006, we have total assets of approximately $87.6 million consisting primarily of cash, prepaid expenses, deferred offering and financing costs and construction in progress. We have current liabilities of approximately $16.0 million consisting primarily of our accounts payable and long-term debt of $7.0 million consisting of our tax-exempt and subordinated bonds and other debt financing. Since our inception through September 30, 2006 we have an accumulated deficit of approximately $2.0 million. Total members’ equity as of September 30, 2006 was approximately $64.6 million. Since our inception, we have generated no revenue from operations. For the period from inception to September 30, 2006, we had a net loss of approximately $2.0 million, primarily due to start-up business costs and related professional fees.

Based on our business plan and current construction cost estimates, we believe the Nebraska plant will cost approximately $151.6 million to construct and start operations, the Indiana plant will cost approximately $175.0 million to construct and start operations and the Aberdeen plant expansion will cost approximately $78.0 million to construct and start operations. We have not yet determined the construction and start-up costs for the Minnesota plant. We believe we have sufficient equity, debt financing, government incentives and grants to complete the Nebraska plant. We expect to require significant equity and debt financing to complete the Indiana and Minnesota plants and Aberdeen plant expansion.

Senior Credit Facility for the Nebraska Plant

Effective February 17, 2006, we entered into a loan agreement with Farm Credit establishing a senior credit facility with Farm Credit for the construction of a 100 million gallons per year ethanol plant. The construction financing is in the amount of $79.5 million consisting of a $58.5 million term loan, known as term loan A, and a $21.0 million revolving term loan, known as term loan B. Farm Credit also extended to us a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions, which will not be effective until we begin operations. Farm Credit has appointed CoBank, ACB, to serve as its agent with regard to these loans.

Effective November 10, 2006, we assigned all our rights and obligations under the loan agreements described in the preceding paragraph to our wholly owned subsidiary, ABE Fairmont, LLC. Immediately following this assignment, Farm Credit and ABE Fairmont amended those agreements to extend the period during which ABE Fairmont may draw down funds, to shorten the period for their repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont and Farm Credit also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan, known as term loan C, and an additional $4.0 million revolving term loan, known as term loan D for construction of the Nebraska plant. The terms and conditions of these loan agreements are substantially similar to those described above.

We paid an origination fee of $397,500 to Farm Credit for term loan A. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan B. For the grain inventory and futures revolving credit facility, we paid an origination fee of $12,500. A commitment fee of 0.25% per annum is payable on a monthly basis on the unused portion of the grain inventory and futures revolving credit facility. ABE Fairmont paid an origination fee of $72,500 to Farm Credit for term loan C. A commitment fee at a rate of 0.625% per annum is payable on a monthly basis on the unused portion of term loan D.

ABE Fairmont may select a rate of interest for each term loan at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank or at LIBOR plus 3.4% per annum. ABE Fairmont may select a rate of interest for the grain inventory and futures revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank or at LIBOR plus 3.1% per annum.

Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $49.1 million of equity (less any tax increment financing proceeds and the proceeds we receive from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay term loan A as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lesser of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all of these cash flow payments.

On the earlier of December 1, 2014 or six months following complete repayment of term loan A, ABE Fairmont will begin repayment of term loan B in $5.0 million increments due every six months. ABE Fairmont will repay the grain inventory and futures revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

ABE Fairmont must repay term loan C and term loan D in full on June 1, 2009.

In November 2006, we assigned all of our right, title and interest in the Nebraska plant to ABE Fairmont. The loans owed to Farm Credit are secured by a first mortgage on all of ABE Fairmont’s real estate and a lien on all of ABE Fairmont’s personal property. ABE Fairmont has agreed to purchase $1,000 worth of stock in Farm Credit Services of America, ACA that will also be pledged as security for the loans. If ABE Fairmont prepays any portion of term loan A or term loan B through a refinancing prior to July 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges. If ABE Fairmont prepays any portion of term loan C or term loan D through a refinancing prior to June 1, 2009, ABE Fairmont will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions to Advanced BioEnergy except as follows: (i) for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution to Advanced BioEnergy of 50% of ABE Fairmont’s net profit for the applicable fiscal year if Farm Credit has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont may make distributions to Advanced BioEnergy exceeding 50% of its net income if it has made the required cash flow payment for that fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to Advanced BioEnergy.

Upon the occurrence of an event of default or an event that will lead to a default, Farm Credit may upon notice terminate its commitment to loan funds to ABE Fairmont and declare the entire unpaid principal balance of the loans, plus accrued interest, immediately due and payable. An event of default includes, but is not limited to, ABE Fairmont’s failure to make payments when due, insolvency, any material adverse change in ABE Fairmont’s financial condition or ABE Fairmont’s breach of any of the covenants, representations or warranties its has given in connection with the loans.

Fillmore County Subordinate Exempt Facilities Revenue Bonds for the Nebraska Plant

On April 1, 2006, we entered into a loan and trust agreement with the County of Fillmore, State of Nebraska and Wells Fargo, N.A. wherein Fillmore County issued and sold $7.0 million of subordinate exempt facilities revenue bonds, the interest on which is expected to be exempt from inclusion as gross income of the holder of the bonds for federal and state income tax purposes. Fillmore C ounty has loaned the proceeds from the sale of these bonds to us, the net proceeds of which equal approximately $5.6 million.

We agreed to repay the loan by making loan payments to Fillmore County in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon on December 1, 2017, upon redemption, upon acceleration or when otherwise payable. Our obligation to make the loan payments under the loan and trust agreement is evidenced by the execution and delivery of a promissory note. Repayment of the bonds and the security for the bonds is subordinate to our senior credit facility with CoBank and Farm Credit.

The proceeds of the bonds are to be used, in order (i) to provide financing for a portion of the costs of the acquisition and installation of certain eligible solid waste disposal facilities at the Nebraska plant; (ii) to fund a debt service reserve fund; (iii) to pay interest during construction in an amount approximately equal to 20 months’ interest on the bonds; and (iv) to pay a portion of the costs of issuance of the bonds.

Defaults under the loan and trust agreement include, but are not limited to: (i) failure to pay any installment of principal or any payment of interest or premium on the loan or the note; (ii) failure to observe or perform any of the covenants, agreements or conditions contained in the loan and trust agreement or in the security documents; and (iii) falseness of any representation or warranty in any material adverse respect as of the time made or given. Upon the occurrence of a default, Wells Fargo may declare all loan repayments for the remainder of the term of the loan and trust agreement to be immediately due and payable by us and may declare the entire outstanding principal balance of the loan, together with all interest accrued thereon, to be due and payable and take whatever action at law or in equity to collect the loan repayments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant under the loan and trust agreement. However, the ability of Wells Fargo to take these actions upon default is also subject to certain terms and conditions found in a debt subordination agreement between CoBank, us and Wells Fargo.

The bonds are secured by a subordinate deed of trust and security agreement granted by us to Wells Fargo pursuant to which we conveyed to Wells Fargo a mortgage lien on the real property and fixtures constituting the Nebraska plant and security interests in all tangible personal property located on the mortgaged real property or used in connection with the Nebraska plant as security for repayment of the bonds. The lien of the subordinate deed of trust shall be subordinate to the lien of a deed of trust and security agreement given by us in favor of CoBank and Farm Credit.

Tax Increment Financing for the Nebraska Plant

We are seeking net proceeds of approximately $5.3 million in tax increment financing from the Village of Fairmont, Nebraska. Tax increment financing is a program created by state statute that provides city councils the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We obtained approval from the city council of the Village of Fairmont of the redevelopment agreement in February 2006 and we anticipate that annexation of our plant site by the Village of Fairmont will be completed and closing will occur in the fourth calendar quarter of

2006. However, there is no guarantee that we will obtain tax increment financing or that if we do it will be in the amount currently anticipated.

Community Development Block Grant for the Nebraska Plant

We have received a $305,000 community development block grant to assist Fillmore County with road paving leading to the plant. Fillmore County will draw down directly on community development block grant funds.

FUTURE CAPITAL REQUIREMENTS

We believe that we have secured sufficient funds to complete construction and start-up of the Nebraska plant. Our future capital requirements will primarily depend on the cost and timing to complete the Aberdeen plant expansion, Indiana plant and Minnesota plant and the number of additional plants we construct or acquire, the timing of those plant openings or acquisitions within a given fiscal year and the need to fund operating losses, as well as the terms of any other corporate opportunities we undertake. These requirements will include costs directly related to constructing or acquiring new ethanol plants and may also include costs necessary to ensure that our infrastructure, including technology and distribution capabilities, is able to support multiple plants. We can provide no assurances at this time as to the timing of such an expansion, or whether such an expansion will occur.

Based on our business plan and current construction cost estimates, we believe the Aberdeen plant expansion construction and start-up (including working capital) will cost approximately $78.0 million, we believe the Indiana plant construction and start-up (including working capital) will cost approximately $175.0 million, and we do not yet have cost estimates for the Minnesota plant. We are seeking to raise a maximum of $100.0 million of equity in our proposed registered securities offering. Depending on the level of equity raised in our proposed registered securities offering, we expect to require significant debt financing to fund the Aberdeen plant expansion and the Indiana plant, as well as additional equity and debt financing to fund the Minnesota plant. If we raise only the $40.0 million minimum in our proposed registered securities offering, we will need to raise significant additional equity financing (at least $51 million), to complete the Indiana plant. Even if we raise $100.0 million in our proposed registered securities offering, we will still need to raise significant additional equity financing to construct the Minnesota plant.

If we receive proceeds from the offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from the offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment would be subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive proceeds from the offering by February 2007, we will need to raise subordinated debt in order for Heartland Grain Fuels to continue funding the Aberdeen plant expansion as scheduled. If we are able to raise subordinated debt, we plan on contributing funds as needed in the form of debt or equity to Heartland Grain Fuels in order to enable it to continue funding the Aberdeen plant expansion. We are in the process of exploring various alternatives for subordinated debt financing, but there are no assurances that we will be able to obtain subordinated debt financing on acceptable terms or at all or if we can obtain it, whether we will be able to obtain the approvals necessary to finance the Aberdeen plant expansion.

We do not have definitive contracts with any bank, lender or financial institution for debt financing for the Indiana plant or the Minnesota plant and there is no assurance that we will be able to secure this financing. Completion of the Indiana plant relies entirely on our ability to attract these loans and close on sufficient funds in our proposed registered securities offering. Completion of the Minnesota plant relies in part on our ability to raise sufficient equity and debt financing.

With the placement of the subordinated exempt facilities revenue bonds to Fillmore County, we have an obligation that may require funding if our cash flows from operations will not cover repayment of these bonds.

We intend to satisfy our capital requirements in fiscal 2007 with existing cash and funds available under our credit facility, cash generated from operations, primarily from our South Dakota plants, assuming that Heartland Grain Fuels makes distributions, and the proceeds from our proposed registered securities offering. However, if capital requirements for our business strategy change, or other factors change our capital requirements, we may need to seek additional debt or equity financing in the public or private markets. There is no assurance that financing will be available to us on acceptable terms or at all.

INTEREST RATE RISK

Our earnings in the future may be affected by changes in interest rates due to the impact those changes have on our interest expense on borrowings under our credit facility. Our outstanding subordinated exempt facilities revenue bonds carry a fixed rate of interest. As of September 30, 2006, we had no floating rate indebtedness. We have not contracted for any derivative financial instruments. We have no international sales. Substantially all of our purchases are denominated in U.S. dollars.

HEDGING AND OTHER RISK MITIGATION STRATEGIES

We manage our exposure to various risks through a risk management policy, which calls for the quantification and evaluation of market-based risk. We also have a risk management committee that monitors compliance with the risk management policy and advises the board of directors on forward pricing and risk management issues.

To mitigate price risk caused by market fluctuations in commodities such as corn, ethanol, natural gas and distillers grains, we may enter into exchanged traded commodities futures, options, cash contracts and over-the-counter instruments from time to time. These hedging instruments also expose us to unrealized gains and losses, which are offset by physical positions in the cash market. Fixed price contracts present the risk of financial loss in situations of default by the other party.

IMPACT OF INFLATION

We believe that inflation has not had a material impact on our results of operations since inception. We cannot assure you that inflation will not have an adverse impact on our operating results and financial condition in future periods.

OFF-BALANCE SHEET ARRANGEMENTS

Advanced BioEnergy has no off-balance sheet arrangements.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.

Subsequent to our seed capital offering, our original two members received compensation in the form of restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Nebraska plant. The restriction will be removed as services are provided and selected milestones are achieved. The earned portion of the $1.25 million is being expensed as start-up expenses. As of September 30, 2006, $1,011,905 had been earned and expensed with the remaining $238,095 included in unearned compensation.

We will defer offering costs relating to our proposed registered securities offering until the sale of units is completed. Upon issuance of the units, these costs will be netted against the proceeds received. If our proposed registered securities offering is not completed, such costs will be expensed.

POSSIBLE FUTURE GRANTS, GOVERNMENT PROGRAMS, TAX CREDITS AND TAX INCREMENT FINANCING

We plan to apply for tax incentives available under the Employment and Investment Growth Act available for economic development in Nebraska. We plan to apply for a project development grant from the U.S. Department of Agriculture. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION FOR HEARTLAND GRAIN FUELS

OVERVIEW

This report contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this report.

Heartland Grain Fuels owns and operates ethanol plants located in Aberdeen and Huron, South Dakota, with a combined ethanol production capacity of approximately 39 million gallons per year. In addition to producing ethanol, Heartland Grain Producers produces and sells wet distillers grains, dry distillers grains and condensed distillers solubles as ethanol co-products. Assuming the successful completion of our proposed registered securities offering, we expect to complete an expansion of Heartland Grain Fuels’ Aberdeen plant during the first calendar quarter of 2008, which will increase Heartland Grain Fuels’ production capacity by approximately 40 million gallons per year.

The table below provides an overview of Heartland Grain Fuels’ ethanol plants that are in operation or under construction as of December 1, 2006.

	Aberdeen Plant	Huron Plant(1)	Aberdeen Expansion(2)
Location	Aberdeen, South Dakota	Huron, South Dakota	Aberdeen, South Dakota
Year completed or scheduled to be completed	1992	1999	First Calendar Quarter 2008
Annual ethanol capacity (in millions of gallons)	9	30	40
Primary energy source	Natural Gas	Natural Gas	Natural Gas
Estimated distillers grains production per year (3)	30,000 tons	95,000 tons	130,000 tons
Estimated corn processed per year	3.3 million bushels	11.1 million bushels	14.8 million bushels

(1)             The production capacity of the Huron plant was expanded from 12 million gallons per year to 30 million gallons per year in July 2006.

(2)             Construction of the Aberdeen plant expansion commenced in 2006.

(3)             Amounts represent the aggregate production of wet and dry distillers grains, converted to dry equivalent tons.

RECENT DEVELOPMENTS

Combination with Advanced BioEnergy

On November 8, 2006 the first closing of the Heartland Grain Fuels transaction occurred. As a result of the acquisition, SDWG and Aventine received cash and units in exchange for all of their limited partnership interests in Heartland Grain Fuels, and the common shares of Dakota Fuels owned by SDWG. After giving effect to the first closing, we own approximately 53% of the limited partnership interests in Heartland Grain Fuels and 51% of the common shares of Dakota Fuels. We also have an agreement to purchase all of the limited partnership interest in Heartland Grain Fuels and the common shares of Dakota Fuels owned by Heartland Producers, which would result in our owning 100% of Heartland Grain Fuels and Dakota Fuels. Subject to the approval of Heartland Producers’ members and satisfaction of certain closing conditions, we expect to close the transaction with Heartland Producers during the first calendar quarter of 2007.

Marketing Arrangements

As a member of the Aventine marketing alliance, all of Heartland Grain Fuels’ ethanol is sold to Aventine and priced through a pooling of Heartland Grain Fuels and other producers’ ethanol that is sold by Aventine to third parties. In connection with our purchase of Aventine’s limited partnership interests in Heartland Grain Fuels, Heartland Grain Fuels amended its marketing agreement with Aventine, effective December 1, 2006, to extend the term until November 2008, amend the timing of payment and modify the commission to be paid by Heartland Grain Fuels, and to include certain confidentiality provisions. After the initial term, the agreement will automatically renew for successive one-year terms unless terminated by either party upon one year’s prior written notice.

Grain Origination

In connection with our purchase of SDWG’s limited partnership interests in Heartland Grain Fuels and common shares in Dakota Fuels, Heartland Grain Fuels entered into a new grain origination agreement with SDWG. The term of the grain origination agreement is 10 years unless terminated earlier in accordance with its terms. SDWG has agreed to sell corn to Heartland Grain Fuels’ plants based on its projected use of corn. Heartland Grain Fuels may also purchase corn from other parties, subject to certain restrictions.

Credit Facility

Heartland Grain Fuels indirectly borrows funds from CoBank, ACB through an arrangement with Dakota Fuels. Pursuant to this arrangement, Heartland Grain Fuels borrows funds from Dakota Fuels pursuant to a master loan agreement, revolving term loan supplement and multiple advance term loan supplement. Dakota Fuels obtains funds to be loaned to Heartland Grain Fuels pursuant to loan agreements with CoBank that are substantially similar to the loan agreements between Heartland Grain Fuels and Dakota Fuels.

In connection with our combination with Heartland Grain Fuels, Heartland Grain Fuels and Dakota Fuels entered into an amendment to the master loan agreement dated October 27, 2005, a revolving term loan supplement, and a multiple advance term loan supplement. Dakota Fuels and CoBank also entered into an amendment to the master loan agreement dated October 27, 2005, a revolving term loan supplement and a multiple advance term loan supplement. Pursuant to the amended loan agreements, Heartland Grain Fuels may borrow up to $6.75 million and $35.25 million under the revolving term loan supplements and multiple advance term loan supplements, respectively. Amounts borrowed under the revolving term loan supplements may be repaid and reborrowed. Amounts borrowed under the multiple advance term loan supplement and later repaid may not be reborrowed. Amounts borrowed are due on January 20, 2008. Currently, Heartland Grain Fuels and Dakota Fuels have $3.4 million of funds available to borrow under these loans.

COMPONENTS OF REVENUES AND EXPENSES

Total Revenues

Heartland Grain Fuels’ primary source of revenue is the sale of ethanol produced at its Aberdeen and Huron plants. Sales of ethanol accounted for 88% of Heartland Grain Fuels’ sales in 2005 and 85% of Heartland Grain Fuels’ sales in 2004. Heartland Grain Fuels’ other sales are generated from the sale of distillers grains and condensed distillers solubles, which are co-products of the ethanol production process. The selling price Heartland Grain Fuels realizes for its ethanol is largely determined by the market supply and demand for ethanol. The selling price of co-products is largely determined by the market supply and demand of livestock protein feed supply, including alternatives to co-products of the ethanol production process. Recently, the demand for ethanol co-products has been lower than in previous years due to increased supplies of soy hulls in the livestock protein feed marketplace. The demand and markets for ethanol and ethanol co-products are independent of one another.

Cost of Sales and Gross Income

Heartland Grain Fuels’ gross income is derived from its sales less cost of sales. Heartland Grain Fuels’ cost of sales is mainly affected by the cost of corn and natural gas. Corn is Heartland Grain Fuels’ most significant raw material cost. The price of corn is influenced by weather conditions and other factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The spot price of corn tends to rise during the spring planting season in May and June and tends to decrease during the fall harvest in October and November. Heartland Grain Fuels purchases natural gas to power steam generation in its ethanol production process and to dry its distillers grains. Natural gas represents Heartland Grain Fuels’ second largest cost. The price of natural gas is affected by weather conditions and general economic, market and regulatory factors. Historically, corn costs have accounted for approximately 53.0% of total cost of sales, while natural gas costs have accounted for approximately 17.5% of total cost of sales. Expenses for wages and benefits, depreciation, interest expense, enzymes, chemicals, electricity, water and repairs and maintenance comprise the remaining 29.5% of total cost of sales. Heartland Grain Fuels expects interest expense, net of interest capitalized as part of the Aberdeen plant expansion, to increase significantly as a result of its increased debt incurred in connection with the transactions with Advanced BioEnergy.

General and Administrative Expenses

General and administrative expenses consist of telephone, postage, professional fees, contributions, dues and subscriptions and office supplies.

Other Operating Income

Other operating income includes state incentive income, interest income and miscellaneous income. The State of South Dakota pays an incentive to operators of ethanol plants to encourage the growth of the ethanol industry. Each plant is eligible to receive an aggregate of $10 million, payable up to $1 million per year. Heartland Grain Fuels generally receives payment between $700,000 and $800,000 per plant per year. The amounts are dependent on annual allocations by the State of South Dakota and the number of eligible plants. This incentive terminated for the Aberdeen plant in 2004. Heartland Grain Fuels expects this incentive to terminate for the Huron plant in 2011. Heartland Grain Fuels does not expect to receive this incentive for the Aberdeen plant expansion.

RESULTS OF OPERATIONS

Heartland Grain Fuels did not complete the expansion of its Huron plant from 12 to 30 million gallons per year until July 2006. The Aberdeen plant expansion is scheduled to be completed during the first calendar quarter of 2008. The results for the historical periods presented are not representative of the results that Heartland Grain Fuels expects to achieve in the future due in part to its expanded Huron plant and the expansion of its Aberdeen plant.

The following table sets forth, for the periods indicated, revenues, expenses and net income, and the percentage relationship to sales of specified items in Heartland Grain Fuels’ consolidated income statement:

	Year Ended December 31,						Nine Months Ended September 30,
	2003		2004		2005		2005		2006
							(unaudited)
	(in thousands, except percentage data)
Sales	$31,321	100%	$36,043	100%	$36,501	100%	$27,474	100%	$38,001	100%
Cost of sales	32,458	103.6	35,462	98.4	33,453	9.2	25,129	91.5	28,095	73.8
Gross income (loss)	(1,137)	(3.6)	581	1.6	3,048	8.4	2,345	8.5	9,906	26.2
Other operating income	1,638	5.2	1,367	3.8	765	2.1	494	1.8	632	1.7
General and administrative expenses	175		148		148		115		187
Operating net income	325	1.0	1,800	5.0	3,665	10.0	2,724	9.9	10,351	27.4
Patronage dividend income	74		87		139		81		53
Net income	$399	1.3%	$1,887	5.2%	$3,805	10.4%	$2,805	10.2%	$10,404	27.5%

NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005

Sales

Sales for the nine months ended September 30, 2006 were $38.0 million, compared to $27.4 million for the nine months ended September 30, 2005, an increase of $10.6 million or 38.7%. The increase in sales was primarily the result of record high ethanol prices, which were approximately 55 cents per gallon higher during the first nine months of 2006 compared to the same period in 2005. Sales also increased due to increased production at the Huron plant in August and September 2006 as a result of the expansion.

Sales from co-products decreased $0.6 million, or 21.8%, to $2.9 million for the nine months ended September 30, 2006 from $3.5 million for the nine months ended September 30, 2005. The decrease in co-product sales was primarily the result of a weaker livestock protein feed market due to an excess supply of soybean co-products.

Cost of Sales

Cost of sales for the nine months ended September 30, 2006 was $28.1 million, compared to $25.1 million for the nine months ended September 30, 2005, an increase of $3.0 million or 12.0%. This increase was primarily the result of increased cost of sales for the Huron plant due to the completion of the expansion in July 2006. The cost of sales for the Aberdeen plant was relatively unchanged when comparing the first nine months of 2006 and 2005.

Corn costs increased $0.5 million, or 3.8%, to $13.7 million for the nine months ended September 30, 2006 from $13.2 million for the nine months ended September 30, 2005. Corn costs represented 49.2% of cost of sales for the nine months ended September 30, 2006 and 52.5% of cost of sales for the nine months ended September 30, 2005. The increase in corn costs was due to an increase in number of bushels purchased as a result of the Huron expansion, which was offset by the fact that the average price paid per bushel was approximately $0.05 less during the first nine months of 2006 compared to the same period in 2005.

Natural gas costs increased $0.4 million, or 8.7%, to $5.0 million and accounted for 18.0% of cost of sales for the nine months ended September 30, 2006 from $4.6 million and 18.5% of cost of sales for the nine months ended September 30, 2005. The increased cost of natural gas was primarily attributable to increased volume purchased as a result of the Huron plant expansion.

The remaining $2.1 million increase in cost of sales was due primarily to increased depreciation, interest expense, wages and benefits, and denaturant costs in 2006 when compared to 2005 due primarily to the expansion of the Huron plant.

Gross Income

Gross income increased $7.5 million from $2.3 million or 8.5% of sales for the nine months ended September 30, 2005 to $9.9 million or 26.1% of sales for the same period in 2006. This increase was primarily a result of the record-high ethanol prices during the first nine months of 2006 and a decrease in the per bushel price of corn during the same period.

Other Operating Income

Other operating income increased $.1 million, or 27.9%, to $.6 million for the nine months ended September 30, 2006 from $.5 million for the nine months ended September 30, 2005. The increase was primarily the result of interest income earned on cash and cash equivalents.

General and Administrative Expenses

The increase in general and administrative expenses to $187,000 for the nine months ended September 30, 2006 from $115,000 for the nine months ended September 30, 2005 is primarily attributable to higher professional fees in 2006 in connection with the combination of Heartland Grain Fuels and Advanced BioEnergy.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Sales

Sales for 2005 were $36.5 million, compared to $36.0 million for 2004, an increase of $0.5 million or 1.3%. The increase in sales was due to slightly higher ethanol prices and slightly higher production for 2005 compared to 2004. The weighted average price realized on Heartland Grain Fuels’ sales of ethanol increased to $1.45 per gallon, or 2.8%, for 2005 from $1.41 per gallon for 2004. Accordingly, sales from ethanol increased $1.7 million, or 5.6%, to $32.0 million for 2005 from $30.3 million for 2004. Heartland Grain Fuels produced a total of 22.2 million gallons of fuel ethanol in 2005, compared to 21.4 million gallons in 2004.

Sales from co-products decreased $1.5 million, or 24.5%, to $4.5 million for 2005 from $6.0 million for 2004. Co-product sales decreased primarily due to lower prices in the livestock protein feeds market for ethanol co-products. The drop in prices resulted from an increase in the supply of soy hulls due to an increased amount of soybeans being crushed for oil and various other uses.

Cost of Sales

Cost of sales for 2005 was $33.5 million, compared to $35.5 million for 2004, a decrease of $2.0 million or 5.7%, due primarily to a decrease in the cost of corn in 2005 compared to 2004. However, higher natural gas costs in 2005 offset some of the corn savings.

Corn costs decreased $4.2 million, or 19.8%, to $16.9 million for 2005 from $21.1 million in 2004. Corn costs represented 50.6% of cost of sales for 2005 and 59.4% of cost of sales for 2004. This decrease was primarily the result of a 55 cent per bushel decrease in the cost of corn in 2005 compared to 2004.

Natural gas costs increased $1.8 million, or 34.5%, to $7.0 million, and accounted for 20.9% of cost of sales for 2005 and accounted for 15.5% of cost of sales for 2004. The increased cost of natural gas as a percentage of cost of sales was primarily attributable to increased natural gas prices during the year.

Gross Income

Gross income increased $1.9 million from $1.9 million or 5.4% of sales for the year ended December 31, 2004 to $3.8 million or 10.4% of sales for the same period in 2005. This increase was primarily the result of decreased corn costs and a slight increase in ethanol prices, which were partially offset by higher natural gas costs.

Other Operating Income

Other operating income decreased $0.60 million, or 44.0%, to $0.77 million for 2005 from $1.37 million for 2004. The decrease was primarily the result of the Aberdeen plant receiving the maximum aggregate amount of state incentive money attributable to production during 2004. Heartland Grain Fuels received an aggregate of $10 million in incentives with respect to the Aberdeen plant late in 2004. The Huron plant has approximately $6 million of incentives to recover as of December 31, 2005.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Sales

Sales for 2004 were $36.0 million, compared to $31.3 million for 2003, an increase of $4.7 million or 15.1%. The increase in sales was primarily the result of a 22 cent per gallon increase in the price of ethanol in 2004 compared to 2003. Heartland Grain Fuels produced a total of 21.4 million gallons of fuel ethanol in 2004, compared to 21.3 million gallons in 2003.

Sales from co-products increased $0.5 million, or 7.7%, to $6.0 million for 2004 from $5.5 million for 2003. The increase was the result of slightly higher co-product prices due in part to the fact that more co-products were sold locally in 2004.

Cost of Sales

Cost of sales for 2004 was $35.5 million, compared to $32.5 million for 2003, an increase of $3.0 million or 9.3%, due primarily to an increase in the cost of corn in 2004 compared to 2003.

Corn costs increased $3.5 million, or 19.9%, to $21.1 million for 2004 from $17.6 million in 2003. Corn costs represented 59.4% of cost of sales for 2004 and 54.2% of cost of sales for 2003. This increase was primarily the result of a 42 cent per bushel increase in the cost of corn in 2004 compared to 2003, as natural gas costs only increased $0.2 million, or 4.0%, to $5.2 million, accounted for 14.7% of cost of sales for 2004, and accounted for 15.5% of cost of sales for 2003.

Gross Income (Loss)

Gross income increased $1.4 million from $0.5 million or 1.6% of sales for the year ended December 31, 2003 to $1.9 million or 5.4% of sales for the same period in 2004. This increase was primarily the result of higher ethanol prices, which were partially offset by higher corn prices.

Other Operating Income

Other operating income decreased $0.27 million, or 16.5%, to $1.37 million for 2004 from $1.64 million for 2003. The decrease was primarily the result of the Aberdeen plant receiving the maximum aggregate amount of state incentive money attributable to production during late 2004, as well as the state incentive program being under funded in 2004.

FLUCTUATIONS IN QUARTERLY RESULTS AND SEASONALITY

Heartland Grain Fuels’ quarterly operating results are influenced by seasonal fluctuations in the price it pays for corn and natural gas, and the price it receives for ethanol. The spot price of corn historically increases during the spring planting season in May and June, and historically decreases during the fall harvest in October and November. The price for natural gas, however, tends to move opposite that of corn and historically is lower in the spring and summer and higher in the fall and winter. In addition, Heartland Grain Fuels’ ethanol prices are substantially correlated with the price of unleaded gasoline, which tends to increase during the summer and winter seasons.

As a result of quarterly and seasonal fluctuations, Heartland Grain Fuels believes comparisons of operating measures between consecutive quarters is not as meaningful as comparisons between longer periods and should not be relied on as indicators of its future performance.

HEDGING AND OTHER RISK MITIGATION STRATEGIES

Heartland Grain Fuels seeks to mitigate its exposure to commodity price fluctuations by entering into forward purchase contracts for a portion of its corn and natural gas requirements on a fixed price basis. Heartland Grain Fuels’ corn and natural gas requirements are forecasted to take into account its expected production of ethanol. Heartland Grain Fuels believes its strategy of managing exposure to commodity price fluctuations will reduce somewhat the volatility of its results, but will also reduce its ability to benefit from favorable changes in prices.

As of September 30, 2006, Heartland Grain Fuels had entered into forward purchase contracts for 10.5 million bushels of corn through September 30, 2007 and 90,000 MMBtu of natural gas through March 31, 2007, which represents 75% and 20% of its estimated requirements of corn and natural gas for the respective periods of time. Heartland Grain Fuels has fixed the purchase price it will pay for 6.7 million bushels of such corn for the period from November 2006 through July 2007.

The extent to which Heartland Grain Fuels enters into forward purchase contracts for corn and natural gas during the year may vary substantially from time to time based on a number of factors, including supply and demand, the needs of customers to purchase ethanol or suppliers to sell Heartland Grain Fuels raw materials on a fixed basis, Heartland Grain Fuels’ forecasting of future market trends, seasonal factors and the costs of forward contracts. For example, Heartland Grain Fuels would expect to purchase forward a smaller percentage of its corn requirements for the fall months when prices tend to be lower, and would expect to enter into forward purchase contracts for its natural gas requirements during the fall and winter months when prices tend to be higher.

LIQUIDITY AND CAPITAL RESOURCES

The following table is presented as a measure of Heartland Grain Fuels’ liquidity and financial condition:

	September 30, 2006	December 31, 2005
Cash and cash equivalents	$2,488,338	$474,442
Working capital	(303,955)	141,176
Amounts available under loan agreements	3,400,000	15,000,000
Long-term debt	18,000,000	5,755,820
Net cash provided by operating activities	11,889,810	6,090,707
Net cash (used in) investing activities	(23,917,688)	(6,533,018)
Net cash provided by (used in) financing activities	14,041,775	(2,759,088)

Heartland Grain Fuels’ principal sources of liquidity consist of cash and cash equivalents, cash provided by operations and available borrowings under its loan agreements. In addition to funding operations, Heartland Grain Fuels’ principal uses of cash have been, and are expected to be, the debt service requirements of its indebtedness, the expansion of its plants, capital expenditures and general operations.

Heartland Grain Fuels financed its operations in the first three quarters of 2006 primarily through cash flow provided by operations and financing activities. At September 30, 2006, Heartland Grain Fuels had total cash and cash equivalents of $2.5 million compared to $0.5 million at December 31, 2005. Cash provided by operating activities was $11.9 million for the nine months ended September 30, 2006, compared to $4.3 million for the nine months ended September 30, 2005. The increase in operating cash flow was due primarily to increased profits in 2006 as a result of record high ethanol prices, which was offset by increases in accounts receivable. The increase in accounts receivable was due primarily to the timing of payments received from Aventine for the sale of ethanol and the increase in ethanol prices.

Heartland Grain Fuels financed its operations for 2005 primarily through cash provided by operating activities. At December 31, 2005, Heartland Grain Fuels had total cash and cash equivalents of $0.5 million compared to $3.7 million at December 31, 2004. Cash provided by operating activities was $6.1 million for 2005 compared to cash provided by operating activities of $4.4 million for 2004. The increase in operating cash flow was due to a number of factors, including an increase in net income, an increase in accounts payable and a decrease in inventories, which were partially offset by a decrease in accounts receivable and an increase in prepaid expenses. Net income increased $1.9 million primarily due to decreased corn costs, which were partially offset by increased natural gas costs. Accounts payable increased $0.9 million in 2005 compared to a marginal decrease in accounts payable in 2004. The increase in accounts payable in 2005 was due primarily to increased expenditures in connection with the expansion of the Huron plant. Inventories decreased $0.2 million in 2005 compared to an increase in inventories of $0.3 million in 2004. The changes in inventories for the two years were due to normal fluctuations in ethanol inventories based on the timing of shipments. Accounts receivable increased $0.3 million in 2005 compared to a decrease in accounts receivable of $1.0 million in 2004. The changes in accounts receivable for the two years were due primarily to the timing of payments received from Aventine for the sale of ethanol. Prepaid expenses increased $0.2 million in 2005 compared to a marginal decrease in prepaid expenses in 2004. The increase in prepaid expenses in 2005 was due primarily to a shift in Heartland Grain Fuels’ business insurance from calendar year policies to policies covering twelve-month periods beginning November 1 of each year.

Cash used in investing activities was $23.9 million for the nine months ended September 30, 2006 compared to $2.3 million for the nine months ended September 30, 2005. The increase was primarily due to cash payments for the Huron plant expansion, as well as preliminary cash payments for the Aberdeen plant expansion.

Cash used in investing activities was $6.5 million for 2005 compared to $0.3 million for 2004. The increase primarily resulted from cash payments in connection with the Huron plant expansion.

Cash provided by financing activities for the nine months ended September 30, 2006 was $14.0 million, compared to $2.9 million used in financing activities for the nine months ended September 30, 2005. The 2005 period included debt retirement of $1.8 million and an equity distribution to Heartland Grain Fuels’ partners of $1.0 million, while the 2006 period included increased borrowings for the Huron plant expansion.

Cash used in financing activities was $2.8 million for 2005 compared to $0.9 million for 2004. The increase primarily resulted from a larger distribution to Heartland Grain Fuels’ partners and increased payoff of indebtedness in 2005.

Heartland Grain Fuels’ financial position and liquidity are, and will be, influenced by a variety of factors, including:

•                  its ability to continue to generate cash flows from operations;

•                  the availability of funds under its loan agreements, the level of its outstanding indebtedness and the interest it is obligated to pay on this indebtedness; and

•                  its capital expenditure requirements, which consist primarily of costs associated with the expansion of its Aberdeen plant.

Heartland Grain Fuels intends to fund its principal liquidity requirements through cash and cash equivalents, cash provided by operations, borrowings under its existing loan agreements and additional debt and equity. Heartland Grain Fuels believes its existing sources of liquidity will be sufficient to meet the cash requirements of its operating and investing activities through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Heartland Grain Fuels has not currently identified additional sources of debt nor does it have commitments from its partners to provide additional equity investment. In addition, Advanced BioEnergy does not control Heartland Grain Fuels or Dakota Fuels, the general partner of Heartland Grain Fuels. If we receive proceeds from our proposed registered securities offering prior to approval of the Heartland transaction by Heartland Producers, we intend to invest proceeds from the offering as necessary in order to continue funding the Aberdeen plant expansion pending closing of the Heartland transaction. The terms of and our ability to make this investment would be subject to approval of the Dakota Fuels board and may be subject to the approval of the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive proceeds from our proposed registered securities offering by February 2007, Advanced BioEnergy may need to raise subordinated debt in order for Heartland Grain Fuels to continue funding the Aberdeen plant expansion as scheduled. If we are able to raise subordinated debt, we plan on contributing funds as needed in the form of debt or equity to Heartland Grain Fuels in order to enable it to continue funding the Aberdeen plant expansion. We are in the process of exploring various alternatives for subordinated debt financing, but there are no assurances that we will be able to obtain subordinated debt financing on acceptable terms or at all.

Any investment by us is subject to approval by the Dakota Fuels board and may be subject to approval by the senior lender to Heartland Grain Fuels, neither of which we control. If we do not receive the necessary approvals, the Aberdeen expansion may be delayed or may not proceed.

In connection with the first closing of the Heartland transaction, the board of directors of Dakota Fuels approved an $8,757,400 distribution to the Heartland Grain Fuels’ members. In addition, Heartland Grain Fuels increased its indebtedness by $13.0 million at the first closing of the Heartland transaction to fund, in part, construction of the Aberdeen plant expansion.

Capital Expenditures

Heartland Grain Fuels expects to make capital expenditures of approximately $55.0 million and $5.0 million in 2007 and 2008, respectively, primarily for the expansion of its Aberdeen plant.

Aberdeen Plant Expansion

Project Capitalization

Heartland Grain Fuels estimates that it will cost approximately $78.0 million to complete the Aberdeen plant expansion and commence operations, of which approximately $8.7 million had been paid as of December 1, 2006. The following figures are intended to be estimates only, and the actual costs may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this report.

Aberdeen Plant Expansion
Project Requirement	Estimated Cost	Percent
Plant construction, land and infrastructure	$69,860,000	89.56%
Construction insurance costs	110,000	0.14%
Construction contingency	750,000	0.96%
Capitalized interest	1,200,000	1.54%
Financing and pre-production period costs	550,000	0.71%
Working capital	5,530,000	7.09%
Total	$78,000,000	100%

Construction of the Aberdeen Plant Expansion

Effective July 14, 2006, Heartland Grain Fuels entered into a design-build agreement with ICM to establish a 40 million gallons per year dry mill ethanol production facility adjacent to the current Aberdeen plant. Under the terms of the agreement, ICM guarantees that the plant will meet certain performance criteria during a seven-day performance test that indicate the plant is capable of producing annually a certain amount of ethanol and distillers grains if operated in accordance with ICM’s instructions. Heartland Grain Fuels expects that the plant will be finished in the first calendar quarter of 2008. Heartland Grain Fuels anticipates having sufficient funds to pay these costs through at least February 2007, at which time it will need to seek additional sources of debt or obtain additional equity investments from its partners in order to fund liquidity requirements related to the Aberdeen plant expansion.

Loan Agreements

Upon the closing of our acquisition of limited partnership interests in Heartland Grain Fuels and common shares of Dakota Fuels on November 8, 2006, Heartland Grain Fuels’ had borrowed $6.75 million and $30.75, resulting in $0 and $4.5 million of available funds, under the revolving term loan supplements and multiple advance term loan supplements, respectively. Amounts borrowed under the loan agreements mature on January 20, 2008. Dakota Fuels’ obligations under the loan agreements with CoBank are guaranteed by Heartland Grain Fuels and are secured by a first lien on all equity that Dakota Fuels may now own or hereafter acquire in Heartland Grain Fuels and on all now owned or subsequently acquired personal property of Dakota Fuels. Heartland Grain Fuels’ guarantee is secured by a first lien on all now owned and subsequently acquired personal property and real estate of

Heartland Grain Fuels. The loan agreements contain customary covenants, including minimum net worth requirements for Heartland Grain Fuels. In addition, Heartland Grain Fuels and Dakota Fuels are required to provide to CoBank on or before May 1, 2007 a refinance plan acceptable to CoBank. The loan agreements also contain certain customary events of default including defaults based on cross-defaults to other indebtedness.

OFF-BALANCE SHEET ARRANGEMENTS

Heartland Grain Fuels has no off-balance sheet arrangements.

SUMMARY OF CRITICAL ACCOUNTING POLICIES

Heartland Grain Fuels’ discussion and analysis of its financial condition and results of operations are based on the financial statements included in this report, which have been prepared in conformity with generally accepted accounting principles in the United States. Note 2 to the Financial Statements for 2005, 2004 and 2003 included in this report contains a summary of Heartland Grain Fuels’ significant accounting policies, many of which require the use of estimates and assumptions. Accounting estimates are an integral part of the preparation of financial statements and are based upon management’s current judgment. The process used by management encompasses its knowledge and experience about past and current events and certain assumptions on future events. The judgments and estimates regard the effects of matters that are inherently uncertain and that affect the carrying value of Heartland Grain Fuels’ assets and liabilities. Heartland Grain Fuels believes that of its significant accounting policies, the following are noteworthy because changes in these estimates or assumptions could materially affect its financial position and results of operations.

Revenue Recognition

Revenue from the production of ethanol and its co-products is recorded when title transfers to customers. Ethanol and its co-products are generally shipped FOB Heartland Grain Fuels’ plants. In accordance with Heartland Grain Fuels’ marketing agreement with Aventine, sales are recorded net of commissions retained by Aventine at the time payment is remitted.

Derivative Instruments and Hedging Activities

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, requires a company to evaluate its contracts to determine whether the contracts are derivatives. Certain derivative contracts may be exempt under SFAS No. 133 as normal purchases or normal sales, which are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. At this time, Heartland Grain Fuels’ forward contracts related to the purchase of corn and natural gas are considered normal purchases and, therefore, are exempted from the accounting and reporting requirements of SFAS No. 133.

IMPACT OF INFLATION

Inflation has not significantly affected Heartland Grain Fuels’ operating results. However, costs for construction, taxes, repairs, maintenance and insurance are all subject to inflationary pressures and could affect Heartland Grain Fuels’ ability to maintain its plants adequately and expand its existing plants.

STATE OF SOUTH DAKOTA INCENTIVES

The State of South Dakota pays an incentive to operators of ethanol plants to encourage the growth of the ethanol industry. Each plant is eligible to receive an aggregate of $10 million, payable up to $1 million per year. Heartland Grain Fuels generally receives payment between $700,000 and $800,000 per plant per year. This incentive terminated for the Aberdeen plant in 2004. The amounts are dependent on annual allocations by the State of South Dakota and the number of eligible plants. Heartland Grain Fuels expects this incentive to terminate for the Huron plant in 2011. Heartland Grain Fuels does not expect to receive this incentive for the Aberdeen plant expansion.

ITEM 7.           FINANCIAL STATEMENTS

Financial Statements	Page
Advanced BioEnergy, LLC
Report of Independent Registered Public Accounting Firm dated November 28, 2006
Financial Statements as of September 30, 2006
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statement of Changes in Members’ Equity
Consolidated Statements of Cash Flows
Notes to Financial Statements

Heartland Grain Fuels, L.P.
Financial Statements as of September 30, 2006 and September 30, 2005
Balance Sheets
Statements of Income
Statements of Partners’ Equity
Statements of Cash Flows
Notes to Financial Statements

Independent Auditors’ Report dated January 25, 2006
Financial Statements as of December 31, 2005, December 31, 2004 and December 31, 2003
Balance Sheets
Statements of Income
Statements of Partners’ Equity
Statements of Cash Flows
Notes to Consolidated Financial Statements

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced BioEnergy, LLC
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Advanced BioEnergy, LLC & subsidiaries (a development stage company) as of September 30, 2006 and 2005, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year ended September 30, 2006 and for the periods from January 4, 2005 (date of inception) to September 30, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioEnergy, LLC & subsidiaries as of September 30, 2006 and 2005, and the results of their operations and their cash flows for the year ended September 30, 2006 and for the periods from January 4, 2005 (date of inception) to September 30, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
November 28, 2006

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,814,561	$893,587
Prepaid expenses	130,518	58,230
Other receivable	151,750	2,358
TOTAL CURRENT ASSETS	11,096,829	954,175

PROPERTY AND EQUIPMENT
Land	1,460,051	—
Office equipment	313,254	38,685
Leasehold improvement	10,113	8,513
Construction in process	38,156,059	—
	39,939,477	47,198
Less accumulated depreciation	(30,534)	(2,275)
	39,908,943	44,923
OTHER ASSETS
Cash for plant construction	32,500,000	—
Land option deposits	62,500	30,000
Other assets	3,400	26,400
Financing costs and deferred offering costs, net of accumulated amortization 2006 29,792; 2005 none	1,219,736	354,013
Intangible	2,811,531	—
	36,597,167	410,413
TOTAL ASSETS	$87,602,939	$1,409,511

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$15,680,595	$193,673
Accrued expenses	372,076	5,972
TOTAL CURRENT LIABILITIES	16,052,671	199,645

LONG-TERM DEBT	7,000,000	—

MEMBERS’ EQUITY
Members’ capital, no par value, authorized 20,000,000 units, 7,165,600 and 625,000 units outstanding at September 30, 2006 and 2005, respectively	66,820,932	3,174,098
Deficit accumulated during development stage	(2,032,569)	(914,232)
Unearned compensation	(238,095)	(1,050,000)
	64,550,268	1,209,866
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$87,602,939	$1,409,511

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30, 2006	Period from Inception (January 4, 2005) to September 30, 2005	Period from Inception (January 4, 2005) to September 30, 2006
REVENUES	$—	$—	$—

OPERATING EXPENSES
Start-up expenses	517,348	723,750	1,241,098
Accounting	148,100	3,765	151,865
Consulting fees	222,036	73,666	295,702
Legal	454,065	34,791	488,856
Directors’ meetings and expenses	264,063	40,229	304,292
Meetings and travel expenses	26,957	—	26,957
Office expenses	42,873	6,825	49,698
Office labor	606,776	10,381	617,157
Contract labor	21,245	—	21,245
Payroll tax expense	30,074	721	30,795
Insurance	69,791	7,341	77,132
Utilities	27,757	4,190	31,947
Rent	27,067	2,100	29,167
Advertising and promotion	6,180	3,192	9,372
Licenses and fees	47,922	807	48,729
Depreciation	28,259	2,275	30,534
Bank charges	20,422	—	20,422
Crop expense	7,653	—	7,653
Land option expense	12,000	—	12,000
Miscellaneous	21,086	199	21,285
	2,601,674	914,232	3,515,906

LOSS FROM OPERATIONS	(2,601,674)	(914,232)	(3,515,906)

OTHER INCOME (EXPENSE)
Other income	12,000	—	12,000
Rent income	2,750	—	2,750
Interest income	1,517,738	—	1,517,738
Interest (expense)	(49,151)	—	(49,151)

LOSS ACCUMULATED DURING DEVELOPMENT STAGE	$(1,118,337)	$(914,232)	$(2,032,569)

Weighted Average Units Outstanding	3,717,635	362,794	2,066,738

Net (Loss) Per Unit - Basic and Diluted	$(0.30)	$(2.52)	$(0.98)

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
Period from January 4, 2005 (Date of Inception)
to September 30, 2006

		Deficit
		Accumulated
		During
	Members’	Development	Unearned
	Capital	Stage	Compensation	Total

MEMBERS’ EQUITY - January 4, 2005	$—	$—	$—	$—

Issuance of 450,000 membership units	1,500,000	—	—	1,500,000
Issuance of 7,500 membership units	25,000	—	—	25,000
Issuance of 125,000 restricted membership units	1,250,000	—	(1,250,000)	—
Issuance of 42,500 restricted membership units	425,000	—	(425,000)	—
Amortization of unearned compensation	—	—	625,000	625,000
Costs of raising capital incurred in connection with private placement memorandum	(25,902)	—	—	(25,902)
Net loss	—	(914,232)	—	(914,232)

MEMBERS’ EQUITY - September 30, 2005	$3,174,098	$(914,232)	$(1,050,000)	$1,209,866

Issuance of 6,048,400 membership units	60,484,000	—	—	60,484,000
Amortization of unearned compensation	—	—	811,905	811,905
Cost of raising capital - public offering	(1,068,166)	—	—	(1,068,166)
Issuance of 492,200 membership units, of which 75,000 units are held in escrow	4,172,000	—	—	4,172,000
Unit compensation expense	59,000	—	—	59,000
Net loss	—	(1,118,337)	—	(1,118,337)

MEMBERS’ EQUITY - September 30, 2006	$66,820,932	$(2,032,569)	$(238,095)	$64,550,268

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30, 2006	Period from Inception (January 4, 2005) to September 30, 2005	Period from Inception (January 4, 2005) to September 30, 2006

OPERATING ACTIVITIES
Net (loss)	$(1,118,337)	$(914,232)	$(2,032,569)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	28,259	2,275	30,534
Unit compensation expense	59,000	—	59,000
Consulting services exchanged for membership units	386,905	625,000	1,011,905
Changes in assets and liabilities, net of effects from purchases of Indiana Renewable Fuels, LLC:
Prepaid expenses	(66,953)	(58,230)	(125,183)
Other receivables	(149,392)	(2,358)	(151,750)
Accounts payable	212,809	80,107	292,916
Accrued expenses	366,104	5,972	372,076
NET CASH (USED IN) OPERATING ACTIVITIES	(281,605)	(261,466)	(543,071)

INVESTING ACTIVITIES
Payment of deposit	—	(26,400)	(26,400)
Purchase of other assets	(2,000)	—	(2,000)
Purchase of property and equipment	(23,536,491)	(46,835)	(23,583,326)
Increase in cash, for plant construction	(32,500,000)	—	(32,500,000)
Net cash received from acquisition of assets	1,306,287	—	1,306,287
Payment of land option deposits	(42,500)	(30,000)	(72,500)
NET CASH (USED IN) INVESTING ACTIVITIES	(54,774,704)	(103,235)	(54,877,939)

FINANCING ACTIVITIES
Proceeds from sale of membership units	60,484,000	1,500,000	61,984,000
Payments on short-term debt	(1,270,800)	—	(1,270,800)
Proceeds from long-term debt	7,000,000	—	7,000,000
Payment of cost of raising capital	—	(19,462)	—
Payment of deferred offering and financing costs	(1,235,917)	(222,250)	(1,477,629)
NET CASH PROVIDED BY FINANCING ACTIVITIES	64,977,283	1,258,288	66,235,571
NET INCREASE IN CASH AND CASH EQUIVALENTS	9,920,974	893,587	10,814,561

CASH AND CASH EQUIVALENTS - beginning of period	893,587	—	—

CASH AND CASH EQUIVALENTS - end of period	$10,814,561	$893,587	$10,814,561

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION, cash paid for interest net of capitalized interest of $199,688	$49,151	$—	$49,151

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Accounts payable incurred for cost of raising capital	$—	$6,440	$—

Accounts payable incurred for deferred offering costs	$390,967	$106,763	$390,967

Membership units issued for acquisition of assets	$4,172,000	$—	$4,172,000

Accounts payable incurred for construction in process and office equipment	$14,990,966	$363	$14,990,966

Membership units issued as deferred offering costs	$—	$1,075,000	$25,000

Land option applied to land purchase	$20,000	$—	$20,000

Land acquired through issuance of note payable	$1,270,800	$—	$1,270,800

Deposit transferred to financing costs	$25,000	$—	$25,000

Unearned compensation provided as deferred offering costs	$425,000	$—	$425,000

Deferred offering cost transferred to cost of raising capital	$1,068,166	$—	$1,068,166

Financing costs amortized to construction in process	$29,792	$—	$29,792

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 AND 2005

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPAL BUSINESS ACTIVITY — Advanced BioEnergy, LLC (ABE), its wholly owned subsidiaries, ABE Fairmont, LLC, ABE Northfield, LLC and Indiana Renewable Fuels, LLC (IRF) are development stage limited liability companies (collectively, the Company). The Company was organized to build ethanol plants and undertake other biofuel projects. Construction of a 100 million gallon per year ethanol plant near Fairmont, Nebraska is under way and is expected to be completed in September 2007. A 100 million gallon per year ethanol plant to be located near Rochester or Argos, Indiana is in the design stage, and a 100 million gallon per year ethanol plant to be located near Northfield, Minnesota is in the development stage.

Advanced BioEnergy, LLC recently formed ABE Fairmont, LLC and ABE Northfield, LLC to own and operate the Nebraska plant and the Minnesota plant, respectively. All service contracts, credit agreements and regulatory permits that were originally entered into by Advanced BioEnergy, LLC have been assigned to the appropriate subsidiary. Title to the land owned for the Nebraska plant has been transferred to ABE Fairmont, LLC, and the options to purchase land for the Minnesota plant have been assigned to ABE Northfield, LLC. IRF was acquired by Advanced BioEnergy, LLC on June 15, 2006, and IRF will own and operate the Indiana plant. The operations of IRF have been included in these financial statements from the time of the acquisition.

CONSOLIDATION POLICY — The accompanying consolidated financial statements include the accounts of ABE, its wholly owned subsidiaries, ABE Fairmont, LLC, ABE Northfield, LLC and IRF. All significant intercompany account balances and transactions have been eliminated.

ASSET ACQUISITION — On May 11, 2006, ABE entered into an Agreement and Plan of Merger that provides, among other things, for ABE’s wholly owned subsidiary to be merged with and into IRF. As a result of the merger, which closed on June 15, 2006, the outstanding membership units of IRF could be converted, at the election of each individual holder of IRF membership units, into the right to receive either: (a) 500 ABE membership units or (b) $5,000 in cash. As a result of the merger, the outstanding membership units of IRF were converted into an aggregate of 492,200 membership units of ABE, of which 75,000 are held in escrow, and $25,000 in cash (see Note E). The units held in escrow will be released upon successful completion of the following: the Company successfully raising adequate equity to fund construction of the Indiana plant, the execution of a written agreement between the Company and the landfill located near the Indiana plant providing for the purchase and delivery of methane to the Indiana plant and the establishment of terms on which rail transportation will be provided to the Indiana plant.

UNEARNED UNIT COMPENSATION — Subsequent to the Company’s seed capital offering, the original two members received compensation in the form of the restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Company’s plant to be located near Fairmont, Nebraska. The restriction will be removed as services are provided and selected milestones are achieved. The earned portion of the $1.25 million is being expensed as start-up expenses. As of September 30, 2006, $1,011,905 had been earned and expensed with the remaining $238,095 included as unearned compensation.

During the 4th quarter of 2006, the Company began to recognize an additional expense related to 26,580 units, $265,800, that will be issued to a member based on the estimated total cost of the ethanol plant near Fairmont, Nebraska. The Company is amortizing this as unit compensation expense over the remaining construction period. As of September 30, 2006, $231,800 remains to be amortized.

CASH AND CASH EQUIVALENTS — The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. The Company’s cash balances are maintained in bank depositories and periodically exceed federally insured limits. The Company has not experienced losses in these accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS — Financial instruments include cash and cash equivalents, other receivables, accounts payable, accrued expenses and long-term debt. Management believes the fair value of each of these financial instruments approximates their carrying value in the balance sheet as of the balance sheet date. The fair value of current financial instruments is estimated to approximate carrying value due to the short-term nature of these instruments. The fair value of the long-term debt is estimated based on anticipated interest rates which management believes would currently be available to the Company for similar issues of debt, taking into account the current credit risk of the Company and the other market factors.

DEFERRED OFFERING AND FINANCING COSTS — The Company defers costs incurred to raise equity and debt financing until the related equity or debt is issued. At the time of issuance of such new equity, the deferred offering costs will be netted against the proceeds received. The financing costs will be amortized over the term of the debt. Unamortized financing costs totaled approximately $836,000 and none at September 30, 2006 and 2005, respectively.

FINANCING COSTS — The financing costs will be amortized over the term of the debt.

LOSS PER UNIT — Basic and diluted loss per unit are computed using the weighted-average number of vested units outstanding during the period. Unvested restricted units and units held in escrow are considered unit equivalents; however, they have not been included in the computation of diluted loss per unit as their effect would be anti-dilutive.

RESTRICTED UNITS — The Company has issued restricted units to certain directors for services outside their role as directors at fair value under the Financial Accounting Standards Board (FASB) Statement No. 123R. All restricted units issued are subject to various restriction requirements. 305,000 membership units are restricted by a lock-up agreement between the two founding members and a related party development company. The lock-up agreement prohibits the transfer of the shares until May 2008. Of the 305,000 units issued, 263,333 are vested but remain restricted and 41,667 are unvested and restricted.

PROPERTY AND EQUIPMENT — Property and equipment is stated at the lower of cost or fair value. Maintenance and repairs are charged to expense as incurred; major improvements and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives.

Construction in progress consists of expenditures for construction of the Nebraska ethanol plant. These expenditures will be depreciated using the straight-line method over various estimated useful lives once construction is completed and the assets are placed into service.

CASH FOR PLANT CONSTRUCTION — The cash that will be used for the construction of the ethanol plant has been classified as long-term according to its estimated use, including the proceeds from the revenue bonds which are restricted for use in plant construction.

INTANGIBLE — The intangible asset represents the value of the construction contract that was purchased. The contract value will be capitalized as part of the ethanol plant upon completion.

NOTE B: RELATED PARTY TRANSACTIONS

The Company paid a development consulting company owned by two of its directors for assistance with negotiating contracts, planning the spring 2006 equity marketing effort and securing debt financing. As of September 30, 2006, the Company had incurred consulting charges of approximately $496,000.

A director of the Company is currently the president of one of the Company’s bank depositories.

NOTE C: FINANCING

On February 17, 2006, the Company entered into a $79.5 million loan agreement with a lending institution consisting of a $58.5 million term loan and a $21.0 million revolving term loan. In addition, the Company also received a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions. The loan agreement is collateralized by substantially all the assets of the Company. As of September 30, 2006, the Company has not drawn on these loans.

The term loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. Advances are available until May 1, 2007 with principal payments to commence on December 20, 2007 and quarterly thereafter with any remaining balance due on September 20, 2014 at the latest.

The revolving loan has interest rate options of a base rate plus one-half percent, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of ..0625% per annum. The loan is effective through March 1, 2017.

The revolving credit facility has interest rate options of a base rate, a fixed rate quoted by the lender or LIBOR plus 3.1% per annum. The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .25% per annum. The loan is effective through March 1, 2008.

The Company has $7.0 million of Subordinate Exempt Facilities Revenue Bonds outstanding under a subordinated loan and trust agreement with the County of Fillmore, Nebraska and Wells Fargo, N.A. The loan agreement is collateralized by the Nebraska plant assets.

The Company has agreed to repay the loan by making loan payments to the issuer in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon at maturity, upon redemption, upon acceleration, or when otherwise payable. The Company’s obligation to make the loan payments under the loan and trust agreement is evidenced by its execution and delivery of a promissory note. The Company’s repayment of the bonds and the security for the bonds are subordinate to the Company’s senior loan and credit facility. Annual principal payments of $815,000 are required starting in December 2010 through December 2016, with the remainder due December 2017.

NOTE D: COMMITMENTS AND CONTINGENCIES

Construction contracts

The total cost of the Nebraska plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $151.6 million. The Company has a lump-sum design-build agreement with a related party general contractor for $98.0 million, with the price to be adjusted based on changes agreed upon by the Company. The design-build agreement includes a provision whereby the general contractor receives an early completion bonus for each day the construction is complete prior to the estimated completion date up to a maximum amount. The contract may be terminated by the Company upon a ten-day written notice subject to payment for work completed, termination fees and any applicable costs and retainage.

The total cost of the Indiana plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $175.0 million for a natural gas powered ethanol plant. Subsequent to year-end, the Company signed a letter of intent with a contractor to design and build the ethanol plant.

The Company has an agreement with an electric company to provide electrical service to its Nebraska plant. The Company is required to make a non-refundable payment in aid of construction for the facilities the electrical cooperative will install for the benefit of the Company. The amount of this payment will be approximately $1.2 million. The Company is to pay half prior to placing the order for the substation and the remaining amount upon the completion of the construction of all facilities. The agreement shall remain in effect for a term of five years from the initial billing period and will be renewed automatically thereafter on an annual basis unless terminated by either party giving 12 months’ written notice.

On May 5, 2006, the Company entered into a track material purchase agreement to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts. The purchase price of the track material is approximately $1.6 million.

On May 5, 2006, the Company entered into a real estate purchase agreement with Fillmore Western Railway Company (Fillmore) for the purchase by the Company of certain property, including all real property and the 100-foot railroad right of way, including any “extra width” railroad right of way, and all other easements appurtenant to the use of the real estate, together with all track, ties, ballast, other track material and other improvements thereon owned, possessed, or claimed by Fillmore from milepost 1.7 to milepost 3.7 on the Fillmore line. In addition, pursuant to the real estate purchase agreement, Fillmore conveyed to the Company an easement to use its right of way for the purpose of underground pipeline and other utilities. The purchase price for the property is $500,000 to be paid at closing. The purchase price for the easement is $10,000.

On July 14, 2006, the Company entered into an agreement for installation of the auger cast piling for its Fairmont, Nebraska ethanol plant for approximately $0.9 million.

On July 20, 2006, the Company entered into an agreement for engineering and design/build services for a pipeline for an amount not to exceed $4,200,000. The agreement shall be effective upon execution by both parties and can be terminated only with cause by either party with 30 days’ notice.

Land

The Company has various options to purchase approximately 271 acres in Indiana, 274 acres in Minnesota and 206 acres in Ohio for a total of approximately $1.8 million, $2.7 million and $3.4 million, respectively.

Consulting

The Company has an agreement with a related party for assistance with negotiation of contracts, planning of the Company’s equity marketing effort and securing debt financing. The agreement began upon execution and shall continue through the closing date as defined in the agreement. The development consultant will receive compensation as follows: 7,500 unrestricted membership units at execution, $1,500 per week from execution through the closing of the equity financing (which occurred in May 2006) and $375 per day after the closing of the equity financing, plus reimbursement of approved expenses up to a weekly maximum reimbursement of $750. In addition, the development consultant received compensation of 42,500 restricted membership units subsequent to the close of the Company’s seed capital offering. The Company may only terminate this agreement for cause as defined in the consulting agreement. The consultant may terminate this agreement with 14 days’ written notice.

The Company has an agreement to compensate the original two members of the Company for development fees in a total sum of 1% of the total project cost for the Company’s plant under construction near Fairmont, Nebraska to be paid in membership units in exchange for their efforts to organize and develop this project. These fees are currently estimated at $1,515,800, or 151,580 units, of which 125,000 units were issued on May 19, 2005 and any additional units will be issued upon substantial completion of construction of the plant based on the actual project costs. These membership units will be considered restricted until certain requirements within the agreement are reached. If the Company files articles of dissolution or another event prevents successful ethanol production by the Company, these members will be required to return the restricted units to the Company without payment of consideration.

Employment agreements

In April 2006, the Company entered into an employment agreement with a member who is Chairman and Chief Executive Officer of the Company. The employee is to receive an annual base salary of $300,000 plus benefits. In addition he is eligible to receive an annual performance bonus, a strategic bonus (payable in units) and the use of an automobile provided by the Company. The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions.

In April 2006, the Company entered into an employment agreement with a member who is President and Chief Operating Officer of the Company. The employee is to receive an annual base salary of $250,000 plus benefits. In addition, he is eligible to receive an annual performance bonus, a strategic bonus (payable in units), the use of an automobile provided by the Company and reimbursement for moving expenses up to $70,000. As a signing bonus, the employee received the right to acquire 30,000 units. These units would be issued in an amount equal to 6,000 units on each anniversary of the effective date, with termination of employment resulting in forfeiture of the right to receive any units that remain unissued. The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions. The Company has recognized $25,000 in unit compensation expense as of September 30, 2006 and will recognize an additional $275,000 of unit compensation expense over the remaining term of the agreement.

We have entered into restricted unit agreements with entities owned by the Chief Executive Officer and the President of the Company. For each additional ethanol production or co-production facility they acquire or build on prior to April 3, 2009 in addition to the Nebraska plant, the entities on a combined basis have the right to receive 1.15 newly issued unit per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements is 345,000 units.

Marketing agreement

In May 2006, the Company entered into a marketing agreement to purchase distillers dried grains with solubles (DDGS) the Company is expected to produce. The buyer agrees to pay the Company a percentage of the selling price minus an amount per ton. The agreement commences when the Company begins producing DDGS and continues for one year initially and thereafter may be terminated by either party with 120 days’ written notice.

In July 2006, the Company entered into a marketing agreement for the sale of the ethanol that the Company’s Fairmont, Nebraska plant produces. The Company will receive a price equal to the actual sale price less expenses and less a marketing fee charged per gallon. The initial term of the agreement is for at least 12 months beginning on the first day of the month of the first shipment of ethanol and ending at the end of March or end of September, whichever occurs first following the 12-month period. After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice. The agreement may also be terminated for an uncured breach, intentional misconduct or upon mutual agreement of the parties.

NOTE E: ACQUISITION

Effective June 15, 2006, the Company acquired all of the outstanding units of IRF. The aggregate purchase price was $4,197,000 of which $4,172,000 was paid by the issuance of 417,200 ABE units and $25,000 was paid in cash. The acquisition has been accounted for as an asset purchase. At the time of acquisition, IRF was a development stage company. The purchase price was allocated based on the fair value of the net assets acquired as follows:

Assets acquired:
Cash	$1,331,287
Prepaid expenses	5,335
Land options	10,000
Intangible assets	2,811,531
Property and equipment	44,593
$4,202,746
Liabilities assumed, accounts payable	(5,746)
Net purchase price	$4,197,000

As discussed in Note A, the Company also has 75,000 units valued at $750,000 that are held in escrow and being treated as contingent consideration that will be recognized when released from escrow.

NOTE F: LEASE COMMITMENT

The Company leases various autos and an office facility under operating lease agreements with the following approximate future minimum rental commitments:

2007	$152,000
2008	137,000
2009	140,000
2010	43,000
$472,000

The Company recognized rent expense related to the above leases of approximately $35,000 and for the year ended September 30, 2006 and none for the period from inception to September 30, 2005.

NOTE G: SUBSEQUENT EVENTS

On October 17, 2006, the Company entered into an agreement for services for relocation and protection of pipeline facilities for approximately $475,000. The Company is to make full payment in advance of any work on the project beginning. In the event that the actual costs differ from the estimated cost, payment will be made by the Company or a refund will be paid by the developer.

On October 18, 2006, the Company entered into an agreement for medium voltage electrical work for approximately $1,170,000.

On November 7, 2006, in an effort to continue to expand operations, the Company entered into a Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, a newly formed subsidiary of ABE, Heartland Grain Fuels, L.P., Heartland Producers, LLC, South Dakota Wheat Growers Association, and Dakota Fuels, Inc. providing for the acquisition of all of the limited partnership interests of Heartland Grain Fuels held by South Dakota Wheat Growers Association and Heartland Producers, which constitutes 94% of the partnership interests in Heartland Grain Fuels, together with their stock in Dakota Fuels, which constitutes all of the stock of Dakota Fuels. Dakota Fuels owns approximately 1% of the partnership interests in Heartland Grain Fuels.

On November 7, 2006, the Company entered into a Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, South Dakota Wheat Growers Association, Heartland Producers and Heartland Grain Fuels providing for the acquisition of all of the partnership interests of Heartland Grain Fuels held by Aventine, which constitutes 5% of the partnership interests in Heartland Grain Fuels.

The closing of the purchase of the limited partnership interests of Heartland Grain Fuels owned by Aventine and South Dakota Wheat Growers Association and the stock of Dakota Fuels owned by South Dakota Wheat Growers Association occurred on November 8, 2006. The interests of Aventine and South Dakota Wheat Growers

Association in Heartland Grain Fuels and the stock of Dakota Fuels owned by South Dakota Wheat Growers Association were purchased for an aggregate of $8,908,000 in cash and the issuance of 1,403,031 membership units of the Company.

The closing of the purchase of the limited partnership interests in Heartland Grain Fuels which constitutes 46% of the partnership interests in Heartland Grain Fuels, and the stock of Dakota Fuels, which constitutes 49% of the stock of Dakota Fuels, owned by Heartland Producers is subject to regulatory approval and approval of the transaction by the members of Heartland Producers. The interests of Heartland Producers in Heartland Grain Fuels and its stock in Dakota Fuels will be purchased for an aggregate of $7,794,124 in cash and the issuance of 1,228,547 membership units of the Company.

The Company is in the process of allocating the purchase price and will finalize this after the approval of the second part of the acquisition is complete and valuations are completed.

Subsequent to year-end, the Company assigned all rights and obligations under the loan agreements described in Note C with the lending institution to ABE Fairmont. Immediately following such assignment, the agreements were amended to extend the period during which ABE Fairmont may draw down funds, to shorten the period for repayment and to extend the period during which a prepayment fee would be owed.

Effective November 20, 2006, ABE Fairmont also entered into additional loan agreements, the effect of which is to provide an additional $6.5 million term loan and an additional $4.0 million revolving term loan for construction of the Nebraska plant. The terms and conditions of these loan agreements are substantially similar to the term loans described in Note C with repayment in full on June 1, 2009.

ABE Fairmont may select a rate of interest for Term Loan A, Term Loan B, Term Loan C and Term Loan D at CoBank’s announced base rate plus 0.5%, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.4% per annum. ABE Fairmont may select a rate of interest for the revolving credit facility at CoBank’s announced base rate, a fixed rate to be quoted by CoBank, or at LIBOR plus 3.1% per annum.

The Lender is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to the Lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $49.1 million of equity (less any tax increment financial proceeds and the proceeds we receive from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

ABE Fairmont must repay the $58.5 million revolving term loan as follows: 25 equal quarterly installments of $2,250,000 with the first installment due February 20, 2008 and the last installment due February 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on May 20, 2014. For each fiscal year ending in 2007 through 2010, ABE Fairmont must pay an additional amount equal to the lessor of $6 million or 75% of its free cash flow, not to exceed $12 million in the aggregate for all such payments.

On the earlier of December 1, 2014 or six months following complete repayment of the $58.5 million term loan, ABE Fairmont will begin repayment of the $21.0 million loan in $5.0 million increments due every six months. ABE Fairmont will repay the revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which ABE Fairmont borrows funds.

While the credit facilities are outstanding, ABE Fairmont will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios. After the construction phase, ABE Fairmont will not be allowed to make capital expenditures of more than $600,000 without prior approval. ABE Fairmont is also prohibited from making distributions except as follows: (i) for each fiscal year commencing with the fiscal year ending September 30, 2007, ABE Fairmont may make a distribution of 50% of ABE Fairmont’s net profit for the applicable fiscal year if the lender has received audited financial statements for the applicable fiscal year and (ii) ABE Fairmont may make distributions exceeding 50% of its net income if it has made the required additional cash flow payment for the fiscal year. ABE Fairmont must also be in compliance with all financial ratio requirements and loan covenants before and after any distributions to us.

In connection with the acquisition of Heartland Grain Fuels and Dakota Fuels, ABE will be issuing approximately 44,850 restricted units in accordance with the restricted unit agreements discussed in Note D. Heartland Grain Fuels also has a design build agreement to expand its existing plant in Aberdeen, South Dakota in place as of the acquisition date.

Independent Auditors’ Report

To the Board of Directors
Heartland Grain Fuels, L.P.
Aberdeen, South Dakota

We have audited the accompanying balance sheets of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the related statements of income, partners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Grain Fuels, L.P., Aberdeen, South Dakota, as of December 31, 2005, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

January 25, 2006

/s/ Gardiner Thomsen, P.C.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS

December 31, 2005, 2004 and 2003

ASSETS

	December 31, 2005	December 31, 2004	December 31, 2003
CURRENT ASSETS
Cash	$474,442	$3,675,841	$477,787
Receivables
Trade	670,687	371,572	1,171,825
Other	240,338	245,113	407,023
Inventories	809,698	968,264	709,022
Supplies	290,909	289,693	284,065
Prepaid Expenses	261,868	17,325	30,925
Total Current Assets	2,747,942	5,567,808	3,080,647

PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441	96,441
Buildings	10,428,733	10,415,525	9,933,220
Process Equipment	19,116,532	18,835,747	18,218,164
Office Equipment	231,292	207,920	188,583
	29,872,998	29,555,633	28,436,408
Accumulated Depreciation	(16,478,179)	(14,749,407)	(12,889,340)
Undepreciated Cost	13,394,819	14,806,226	15,547,068
Construction in Process	6,209,291	—	797,167
Net Property, Plant and Equipment	19,604,110	14,806,226	16,344,235

OTHER ASSETS
Long-Term Receivables	526	1,767	—
Investment in Cooperatives	580,704	473,583	408,700
Critical Replacement Parts	555,846	548,242	543,288
Total Other Assets	1,137,076	1,023,592	951,988

TOTAL ASSETS	$23,489,128	$21,397,626	$20,376,870

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS

December 31, 2005, 2004 and 2003

LIABILITIES AND PARTNERS’ EQUITY

	December 31, 2005	December 31, 2004	December 31, 2003
CURRENT LIABILITIES
Current Maturities of Long-Term Debt	$2,405	$1,509,273	$858,607
Payables	2,034,598	1,093,164	1,149,002
Accrued Expenses
Property Taxes	235,865	231,637	251,362
Interest	33,568	41,470	43,406
Payroll	300,330	192,227	122,149
Total Current Liabilities	2,606,766	3,067,771	2,424,526

LONG-TERM LIABILITIES
Notes Payable — Net of Current Maturities	5,755,820	6,008,040	7,517,339

PARTNERS’ EQUITY
South Dakota Wheat Growers Association	7,245,313	5,901,904	4,998,160
Heartland Producers, LLC.	7,001,167	5,703,027	4,829,736
Aventine Renewable Energy, Inc.	756,327	616,091	521,750
Dakota Fuels, Inc.	123,735	100,793	85,359
Total Partners’ Equity	15,126,542	12,321,815	10,435,005

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$23,489,128	$21,397,626	$20,376,870

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF INCOME

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Sales
Ethanol	$31,995,848	$30,306,276	$25,781,426
By-Products	4,505,088	5,965,623	5,539,353
Total Sales	36,500,936	36,042,939	$31,320,779.00

Cost of Sales
Raw Materials	27,078,478	28,992,147	26,043,412
Utilities	874,758	879,041	824,185
Repairs & Maintenance	562,161	586,349	668,489
Lease	59,674	60,816	59,725
Personnel Costs	2,157,682	1,936,286	1,846,426
Depreciation	1,728,772	1,860,067	1,840,568
Interest	418,044	510,168	406,411
Insurance	228,246	330,053	344,864
Property Taxes	232,765	225,137	241,851
Permits and Fees	33,814	31,394	56,799
Advertising & Promotion	35,823	15,235	17,292
Other	42,917	35,204	107,876
Total Cost of Sales	33,453,134	35,461,897	32,457,898

Gross Income (Loss) on Sales	3,047,802	581,042	(1,137,119)

Other Income
State Incentives	676,153	1,081,856	1,608,530
CCC Bioenergy Payments	244	261,527	21,675
Interest	69,067	—	—
Other	19,704	23,600	7,342
Total Other Income	765,168	1,366,983	1,637,547

Total Gross Income	3,812,970	1,948,025	500,428

General & Administrative Expenses	147,725	147,948	175,338

Operating Net Income	3,665,245	1,800,077	325,090

Patronage Dividend Income	139,482	86,733	73,960

Net Income	$3,804,727	$1,886,810	$399,050

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF PARTNERS’ EQUITY

Years Ended December 31, 2005, 2004 and 2003

	South
	Dakota		Aventine
	Wheat	Heartland	Renewable	Dakota
	Growers	Producers,	Energy,	Fuels,
	Assoc.	LLC	Inc.	Inc.	Total
Balance — December 31, 2002	$4,807,022	$4,645,040	$501,798	$82,095	$10,035,955

Allocation of Income	191,138	184,696	19,952	3,264	399,050

Balance — December 31, 2003	4,998,160	4,829,736	521,750	85,359	10,435,005

Allocation of Income	903,744	873,291	94,341	15,434	1,886,810

Balance — December 31, 2004	5,901,904	5,703,027	616,091	100,793	12,321,815

Distribution to Partners	(478,980)	(462,840)	(50,000)	(8,180)	(1,000,000)
Allocation of Income	1,822,389	1,760,980	190,236	31,122	3,804,727

Balance — December 31, 2005	$7,245,313	$7,001,167	$756,327	$123,735	$15,126,542

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF CASH FLOWS

Year Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,804,727	$1,886,810	$399,050
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation	1,728,772	1,860,067	1,840,568
Patronage Dividends Received as Equity	(107,122)	(64,883)	(53,001)
Change in Assets and Liabilities
(Increase) Decrease in Receivables	(294,340)	962,163	(382,060)
(Increase) Decrease in Inventories	158,566	(259,242)	(59,603)
(Increase) Decrease in Supplies	(1,216)	(5,628)	23,680
(Increase) Decrease in Prepaid Expenses	(244,543)	13,600	78,945
Increase (Decrease) in Payables	941,434	(55,838)	(5,522)
Increase in Accrued Expenses	104,429	48,417	120,295
Net Cash Provided by Operating Activities	6,090,707	4,385,466	1,962,352

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Property, Plant & Equipment	(6,526,655)	(322,058)	(335,001)
(Increase) Decrease in Long-Term Receivables	1,241	(1,767)	167
(Increase) Decrease in Other Assets	(7,604)	(4,954)	19,367
Net Cash Used in Investing Activities	(6,533,018)	(328,779)	(315,467)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments of Line-of-Credit Agreement	—	—	(500,000)
Distributions of Partners’ Equity	(1,000,000)	—	—
Retirement of Long-Term Debt	(1,759,088)	(858,633)	(690,840)
Net Cash Used in Financing Activities	(2,759,088)	(858,633)	(1,190,840)

Net Increase (Decrease) in Cash	(3,201,399)	3,198,054	456,045
Cash — Beginning of the Year	3,675,841	477,787	21,742
Cash — End of Year	$474,442	$3,675,841	$477,787

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$425,946	$512,104	$391,767

Notes to Financial Statements

Note 1: Organization and Nature of Business

The Partnership is organized as a limited partnership under the laws of the state of Delaware. The Partnership operates ethanol plants in Aberdeen and Huron, South Dakota with 22,000,000 gallon of production capability. These plants process corn, which produces ethanol, to be sold for blending with gasoline, and by-products to be used in the manufacturing of feed.

Approximately 88% of the Partnership’s sales and other income were generated by ethanol and E-85 production and marketing and the remaining 12% were from by-product production and other miscellaneous income.

Note 2: Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL STATEMENT RECLASSIFICATION

For comparability, certain amounts in the prior year’s financial statements may have been reclassified, where appropriate, to conform with the current year’s financial statement presentation.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. No allowance for doubtful accounts were considered necessary for the years ended December 31, 2005, 2004 and 2003, respectively.

INVENTORY VALUATIONS

Raw material inventories are valued at the lower of cost (first-in, first-out method) or market price. Work-in-process and finished goods inventories are valued at market price multiplied by their respective percentage of completion.

DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. The Partnership may use futures, forward, option and swap contracts to reduce the market volatility of grain and finished products. These contracts permit final settlement by delivery of the specified commodity. Unrealized gains or losses are recognized in the valuation of the respective commodity’s ending inventory.

Note 2: Summary of Significant Accounting Policies (continued)

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those which increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value less selling costs.

ADVERTISING

The Partnership expenses advertising and promotion costs as they are incurred, which amounted to $35,823, $15,235 and $17,292 for the years ended December 31, 2005, 2004 and 2003, respectively.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs. Such costs will be expensed as incurred. Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated. Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and create future revenue generation are capitalized.

PATRONAGE DIVIDEND INCOME

Patronage dividend income from cooperatives is recognized as income in the year the Partnership receives formal notification from the distributing cooperative.

INCOME TAXES

The Partnership, as a limited partnership, is not subject to income taxes. Income is taxed directly to its partners.

DISTRIBUTION OF NET INCOME (LOSS)

In accordance with the Partnership’s agreement of limited partnership, the Partnership will allocate net income (loss) and alcohol credits in accordance with their respective percentage interests.

Note 3: Significant Concentrations of Risk

CREDIT RISK - FINANCIAL INSTITUTIONS

The Partnership maintains cash balances with local and national financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2005, cash balances exceeded FDIC coverage by $989,977.

CREDIT RISK - RECEIVABLES

The Partnership issues credit to customers, substantially all of whom are ethanol wholesalers or E-85 retailers, under industry standard terms without collateral in most cases.

Note 4: Related Party Transactions

The Partnership has significant transactions with its limited partners and their affiliates for the years ended December 31, 2005, 2004 and 2003 which include:

a)              An agreement to purchase corn from a limited partner at their cost plus 10¢ per bushel (11¢ at the Huron facility).

b)             An agreement with a limited partner to market the total output of ethanol produced by the Aberdeen and Huron facilities.

c)              An agreement with a limited partner affiliate to market the total output of by-products produced by the Aberdeen and Huron facilities.

d)             Various purchases, services and financing arrangements.

Summary of Related Party Transactions	2005	2004	2003
Sales to — Ethanol	$31,230,024	$30,108,319	$25,779,532
Cost of Sales from — Materials & Services	17,148,773	21,165,129	17,676,160
Receivables — Due from	520,478	217,550	1,003,944
Payables — Due to	292,357	421,597	616,126
Notes Payable — Due to	5,750,000	—	—

Note 5: Inventory

The major components of inventory as of December 31, 2005, 2004 and 2003 were as follows:

	2005	2004	2003
Raw Materials	$86,661	$316,861	$231,704
Work in Process	354,300	59,298	239,303
Finished Goods	368,737	592,105	238,015
	$809,698	$968,264	$709,022

Note 6: Property, Plant and Equipment

Depreciation is computed over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives of depreciable assets is as follows:

Buildings	10-40 years
Process and Lab Equipment	5-20 years
Office Equipment	5-20 years

Depreciation expense for the years ended December 31, 2005, 2004 and 2003 amounted to $1,728,772, $1,860,067 and $1,840,568, respectively.

	Costs	Budgeted
Construction in Process	To Date	Cost
2005
Huron Plant Expansion — 30,000,000 Gallon Capacity	$6,209,291	$17,480,545

2003
Aberdeen — Firewall & Water Tank	$154,223	$226,470
Huron — Plant Expansion	642,944	4,512,000
	$797,167	$4,738,470

Note 7: Investments in Cooperatives

Investments in cooperatives are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities. Cooperative stocks normally are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Partnership until formal notification is received. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector.

At December 31, 2005, 2004 and 2003, the Partnership had investments in cooperatives as follows:

	2005	2004	2003
CoBank, ACB	$452,829	$404,288	$353,305
Dakota Energy Cooperative	125,700	67,120	53,220
Country Hedging, Inc.	2,175	2,175	2,175
	$580,704	$473,583	$408,700

Note 8: Financing Arrangements

Financing arrangements at December 31, 2005, 2004 and 2003 were as follows:

	Interest	Balance
Lender	Rate	2005	2004	2003
Dakota Fuels, Inc.
Aberdeen, South Dakota
Term (RIA475T02-HGF)	6.76%
$6,750,000 commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting 09-01-11, with the balance due on 06-01-13		$5,750,000	$—	$—

Term (RIA475T03-HGF)	7.61%*
$15,000,000 commitment, term loan with a quarterly payment of $750,000, starting 09-01-06, with with balance due on 06-01-11		—	—	—

CoBank, ACB
Omaha, Nebraska
Term (A475T02B) —	6.76%
Revolving term loan with a quarterly commitment reduction of $375,000 starting 9-01-04, balance due 12-01-08		—	7,500,000	8,250,000

Greater Huron Development Corporation
Huron, South Dakota
Federal Rural Develop. Program	4.00%
Monthly payment of $4,374 includes interest, balance due 05-31-04		—	—	21,653

Community Development Fund	4.00%
Monthly payment of $230 includes interest, balance due 05-31-04		—	—	1,139

Beadle County Community Development Fund	3.00%
Monthly payment of $7,098, includes interest, balance due 01-31-05		—	7,053	90,674

Dakota Energy Cooperative
Huron, South Dakota
Purchase Agreement	0.00%
Monthly payment of $185, with balance due 08-31-09		8,225	10,260	12,480

US Bank
St. Paul, Minnesota
Commercial Note	7.07%*
$500,000 Commitment — ends 12-31-05		$—	$—	$—
		5,758,225	7,517,313	8,375,946
Less: Current Portion		2,405	1,509,273	858,607
Total Long-Term Liabilities		$5,755,820	$6,008,040	$7,517,339

* Denotes continuously variable interest rate

Note 8: Financing Arrangements (continued)

The Partnership, in 2005, entered into an Administrative Agency Agreement with Dakota Fuels, Inc. and CoBank, ACB, where CoBank, ACB has been appointed as the administrative agent for the loan documents and security agreements with the Partnership. CoBank, ACB has agreed to undertake the obligations as administrative agent for these loans.

The term note (RIA475T02-HGF) with Dakota Fuels, Inc. is a revolving term note that the Partnership may borrow against and repay at their discretion except for any portion of note principal with fixed interest rates. The revolving term note has fixed interest rates on term debt ranging from 5.93% to 7.29% with a weighted average of 6.76%. The current variable interest rate is 7.61%.

The term note (RIA475T03-HGF) commitment with Dakota Fuels, Inc. is available through 08-01-06 or such later date as authorized by the administrative agent.

The purchase agreement with Dakota Energy Cooperative is secured by a perfected security interest in Auto-Var Capacitor Banks purchased for the Huron facility.

The loans administered by the Greater Huron Development Corporation are secured with a security agreement under the Uniform Commercial Code covering specified equipment at the Huron Facility.

Term notes with Dakota Fuels, Inc. are secured by CoBank, ACB’s first mortgage lien covering real property owned by the Partnership, together with CoBank, ACB’s security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Partnership, including receivables, inventories and equipment subject to perfected security interests. The Partnership also has $452,829 of equity in CoBank, ACB at December 31, 2005, which is held as additional collateral.

Restrictive covenants on the loan agreements with Dakota Fuels, Inc. provide, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3,500,000, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12,500,000, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

Note 8: Financing Arrangements (continued)

The commercial note with US Bank is unsecured with a variable interest rate (2.5% plus current one month “LIBOR” rate). Total interest expense charged to operations amounted to $418,044, $510,168 and $406,411 for the years ended December 31, 2005, 2004 and 2003, respectively.

Aggregate annual maturities of the long-term debt outstanding at December 31, 2005 are as follows:

Maturity Date —	Total	Unadvanced	Net Annual
Year Ending December 31,	Commitment	Commitment	Maturities
2006	$1,502,405	$1,500,000	$2,405
2007	3,002,220	3,000,000	2,220
2008	3,002,220	3,000,000	2,220
2009	3,001,380	3,000,000	1,380
2010	3,000,000	3,000,000	—
2011 & Thereafter	8,250,000	2,500,000	5,750,000
	$21,758,225	$16,000,000	$5,758,225

Note 9: Pension Plans

The Partnership participates in the “Co-op Retirement Plan”, administered by the United Benefits Group, which is a multiple-employer defined benefit plan that is funded by contributions from employees and the Partnership. The Partnership intends to participate in the plan indefinitely; however it may voluntarily discontinue the plan at anytime. The plan, which has no funding deficiencies, used the aggregate cost method of valuation. Under this method, the normal cost is adjusted each year to reflect the experience under the plan, automatically spreading gains or losses over future years. The relative position of each employer associated with the plan, with respect to the actuarial present value of accumulated benefits, is not determinable.

The Partnership made contributions and paid administration fees for the defined benefit retirement plans totaling $131,775, $135,535 and $132,817 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Partnership had a contributory defined benefit retirement plan which had been administrated by Mid-America Retirement Plan. Effective on April 1, 2003 the Mid-America Retirement Plan dissolved and transferred all assets and obligations to the “Co-op Retirement Plan”. As a result of this, the Partnership expensed the prepaid pension costs of $76,470 brought forward from the prior year. The data necessary for the prepaid pension computation is no longer available.

The Partnership participates in a defined contribution thrift plan (401(k)). Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation may be partially matched by the Partnership, up to a maximum of 4%. The Partnership contributed $45,305, $36,821 and $37,433 to the thrift plan for the years ended December 31, 2005, 2004 and 2003, respectively.

Note 10: Operating Leases

The Partnership has certain cancelable and non-cancelable operating leases and rental agreements on land and equipment of $60,174, $61,316 and $60,725 for the years ended December 31, 2005, 2004 and 2003, respectively.

The future required annual lease and rental payments are as follows:

2006	$31,526
2007	17,569
2008	500
2009	500
2010	500
2011 & Thereafter	43,500
$94,095

Note 11: Contingencies and Commitments

a)              The Partnership is subject to various federal and state regulations regarding the care, delivery and containment of products which the Partnership handles and has handled. The Company is contingently liable for any associated costs which could arise from the handling, delivery and containment of these products. These costs cannot be determined at present. While resolution of any such costs in the future may have an effect on the Company’s financial results for a particular period, management believes any such future costs will not have a material adverse effect on the financial position of the Company as a whole.

b)             The Partnership is aware of initiatives by the EPA seeking to require best available control technology (BACT) on ethanol plants. The EPA’s position is that ethanol plants are major sources of hazardous air pollutants based upon different test methods from the ones used when the ethanol plants initially obtained air permits. Under this method, emissions exceed the allowed thresholds. The EPA is currently reviewing South Dakota ethanol plants. The EPA has imposed penalties and required BACT installed on ethanol plants in other states. The EPA and South Dakota DENR have yet to determine what, if any, control technology will be required and whether any enforcement action will commence.

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS

September 30, 2006 and 2005
(unaudited)

ASSETS

	September 30, 2006	September 30, 2005
CURRENT ASSETS
Cash	$2,488,339	$2,872,308
Receivables
Trade	1,802,909	998,410
Other	293,807	247,178
Inventories	1,088,406	547,325
Supplies	305,969	302,802
Prepaid Expenses	25,189	68,488
Total Current Assets	6,004,619	5,036,511

PROPERTY, PLANT AND EQUIPMENT
Land	96,441	96,441
Buildings	10,050,908	9,950,957
Process Equipment	19,907,988	19,477,423
Office Equipment	268,115	236,073
	30,323,452	29,760,894
Accumulated Depreciation	(18,524,758)	(16,099,406)
Undepreciated Cost	11,798,694	13,661,488
Construction in Process	29,668,206	2,023,193
Net Property, Plant and Equipment	41,466,900	15,684,681

OTHER ASSETS
Investment in Cooperatives	602,734	522,123
Critical Replacement Parts	564,691	572,830
Total Other Assets	1,167,425	1,094,953

TOTAL ASSETS	$48,638,944	$21,816,145

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

BALANCE SHEETS

September 30, 2006 and 2005
(unaudited)

LIABILITIES AND PARTNERS’ EQUITY

	September 30, 2006	September 30, 2005
CURRENT LIABILITIES
Current Maturities of Long-Term Debt	$3,000,000	$877,220
Payables	2,890,407	1,636,897
Accrued Expenses
Property Taxes	176,899	179,882
Interest	144,669	32,642
Payroll	82,947	69,254
Other	13,651	11,992
Total Current Liabilities	6,308,573	2,807,887

LONG-TERM LIABILITIES
Notes Payable — Net of Current Maturities	18,000,000	4,881,375

PARTNERS’ EQUITY
South Dakota Wheat Growers Association	6,670,537	5,422,924
Heartland Producers, LLC.	6,445,759	5,240,187
Aventine Renewable Energy, Inc.	696,327	566,091
Dakota Fuels, Inc.	113,919	92,613
Current Income	10,403,829	2,805,068
Total Partners’ Equity	24,330,371	14,126,883

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$48,638,944	$21,816,145

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENT OF INCOME

Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	2006	2005
Sales
Ethanol	$35,130,730	$23,941,198
By-Products	2,870,303	3,532,808
Total Sales	38,001,033	27,474,006

Cost of Sales
Raw Materials	21,645,962	20,501,438
Utilities	733,353	664,150
Repairs & Maintenance	492,297	379,178
Lease	61,359	36,428
Personnel Costs	1,688,608	1,460,728
Depreciation	2,046,579	1,350,000
Interest	929,722	318,110
Insurance	224,359	160,471
Property Taxes	168,659	176,782
Permits and Fees	21,691	11,912
Advertising & Promotion	24,967	25,223
Other	57,426	44,274
Total Cost of Sales	28,094,982	25,128,694

Gross Income on Sales	9,906,051	2,345,312

Other Income
State Incentives	506,292	426,153
CCC Bioenergy Payments	317	—
Interest	115,643	49,757
Other	9,586	18,125
Total Other Income	631,838	494,035

Total Gross Income	10,537,889	2,839,347

General & Administrative Expenses	186,654	115,181

Operating Net Income	10,351,235	2,724,166

Patronage Dividend Income	52,594	80,902

Net Income	$10,403,829	$2,805,068

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF PARTNERS’ EQUITY

Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	Balance		Current	Balance
	12-31-05	Distributions	Income	09-30-06
South Dakota Wheat Growers Assoc.	$7,245,313	$(574,776)	$—	$6,670,537

Heartland Producers, LLC	7,001,167	(555,408)	—	6,445,759

Aventine Renewable Energy, Inc.	756,327	(60,000)	—	696,327

Dakota Fuels, Inc.	123,735	(9,816)	—	113,919

Current Income	0	0	10,403,829	10,403,829

	$15,126,542	$(1,200,000)	$10,403,829	$24,330,371

	Balance		Current	Balance
	12-31-04	Distributions	Income	09-30-05
South Dakota Wheat Growers Assoc.	$5,901,904	$(478,980)	$—	$5,422,924

Heartland Producers, LLC	5,703,027	(462,840)	—	5,240,187

Aventine Renewable Energy, Inc.	616,091	(50,000)	—	566,091

Dakota Fuels, Inc.	100,793	(8,180)	—	92,613

Current Income	0	0	2,805,068	2,805,068

	$12,321,815	$(1,000,000)	$2,805,068	$14,126,883

HEARTLAND GRAIN FUELS, L.P.
Aberdeen, South Dakota

STATEMENTS OF CASH FLOWS

Nine-Month Periods Ended September 30, 2006 and 2005
(unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$10,403,829	$2,805,068
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation	2,046,579	1,350,000
Patronage Dividends Received as Equity	(22,030)	(48,541)
Change in Assets and Liabilities
Increase in Receivables	(1,185,691)	(628,903)
(Increase) Decrease in Inventories	(278,708)	420,939
Increase in Supplies	(15,060)	(13,109)
(Increase) Decrease in Prepaid Expenses	236,679	(51,163)
Increase in Payables	855,809	543,733
Decrease in Accrued Expenses	(151,597)	(171,564)
Net Cash Provided by Operating Activities	11,889,810	4,206,460

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for Property, Plant & Equipment	(23,909,369)	(2,228,454)
Decrease in Long-Term Receivables	526	1,767
Increase in Other Assets	(8,845)	(24,588)
Net Cash Used in Investing Activities	(23,917,688)	(2,251,275)

CASH FLOWS FROM FINANCING ACTIVITIES
Additional Long-Term Borrowing	15,250,000	—
Distributions of Partners’ Equity	(1,200,000)	(1,000,000)
Retirement of Long-Term Debt	(8,225)	(1,758,718)
Net Cash Provided by Financing Activities	14,041,775	(2,758,718)

Net Increase (Decrease) in Cash	2,013,897	(803,533)
Cash — Beginning of the Period	474,442	3,675,841
Cash — End of Period	$2,488,339	$2,872,308

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$818,621	$326,938

Notes to Unaudited Financial Statements

Note 1: Organization and Nature of Business

The Partnership is organized as a limited partnership under the laws of the state of Delaware. The Partnership operates ethanol plants in Aberdeen and Huron, South Dakota with 39,000,000 gallon of production capability. These plants process corn, which produces ethanol, to be sold for blending with gasoline, and by-products to be used in the manufacturing of feed.

Approximately 92% of the Partnership’s sales and other income were generated by ethanol and E-85 production and marketing and the remaining 8% were from by-product production and other miscellaneous income.

Note 2: Summary of Significant Accounting Policies

The significant accounting practices and policies are summarized below.

UNAUDITED FINANCIAL STATEMENTS

The accompanying financial statements as of September 30, 2006 and September 30, 2005 and the nine months then ended are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair representation of the financial position and operating results for the interim periods. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto, contained in the registration statement on Form SB-2 to which these financial statements are included. The results of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results for the fiscal year ending December 31, 2006.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Bad debts are provided for on the reserve method based on historical experience and management’s evaluation of outstanding receivables at the end of the year. No allowance for doubtful accounts were considered necessary for the nine-month periods ended September 30, 2006 and 2005, respectively.

INVENTORY VALUATIONS

Raw material inventories are valued at the lower of cost (first-in, first-out method) or market price. Work-in-process and finished goods inventories are valued at market price multiplied by their respective percentage of completion.

Note 2: Summary of Significant Accounting Policies (continued)

DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks. The Partnership may use futures, forward, option and swap contracts to reduce the market volatility of grain and finished products. These contracts permit final settlement by delivery of the specified commodity. Unrealized gains or losses are recognized in the valuation of the respective commodity’s ending inventory.

ADVERTISING

The Partnership expenses advertising and promotion costs as they are incurred, which amounted to $24,967 and $25,223 for the nine-month periods ended September 30, 2006 and 2005, respectively.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation methods and estimated useful lives of assets are discussed in Note 6.

Maintenance and repairs are expensed as incurred. Expenditures for new facilities and those which increase the useful lives of the buildings and equipment are capitalized. When assets are sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are recognized in earnings.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held or used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of their carrying amount or their fair value less selling costs.

ENVIRONMENTAL EXPENDITURES

Environmental compliance costs would include ongoing maintenance, monitoring and similar costs. Such costs will be expensed as incurred. Environmental remediation costs would be accrued, except to the extent costs can be capitalized, when environmental assessments and/or remedial efforts are probable, and the cost could be reasonably estimated. Environmental costs which improve the condition of the property as compared to the condition when constructed or acquired and create future revenue generation are capitalized.

PATRONAGE DIVIDEND INCOME

Patronage dividend income from cooperatives is recognized as income in the year the Partnership receives formal notification from the distributing cooperative.

Note 2: Summary of Significant Accounting Policies (continued)

INCOME TAXES

The Partnership, as a limited partnership, is not subject to income taxes. Income is taxed directly to its partners.

DISTRIBUTION OF NET INCOME (LOSS)

In accordance with the Partnership’s agreement of limited partnership, the Partnership will allocate net income (loss) and alcohol credits in accordance with their respective percentage interests.

Note 3: Significant Concentrations of Risk

CREDIT RISK - RECEIVABLES

The Partnership issues credit to customers, substantially all of whom are ethanol wholesalers or E-85 retailers, under industry standard terms without collateral in most cases.

CREDIT RISK - FINANCIAL INSTITUTIONS

The Partnership maintains cash balances with local and national financial institutions, which may at times exceed the $100,000 coverage by the U.S. Federal Deposit Insurance Corporation (FDIC).

Note 4: Related Party Transactions

The Partnership has significant transactions with its limited partners and their affiliates for the nine-month periods ended September 30, 2006 and 2005, respectively which include:

e)              An agreement to purchase corn from a limited partner at their cost plus 10¢ per bushel (11¢ at the Huron facility).

f)                An agreement with a limited partner to market the total output of ethanol produced by the Aberdeen and Huron facilities.

g)             An agreement with a limited partner affiliate to market the total output of by-products produced by the Aberdeen and Huron facilities.

h)             Various purchases, services and financing arrangements.

Note 5: Inventory

The major components of inventory as of September 30, 2006 and 2005 were as follows:

	2006	2005
Raw Materials	$116,462	$102,155
Work in Process	519,738	253,971
Finished Goods	452,206	191,199
	$1,088,406	$547,325

Note 6: Property, Plant and Equipment

Depreciation is computed over the estimated useful lives of the individual assets using the straight-line method. The estimated useful lives of depreciable assets is as follows:

Buildings	10-40 years
Process and Lab Equipment	5-20 years
Office Equipment	5-20 years

Depreciation expense for the nine-month periods ended September 30, 2006 and 2005 amounted to $2,046,579 and $1,350,000, respectively.

	Costs	Budgeted
Construction in Process at September 30, 2006	To Date	Cost
Huron Plant Expansion — 30,000,000 Gallon Capacity	$22,050,745	$24,000,000
Aberdeen Plant Expansion — 40,000,000 Gallon Plant	7,617,461	78,000,000
	$29,668,206	$102,000,000

Note 7: Investments in Cooperatives

Investments in cooperatives are recorded at cost, plus unredeemed patronage dividends received in the form of capital stock and other equities. Cooperative stocks normally are not transferable, thereby precluding any market value, but they may be used as collateral in securing loans. Any impairment of equities normally is not recognized by the Partnership until formal notification is received. Redemption of these equities is at the discretion of the various organizations. A substantial portion of the business of these cooperatives is dependent upon the agribusiness economic sector.

At September 30, 2006 and 2005, the Partnership had investments in cooperatives as follows:

	2006	2005
CoBank, ACB	$452,829	$452,829
Dakota Energy Cooperative	147,730	67,119
Country Hedging, Inc.	2,175	2,175
	$602,734	$522,123

Note 8: Financing Arrangements

Financing arrangements at September 30, 2006 and 2005 were as follows:

	Interest		Balance
Lender	Rate		2006	2005
Dakota Fuels, Inc.
Aberdeen, South Dakota
Term (RIA475T02-HGF) — $6,750,000 commitment, revolving term loan with a quarterly commitment reduction of $750,000 starting 09-01-11, with the balance due on 06-01-13	7.397%		$6,750,000	$—

Dakota Fuels, Inc.
Term (RIA475T03-HGF) — $15,000,000 commitment, term loan with a quarterly payment of $750,000, starting 09-01-06, with balance due on 06-01-11	8.679	%*	14,250,000	—

CoBank, ACB
Omaha, Nebraska
Term (A475T02B) — Revolving term loan with a quarterly commitment reduction of $375,000 starting 9-01-04, balance due 12-01-08	6.76	%*	—	5,750,000

Dakota Energy Cooperative
Huron, South Dakota
Purchase Agreement Monthly payment of $185, with balance due 08-31-09	0.00%		—	8,595

US Bank
St. Paul, Minnesota
Commercial Note — Commitment of $500,000 ending 12-31-06	7.72	%*	—	—
			21,000,000	5,758,595
Less: Current Portion			3,000,000	877,220
Total Long-Term Liabilities			$18,000,000	$4,881,375

* Indicates a continuously variable interest rate

Note 8: Financing Arrangements (continued)

The Partnership, in 2005, entered into an Administrative Agency Agreement with Dakota Fuels, Inc. and CoBank, ACB, where CoBank, ACB has been appointed as the administrative agent for the loan documents and security agreements with the Partnership. CoBank, ACB has agreed to undertake the obligations as administrative agent for these loans.

The term note (RIA475T02-HGF) with Dakota Fuels, Inc. is a revolving term note that the Partnership may borrow against and repay at their discretion except for any portion of note principal with fixed interest rates. The revolving term note has fixed interest rates on term debt ranging from 6.40% to 7.29% with a weighted average of 7.397%, which includes $2,000,000 of term debt at the current variable interest rate of 8.50%.

Term notes with Dakota Fuels, Inc. are secured by CoBank, ACB’s first mortgage lien covering real property owned by the Partnership, together with CoBank, ACB’s security agreement under the Uniform Commercial Code covering substantially all personal property owned by the Partnership, including receivables, inventories and equipment subject to perfected security interests. The Partnership also has $452,829 of equity in CoBank, ACB at September 30, 2006, which is held as additional collateral.

The purchase agreement with Dakota Energy Cooperative is secured by a perfected security interest in Auto-Var Capacitor Banks purchased for the Huron facility.

Restrictive covenants on the loan agreements with Dakota Fuels, Inc. provide, among other things, (1) restrictions on incurring additional indebtedness, (2) restrictions on the ability to mortgage, pledge, assign or grant security interest in any assets to any other party, (3) minimum working capital balances of at least $3,500,000, except that in determining current assets, any available commitment not considered due in the next year may be included, (4) minimum net worth balances of at least $12,500,000, and (5) restrictions on scheduled payments made to lessors during each fiscal year.

Note 8: Financing Arrangements (continued)

The commercial note with US Bank is unsecured with a variable interest rate (2.5% plus current one month “LIBOR” rate).

Total interest expense charged to operations amounted to $929,722 and $318,110 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Aggregate annual maturities of the long-term debt outstanding at September 30, 2006 are as follows:

Maturity Date —
Year Ending September 30,
2007	$3,000,000
2008	3,000,000
2009	3,000,000
2010	3,000,000
2011	3,000,000
2012 & Thereafter	6,000,000
$21,000,000

Note 9: Pension Plans

The Partnership participates in a defined contribution thrift plan (401(k)). Under the terms of the plan, qualifying employees may elect to contribute to the plan a percentage of their compensation, such contributed compensation may be partially matched by the Partnership, up to a maximum of 4%. The Partnership contributed $40,884 and $35,273 to the thrift plan for the nine-month periods ended September 30, 2006 and 2005, respectively.

The Partnership participates in the “Co-op Retirement Plan”, administered by the United Benefits Group, which is a multiple-employer defined benefit plan that is funded by contributions from employees and the Partnership. The Partnership intends to participate in the plan indefinitely; however it may voluntarily discontinue the plan at anytime. The plan, which has no funding deficiencies, used the aggregate cost method of valuation. Under this method, the normal cost is adjusted each year to reflect the experience under the plan, automatically spreading gains or losses over future years. The relative position of each employer associated with the plan, with respect to the actuarial present value of accumulated benefits, is not determinable.

The Partnership made contributions and paid administration fees for the defined benefit retirement plans totaling $105,947 and $98,181 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Note 10: Operating Leases

The Partnership has certain cancelable and non-cancelable operating leases and rental agreements on land and equipment of $61,859 and $36,928 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Note 11: Contingencies and Commitments

c)              The Partnership is subject to various federal and state regulations regarding the care, delivery and containment of products which the Partnership handles and has handled. The Company is contingently liable for any associated costs which could arise from the handling, delivery and containment of these products. These costs cannot be determined at present. While resolution of any such costs in the future may have an effect on the Company’s financial results for a particular period, management believes any such future costs will not have a material adverse effect on the financial position of the Company as a whole.

d)             The Partnership is aware of initiatives by the EPA seeking to require best available control technology (BACT) on ethanol plants. The EPA’s position is that ethanol plants are major sources of hazardous air pollutants based upon different test methods from the ones used when the ethanol plants initially obtained air permits. Under this method, emissions exceed the allowed thresholds. The EPA is currently reviewing South Dakota ethanol plants. The EPA has imposed penalties and required BACT installed on ethanol plants in other states. The EPA and South Dakota DENR have yet to determine what, if any, control technology will be required and whether any enforcement action will commence.

ITEM 8.           CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A.        CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As of the end of the period covered by this report, our management conducted an evaluation, under the supervision and with the participation of our chief executive officer and chief financial officer of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Based on this evaluation, the officers concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by our company in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Commission rules and forms.

Changes in Internal Controls over Financial Reporting

Our management, with the participation of the chief executive officer and chief financial officer, performed an evaluation as to whether any change in the internal controls over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934) occurred during the period covered by this report. Based on that evaluation, the chief executive officer and chief financial officer concluded that no change occurred in the internal controls over financial reporting during the period covered by this report that materially affected, or is reasonably likely to materially affect, the internal controls over financial reporting.

ITEM 8B.        OTHER INFORMATION

None.

PART III

ITEM 9.           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our operating agreement provides that our initial board of directors will be comprised of no fewer than three and no more than 13 members. However, at the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences, the number of directors shall be reduced and become fixed at nine. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences. The operating agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.

IDENTIFICATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table shows our directors and officers as of December 21, 2006:

Person	Age	Offices	Director Since
Revis L. Stephenson III	40	Chairman and Chief Executive Officer	2005
Donald E. Gales	44	Chief Operating Officer and President	—
Richard Peterson	41	Vice President of Accounting and Finance and Chief Financial Officer	—
Robert W. Holmes	59	Director	2005
Larry L. Cerny	65	Secretary and Director	2005
Robert E. Bettger	59	Director	2005
Richard W. Hughes	54	Director	2005
Dale Locken	53	Director	2006
John E. Lovegrove	51	Director	2005
Troy Otte	39	Director	2005
Keith E. Spohn	58	Director	2005

BUSINESS EXPERIENCE OF DIRECTORS AND OFFICERS

The following is a brief description of the business experience and background of our officers and directors.

Revis L. Stephenson III has over 17 years’ experience in the investment industry. During his career he has gained experience in the public and private markets where his responsibilities included placement of equity and debt, assisting with structuring, and pricing. Mr. Stephenson served as vice president institutional sales, for the fixed income originations group of Oppenheimer & Co., a New York based financial services firm, from June 2002 to September 2006, when he joined our company as chief executive officer. Prior to that, he was vice president investments for MJSK Securities for five years. He was also with Piper Jaffray Inc., where he left as managing director, investments, for seven years before joining MJSK Securities.

Donald E. Gales served as vice president of Archer-Daniels-Midland Grain Co. Western Division from August 2004 until March 2006 when he joined our company as chief operating officer and president. As vice president, Mr. Gales was responsible for Archer-Daniels-Midland’s grain assets in six states, along with sitting on the board of directors of Skyland Grain, LLC, United Prairie Ag LLC, Hutchinson Fertilizer LLC, Norkan Fertilizer LLC and FSC/ADM LLC. Prior to assuming the role of vice president of Archer-Daniels-Midland Grain Co. Western Division, Mr. Gales was president of ADM-Collingwood for over a year. Before joining Archer-Daniels-Midland, Mr. Gales was the chief executive officer of SDWG from December 1998 to August 2002. Mr. Gales previously served as a director of Farmland Industries, Inc., which filed for chapter 11 protection under the Federal Bankruptcy Act in May 2002. Mr. Gales resigned from the board of Farmland Industries, Inc. in June 2002.

Richard Peterson joined our company as vice president of accounting and finance and chief financial officer in November 2006. From July 2001 until November 2006, Mr. Peterson served as the director of finance, North American Operations for Nilfisk Advance, Inc. Prior to joining Nilfisk Advance, Mr. Peterson served as the chief financial officer for PPT Vision, Inc. from April 1999 to July 2001 and the chief financial officer of Premis Corporation from December 1996 to April 1999.

Robert W. Holmes founded Timberwood Bank in 2003, where he is currently chairman of the board, president and a principal shareholder. For five years prior, he managed an insurance agency which he also founded.

Larry L. Cerny owned and operated a supermarket in Geneva, Nebraska for 35 years. He was part-owner of supermarkets in Minden, Waverly, Falls City, Hickman and Neligh, Nebraska, and Sabetha, Kansas. In 1972, he co-founded Geotechnical Services Inc., a geotech and environmental engineering firm, with offices in Omaha, Lincoln and Grand Island, Nebraska, Wichita, Kansas, and Des Moines, Iowa where Mr. Cerny has served as chairman of the board for the past 20 years. Mr. Cerny serves on the board of governors for Fillmore County, Nebraska.

Robert E. Bettger has owned and operated a farm near Fairmont, Nebraska for over 30 years that consists of 5,000 acres in irrigated corn and soybeans. Mr. Bettger currently serves on the Agriculture Congressional Staff for Congressman Tom Osborne. Past appointments in which Mr. Bettger has served include the Nebraska Water Board, Department of Energy — Renewable Resources Biomass Advisory Group and National Corn Growers.

Richard W. Hughes has owned and operated a family farm for over 30 years in the Geneva, Nebraska area consisting of 1,500 acres of corn and soybeans.

Dale Locken has been the chief executive officer of SDWG since December 2002. Prior to joining SDWG, he was the director of U.S. sales and strategic accounts for BASF Corporation from July 2001 to November 2002. Mr. Locken serves on the board of directors of the South Dakota Association of Cooperatives and Petroleum Partners, LLC.

John E. Lovegrove has been a life-long farmer in Fillmore County, Nebraska. He operates a family farm along with two brothers consisting of 8,000 acres of irrigated corn, soybeans and Pioneer Hy-Brid International seed corn.

Troy Otte has been involved in a family-owned farm in the Fillmore County, Nebraska area since 1990. The current operation consists of 5,000 acres of corn, soybeans and wheat, with both irrigated and dry land acres.

Keith E. Spohn has been an active farmer for the past 37 years. His farming operations have included 4,000 acres of corn, soybeans and seed corn.

FAMILY RELATIONSHIPS

Mr. Bettger and Mr. Lovegrove are first cousins.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has four standing committees: the audit committee, compensation committee, executive committee and risk management committee.

The audit committee consists of Messrs. Bettger, Cerny and Otte. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered accounting firm to review and discuss our financial reporting and our controls respecting accounting. None of the audit committee members is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation SB.

The compensation committee consists of Messrs. Cerny, Holmes and Otte. The compensation committee is responsible for discharging the board’s responsibilities relating to compensation of the company’s executive officers.

The executive committee consists of Messrs. Bettger, Holmes, Lovegrove and Otte. The executive committee’s function is to facilitate communication between management and the board of directors.

The risk management committee consists of Messrs. Lovegrove, Otte and Spohn from the board of directors and Revis L. Stephenson III, our chief executive officer, Donald E. Gales, our chief operating officer, and Tom Murray, our vice president of risk management. The risk management committee’s function is to assist the board of directors in assessing and managing the risks associated with managing the company’s processing margin and the purchase and sale of commodities required in connection with or produced as a result of the company’s production of ethanol.

We have adopted a code of ethics for the guidance of our principal executive, financial and accounting officers and our controller (if we eventually hire one). Our code ethics is posted on our website at www.AdvancedBioEnergy.com. We intend to post on our website any amendments to, or waivers from, our code of ethics within five business days of the amendment or waiver.

ITEM 10.         EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for our chief executive officer and the other executive officer of our company who earned over $100,000 during our fiscal year ended September 30, 2006, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during fiscal year 2006.

		Annual Compensation			Long-Term Compensation
					Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Unit Award(s) ($) (1)	All Other Compensation ($)
Revis L. Stephenson Ш Chairman and Chief Executive Officer	2006	161,538	33,333	—	6,000,000	10,797	(2)
Donald E. Gales (3) President and Chief Operating Officer	2006	134,615	29,167	—	1,200,000	83,770	(4)

(1)                      Consists of (a) 300,000 restricted units that may be issued to an affiliate of Mr. Stephenson pursuant to a restricted unit agreement, which are valued at $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant (39,000 of which have been issued) and (b) 30,000 restricted units issued to Mr. Gales pursuant to his employment agreement, which are valued at $10 per unit for purposes of this table as there was no market for the restricted units on the date of grant, and 45,000 restricted units that may be issued to an affiliate of Mr. Gales pursuant to a restricted unit agreement, which are valued at $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant (5,850 of which have been issued). At the end of the fiscal year, Mr. Stephenson or his affiliates held 139,000 restricted units and the right to receive 261,000 restricted units, which are valued at $2,780,000 and $5,220,000, respectively, or $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant. At the end of the fiscal year, Mr. Gales or his affiliates held 35,850 restricted units and the right to receive 39,150 restricted units, which are valued at $717,800 and $783,000, respectively, or $20 per unit for purposes of this table as there was no market for the restricted units on the date of grant. The restricted unit agreements for the grants described in the table above provide that for each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively. To date, 39,000 restricted units have been granted to Stephenson Holdings, Inc. and 5,850 restricted units have been granted to Gales Holdings, Inc. due to our acquisition of approximately 53% of the partnership interests of Heartland Grain Fuels. Half of the units granted vested immediately, and the other half are presently subject to forfeiture and will vest in equal parts on the first and second anniversaries of the date of grant.

(2)                                  Amounts consist of $1,129 for continuation of health benefits and $9,668 for personal use of company-owned vehicle, including fuel, insurance and maintenance expenses.

(3)                                  Mr. Gales joined us in April 2006.

(4)                                  Amounts consist of $2,733 for continuation of health benefits, $9,850 for personal use of company-owned vehicle, including fuel, insurance and maintenance expenses, and $71,187 for relocation to the Minneapolis, Minnesota area.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Units Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) (1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Revis L. Stephenson III	—	—	—	26,580	—	531,600
Donald E. Gales	—	—	—	—	—	—

(1)                                  Value at fiscal year-end is based on $20 per unit, the price of units in our proposed registered securities offering. These units are issuable pursuant to a project development fee agreement and the number set forth in the table above is based on an estimated cost to construct the Nebraska plant of approximately $151,580,000.

DIRECTOR COMPENSATION

In connection with their service on our board of directors, for fiscal 2006 each of our non-employee directors received a $10,000 annual retainer and an additional $250 for each meeting of the board of directors attended and $250 for each committee meeting attended. We currently anticipate that these fees will remain the same for fiscal 2007. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

PROJECT DEVELOPMENT FEE PAID TO EXECUTIVE OFFICERS

Revis L. Stephenson III is currently serving as our chairman and chief executive officer and Robert W. Holmes is currently serving a member of our board of directors. We entered into a project development fee agreement on May 19, 2005 with Messrs. Stephenson and Holmes to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $151,580,000, we currently estimate the total fee we will pay at 151,580 units, as the fee is payable in units at a price of $10 per unit. We have already transferred 125,000 of these units to Messrs. Stephenson and Holmes in exchange for their efforts to organize and develop our company. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

These 125,000 units are subject to the following restrictions:

•                  upon the dissolution, bankruptcy or insolvency of our company or our inability generally to pay debts as they become due, or an assignment by us for the benefit of creditors, or the commencement of any case or proceeding in respect of our company under any bankruptcy, insolvency or similarly laws, Messrs. Stephenson and Holmes shall return the restricted units to the company without payment of consideration by the company and the restricted units shall be deemed to have been forfeited by Messrs. Stephenson and Holmes;

•                  upon voluntary resignation as a member of our board of directors by Mr. Stephenson and/or Mr. Holmes, Mr. Stephenson and/or Mr. Holmes shall return the restricted units to us without payment of consideration by us and the restricted units shall be deemed to have been forfeited by Mr. Stephenson and/or Mr. Holmes; and

•                  the restricted units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless the restrictions have lapsed.

All of the above restrictions on the units shall lapse on the date upon which our Nebraska plant begins producing ethanol for sale. Additionally, the number of units subject to the restriction concerning voluntary resignation of Mr. Stephenson and/or Mr. Holmes has been reduced by two-thirds following the filing of the Registration Statement on Form SB-2 on May 23, 2005 and the execution of definitive debt financing documents.

These units and others received by Messrs. Stephenson and Holmes in the distribution of two units for every one unit issued and outstanding, are also subject to an agreement executed by Messrs. Stephenson and Holmes wherein they have agreed that the units are subject to restrictions on transfer until May 10, 2008.

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development consultant. In exchange for services and as provided in this agreement, we transferred 7,500 unrestricted units in our company to BioEnergy Capital Consultants, LLC. Following our previous seed capital private placement, we performed a unit distribution to all unitholders, including BioEnergy Capital Consultants, LLC equal to two additional units for every one unit issued and outstanding. Subsequent to performing this distribution, BioEnergy Capital Consultants, LLC received an additional 42,500 restricted units in our company for a total of 50,000 units.

These arrangements could cause Messrs. Stephenson and Holmes conflicts of interest in decision making related to our financing plan. These conflicts could threaten our ability to capitalize the Nebraska plant if these directors put their personal interests ahead of our best interests related to funding the Nebraska plant.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

We have entered into an employment agreement with Revis L. Stephenson III, pursuant to which, the term of Mr. Stephenson’s employment commenced on April 7, 2006 and shall end on the third anniversary of the date of the agreement, unless terminated pursuant to the employment agreement. Thereafter, Mr. Stephenson’s employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. While Mr. Stephenson is employed by our company, Mr. Stephenson will be nominated by the board of directors to serve on the board of directors. Upon election, Mr. Stephenson will serve with no other compensation other than that provided for by the employment agreement.

Mr. Stephenson will receive an annual base salary of $300,000. In addition, Mr. Stephenson will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; (vi) reimbursement for reasonable fees and expenses of annual tax return preparation and planning by an independent public accounting firm; and (vii)

paid vacation time off in accordance with the normal policies of our company, but not less than four weeks of vacation per year.

Mr. Stephenson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during Mr. Stephenson’s employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Stephenson’s employment, as determined by the employment agreement, Mr. Stephenson shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to two times Mr. Stephenson’s annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Stephenson and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Stephenson obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Stephenson during the fiscal year in which the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Stephenson in accordance with such plans and programs. Upon termination, Mr. Stephenson shall promptly deliver to us any and all company records and property in his possession or under his control.

We have also entered into an employment agreement with Donald E. Gales, pursuant to which the term of Mr. Gales’ employment commenced on April 7, 2006 and shall end on April 7, 2009, unless terminated pursuant to the employment agreement. Thereafter, Mr. Gales’ employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. Mr. Gales will receive an annual base salary of $250,000. In addition, Mr. Gales will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for expenses related to Mr. Gales’ relocation to the Minneapolis, Minnesota metropolitan area; (vi) the right to receive 6,000 units at each anniversary of the effective date of the agreement, up to a maximum of 30,000 units; (vii) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; and (viii) paid vacation time off in accordance with our normal policies, but not less than three weeks of vacation per year.

Mr. Gales has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Gales’ employment, as determined by the employment agreement, Mr. Gales shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to Mr. Gales’ annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment, plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Gales and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Gales obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Gales during the fiscal year the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Gales in accordance with such plans and programs. Upon termination, Mr. Gales shall promptly deliver to us any and all company records and property in his possession or under his control.

We have also entered into an employment agreement with Richard Peterson on October 17, 2006, pursuant to which Mr. Peterson will receive an annual base salary of $175,000. In addition, Mr. Peterson will receive (i) a signing bonus of $65,000 payable on or before January 8, 2007, which must be repaid if Mr. Peterson voluntarily resigns his employment before May 13, 2007; (ii) the right to participate in all employee benefit plans and programs of our company; (iii) use of an automobile while employed by our company; and (iv) paid vacation time off in accordance with our normal policies, but not less than three weeks of vacation per year. For each complete calendar year that Mr. Peterson is employed by our company, he will be eligible for an annual bonus in the discretion of our board of directors.

Mr. Peterson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 24-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Peterson’s employment, as determined by the employment agreement, Mr. Peterson shall receive certain severance payments and benefits, including, but not limited to a lump-sum amount equal to 52 weeks of Mr. Peterson’s annual base salary at the time of termination of employment. Upon termination, Mr. Peterson shall promptly deliver to us any and all company records and property in his possession or under his control.

RESTRICTED UNIT GRANTS

We have entered into restricted unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, respectively. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively. To date, 39,000 restricted units have been granted to Stephenson Holdings, Inc. and 5,850 restricted units have been granted to Gales Holdings, Inc. due to our acquisition of approximately 53% of the partnership interests of Heartland Grain Fuels. Half of the units granted vested immediately, and the other half are presently subject to forfeiture and will vest in equal parts on the first and second anniversaries of the date of grant.

ITEM 11.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 27, 2006, the ownership of units by each member whom we know to own beneficially more than 5% of the outstanding units, each director, each executive officer and all executive officers and directors as a group. At the close of business on December 27, 2006, there were 8,613,481 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such units and the mailing address for each person listed in the table is 10201 Wayzata Blvd., Suite 250, Minneapolis, MN 55305.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Non-Employee Directors:
Robert Bettger	38,000		*
Larry L. Cerny	30,000	(2)	*
Richard Hughes	34,000	(3)	*
John E. Lovegrove	43,000	(4)	*
Troy Otte	34,500		*
Keith Spohn	20,000	(5)	*
Robert W. Holmes	145,000	(6)	1.7%
Dale Locken	1,271,452	(7)	14.8%

Executive Officers:
Revis L. Stephenson III	299,000	(8)	3.5%
Donald E. Gales	19,350	(9)	*
Richard Peterson	—		*
Executive officers and directors as a group (11 persons)	1,934,302		22.4%

Other beneficial owners:
South Dakota Wheat Growers Association 110 6th Avenue SE Aberdeen, SD 57402	1,271,452		14.8%
Heartland Producers, LLC 1715 S. 8th Street Aberdeen, SD 57401	1,228,547	(10)	12.5%

*                                         Less than 1%.

(1)                                  Includes the units issued to the directors and officers through December 27, 2006. Assumes no additional purchases in our proposed registered securities offering.

(2)                                  Units are owned by the Larry L. Cerny Trust, and Larry L. Cerny, our director, is the creator of the trust.

(3)                                  Units are owned jointly with Mr. Hughes’ spouse. Certain of these units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(4)                                  Includes units owned jointly with Mr. Lovegrove’s spouse. Certain of these units are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(5)                                  Includes units owned jointly with Mr. Spohn’s spouse. Certain of these shares are pledged as collateral to secure a loan, the proceeds of which were used to finance the purchase of the units.

(6)                                  Includes 115,000 units held in the name of the Holmes Residuary Trust, and Robert Holmes, our director, is the creator of the trust. Of these 115,000 units, 25,000 were issued under a development fee agreement and subject to forfeiture under the terms of that agreement. Also includes 5,000 units held in the name of Mr. Holmes’ spouse as custodian for his minor child.

(7)                                  Includes 1,271,452 units held by SDWG. Mr. Locken serves on the board of directors of SDWG. Mr. Locken disclaims beneficial ownership of these securities.

(8)                                  Includes 39,000 restricted units issued under a restricted unit agreement to an affiliate of Mr. Stephenson and 40,000 restricted units that we expect will be issued to an affiliate of Mr. Stephenson upon successful completion of our proposed registered securities offering and the determination by our board that we are reasonably likely to be able to finance the Aberdeen plant expansion. Also includes 100,000 units issued under a development fee agreement and subject to forfeiture under the terms of that agreement. The development fee agreement further provides that if the actual project cost for the Nebraska plant exceeds $125 million, Mr. Stephenson is entitled to receive additional units valued at 1% of the difference between the actual project cost and $125 million. Based on the current estimated cost of the Nebraska plant at $151.6 million, Mr. Stephenson will be entitled to receive 26,580 additional units; these 26,580 units are not included in the table. The table also does not include up to 221,000 restricted units that may be issued to an affiliate of Mr. Stephenson pursuant to a restricted unit agreement.

(9)                                  Includes 5,850 restricted units issued under a restricted unit agreement to an affiliate of Mr. Gales and 6,000 restricted units that we expect will be issued to an affiliate of Mr. Gales upon successful completion of our proposed registered securities offering and the determination by our board that we are reasonably likely to be able to finance the Aberdeen plant expansion. Does not include up to 30,000 restricted units to be issued to Mr. Gales between April 7, 2007 and April 7, 2011 as a signing bonus under Mr. Gales’ employment agreement. The table also does not include up to 33,150 restricted units that may be issued to an affiliate of Mr. Gales pursuant to a restricted unit agreement.

(10)                            Includes in the pro forma columns 1,228,547 units to be issued to Heartland Producers on consummation of the second closing under the Heartland transaction.

PROMOTERS

The term “promoter” is defined in Rule 405 under the Securities Act of 1933 to include, with reference to an issuer such as our company, any person who, acting alone or in conjunction with one more persons, directly or indirectly takes initiative in founding and organizing the business of the issuer, as well as any person who, in connection with the founding and organizing of the business of the issuer, directly or indirectly receives in consideration of services and/or property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding or organizing the enterprise.

Our directors, other than Dale Locken, are considered promoters of our company, having taken initiative in organizing our current business. Our directors previously participated as promoters in connection with our 2005 private placement of units. The primary purpose of that private placement was to raise seed capital to start our business. In that offering, we raised a total of $1.5 million from 14 investors, eight of whom are directors or entities affiliated with our directors. Following completion of our seed capital private placement, we paid Revis L. Stephenson III and Robert W. Holmes a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company. These units are restricted pursuant to a lock-up agreement.

Our directors, other than Dale Locken, previously participated as promoters in connection with our public offering of units that closed in March 2006. The primary purpose of that offering was to raise capital to fund construction of the Nebraska plant. In that offering, we raised a total of $60.5 million from 748 investors.

All of the foregoing payments constituting our use of net offering proceeds were direct or indirect payments to persons or entities other than our directors, officers or unitholders owning 10% or more of our units, except for amounts paid to our officers for their service as employees of our company. No underwriting or other commissions were paid to our promoters (or others) in connection with this offering. To date, the proceeds have been invested primarily in the construction of our Nebraska plant, as well as for the acquisition of Indiana Renewable Fuels, LLC and general operating expenses.

We entered into a project development fee agreement with Revis L. Stephenson III and Robert W. Holmes for the payment of a development fee equal to 1% of the total project cost for the Nebraska plant, which is currently estimated at $151,580,000 or 151,580 units. These units are restricted pursuant to the project development fee agreement between us and Mr. Stephenson and Mr. Holmes. We may be obligated to pay additional units, currently estimated at 26,580, to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

The information under the heading “Units That May Be Issued Under Equity Compensation Plans” under Item 5 — “Market for Registrant’s Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities” is incorporated by reference in this Item 11.

ITEM 12.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH REVIS L. STEPHENSON III AND ROBERT W. HOLMES

Revis L. Stephenson III is currently serving as our chairman and chief executive officer and Robert W. Holmes is currently serving as a member of our board of directors. We entered into a project development fee agreement with Mr. Stephenson and Mr. Holmes for the payment of a development fee equal to 1% of the total project cost for the Nebraska plant, which is currently estimated at $151,580,000 or 151,580 units. Following completion of our seed capital private placement, we paid these two directors a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company. These units are restricted pursuant to the project development fee agreement between us and Mr. Stephenson and Mr. Holmes and pursuant to a related lock-up agreement. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

The terms of our agreement with Mr. Stephenson and Mr. Holmes may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with Mr. Stephenson and Mr. Holmes abstaining. This included at least two directors who have no interest in the transaction and had access to our legal counsel. We will require that all future transactions with Mr. Stephenson and Mr. Holmes will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

Robert W. Holmes is currently the president of one of our depositories, Timberwood Bank of Tomah, Wisconsin. The terms of our arrangements with Timberwood Bank may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these arrangements, including at least two directors who have no interest in the transaction and had access to our legal counsel. We will require that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTION WITH BIOENERGY CAPITAL CONSULTANTS, LLC

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development and equity consultant. BioEnergy Capital Consultants is owned and operated in part by one of our former directors, John T. Porter. In anticipation of the receipt of consulting services, we issued 50,000 units to BioEnergy Capital Consultants, LLC. In exchange, BioEnergy Capital Consultants, LLC provided to us assistance with negotiation of various contracts and assistance in the planning of our initial equity marketing effort. The entire 50,000 units are subject to a lock-up agreement that restricts transfer of the units until May 10, 2008. In addition, we paid to BioEnergy Capital Consultants, LLC, $1,500 weekly or $375 daily on an as-needed basis for certain requested services.

The terms of our agreement with BioEnergy Capital Consultants may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with BioEnergy Capital Consultants. We will require that all future transactions with BioEnergy Capital Consultants will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH WDB, INC. AND BETTGER BROTHERS PARTNERSHIP

We acquired an option to purchase real estate from WDB, Inc., which is owned by the brother of one of our directors, Robert Bettger. We paid $10,000 for the option, which allowed us to purchase between 75 and 112 acres for $6,000 per acre. The real estate makes up a portion of our site for the Nebraska plant. In connection with this real estate option, we entered into a planting agreement with Bettger Brothers Partnership, which is owned in part by Robert Bettger. In that agreement, Bettger Brothers Partnership agreed to change its planned crop rotation and plant soybeans for the crop year 2005 instead of hybrid seed corn in exchange for our agreement to compensate it for associated lost profits. We would not have had the ability to access the site if it were planted with hybrid seed corn due to the nature of the crop. By this agreement, we gained the access to the property that we required in order to prepare the site for construction. We subsequently exercised this option and purchased 112 acres from WDB, Inc. for a total of $672,000. Of the total purchase price, $604,800 was recorded as a note payable, with interest at a rate of 7% per annum, which has been paid in full.

These agreements may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these agreement, including at least two directors who have no interest in the transaction and had access to our legal counsel. We will require that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH DIRECTORS IN SEED CAPITAL OFFERING

During our seed capital offering, we issued membership units to certain investors, some of whom were directors or entities affiliated with directors. These membership units were issued in exchange for payment of a split-adjusted purchase price of $3.33 per unit. The number of units purchased by each of our directors or affiliated entities in the seed capital offering and the purchase price paid is detailed in the chart below.

	Number of Split-Adjusted
	Units Purchased in
Name of Member	Seed Capital Offering	Purchase Price
Revis L. Stephenson III	105,000	$350,000
Holmes Residuary Trust	90,000	$300,000
Robert E. Bettger	18,000	$60,000
Larry L. Cerny Trust	15,000	$50,000
Richard W. Hughes	19,500	$65,000
John E. Lovegrove	18,000	$60,000
Troy Otte	19,500	$65,000
Keith E. Spohn	15,000	$50,000
Total	300,000	$1,000,000

The per unit price paid by our initial directors in the seed capital offering is the same price that the units were offered to other investors in our seed capital offering. A majority of our directors approved the subscription agreements executed by each of our initial directors for the purchase of these membership units.

TRANSACTION WITH OPPENHEIMER & CO. INC.

We engaged Oppenheimer & Co. Inc. to act as investment banker/placement agent for the structuring and sale of exempt facility revenue bonds issued by the County of Fillmore, State of Nebraska . We also engaged Oppenheimer & Co, Inc. to act as placement agent for our tax increment financing issued by the Village of Fairmont, Nebraska. Revis L. Stephenson III was a Vice President at Oppenheimer & Co. Inc. at that time. Mr. Stephenson did not receive a commission or finders fee in connection with the engagement.

LOCK-UP AGREEMENT WITH REVIS L. STEPHENSON III, HOLMES RESIDUARY TRUST AND BIOENERGY CAPITAL CONSULTANTS, LLC

We have entered into a lock-up agreement with Revis L. Stephenson III, the Holmes Residuary Trust and BioEnergy Capital Consultants as a condition of registering units in the state of Nebraska. The lock-up agreement restricts certain transfers of certain units owned by these parties prior to May 10, 2008. The agreement restricts transfers of 170,000 units owned by Mr. Stephenson, 85,000 units owned by the Holmes Residuary Trust and 50,000 units owned by BioEnergy Capital Consultants. Under the lock-up agreement, these parties agreed to put a restrictive legend on the unit certificates and file the agreement with us. The lock-up agreement does not impair the unitholders’ voting rights or rights to receive distributions associated with these units.

RESTRICTED UNIT GRANTS

Pursuant to their employment agreements, we entered into restricted unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, respectively. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively. To date, 39,000 of the restricted units owned by Stephenson Holdings, Inc. have issued and 5,850 of the restricted units owned by Gales Holdings, Inc. have been issued due to our acquisition of approximately 53% of the partnership interests of Heartland Grain Fuels.

TRANSACTIONS WITH GEOTECHNICAL SERVICES, INC.

Larry Cerny, our secretary and a member of our board of directors, is the co-founder and chairman of the board of Geotechnical Services, Inc., a geotech and environmental engineering firm. As of November 7, 2006, we have paid Geotechnical Services $76,090 for soil testing and geotechnical investigation services and the performance of a phase I environmental site assessment update for the site of the Nebraska plant. We accepted bids from unaffiliated parties before contracting with Geotechnical Services, and a majority of unaffiliated directors approved the transaction. We will require that all future transactions with Geotechnical Services will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH SOUTH DAKOTA WHEAT GROWERS ASSOCIATION

At the closing of SDWG’s sale of its interests in Heartland Grain Fuels and Dakota Fuels to our company, we entered into a grain origination agreement with SDWG, pursuant to which SDWG will provide the corn required for the operation of the South Dakota plants, including the Aberdeen plant expansion. Subsequent to the execution of this agreement, Dale Locken, the chief executive officer of SDWG, became a member of our board of directors.

ITEM 13.         EXHIBITS

Exhibit No.	Description
2.1

Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, Inc., South Dakota Wheat Growers Association, Heartland Producers, LLC, and Heartland Grain Fuels, L.P. dated as of November 7, 2006 (A)

2.2

Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, Heartland Grain Fuels, L.P, Heartland Producers, LLC, South Dakota Wheat Growers Association and Dakota Fuels, Inc. dated as of November 7, 2006 (B)

3.1	Certificate of Formation (C)
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006 (D)
4.1	Form of Membership Unit Certificate (E)
4.2	Subscription Agreement of Registrant (F)
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006 (G)
10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006 (H)
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006 (I)
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (J)
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (K)
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (JJ)
10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006 (L)
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006 (M)
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006 (N)
10.10	Lump-Sum Design Build Agreement with Fagen, Inc. dated March 16, 2006 (MM)*
10.11	License Agreement with ICM, Inc. dated March 16, 2006 (O)
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006 (P)
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (Q) +
10.14	Employment Agreement with Don Gales dated April 7, 2006 (R) +
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006 (S)
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005 (T)
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson III dated May 19, 2005 (U)
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership (V)
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005 (W)
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005 (X)
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006 (Y)
10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006 (KK)
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006(LL)

10.24	Agreement between Owner and Design/Builder dated July 14, 2006*, **
10.25	Letter of Intent with ICM, Inc. dated December 19, 2006 (QQ)*
10.26	Investor Rights Agreement with South Dakota Wheat Growers Association dated as of November 7, 2006 (Z)
10.27	Employment Agreement with Richard Peterson dated October 17, 2006 (AA) +
10.28	Restricted Unit Agreement with Stephenson Holdings, Inc. dated November 7, 2006 (BB) +
10.29	Restricted Unit Agreement with Gales Holdings, Inc. dated November 7, 2006 (CC) +
10.30	South Dakota Grain Fuels. L.P. Agreement of Limited Partnership dated August 27, 1991 (NN)
10.31	Amendment to the Agreement of Limited Partnership of Heartland Grain Fuels, L.P. dated November 8, 2006 (OO)
10.32	Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC dated as of November 20, 2006 (DD)
10.33	Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (EE)
10.34	Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (FF)
10.35	Amendment to the Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (GG)
10.36

Amendment to the Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (HH)

10.37	Administrative Agency Agreement among Farm Credit Services of America, FLCA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006 (II)
14	Code of Ethics for Chief Executive and Senior Financial Officers **
21	List of Subsidiaries of the Registrant (PP)
24	Powers of Attorney (included in signature page)
31.1	Rule 13a-14(a)/15d-14(a) Certification by Principal Executive Officer**
31.2	Rule 13a-14(a)/15d-14(a) Certification by Principal Financial and Accounting Officer**
32.1	Section 1350 Certification by Principal Executive Officer**
32.2	Section 1350 Certification by Principal Financial Officer**

*                                         Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the Commission.

+                                         Management compensatory plan or arrangement.

**                                  Filed herewith.

(A)                              Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(B)                                Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(C)                                Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(D)                               Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Post Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).

(E)                                 Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(F)                                 Incorporated herein by reference to Annex C to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

(G)                                Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(H)                               Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(I)                                    Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(J)                                   Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(K)                               Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(L)                                 Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(M)                            Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(N)                               Incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(O)                               Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(P)                                 Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(Q)                               Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(R)                                Incorporated herein by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(S)                                 Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(T)                                Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(U)                               Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).

(V)                                Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on August 12, 2005 (File No. 333-125335).

(W)                           Incorporated herein by reference to Exhibit 10.15 to the Registrant’s Pre-Effective Amendment No. 4 to Registration Statement on Form SB-2, filed on November 7, 2005 (File No. 333-125335).

(X)                               Incorporated herein by reference to Exhibit 10.19 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).

(Y)                                Incorporated herein by reference to Exhibit 10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on August 14, 2006 (File No. 333-125335).

(Z)                                Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).

(AA)                    Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 9, 2006 (File No. 333-125335).

(BB)                        Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).

(CC)                        Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).

(DD)                      Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(EE)                          Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(FF)                          Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(GG)                        Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(HH)                      Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(II)                                Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).

(JJ)                              Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).

(KK)                      Incorporated herein by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).

(LL)                          Incorporated herein by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).

(MM)                Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

(NN)                      Incorporated herein by reference to Exhibit 10.30 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

(OO)                      Incorporated herein by reference to Exhibit 10.31 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

(PP)                          Incorporated herein by reference to Exhibit 21 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

(QQ)                      Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K/A, filed on December 22, 2006 (File No. 333-125335).

ITEM 14.         PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Billed by McGladrey & Pullen LLP

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by McGladrey & Pullen LLP in fiscal 2006 and the period from inception to September 30, 2005 (fiscal 2005) for these various services:

Description of Fees	Fiscal 2006 Amount	Fiscal 2005 Amount
Audit Fees	$121,900	$79,175
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	121,900	79,175
Tax Fees:
Tax Compliance Fees	—	—
Tax Consultation and Advice Fees	—	—
Total Tax Fees	—	—
All Other Fees	—	—
Total	$121,900	$79,175

Audit Fees

The audit fees set forth above for fiscal 2006 and fiscal 2005 consist of fees billed by McGladrey & Pullen LLP for audit services in connection with their review of our interim financial statements for the first three quarters of the 2006 fiscal year and for the audit of our fiscal year-end financial statements, in addition to fees for audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, such as comfort letters, consents related to Securities and Exchange Commission registration statements (including our registration statements on Form SB-2), and other services related to Securities and Exchange Commission matters for the fiscal year.

Audit-Related Fees

We were not billed any amounts by McGladrey & Pullen LLP for audit-related services during fiscal 2006 or fiscal 2005.

Tax Fees

We were not billed any amounts by RSM McGladrey, Inc. or entities associated with McGladrey & Pullen LLP for tax services during fiscal 2006 or fiscal 2005.

All Other Fees

We were not billed any amounts by McGladrey & Pullen LLP for other products and services during fiscal 2006 or fiscal 2005.

Approval of Independent Registered Public Accounting Firm Services and Fees

The audit committee charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 29, 2006.

ADVANCED BIOENERGY, LLC
(Registrant)

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

Each of the undersigned hereby appoints Revis L. Stephenson and Richard Peterson, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1934, any and all amendments and exhibits to this annual report on Form 10-KSB and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to this annual report on Form 10-KSB or any amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on December 28, 2006.

Signature	Title

/s/ Revis L. Stephenson III	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Revis L. Stephenson III

/s/ Richard Peterson	Chief Financial Officer and Vice President of Accounting and
Richard Peterson	Finance (Principal Financial and Accounting Officer)

/s/ Robert W. Holmes	Director
Robert W. Holmes

/s/ Robert Bettger	Director
Robert Bettger

/s/ Larry L. Cerny	Corporate Secretary and Director
Larry L. Cerny

/s/ Richard Hughes	Director
Richard Hughes

/s/ Dale Locken	Director
Dale Locken

/s/ John E. Lovegrove	Director
John E. Lovegrove

/s/ Troy Otte	Director
Troy Otte

/s/ Keith Spohn	Director
Keith Spohn

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.               INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Directors and officers of Advanced BioEnergy, LLC (“ABE”) may be entitled to benefit from the indemnification provisions contained in its operating agreement and the Delaware Limited Liability Company Act. The general effect of these provisions is summarized below.

ABE’s operating agreement provides that to the maximum extent permitted under the Delaware Limited Liability Company Act and any other applicable law, no member, director or officer of ABE shall be personally liable for any debt, obligation or liability of ABE merely by reason of being a member, director, officer or all of the foregoing. No director or officer of ABE shall be personally liable to ABE or its members for monetary damages for a breach of fiduciary duty by such director or officer; provided that the provision shall not eliminate or limit the liability of a director for the following: (i) for any breach of the duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the director or officer derived an improper personal benefit or a wrongful distribution in violation of the Delaware Limited Liability Company Act. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, ABE, its receiver or its trustee (however, in the case of a receiver or trustee, only to the extent of company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of ABE, including reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director or officer, including a derivative suit, ABE must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director or officer, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director or officer shall be indemnified by ABE in contradiction of the Delaware Limited Liability Company Act. ABE may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether ABE would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations and liabilities if the operating agreement provides. ABE’s operating agreement provides that no member, director or officer of ABE shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

The principles of law and equity supplement the Delaware Limited Liability Company Act, unless displaced by particular provisions of this act.

There is no pending litigation or proceeding involving a director, officer, member, employee or agent of ABE as to which indemnification is being sought. ABE is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, employee or agent.

ITEM 21.               EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
2.1

Partnership Interest Purchase Agreement with HGF Acquisition, LLC, Aventine Renewable Energy, Inc., Dakota Fuels, Inc., South Dakota Wheat Growers Association, Heartland Producers, LLC, and Heartland Grain Fuels, L.P. dated as of November 7, 2006 (A)

2.2

Partnership Interest and Stock Purchase Agreement with HGF Acquisition, LLC, Heartland Grain Fuels, L.P, Heartland Producers, LLC, South Dakota Wheat Growers Association and Dakota Fuels, Inc. dated as of November 7, 2006 (B)

3.1	Certificate of Formation (C)
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006 (D)
4.1	Form of Membership Unit Certificate (E)
4.2	Subscription Agreement of Registrant (F)
5.1	Opinion of Faegre & Benson LLP
8.1	Opinion of Faegre & Benson LLP
8.2	Opinion of Blackwell Sanders Peper Martin LLP
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006 (G)
10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006 (H)
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006 (I)
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (J)
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (K)
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (JJ)
10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006 (L)
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006 (M)
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006 (N)
10.10	Lump-Sum Design Build Agreement with Fagen, Inc. dated March 16, 2006 (KK)
10.11	License Agreement with ICM, Inc. dated March 16, 2006 (O)
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006 (P)
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (Q) +
10.14	Employment Agreement with Don Gales dated April 7, 2006 (R) +
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006 (S)
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005 (T)
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson III dated May 19, 2005 (U)
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership (V)
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005 (W)
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005 (X)
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006 (Y)
10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006 (LL)
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006 (MM)
10.24	Agreement between Owner and Design/Builder dated July 14, 2006* (NN)
10.25	Letter of Intent with ICM, Inc. dated December 19, 2006* (OO)
10.26	Investor Rights Agreement with South Dakota Wheat Growers Association dated as of November 7, 2006 (Z)
10.27	Employment Agreement with Richard Peterson dated October 17, 2006 (AA) +
10.28	Restricted Unit Agreement with Stephenson Holdings, Inc. dated November 7, 2006 (BB) +
10.29	Restricted Unit Agreement with Gales Holdings, Inc. dated November 7, 2006 (CC) +
10.30	South Dakota Grain Fuels. L.P. Agreement of Limited Partnership dated August 27, 1991 (PP)
10.31	Amendment to the Agreement of Limited Partnership of Heartland Grain Fuels, L.P. dated November 8, 2006 (QQ)
10.32	Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC dated as of November 20, 2006 (DD)
10.33	Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (EE)
10.34	Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (FF)

10.35	Amendment to the Construction and Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (GG)
10.36

Amendment to the Construction and Revolving Term Loan Supplement to the Master Loan Agreement between Farm Credit Services of America, FLCA and ABE Fairmont, LLC entered into as of November 20, 2006 (HH)

10.37	Administrative Agency Agreement among Farm Credit Services of America, FLCA, CoBank, ACB and ABE Fairmont, LLC dated as of November 20, 2006 (II)
21	List of Subsidiaries of the Registrant (RR)
23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5.1)
23.2	Consent of Faegre & Benson LLP (contained in Exhibit 8.1)
23.3	Consent of Blackwell Sanders Peper Martin LLP (contained in Exhibit 8.2)
23.4	Consent of McGladrey & Pullen, LLP
23.5	Consent of Gardiner Thomsen, P.C.
24	Powers of Attorney (included in signature page)

*	Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the SEC.
+	Management compensatory plan/arrangement.
(A)	Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).
(B)	Incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).
(C)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(D)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Post Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).
(E)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(F)	Included in this prospectus as annex C.
(G)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(H)	Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(I)	Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(J)	Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(K)	Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(L)	Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(M)	Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(N)	Incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(O)	Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(P)	Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(Q)	Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(R)	Incorporated herein by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(S)	Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(T)	Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(U)	Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(V)	Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on August 12, 2005 (File No. 333-125335).
(W)	Incorporated herein by reference to Exhibit 10.15 to the Registrant’s Pre-Effective Amendment No. 4 to Registration Statement on Form SB-2, filed on November 7, 2005 (File No. 333-125335).
(X)	Incorporated herein by reference to Exhibit 10.19 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).
(Y)	Incorporated herein by reference to Exhibit 10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on August 14, 2006 (File No. 333-125335).
(Z)	Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 8, 2006 (File No. 333-125335).
(AA)	Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K, filed on November 9, 2006 (File No. 333-125335).
(BB)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).
(CC)	Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on November 7, 2006 (File No. 333-125335).
(DD)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(EE)	Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(FF)	Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(GG)	Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(HH)	Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(II)	Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2006 (File No. 333-125335).
(JJ)	Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).
(KK)	Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).
(LL)	Incorporated herein by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).
(MM)	Incorporated herein by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form SB-2, filed on September 13, 2006 (File No. 333-137299).
(NN)	Incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB, filed on December 29, 2006 (File No. 333-125335).
(OO)	Incorporated herein by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K/A, filed on December 22, 2006 (File No. 333-125335).
(PP)	Incorporated herein by reference to Exhibit 10.30 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).
(QQ)	Incorporated herein by reference to Exhibit 10.31 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).
(RR)	Incorporated herein by reference to Exhibit 21 to the Registrant’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2, filed on December 20, 2006 (File No. 333-137299).

Item 22.                 UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Act as part of a registration statement relating to an offering, other than registration statements relying on rule 430B of the Act or other than prospectuses filed in reliance on Rule 430A of the Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The small business issuer will:

(1)      File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Act;

(ii)          Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         Include any additional or changed material information on the plan of distribution.

(2)      For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)      For determining liability of the undersigned small business issuer under the Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)        Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on January 16, 2007.

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chairman and Chief Executive Officer

Each of the undersigned hereby makes, constitutes and appoints Revis L. Stephenson III and Donald E. Gales, and either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name to any and all amendments, including post-effective amendments, to this registration statement on Form S-4, to be filed with the Securities and Exchange Commission, Washington, D.C., pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Revis L. Stephenson III	Chairman, Chief Executive Officer and	January 16, 2007
Revis L. Stephenson III	Director (Principal Executive Officer)

/s/ Richard Peterson	Vice President of Accounting and Finance and	January 16, 2007
Richard Peterson	Chief Financial Officer (Principal Financial and
Accounting Officer)

/s/ Robert W. Holmes	Director	January 16, 2007
Robert W. Holmes
/s/ Robert Bettger	Director	January 16, 2007
Robert Bettger
/s/ Larry L. Cerny	Director	January 16, 2007
Larry L. Cerny
/s/ Richard Hughes	Director	January 16, 2007
Richard Hughes
/s/ Dale Locken	Director	January 16, 2007
Dale Locken
/s/ John E. Lovegrove	Director	January 16, 2007
John E. Lovegrove
/s/ Troy Otte	Director	January 16, 2007
Troy Otte
/s/ Keith Spohn	Director	January 16, 2007
Keith Spohn